AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 21, 1995.



                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  SCHEDULE 14A
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 3)


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Materials Pursuant to 240.14a-11(c) or 240.14a-12
                       THE PROMUS COMPANIES INCORPORATED
                (Name of Registrant as Specified in Its Charter)
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

                          COPIES OF CORRESPONDENCE TO:

           E. O. Robinson, Jr., Esq.                            John M. Newell, Esq.
       The Promus Companies Incorporated                          Latham & Watkins
                1023 Cherry Road                         633 West Fifth Street, Suite 4000
            Memphis, Tennessee 38117                       Los Angeles, California 90071

Payment of Filing Fee (Check the appropriate box):
[ ] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2), or Item
    22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)   Title of each class of securities to which transaction applies:
- --------------------------------------------------------------------------------------------------
     (2)   Aggregate number of securities to which transaction applies:
- --------------------------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
         0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
- --------------------------------------------------------------------------------------------------
     (4)   Proposed maximum aggregate value of transaction:
- --------------------------------------------------------------------------------------------------
     (5)   Total fee paid:
- --------------------------------------------------------------------------------------------------

[X] Fee paid with preliminary materials.
[ ] Check box if any of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)   Amount previously paid:
- --------------------------------------------------------------------------------------------------
     (2)   Form, Schedule or Registration Statement No.:
- --------------------------------------------------------------------------------------------------
     (3)   Filing Party:
- --------------------------------------------------------------------------------------------------
     (4)   Date Filed:
- --------------------------------------------------------------------------------------------------

(LOGO)                                         THE PROMUS COMPANIES INCORPORATED
                                               PEOPLE PLEDGED TO EXCELLENCE

                                               1023 CHERRY ROAD
                                               MEMPHIS, TN 38117 USA

                                         , 1995

To Our Stockholders:

    You are cordially invited to attend The Promus Companies Incorporated Annual Meeting of Stockholders which will be held on May 26, 1995, at 11:00 a.m. at the Winegardner Auditorium-- Dixon Gallery and Gardens, 4339 Park Avenue, Memphis, Tennessee. All stockholders of record as of April 21, 1995, are entitled to vote at the Annual Meeting. I urge you to be present in person or represented by proxy at this important Annual Meeting at which stockholders will be asked to ratify a major transaction that will separate Promus into two publicly-owned companies.

    You will be asked to consider and vote upon a group of related proposals which provide for the distribution to stockholders, on a one-for-two basis, of all outstanding shares of common stock of Promus Hotel Corporation, a newly-formed wholly-owned subsidiary of the Company. The distribution will separate the Company's hotel business from its casino entertainment business. After the distribution, the Company will change its name to Harrah's Entertainment, Inc. and will continue to operate and develop the casino entertainment business. Promus Hotel will operate and develop the hotel business.

    The Company's Board of Directors believes that the distribution will accomplish a number of important business objectives. Historically, the Company believed that keeping the two businesses together was beneficial to both entities for reasons including the sharing of financial resources and management expertise, as well as the joint development of systems. Today, these benefits of aggregation have been achieved. Separation of the casino entertainment business and the hotel business into independent companies will allow each company to concentrate exclusively on its own business objectives without concern for the other company's strategic business objectives. Management believes that the ability of the hotel business to expand and increase its profitability may be significantly enhanced in the future if it is no longer controlled by the Company. In particular, the Board of Directors believes that the separation of Promus Hotel from Promus will avoid conflicts in the use of limited capital resources by the casino entertainment business and the hotel business.

    Details of the distribution proposals and the other proposals to be considered at the Annual Meeting, as well as important information relating to the distribution, such as a description of the businesses, directors and management of Promus Hotel, are set forth in the accompanying Proxy Statement and should be considered carefully.

    We at Promus are excited about the future prospects for both Promus Hotel and Harrah's Entertainment as separate public companies. The Board of Directors believes that the distribution is in the best interests of stockholders and unanimously recommends that stockholders vote to approve the distribution proposals and the additional proposals described in the Proxy Statement.

    Whether or not you expect to attend the meeting, please complete, sign, date and return the enclosed proxy card promptly to ensure that your shares will be represented at the meeting. If you attend the meeting, you may vote in person even if you have sent in your proxy card.

                                   Sincerely,



                                   Michael D. Rose
                                   Chairman of the Board

                       THE PROMUS COMPANIES INCORPORATED

                               NOTICE OF MEETING

    The Annual Meeting of Stockholders of The Promus Companies Incorporated ("Promus") will be held at the Winegardner Auditorium--Dixon Gallery and Gardens, 4339 Park Avenue, Memphis, Tennessee, on Friday, May 26, 1995, at 11:00 a.m. The meeting will be conducted:

    1. To consider and vote upon nine related proposals (the "Distribution Proposals") described in the accompanying Proxy Statement, which provide for:

          (i) Proposal One: Ratification of a distribution (the "Distribution") in the form of a special dividend to all holders of Promus's outstanding shares of common stock, on a one-for-two basis, of all outstanding shares of common stock, and the associated stockholders' rights, of Promus Hotel Corporation ("PHC"), an indirect wholly-owned subsidiary of Promus, and the related arrangements between Promus and PHC, and the policies to be adopted by such companies, in connection with the Distribution;

         (ii) Proposal Two: Approval of an amendment of the Certificate of Incorporation of Promus, which will change the name of Promus to Harrah's Entertainment, Inc.;

          (iii) Proposal Three: Approval of certain amendments to the Promus 1990 Stock Option Plan (a) to increase by 4,500,000 the number of shares available under the Promus 1990 Stock Option Plan and (b) to expand the rights of the Human Resources Committee of Promus's Board of Directors (the "Promus HR Committee") to make certain adjustments in connection with the Promus 1990 Stock Option Plan upon the occurrence of certain events;

          (iv) Proposal Four: Approval of certain amendments to the Promus 1990 Restricted Stock Plan (a) to increase by 500,000 the number of shares available under the Promus 1990 Restricted Stock Plan and (b) to expand the rights of the Promus HR Committee to make certain adjustments in connection with the Promus 1990 Restricted Stock Plan upon the occurrence of certain events;

         (v) Proposal Five: Approval and ratification of the adoption by PHC of the PHC 1995 Stock Option Plan to provide continued employment and performance incentives for the management of PHC;

         (vi) Proposal Six: Approval and ratification of the adoption by PHC of the PHC 1995 Restricted Stock Plan to provide continued employment and performance incentives for the management of PHC;

        (vii) Proposal Seven: Approval and ratification of the adoption by PHC of the PHC Key Executive Officer Annual Incentive Plan to provide continued employment and performance incentives for the management of PHC;

        (viii) Proposal Eight: Approval and ratification of the adoption by PHC of the PHC Nonmanagement Directors Stock Incentive Plan pursuant to which non-management directors will receive up to 100% of their annual director fees in common stock of PHC in lieu of cash; and

         (ix) Proposal Nine: Ratification of the election of the eleven directors of PHC specified herein, who will be divided into three classes, the initial terms of which will expire in 1996, 1997, and 1998.

        THE EFFECTIVENESS OF EACH OF THE DISTRIBUTION PROPOSALS IS CONDITIONED UPON THE APPROVAL OF ALL OF THE DISTRIBUTION PROPOSALS. ACCORDINGLY, FAILURE OF THE STOCKHOLDERS TO APPROVE ANY ONE OR MORE OF THE DISTRIBUTION PROPOSALS WILL RESULT IN THE INEFFECTIVENESS OF ALL OF THE DISTRIBUTION PROPOSALS.

    2. To consider and vote upon the following additional proposals (the "Additional Proposals") described in the accompanying Proxy Statement, which provide for:

         (x) Proposal Ten: The election of Philip G. Satre, Boake A. Sells and Shirley Young to Promus's Board of Directors as Class II directors for three-year terms expiring at the 1998 Annual Meeting;

         (xi) Proposal Eleven: Approval of an amendment to Promus's Certificate of Incorporation permitting the redemption of Promus's common stock in certain circumstances to facilitate Promus's participation in certain gaming joint ventures;

        (xii) Proposal Twelve: Approval of a Promus Key Executive Officer Annual Incentive Plan to provide continued employment and performance incentives for the management of Promus;

        (xiii) Proposal Thirteen: Approval of a Promus Nonmanagement Directors Stock Incentive Plan pursuant to which nonmanagement directors will receive up to 100% of their annual directors fees in Promus common stock in lieu of cash; and

        (xiv) Proposal Fourteen: Ratification of the appointment of Arthur Andersen LLP as independent auditors of Promus.

        THE EFFECTIVENESS OF ANY OF THE ADDITIONAL PROPOSALS IS NOT CONDITIONED ON THE APPROVAL OF ANY OTHER ADDITIONAL PROPOSALS OR OF THE DISTRIBUTION PROPOSALS.

    Stockholders of record at the close of business on April 21, 1995, are entitled to vote. The list of stockholders will be available for examination for the ten days prior to the meeting at The Promus Companies Incorporated, Corporate Secretary's Office, 1023 Cherry Road, Memphis, Tennessee 38117.

    PLEASE COMPLETE THE ACCOMPANYING PROXY AND RETURN IT IN THE ENCLOSED ADDRESSED ENVELOPE.


                                         E. O. Robinson, Jr.
                                          Corporate Secretary



      , 1995

                               TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----
Summary...............................................................................     1
  Annual Meeting......................................................................     1
  The Distribution....................................................................     2
  PHC.................................................................................     5
  Harrah's Entertainment..............................................................     7
  Summary of Selected Historical Financial Data of Promus.............................     8
  Summary of Selected Historical Financial Data of PHC................................     9
  Summary of Selected Pro Forma Financial Data of PHC.................................    10
  Summary of Selected Pro Forma Financial Data of Harrah's Entertainment..............    11
Introduction..........................................................................    12
  Matters for Consideration at the Annual Meeting.....................................    12
  Voting Rights and Proxy Information.................................................    14
  No Appraisal Rights.................................................................    15
Recent Developments...................................................................    16
The Distribution......................................................................    18
  Background and Reasons for the Distribution.........................................    18
  Opinion of Financial Advisor........................................................    18
  Manner of Effecting the Distribution................................................    20
  Federal Income Tax Aspects of the Distribution......................................    21
  Listing and Trading of PHC Common Stock.............................................    22
  Listing and Trading of Harrah's Entertainment Common Stock..........................    23
  Conditions; Termination.............................................................    23
  Certain Special Considerations......................................................    24
  Future Management of the Separate Companies.........................................    27
  Asset Transfers.....................................................................    28
  Relationship Between PHC and Harrah's Entertainment after the Distribution..........    28
  Financing...........................................................................    35
  Consent Solicitation................................................................    36
  Regulatory Approvals................................................................    36
  Accounting Treatment................................................................    36
  Selected Historical Financial Data of Promus........................................    37
  Selected Historical Financial Data of PHC...........................................    38
  Pro Forma Financial Data of PHC.....................................................    39
  Management's Discussion and Analysis of Historical Financial Condition and Results
    of Operations of PHC..............................................................    43
  Management's Discussion and Analysis of Pro Forma Financial Data of PHC.............    46
  Pro Forma Financial Data of Harrah's Entertainment..................................    46
  Management's Discussion and Analysis of Pro Forma Financial Data of
    Harrah's Entertainment............................................................    50
  PHC Business and Properties.........................................................    50
  Harrah's Entertainment Business and Properties......................................    55
  Management of PHC...................................................................    56
  Management of Harrah's Entertainment................................................    72

                                                                                         PAGE
                                                                                         ----
  Price Range of Promus Common Stock..................................................    72
  Ownership of PHC Common Stock.......................................................    73
  Description of PHC Capital Stock....................................................    74
  Certain Provisions of the PHC Certificate and PHC Bylaws............................    77
  Liability and Indemnification of Officers and Directors of PHC......................    80
Amendments to Promus 1990 Stock Option Plan...........................................    82
  Description of Plan.................................................................    82
  General Federal Income Tax Consequences.............................................    84
  Proposed Amendments.................................................................    85
Amendments to Promus 1990 Restricted Stock Plan.......................................    87
  Description of Plan.................................................................    87
  General Federal Income Tax Consequences.............................................    88
  Proposed Amendments.................................................................    88
Election of Promus Directors..........................................................    91
  Board of Directors..................................................................    91
  Ownership of Promus Securities......................................................    92
  Nominees............................................................................    94
  The Board of Directors and Committees of the Board..................................    97
  Compensation of Directors...........................................................    97
  Executive Officer Compensation......................................................    99
  Certain Employment Arrangements.....................................................   101
  Report of the Promus Human Resources Committee on Executive Compensation............   104
  Performance of Promus Common Stock and Dividends....................................   108
  Certain Transactions................................................................   109
Amendment to the Promus Certificate of Incorporation Regarding Redemption of
  Common Stock........................................................................   110
Adoption of Promus Key Executive Officer Annual Incentive Plan........................   110
Adoption of Promus Nonmanagement Directors Stock Incentive Plan.......................   112
General Federal Income Tax Consequences...............................................   113
Appointment of Auditors...............................................................   114
Other Matters at the Meeting..........................................................   114
Stockholder Proposals for 1996 Annual Meeting.........................................   114
Incorporation of Certain Documents by Reference.......................................   115
Form 10-K Annual Report...............................................................   115
Index of Defined Terms................................................................   115
Index to Financial Statements.........................................................   F-1

Annexes*

    Annex I:       Opinion of James D. Wolfensohn Incorporated
    Annex II-A:    Form of PHC Amended and Restated Certificate of Incorporation
    Annex II-B:    Form of PHC Restated Bylaws
    Annex III-A:   PHC 1995 Stock Option Plan
    Annex III-B:   PHC 1995 Restricted Stock Plan
    Annex IV-A:    Amendment to Promus 1990 Stock Option Plan
    Annex IV-B:    Amendment to Promus 1990 Restricted Stock Plan
    Annex V:       Amendment to the Promus Certificate of Incorporation Regarding
                   Name Change
    Annex VI:      Amendment to Promus Certificate of Incorporation Regarding
                   Redemption of Common Stock
    Annex VII:     PHC Key Executive Officer Annual Incentive Plan
    Annex VIII:    PHC Non-Management Directors Stock Incentive Plan
    Annex IX:      Promus Key Executive Officer Annual Incentive Plan
    Annex X:       Promus Non-Management Directors Stock Incentive Plan

- ------------

* References are made to these Annexes throughout the Proxy Statement. All material terms of the Annexes are summarized in the Proxy Statement.

                                   PROPOSALS

   DISTRIBUTION
    PROPOSALS                           SECTION                              PAGE(S)
- ------------------   ---------------------------------------------   ------------------------
Proposal One         The Distribution                                18-81
Proposal Two         The Distribution and Annex V                    18-81, Annex V
Proposal Three       Amendments to Promus 1990 Stock Option Plan     82-86, Annex IV-A
                     and Annex IV-A
Proposal Four        Amendments to Promus 1990 Restricted Stock      87-90, Annex IV-B
                     Plan and Annex IV-B
Proposal Five        The Distribution--Management of PHC--PHC        62-66, Annex III-A
                     Compensation Plans and Annex III-A
Proposal Six         The Distribution--Management of PHC--PHC        66-68, Annex III-B
                     Compensation Plans and Annex III-B
Proposal Seven       The Distribution--Management of PHC--PHC        68-69, Annex VII
                     Compensation Plans and Annex VII
Proposal Eight       The Distribution--Management of PHC--PHC        69-70, Annex VIII
                     Compensation Plans and Annex VIII
Proposal Nine        The Distribution--Management of PHC--PHC        56-57
                     Board

ADDITIONAL
PROPOSALS
- ------------------
Proposal Ten         Election of Promus Directors                    91-109
Proposal Eleven      Amendment to the Promus Certificate of          110, Annex VI
                     Incorporation Regarding Redemption of Common
                     Stock and Annex VI
Proposal Twelve      Adoption of Promus Key Executive Annual         110-112, Annex IX
                     Incentive Plan
Proposal Thirteen    Adoption of Promus Non-Management Directors     112-114, Annex X
                     Stock Incentive Plan
Proposal Fourteen    Appointment of Auditors                         114

                                    SUMMARY

    The following is a summary of certain information contained in this Proxy Statement. This summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information set forth elsewhere in this Proxy Statement and its Annexes, all of which should be reviewed carefully. For the location in this Proxy Statement of the definitions of capitalized terms used herein, see "Index of Defined Terms."

ANNUAL MEETING

    Date, Time and Place of Annual Meeting. The Annual Meeting of stockholders (the "Annual Meeting") of The Promus Companies Incorporated, a Delaware corporation ("Promus" and, together with its consolidated subsidiaries, the "Company"), will be held at 11:00 a.m. at Winegardner Auditorium--Dixon Gallery and Gardens, 4339 Park Avenue, Memphis, Tennessee on May 26, 1995 (the "Annual Meeting Date"). This Proxy Statement and the accompanying proxy are first being
mailed to stockholders on or about       , 1995.

    Matters for Consideration at the Annual Meeting. At the Annual Meeting, the stockholders of Promus will be asked to consider and vote upon the following nine related proposals (the "Distribution Proposals"): (i) ratification of a distribution (the "Distribution") in the form of a special dividend to all holders of Promus's outstanding shares of common stock, on a one-for-two basis, of all outstanding shares of common stock, and the associated stockholders' rights, of Promus Hotel Corporation ("PHC"), an indirect wholly-owned subsidiary of Promus, and the related arrangements between Promus and PHC, and the policies to be adopted by such companies, in connection with the Distribution ("Proposal One") (see "The Distribution"); (ii) approval of an amendment to the Certificate of Incorporation of Promus, which will change the name of Promus to Harrah's Entertainment, Inc. ("Proposal Two") (see "The Distribution" and Annex V); (iii) approval of certain amendments to the Promus 1990 Stock Option Plan (a) to increase by 4,500,000 the number of shares available under the Promus 1990 Stock Option Plan and (b) to expand the rights of the Human Resources Committee of Promus's Board of Directors (the "Promus HR Committee") to make certain adjustments in connection with the Promus 1990 Stock Option Plan upon the occurrence of certain events ("Proposal Three") (see "Amendments to Promus 1990 Stock Option Plan" and Annex IV-A); (iv) approval of certain amendments to the Promus 1990 Restricted Stock Plan (a) to increase by 500,000 the number of shares available under the Promus 1990 Restricted Stock Plan, and (b) to expand the rights of the Promus HR Committee to make certain adjustments in connection with the Promus 1990 Restricted Stock Plan upon the occurrence of certain events ("Proposal Four") (see "Amendments to Promus 1990 Restricted Stock Plan" and Annex IV-B); (v) approval and ratification of the adoption by PHC of the PHC 1995 Stock Option Plan to provide continued employment and performance incentives for the management of PHC ("Proposal Five") (see "The Distribution--Management of PHC--PHC Compensation Plans" and Annex III-A); (vi) approval and ratification of the adoption by PHC of the PHC 1995 Restricted Stock Plan to provide continued employment and performance incentives for the management of PHC; ("Proposal Six") (see "The Distribution--Management of PHC--PHC Compensation Plans" and Annex III-B); (vii) approval and ratification of the adoption by PHC of the PHC Key Executive Officer Annual Incentive Plan to provide continued employment and performance incentives for the management of PHC ("Proposal Seven") (see "The Distribution--Management of PHC--PHC Compensation Plans" and Annex VII); (viii) approval and ratification of the adoption by PHC of the PHC Nonmanagement Directors Stock Incentive Plan pursuant to which nonmanagement directors will receive up to 100% of their annual director fees in common stock of PHC in lieu of cash ("Proposal Eight") (see "The Distribution--Management of PHC--PHC Compensation Plans" and Annex VIII); and (ix) ratification of the election of eleven directors of PHC specified herein, who will be divided into three classes, the initial terms of which will expire in 1996, 1997 and 1998 ("Proposal Nine") (see "The Distribution--Management of PHC--PHC Board").

    THE EFFECTIVENESS OF EACH OF THE DISTRIBUTION PROPOSALS IS CONDITIONED UPON THE APPROVAL OF ALL OF THE DISTRIBUTION PROPOSALS. ACCORDINGLY, FAILURE OF THE STOCKHOLDERS TO APPROVE ANY ONE OR MORE OF THE DISTRIBUTION PROPOSALS WILL RESULT IN THE INEFFECTIVENESS OF ALL OF THE DISTRIBUTION PROPOSALS. THE BOARD OF DIRECTORS OF PROMUS (THE "PROMUS BOARD") UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ALL OF THE DISTRIBUTION PROPOSALS.

    For a description of the reasons for the Distribution, see "The Distribution--Background and Reasons for the Distribution."

    In addition, stockholders will also be asked to vote upon the following proposals (the "Additional Proposals" and, together with the Distribution Proposals, the "Proposals"): (i) the election of Philip G. Satre, Boake A. Sells and Shirley Young to the Promus Board as Class II directors for three-year terms expiring at the 1998 Annual Meeting ("Proposal Ten") (see "Election of Promus Directors"); (ii) approval of an amendment to Promus's Certificate of Incorporation permitting the redemption of Promus's common stock in certain circumstances to facilitate Promus's participation in certain gaming joint ventures ("Proposal Eleven") (see "Amendment to the Promus Certificate of Incorporation Regarding Redemption of Common Stock"); (iii) approval of a Promus Key Executive Officer Annual Incentive Plan to provide continued employment and performance incentives for the management of Promus ("Proposal Twelve") (see "Adoption of Promus Key Executive Officer Annual Incentive Plan"); (iv) approval of a Promus Nonmanagement Directors Stock Incentive Plan pursuant to which nonmanagement directors will receive up to 100% of their annual directors fees in Promus common stock in lieu of cash ("Proposal Thirteen") (see "Adoption of Promus Nonmanagement Directors Stock Incentive Plan"); and (v) ratification of the appointment of Arthur Andersen LLP, as independent auditors of Promus ("Proposal Fourteen") (see "Appointment of Auditors").

    THE EFFECTIVENESS OF ANY OF THE ADDITIONAL PROPOSALS IS NOT CONDITIONED ON THE APPROVAL OF ANY OTHER ADDITIONAL PROPOSALS OR OF THE DISTRIBUTION PROPOSALS. THE PROMUS BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSALS NINE, TEN, ELEVEN, TWELVE, THIRTEEN AND FOURTEEN.

    Annual Meeting Record Date. April 21, 1995 ("Annual Meeting Record Date").

    Voting. Each stockholder of record as of the Annual Meeting Record Date is entitled at the Annual Meeting to one vote for each share held. The affirmative vote of the holders of at least a majority of the shares of common stock, par value $0.10, of Promus ("Promus Common Stock") present in person or represented by proxy at the Annual Meeting is required to approve each of the Proposals except that the affirmative vote of the holders of at least a majority of the outstanding shares of Promus Common Stock is required to approve Proposal Two (regarding a charter amendment to change Promus's name) and Proposal Eleven (regarding a charter amendment to permit the redemption of Promus Common Stock in certain circumstances). As of January 31, 1995, there were 102,463,487 shares of Promus Common Stock outstanding and entitled to vote at the Annual Meeting and 16,993 record holders of Promus Common Stock.

THE DISTRIBUTION

    Effect. The Distribution will separate Promus's hotel business (the "Hotel Business") from its casino entertainment business (the "Casino Business"). After the Distribution, PHC (as used herein, to include PHC's consolidated subsidiaries unless the context requires otherwise) will operate and develop the Hotel Business. Promus (after the Distribution, Promus, including its subsidiaries unless the context requires otherwise, hereinafter being referred to as "Harrah's Entertainment") and Embassy Suites, Inc. ("Embassy") will, through subsidiaries, operate and develop the Casino Business. Embassy will remain a wholly-owned subsidiary of Harrah's Entertainment and will, concurrently with the Distribution, change its name to Harrah's Operating Company, Inc.

    Shares to be Distributed. On the date of the Distribution (the "Distribution Date"), Embassy, a wholly-owned subsidiary of Promus and the sole stockholder of PHC, will distribute (the "Embassy Distribution") to Promus all of the outstanding shares of common stock, par value $0.10, of PHC ("PHC Common Stock") and the associated rights (the "PHC Rights"). Substantially concurrently with the Embassy Distribution, Promus will make the Distribution to stockholders of record of Promus as of the Distribution Record Date (as defined below). Each stockholder will receive one share of PHC Common Stock for every two shares of Promus Common Stock held by such stockholder. Fractional shares will not be distributed. Fractional shares will be aggregated and, after the Distribution, sold in the public market by Continental Stock Transfer & Trust Company, as the distribution agent (the "Distribution Agent"), and the aggregate net cash proceeds will be distributed ratably to those stockholders of record otherwise entitled to fractional interests. See "The Distribution--Manner of Effecting the Distribution."

    Distribution Record Date. The record date for the Distribution ("the Distribution Record Date") will be established by the Promus Board following the Annual Meeting because approval of the Distribution Proposals by the stockholders of Promus is a condition to the Distribution. The Distribution Record Date will be a date that is as soon as practicable following the declaration of the Distribution. It is currently anticipated that the Promus Board will set a distribution record date of approximately June 12, 1995. See "The Distribution--Manner of Effecting the Distribution."

    Distribution Date. The Distribution Date will be established by the Promus Board following the Annual Meeting. On the Distribution Date, Promus will deliver shares of PHC Common Stock to the Distribution Agent. The Distribution Agent will mail stock certificates and cash in lieu of fractional share interests as soon as practicable thereafter. See "The Distribution--Manner of Effecting the Distribution."

    Conditions to the Distribution. The Distribution is conditioned upon, among other things, stockholder approval of all of the Distribution Proposals at the Annual Meeting. Consequently, the Distribution will not occur unless all of the Distribution Proposals are approved. Even if all conditions are satisfied, the Promus Board has reserved the right to abandon, defer or modify the Distribution or the other elements of the Distribution Proposals at any time prior to the Distribution Date. The Promus Board will not, however, waive any of the conditions to the Distribution or make any changes in the terms of the Distribution or the other elements of the Distribution Proposals after the Distribution Proposals are approved by Promus's stockholders unless the Promus Board determines that such changes would not be materially adverse to Promus's stockholders. In determining whether any such changes would be materially adverse to Promus's stockholders, the Promus Board will consider, as appropriate, advice from its outside financial and legal advisors as well as the recommendation of management as to the potential impact of such changes on Promus and Promus's stockholders. See "The Distribution--Conditions; Termination."

    Reasons for the Distribution. The Promus Board believes that the Distribution will accomplish a number of important business objectives. Separation of the Casino Business and the Hotel Business into independent companies will allow each company to concentrate exclusively on its own business objectives without concern for the other company's strategic business objectives. Management believes that the ability of the Hotel Business to expand and increase its profitability may be significantly enhanced in the future if it is no longer controlled by Promus. In particular, the Promus Board believes that separation of PHC from Promus will avoid conflicts in the use of limited capital resources by the Casino Business and the Hotel Business.

    The Promus Board also believes that the separation will afford each of Harrah's Entertainment and PHC greater flexibility to pursue business opportunities, including acquisitions, joint ventures or business combinations. The establishment of PHC Common Stock as a separate, publicly traded equity security should facilitate PHC's ability to effect acquisitions using PHC Common Stock as consideration. The Distribution is expected to enhance the ability of the separate corporations to attract, motivate and retain key personnel through the provision of more effective incentive compensation programs that are based on the performance of the respective businesses in which such individuals are employed without being influenced by the results of the businesses in which they have no involvement.

    The Promus Board also believes that the separation will allow financial markets to better recognize and evaluate the different merits of the Casino Business and the Hotel Business, enhancing the likelihood that each will achieve appropriate market recognition for its own performance. In the opinion of the Promus Board, the separation will provide stockholders additional flexibility in the management of their investment in Promus by allowing them to make separate investments in Harrah's Entertainment (which, after the Distribution, will be in the casino entertainment business) and PHC (which, after the Distribution, will be in the hotel business), as opposed to a single investment today in Promus, composed of both the Casino Business and the Hotel Business. The Promus Board believes that the ability of Harrah's Entertainment and PHC to raise additional equity and debt financing may be enhanced by better comprehension on the part of potential investors and lenders of the nature and strength of the business and assets of each individual company, and, in the long-term, the Distribution is expected to result in reduced cost of capital as the cost of capital for the hotel industry has historically generally been lower than that of the gaming industry. Promus's cost of capital has historically been slightly in excess of that of the gaming industry generally. There can be no assurance that any of the anticipated benefits of the Distribution described above will be realized.

    In the event that stockholders fail to approve the Distribution Proposals, Promus currently intends to continue to operate the Casino Business and the Hotel Business and may consider alternative restructuring options.

    Certain Special Considerations. Stockholders should consider the factors discussed in "The Distribution--Certain Special Considerations," as well as the other information set forth herein, before voting on the Distribution Proposals or the Additional Proposals.

    Asset Transfers. Prior to the Distribution Date, Promus intends to transfer to PHC the stock of certain subsidiaries principally engaged in the Hotel Business, and consummate certain other transfers intended to allocate assets and liabilities relating to the Hotel Business to PHC and assets and liabilities relating to the Casino Business to Harrah's Entertainment (such transfers being referred to collectively as the "Asset Transfers"). Stockholder approval is not being sought with respect to the Asset Transfers, and, although it has no present intention to do so, Promus may proceed with some or all of the Asset Transfers if stockholder approval is not obtained for the Distribution Proposals. See "The Distribution--Asset Transfers."


    Relationship Between PHC and Harrah's Entertainment After the
Distribution. For purposes of governing certain ongoing relationships between Harrah's Entertainment and PHC after the Distribution and to provide mechanisms for an orderly transition, Promus and PHC will enter into certain agreements. Such agreements include: a Distribution Agreement; an Employee Benefits Allocation Agreement; a Tax Sharing Agreement; a Trademark Assignment Agreement; a Noncompetition Agreement; a Risk Management Allocation Agreement; information technology sharing agreements; transitional services agreements; and polices and procedures for addressing conflicts. See "The Distribution--Relationship between PHC and Harrah's Entertainment after the Distribution."


    In addition, Michael D. Rose will serve as Chairman of the Board of Directors of Harrah's Entertainment and as Chairman of the Board of Directors of PHC, and Ben C. Peternell will serve as an executive officer of Harrah's Entertainment and as a director of PHC. PHC and Harrah's Entertainment will adopt policies and procedures to be followed by the board of directors of each company to limit the involvement of Messrs. Rose and Peternell in conflict situations, including requiring them to abstain from voting as directors of either company on certain matters that present a conflict of interest between the two companies. See "The Distribution--Relationship Between PHC and Harrah's Entertainment After the Distribution--Policies and Procedures for Addressing Conflicts" and "The Distribution--Certain Special Considerations--Potential Conflicts."

    Financing. Promus and Embassy have obtained a commitment from NationsBank, N.A. (Carolinas) and NationsBanc Capital Markets, Inc. ("NationsBank") under which NationsBank or a group of banks and other financial institutions including NationsBank will provide PHC with revolving credit facilities in aggregate principal amount of $350 million (the "PHC Bank Credit Facilities"). The PHC Bank Credit Facilities will consist of a $300 million revolving credit facility with a maturity of five years (the "Five Year Revolver") and a $50 million annually extendible revolving credit facility with an initial maturity of 364 days (the "Extendible Revolver"). The Extendible Revolver is convertible into a two-year term loan with equal amortizing payments over such two-year period. Initially, approximately $210 million will be drawn by Embassy under the PHC Bank Credit Facilities and used by Embassy to retire existing debt. Upon the consummation of the Distribution, the PHC Bank Credit Facilities will be transferred by Embassy to a wholly-owned subsidiary of PHC, PHC and its material subsidiaries will be guarantors of such facility and Embassy will be released from liability under the PHC Bank Credit Facilities. PHC will use the remaining availability under the PHC Bank Credit Facilities for working capital, hotel development and other general corporate purposes and to pay certain costs and expenses of the Distribution. See "The Distribution--Financing--PHC" and "--Management's Discussion and Analysis of Historical Financial Condition and Results of Operations of PHC-- Liquidity and Capital Resources." In addition, Harrah's Entertainment will cause Embassy (which will remain a wholly-owned subsidiary of Harrah's Entertainment) to make certain amendments to its bank credit facility (the "Embassy Bank Credit Facility") to permit the Distribution. Embassy is also seeking to amend the Embassy Bank Credit Facility to include modifications to certain financial covenants necessitated by the Distribution and more favorable pricing, maturity and other terms. The total commitment amount under the Embassy Bank Credit Facility (presently $650 million) could be reduced in connection with these amendments. See "The Distribution--Financing--Harrah's Entertainment."


    Consent Solicitation. Embassy is concurrently herewith soliciting consents (the "Consent Solicitation") from the holders of its 10 7/8% Senior Subordinated Notes due 2002 (the "10 7/8% Notes") and its 8 3/4% Senior Subordinated Notes due 2000 (the "8 3/4% Notes") to certain indenture amendments to permit the consummation of the Distribution. The Distribution, as structured, is conditioned upon the consent to such indenture amendments by holders of a majority of the outstanding aggregate principal amount of the 10 7/8% Notes and by holders of a majority of the outstanding aggregate principal amount of the 8 3/4% Notes. See "The Distribution--Conditions; Termination." The Consent Solicitation will be made only by means of a consent solicitation statement. Certain anticipated terms and conditions of the Consent Solicitations are summarized herein. See "The Distribution--Consent Solicitation."

    Tax Consequences. For federal income tax purposes, it is expected that the Embassy Distribution and the Distribution will each qualify as a tax-free distribution under Section 355 of the Internal Revenue Code of 1986, as amended (the "Code"). For a more detailed discussion of the tax consequences of the Distribution to the holders of Promus Common Stock, see "The Distribution--Federal Income Tax Aspects of the Distribution." For a description of the consequences to Harrah's Entertainment, PHC and their stockholders if either the Embassy Distribution or the Distribution were not to qualify as tax-free, see "The Distribution--Certain Special Considerations--Certain Tax Considerations."

    Accounting Treatment. The historical financial statements of Promus have been restated to report the Hotel Business as discontinued operations. Included separately herein are the combined financial statements of PHC as if it were a separate entity for all periods presented. Promus's historical basis in the assets and liabilities of PHC has been carried over. See "Promus Hotel Corporation Combined Financial Statements," "The Distribution--Pro Forma Financial Data of PHC" and "The Distribution--Pro Forma Financial Data of Harrah's Entertainment."

PHC

    Business. PHC is presently a wholly-owned subsidiary of Embassy, which is a wholly-owned subsidiary of Promus. Following the Asset Transfers and the Distribution, PHC will conduct the Hotel Business as now conducted by Embassy and certain other subsidiaries of Promus. The Hotel Business consists of the Embassy Suites, Hampton Inn and Homewood Suites hotel brands. Each brand is targeted to a specific market segment. Embassy Suites hotels, of which there were 107 on December 31, 1994, appeal to the traveler who has a need or desire for greater space and more focused services than are available in traditional upscale hotels. Embassy Suites hotels comprise the largest upscale all-suite hotel system in the United States by number of suites and system revenues. Hampton Inn hotels are moderately priced hotels designed to attract the business and leisure traveler desiring quality accommodations at affordable prices. Since 1984, when the brand was introduced, the system has grown to 437 hotels as of December 31, 1994. Homewood Suites hotels, of which there were 26 on December 31, 1994, represents the Company's entry into the extended stay market and target the traveler who stays five or more consecutive nights, as well as the traditional business and leisure traveler. In December 1993, PHC announced a new brand, Hampton Inn & Suites, which is under development. The Hampton Inn & Suites brand will incorporate the best features of the Hampton Inn and Homewood Suites brands, offering both traditional hotel room accommodations and apartment style suites within one property. As of December 31, 1994, the Hotel Business included 468 properties that are licensed by PHC, 70 properties (including properties in which the Company has a joint venture interest) that are managed by PHC, and 32 properties that are owned and operated by PHC. See "The Distribution-- PHC Business and Properties."

    Principal Office. The principal office of PHC is, and after the Distribution Date will remain, 6800 Poplar Avenue, Suite 200, Memphis, Tennessee 38138. Its telephone number will be (901) 758-3100.


    Board of Directors. Prior to the Distribution Date, Embassy, as sole stockholder of PHC, plans to elect the following eleven individuals to constitute the entire Board of Directors of PHC (the "PHC Board"), effective as of the Distribution Date: U. Bertram Ellis, Jr., Debra J. Fields, Christopher W. Hart, C. Warren Neel, Ben C. Peternell, Michael D. Rose, Michael I. Roth, Raymond E. Schultz, Jay Stein, David C. Sullivan and Ronald Terry. Messrs. Rose and Terry currently serve as directors of Promus and Mr. Rose will continue to serve as a director of Harrah's Entertainment after the Distribution. Mr. Terry is expected to retire from the Promus Board on the Annual Meeting Date. Mr. Peternell is an executive officer of Promus and will continue as an executive officer of Harrah's Entertainment after the Distribution. See "The Distribution--Management of PHC--PHC Board."


    Post-Distribution Dividend Policy. The declaration and payment of dividends by PHC is at the discretion of the PHC Board. It is expected that certain debt agreements of PHC or its subsidiaries will substantially limit its ability to pay cash dividends. The PHC Board does not presently intend to declare any cash dividends on the PHC Common Stock after the Distribution. The PHC Board intends to reevaluate its dividend policy in the future in light of its results of operations, financial conditions, cash requirements, future prospects and other factors it deems relevant. There can be no assurance that any dividends will be paid in the future. See "The Distribution--Certain Special Considerations--Dividend Policies."

    Trading Market. There is currently no public market for PHC Common Stock. PHC intends to list the PHC Common Stock and associated PHC Rights on the New York Stock Exchange, the Midwest Stock Exchange, the Pacific Stock Exchange and the Philadelphia Stock Exchange. See "The Distribution--Certain Special Considerations--No Current Public Market for PHC Common Stock" and "The Distribution--Listing and Trading of PHC Common Stock."

    Certain Provisions of Certificate of Incorporation and Bylaws. PHC's Certificate of Incorporation (the "PHC Certificate") and Bylaws (the "PHC Bylaws") and Harrah's Entertainment's Certificate of Incorporation (the "Harrah's Entertainment Certificate") and Bylaws (the "Harrah's Entertainment Bylaws"), are substantially similar to Promus's Certificate of Incorporation (the "Promus Certificate") and Bylaws (the "Promus Bylaws"). As is the case with the Promus Certificate and the Promus Bylaws, certain provisions of the PHC Certificate and the PHC Bylaws, as each will be in effect following the Distribution, may have the effects of making difficult or expensive an acquisition of control of PHC in a transaction not approved by the PHC Board, of increasing the likelihood that incumbent management will retain their positions and of depriving stockholders of opportunities to receive premiums over market value for their shares. See "The Distribution--Certain Provisions of the PHC Certificate and PHC Bylaws."

    Additionally, certain provisions of the PHC Certificate eliminate certain liabilities of PHC directors in connection with the performance of their duties. See "The Distribution--Liability and Indemnification of Officers and Directors of PHC."

HARRAH'S ENTERTAINMENT

    Business. Harrah's Entertainment will retain Promus's casino entertainment operations and properties. Harrah's Entertainment has, through existing and predecessor entities, been in the casino entertainment business for more than 57 years and is unique among casino entertainment companies in its broad geographic diversification. Harrah's Entertainment operates casinos in the five traditional U.S. gaming markets of Reno, Lake Tahoe, Las Vegas and Laughlin, Nevada and Atlantic City, New Jersey. It also operates riverboat casinos in Joliet, Illinois; dockside casinos in Vicksburg and Tunica, Mississippi, Shreveport, Louisiana and North Kansas City, Missouri; limited stakes casinos in Central City and Blackhawk, Colorado; and a casino on an Indian reservation near Phoenix, Arizona. As of December 31, 1994, Harrah's Entertainment operated a total of approximately 521,400 square feet of casino space, 14,808 slot machines, 789 table games, 5,367 hotel rooms or suites, approximately 76,000 square feet of convention space, 51 restaurants, four showrooms and three cabarets. Harrah's Entertainment's marketing strategy is designed to appeal primarily to the broad middle-market gaming customer segment and its strategic direction is focused on establishing a well-defined brand identity that communicates a consistent message of quality and service. See "The Distribution--Harrah's Entertainment Business and Properties."

    Principal Office. The principal office of Harrah's Entertainment will be at the current corporate headquarters of Promus, 1023 Cherry Road, Memphis, Tennessee 38117. Its telephone number will continue to be (901) 762-8600.


    Board of Directors. Effective as of the Distribution Date, the Board of Directors of Harrah's Entertainment is expected to consist of the following current ten directors of Promus: James L. Barksdale, Susan Clark-Jackson, James
B. Farley, Joe M. Henson, Michael D. Rose, Walter J. Salmon, Philip G. Satre, Boake A. Sells, Eddie N. Williams, and Shirley Young. Ronald Terry, a current director of Promus, is expected to retire from the Promus Board on the Annual Meeting Date. The Promus Board is entitled to elect an individual to fill the resulting vacancy. See "The Distribution-- Management of Harrah's Entertainment." Effective as of the Distribution Date, Mr. Terry will become a member of the PHC Board.


    Post-Distribution Dividend Policy. Harrah's Entertainment does not presently intend to declare any cash dividends on the Harrah's Entertainment Common Stock after the Distribution. Certain debt agreements of Harrah's Entertainment and its subsidiaries substantially limit the ability to pay such cash dividends. The declaration and payment of dividends by Harrah's Entertainment is at the discretion of the Board of Directors of Harrah's Entertainment (the "Harrah's Entertainment Board"). The Harrah's Entertainment Board intends to reevaluate Harrah's Entertainment's dividend policy in the future in light of Harrah's Entertainment's results of operations, financial condition, cash requirements, future prospects and other factors deemed relevant by the Harrah's Entertainment Board. There can be no assurance that any dividends will be paid in the future. See "The Distribution--Certain Special Considerations--Dividend Policies."

    Trading Market. After the Distribution, it is expected that Harrah's Entertainment Common Stock (formerly the Promus Common Stock) will continue to be listed on the New York Stock Exchange, the Midwest Stock Exchange, the Pacific Stock Exchange and the Philadelphia Stock Exchange. As a result of the Distribution, the trading price range of Harrah's Entertainment Common Stock is expected to be significantly lower than the trading price range of Promus Common Stock prior to the Distribution. See "The Distribution--Certain Special Considerations--Changes in Trading Prices of Harrah's Entertainment Common Stock."

                       THE PROMUS COMPANIES INCORPORATED
                 SUMMARY OF SELECTED HISTORICAL FINANCIAL DATA


    The following summary combined financial information for Promus has been derived from the historical financial information of Promus, which has been restated to retroactively reflect the Hotel Business as discontinued operations. The information that follows should be read in conjunction with the audited Consolidated Financial Statements and notes thereto of Promus included in Promus's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, as amended on Form 10-K/A (the "1994 Promus 10-K"), and incorporated by reference herein. For a discussion of the basis of presentation of the Promus consolidated financial statements, see Note 1 to the Promus consolidated financial statements. For a discussion of Promus's financial results for the first quarters of 1995 and 1994, see "Recent Developments."



                                                                      FISCAL YEAR
                                                --------------------------------------------------------
                                                1994(A)       1993        1992        1991        1990
                                                --------    --------    --------    --------    --------
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Operating results(b)
 Continuing operations
   Revenues..................................   $1,339.4    $1,020.6    $  894.4    $  863.4    $  875.3
   Operating income..........................      269.2       210.0       161.0       142.2       139.3
   Income from continuing operations.........       50.0        74.9        49.6        34.5        30.7
 Earnings (loss) from discontinued hotel
   operations................................       36.3        16.9         1.8        (4.5)       (7.4)
 Net income..................................       78.4        86.3        52.5        30.0        23.4
 Earnings (loss) per share
   Continuing operations.....................       0.49        0.73        0.49        0.39        0.39
   Discontinued hotel operations.............       0.35        0.16        0.02       (0.06)      (0.09)
   Net income................................       0.76        0.84        0.52        0.33        0.30
 Cash dividend per share.....................          -           -           -           -       10.00
Financial position
 Total assets(b).............................    1,738.0     1,528.0     1,297.3     1,226.0     1,141.2
 Total assets of continuing operations(b)....    1,595.0     1,347.5     1,085.1     1,034.3     1,028.6
 Long-term debt(b)...........................      727.5       665.2       660.7       614.5       712.3
 Stockholders' equity........................      623.4       536.0       427.9       365.5       203.7
 Book value per share........................       6.09        5.24        4.20        3.61        2.55


- ------------


 (a)  Promus's 1994 financial results include a charge of $53.4 million to accrue the estimated cost of the settlement of litigation between Promus and Bass PLC, including related legal fees and other associated expenses.
 (b)  Promus's historical financial information for all periods presented is reflected net of a pro-rata portion of its historical corporate debt balance, unamortized deferred finance charges and interest expense allocated to PHC. These allocations were based on the percentage of Promus's existing corporate debt expected to be retired using proceeds drawn under the PHC Bank Credit Facilities. The amounts of these balances allocated to PHC were based on the estimate that approximately 20.5 percent, computed as of December 31, 1994, of Promus's corporate debt will be assumed by PHC at the time of the Distribution and result in a reasonable approximation, in management's judgment, of the portion of Promus's historical corporate debt balance that was serviced by the cash flows of PHC's operations in the periods presented. The amounts of Promus's corporate debt allocated to PHC as of year-end 1994, 1993, 1992, 1991 and 1990 were
      $187.9 million, $171.8 million, $170.9 million, $168.9 million and $194.2 million, respectively. The amounts of Promus's unamortized deferred finance charges allocated to
      PHC as of year-end 1994, 1993, 1992, 1991 and 1990 were $3.2 million, $3.9 million,
      $3.4 million, $3.6 million and $5.0 million, respectively. Promus's corporate interest expense has been allocated to PHC on the same basis and percentage applied to the corporate debt allocation. The amounts of Promus's corporate interest expense allocated to PHC for fiscal 1994, 1993, 1992, 1991 and 1990 were $17.2 million, $17.0 million,
      $19.5 million, $21.1 million and $18.6 million, respectively. The amounts of Promus's corporate interest allocated to PHC for all periods presented is in addition to the interest expense included in PHC's financial statements on indebtedness specifically identified with a PHC entity and PHC's proportionate share of interest expense of its nonconsolidated affiliates. Total interest expense included in PHC's financial statements from all sources, including the amounts allocated from Promus, for fiscal
      1994, 1993, 1992, 1991 and 1990 were $31.1 million, $33.5 million, $40.7 million, $41.8 million and $30.3 million, respectively.

                            PROMUS HOTEL CORPORATION
                 SUMMARY OF SELECTED HISTORICAL FINANCIAL DATA


    The following summary combined financial information for PHC has been derived from the historical financial information of PHC. The information that follows should be read in conjunction with the unaudited Pro Forma Financial Data of PHC and the notes thereto and the audited Combined Financial Statements and the notes thereto and Management's Discussion and Analysis of Historical Financial Condition and Results of Operation of PHC included elsewhere in this Proxy Statement. For a discussion of the basis of presentation of the PHC Combined Financial Statements, see Note 1 of Notes to the PHC Combined Financial Statements. For a discussion of PHC's financial results for the first quarters of 1995 and 1994, see "Recent Developments."


                                                                      FISCAL YEAR
                                                     ----------------------------------------------
                                                      1994      1993      1992      1991      1990
                                                     ------    ------    ------    ------    ------

(IN MILLIONS)
Operating results(a)(b)
  Continuing operations
    Revenues......................................   $242.7    $231.2    $218.7    $167.7    $128.9
    Operating income..............................     94.3      67.5      43.8      33.9      20.1
    Income (loss) before extraordinary items......     36.3      16.9       1.8      (4.5)     (7.4)
  Net income (loss)...............................     36.3      16.9       6.4      (4.5)     (7.4)
Financial position
  Total assets(a).................................    420.6     446.2     511.5     502.7     404.2
  Long-term debt(a)...............................    189.9     174.6     216.7     220.7     191.2
  Parent company investment.......................    143.0     180.5     212.2     191.7     112.6


- ------------


(a) In anticipation of retiring a portion of Promus's outstanding corporate debt using proceeds drawn under the PHC Bank Credit Facilities prior to the Distribution, a pro-rata portion of Promus's historical corporate debt balance, unamortized deferred finance charges and interest expense has been allocated to PHC. These allocations were based on the percentage of Promus's existing debt expected to be retired using proceeds to be drawn under the PHC Bank Credit Facilities. The amounts of these balances allocated to PHC were based on the estimate that approximately 20.5 percent, computed as of December 31, 1994, of Promus's corporate debt will be assumed by PHC at the time of the Distribution and result in a reasonable approximation, in management's judgment, of the portion of Promus's historical corporate debt balance that was serviced by the cash flows of PHC's operations in the periods presented. The amounts of Promus's corporate debt allocated to PHC as of year-end 1994, 1993, 1992, 1991 and 1990 were $187.9 million, $171.8 million, $170.9 million, $168.9 million and $194.2 million, respectively. The amounts of Promus's deferred finance charges allocated to PHC as of year-end 1994, 1993, 1992, 1991 and 1990 were $3.2 million, $3.9 million,
    $3.4 million, $3.6 million and $5.0 million, respectively. Promus's corporate interest expense has been allocated to PHC on the same basis and percentage applied to the corporate debt allocation. The amounts of Promus's corporate interest expense allocated to PHC for fiscal 1994, 1993, 1992, 1991 and 1990 were $17.2 million, $17.0 million, $19.5 million, $21.1 million and $18.6 million, respectively. The amounts of Promus's corporate interest allocated to PHC for all periods presented are in addition to PHC's interest expense on indebtedness specifically identified with a PHC entity and PHC's proportionate share of interest expense of its nonconsolidated affiliates. Total interest expense included in PHC's financial statements from all sources, including the amounts allocated from Promus, for fiscal 1994, 1993, 1992, 1991 and 1990 were $31.1 million, $33.5 million, $40.7 million, $41.8 million and $30.3 million, respectively.



(b) PHC's historical operating results do not reflect any estimated incremental costs expected to be incurred by PHC to support its operations as a stand-alone entity after the Distribution. As reflected in the accompanying pro forma financial statements, had the Distribution occurred on January 1, 1994, it is estimated that such incremental costs would have been approximately $6.6 million, before income taxes, in 1994. Had the Distribution occurred at the beginning of the earliest period presented, a similar amount, adjusted for the impact of inflation, would have been incurred in each of the periods reported in this table.

                            PROMUS HOTEL CORPORATION

                 SUMMARY OF SELECTED PRO FORMA FINANCIAL DATA

    The following summary unaudited pro forma financial data illustrate the estimated effects of the proposed Distribution (including the incurrence of the PHC Bank Credit Facilities). The pro forma balance sheet data is based on the December 31, 1994, balance sheet of PHC and assumes the Distribution was consummated on that date. The pro forma income statement data is based on the fiscal 1994 PHC income statement and assumes the Distribution was consummated at the beginning of that year. The selected unaudited pro forma financial data should be read in conjunction with the Selected Historical Financial Data, including notes thereto, and other financial information of PHC included elsewhere in this Proxy Statement.

    The Selected Pro Forma Financial Data of PHC does not purport to represent what the financial position or results of operations of PHC would actually have been if the Distribution had in fact been consummated on such dates or to project the financial position or results of operations as of any future date or for any period.

                                                                                      FISCAL
                                                                                     YEAR 1994
                                                                                     ---------
(IN MILLIONS, EXCEPT SHARE DATA)
Operating results
  Continuing operations
    Revenues......................................................................    $ 245.5
    Operating income..............................................................       89.2
    Income before income taxes....................................................       58.2
  Income from continuing operations...............................................       33.3
  Earnings per share..............................................................       0.65
Average number of common and common equivalent shares (in thousands)..............     51,405
Financial position
  Total assets....................................................................    $ 442.7
  Long-term debt..................................................................      215.2
  Stockholders' equity............................................................      139.8
  Book value per share............................................................       2.73

                          HARRAH'S ENTERTAINMENT, INC.
                  SUMMARY OF SELECTED PRO FORMA FINANCIAL DATA

    The following summary unaudited pro forma financial data illustrate the estimated effects of the proposed Distribution. The pro forma balance sheet data is based on the December 31, 1994, balance sheet of Harrah's Entertainment and assumes the Distribution was consummated on that date. The pro forma income statement data is based on the fiscal 1994 Harrah's Entertainment income statement and assumes the Distribution was consummated at the beginning of that year. The selected unaudited pro forma financial data should be read in conjunction with the other financial information of Harrah's Entertainment included elsewhere in this Proxy Statement.

    The Selected Pro Forma Financial Data of Harrah's Entertainment does not purport to represent what the financial position or results of operations of Harrah's Entertainment would actually have been if the Distribution had in fact been consummated on such dates or to project the financial position or results of operations as of any future date or for any period.


                                                                                      FISCAL
                                                                                       YEAR
(IN MILLIONS, EXCEPT SHARE DATA)                                                       1994
                                                                                     --------
Operating results
  Continuing operations
    Revenues......................................................................   $1,339.4
    Operating income..............................................................      267.9
    Income before income taxes and minority interest(a)...........................      138.1
  Income from continuing operations(a)............................................       49.2
  Earnings per share--continuing operations(a)....................................       0.48
  Average number of common and common equivalent shares (in thousands)............    102,810
Financial position
  Total assets....................................................................   $1,598.1
  Long-term debt..................................................................      745.5
  Stockholders' equity............................................................      469.1
  Book value per share............................................................       4.58


- ------------

(a) Harrah's Entertainment's 1994 pro forma income statement includes a charge of $53.4 million to accrue the estimated cost of the settlement of litigation between Promus and Bass PLC, including related legal fees and other associated expenses.

                                  INTRODUCTION

    This Proxy Statement is being furnished to stockholders of Promus in connection with the solicitation of proxies by the Promus Board from holders of record of Promus Common Stock as of the close of business on the Annual Meeting Record Date for use at the Annual Meeting to be held on May 26, 1995 at 11:00 a.m. at the Winegardner Auditorium--Dixon Gallery and Gardens, 4339 Park Avenue, Memphis, Tennessee, and at any adjournment or postponement thereof. This Proxy
Statement is first being mailed to Promus's stockholders on or about       ,
1995. References in this Proxy Statement to "Harrah's Entertainment" and "Harrah's Entertainment Common Stock" mean Promus and Promus Common Stock following the Distribution. The principal executive offices of Promus are located at 1023 Cherry Road, Memphis, Tennessee 38117. Following the Distribution described below, the principal executive offices of PHC will be located at 6800 Poplar Avenue, Suite 200, Memphis, Tennessee 38138, and the principal executive offices of Harrah's Entertainment will be at 1023 Cherry Road, Memphis, Tennessee 38117.

MATTERS FOR CONSIDERATION AT THE ANNUAL MEETING

    At the Annual Meeting, holders of shares of Promus Common Stock will be asked to consider and to vote upon the following Distribution Proposals:

        (i) Proposal One: Ratification of the Distribution in the form of a special dividend to all the holders of outstanding Promus Common Stock, on a one-for-two basis, of all outstanding shares of PHC Common Stock and the PHC Rights, and the related arrangements between Promus and PHC, and the policies to be adopted by such companies, in connection with the Distribution (see "The Distribution");

        (ii) Proposal Two: Approval of the amendment of the Promus Certificate of Incorporation, which will change the name of Promus to Harrah's Entertainment, Inc. (see "The Distribution" and Annex V);

        (iii) Proposal Three: Approval of certain amendments to the Promus 1990 Stock Option Plan (a) to increase by 4,500,000 the number of shares available under the Promus 1990 Stock Option Plan and (b) to expand the rights of the Promus HR Committee to make certain adjustments in connection with the Promus 1990 Stock Option Plan upon the occurrence of certain events (see "Amendments to Promus 1990 Stock Option Plan" and Annex IV-A);

        (iv) Proposal Four: Approval of certain amendments to the Promus 1990 Restricted Stock Plan (a) to increase by 500,000 the number of shares available under the Promus 1990 Restricted Stock Plan and (b) to expand the rights of the Promus HR Committee to make certain adjustments in connection with the Promus 1990 Restricted Stock Plan upon the occurrence of certain events (see "Amendments to Promus 1990 Restricted Stock Plan" and Annex IV-B);

        (v) Proposal Five: Approval and ratification of the adoption by PHC of the PHC 1995 Stock Option Plan to provide continued employment and performance incentives for the management of PHC (see "The
    Distribution--Management of PHC--PHC Compensation Plans" and Annex III-A);

        (vi) Proposal Six: Approval and ratification of the adoption by PHC of the PHC 1995 Restricted Stock Plan to provide continued employment and performance incentives for the management of PHC (see "The
    Distribution--Management of PHC--PHC Compensation Plans" and Annex III-B);

        (vii) Proposal Seven: Approval and ratification of the adoption by PHC of the PHC Key Executive Officer Annual Incentive Plan to provide continued employment and performance incentives for the management of PHC (see "The Distribution--Management of PHC--PHC Compensation Plans" and Annex VII);

        (viii) Proposal Eight: Approval and ratification of the adoption by PHC of the PHC Nonmanagement Directors Stock Incentive Plan pursuant to which nonmanagement directors will receive up to 100% of their annual director fees in PHC Common Stock in lieu of cash (see "The Distribution--Management of PHC--PHC Compensation Plans" and Annex VIII); and

        (ix) Proposal Nine: Ratification of the election of the eleven directors of PHC specified herein, who will be divided into three classes, the initial terms of which will expire in 1996, 1997 and 1998 (see "The
    Distribution--Management of PHC--PHC Board").

    THE EFFECTIVENESS OF EACH OF THE DISTRIBUTION PROPOSALS IS CONDITIONED UPON THE APPROVAL OF ALL OF THE DISTRIBUTION PROPOSALS. ACCORDINGLY, FAILURE OF THE STOCKHOLDERS TO APPROVE ANY ONE OR MORE OF THE DISTRIBUTION PROPOSALS WILL RESULT IN THE INEFFECTIVENESS OF ALL OF THE DISTRIBUTION PROPOSALS.

    THE PROMUS BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ALL OF THE DISTRIBUTION PROPOSALS.


    Stockholders who vote for the Distribution Proposals will be deemed to have approved the Distribution Proposals that they vote for, and if sufficient votes are received, the Distribution Proposals that are approved will be deemed to have been approved by the stockholders of Promus. Stockholder approval of the Distribution Proposals may not prevent a stockholder from subsequently seeking to challenge the Distribution Proposals or the actions of the Promus Board in approving the Distribution Proposals, and although Promus cannot determine in advance its position with respect to any such challenge, it is possible that Promus could assert such stockholder's or stockholders' approval of the Distribution Proposals as a defense, in which case, if such defense were held meritorious, such stockholder or stockholders could effectively be estopped from asserting such claims.



    Although Promus does not believe that stockholder approval of the Distribution is required under applicable law, the Promus Board has made stockholder ratification of the Distribution (along with stockholder ratification or approval, as the case may be, of each of the other Distribution Proposals, as set forth above) a condition to the Distribution because of the importance of the Distribution to Promus and its stockholders. This condition may not be waived by the Promus Board with respect to any of the Distribution Proposals. See "The Distribution--Conditions; Termination." The Promus Board has retained discretion, even if stockholder approval of the Distribution Proposals is obtained, to abandon, defer or modify the Distribution or any other element contained in the Distribution Proposals, provided that following stockholder approval the Promus Board will not make any changes in the terms of the Distribution or the other elements of the Distribution Proposals unless the Promus Board determines that such changes would not be materially adverse to Promus's stockholders.


    The Distribution is the most important element in the restructuring plan approved by the Promus Board. Other elements of the restructuring plan involve certain asset transfers and other corporate reorganizations described below in "The Distribution--Asset Transfers" that have been or will be consummated prior to the Distribution Date. Stockholder approval is not being sought for such Asset Transfers or any elements of the restructuring plan other than those contained in the Distribution Proposals. Although it has no present intention to do so, if stockholder approval of the Distribution Proposals is not obtained, the Promus Board may, in its discretion, elect to proceed with some or all of the Asset Transfers or certain other elements of the restructuring plan.

    For a description of the reasons for the Distribution, see "The Distribution--Background and Reasons for the Distribution."

    In addition, the holders of shares of Promus Common Stock will also be asked to consider and to vote upon the following Additional Proposals:

        (x) Proposal Ten: The election of Philip G. Satre, Boake A. Sells and Shirley Young to the Promus Board as Class II directors for three-year terms expiring at the 1998 Annual Meeting (see "Election of Promus Directors");

        (xi) Proposal Eleven: Approval of an amendment to Promus's Certificate of Incorporation permitting the redemption of Promus Common Stock in certain circumstances to facilitate Promus's participation in certain gaming joint ventures (see "Amendment to the Promus Certificate of Incorporation Regarding Redemption of Common Stock");

        (xii) Proposal Twelve: Approval of a Promus Key Executive Officer Annual Incentive Plan to provide continued employment and performance incentives for the management of Promus (see "Adoption of Promus Key Executive Officer Annual Incentive Plan");

        (xiii) Proposal Thirteen: Approval of a Promus Nonmanagement Directors Stock Incentive Plan pursuant to which nonmanagement directors will receive up to 100% of their annual directors fees in Promus Common Stock in lieu of cash (see "Adoption of Promus Nonmanagement Directors Stock Incentive Plan"); and

        (xiv) Proposal Fourteen: Ratification of the appointment of Arthur Andersen LLP as independent auditors of Promus (see "Appointment of Auditors").

    THE EFFECTIVENESS OF ANY OF THE ADDITIONAL PROPOSALS IS NOT CONDITIONED UPON THE APPROVAL OF ANY OTHER ADDITIONAL PROPOSALS OR OF THE DISTRIBUTION PROPOSALS.

    THE PROMUS BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADDITIONAL PROPOSALS.

VOTING RIGHTS AND PROXY INFORMATION


    Only holders of record of shares of Promus Common Stock as of the close of business on the Annual Meeting Record Date will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Such holders of shares of Promus Common Stock are entitled to one vote per share on any matter which may properly come before the Annual Meeting. The presence, either in person or by properly executed proxy, of a majority of the shares of Promus Common Stock outstanding on the Annual Meeting Record Date will constitute a quorum and such quorum is necessary to permit action to be taken by the stockholders at such meeting. Except for Proposal Two (regarding the charter amendment to change Promus's name) and Proposal Eleven (regarding the charter amendment to permit the redemption of Promus Common Stock in certain situations), the affirmative vote of the holders of at least a majority of the outstanding shares of Promus Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve each of the Proposals. Proposals Two and Eleven require the affirmative vote of a majority of the outstanding shares of Promus Common Stock regardless of whether the holders of such shares are present in person or represented by proxy at the Annual Meeting. You have three choices on each of the matters to be voted upon at the Annual Meeting. Concerning the election of directors (Proposal Ten), by checking the appropriate box on your proxy card, you may: (a) vote for all of the director nominees as a group; (b) withhold authority to vote for all director nominees as a group; or (c) vote for all director nominees as a group except those nominees you identify on the appropriate line. Concerning the other matters to be voted upon, by checking the appropriate box you may: (a) vote "For" the Proposal; (b) vote "Against" the Proposal; or (c) "Abstain" from voting on the Proposal. As discussed below, if you "Abstain" from voting, it will have the effect of a vote "Against" the Proposal if a quorum is present.

    As of January 31, 1995, there were 102,463,487 shares of Promus Common Stock outstanding and entitled to vote at the Annual Meeting and 16,993 record holders of Promus Common Stock. Under the Promus Bylaws and Delaware law, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Because shares with respect to which stockholders abstain are deemed to be present and entitled to vote for purposes of calculating the number of affirmative votes required to constitute a majority of the outstanding shares present in person or represented by proxy at the Annual Meeting and entitled to vote, abstentions as to any of the Proposals will have the same effect as votes against such Proposals. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of such proposals and will not be counted as votes for or against such proposals.

    All shares of Promus Common Stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated for any of the Distribution Proposals or any of the Additional Proposals, such proxies will be voted FOR such Proposal(s).


    In the event that a quorum is not present at the time the Annual Meeting is convened, or if for any other reason Promus believes that additional time should be allowed for the solicitation of proxies, Promus may adjourn the Annual Meeting with or without a vote of the stockholders. If Promus proposes to adjourn the Annual Meeting by a vote of the stockholders, the persons named in the enclosed proxy will vote all shares of Promus Common Stock for which they have voting authority in favor of such adjournment.


    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Corporate Secretary of Promus, at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares of Promus Common Stock and delivering it to the Corporate Secretary of Promus at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to the Corporate Secretary of Promus at 1023 Cherry Road, Memphis, Tennessee 38117.

    The expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies will be paid by Promus. In addition to the use of mails, certain directors, officers or employees of Promus and its subsidiaries, who receive no compensation for their services other than their regular salaries, may solicit and tabulate proxies. Promus has retained D.F. King & Co. to assist in the solicitation of proxies with respect to shares of Promus Common Stock held of record by brokers, nominees and institutions. The estimated cost of the services of D.F. King & Co. is $10,000, plus expenses.

    For participants in Promus's Employee Stock Ownership Plan, an appointed Plan Trustee will vote any shares held for a participant's account in accordance with the confidential voting instructions returned by the participant. If the instructions are not returned by the participant, shares held by Promus's Employee Stock Ownership Plan for such participant will not be voted.

    Promus's transfer agent, The Bank of New York, will tabulate the votes. A representative of the transfer agent will be appointed as inspector at the Annual Meeting to count all votes and ballots and perform the other duties required of an inspector.

NO APPRAISAL RIGHTS

    Stockholders of Promus will not be entitled to appraisal rights under Delaware law in connection with the Distribution Proposals or the Additional Proposals.

                              RECENT DEVELOPMENTS



    Promus recently reported its financial results for the first quarter of 1995. The following summary combined financial information for Promus and supplemental information regarding earnings of discontinued operations has been derived from the historical financial information of Promus, which has been restated retroactively to reflect the Hotel Business as discontinued operations. The results for the periods indicated are unaudited, but reflect all adjustments (consisting only of normal recurring adjustments) which management considers necessary for a fair presentation of operating results. Results of operations for interim periods are not necessarily indicative of a full year of operations. The information that follows should be read in conjunction with the audited Consolidated Financial Statements and notes thereto of Promus included in the 1994 Promus 10-K and incorporated by reference herein. For a discussion of the basis of presentation of the Promus consolidated financial statements, see Note 1 to the Promus consolidated financial statements.



THE PROMUS COMPANIES INCORPORATED
CONSOLIDATED SUMMARY OF OPERATIONS(A)
(UNAUDITED)



                                                                           FIRST QUARTER ENDED
                                                                          ----------------------
                                                                          MARCH 31,    MARCH 31,
                                                                            1995         1994
                                                                          ---------    ---------
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues...............................................................   $ 356,481    $ 290,232
                                                                          ---------    ---------
                                                                          ---------    ---------
Operating profit before corporate expense..............................   $  77,803    $  66,930
Corporate expense......................................................      (5,382)      (4,892)
                                                                          ---------    ---------
Operating income.......................................................      72,421       62,038
Interest, net of interest capitalized..................................     (22,064)     (18,037)
Provision for settlement of litigation and related costs...............           -         (646)
Other income, including interest income................................       2,033          404
                                                                          ---------    ---------
Income before income taxes and minority interests......................      52,390       43,759
Provision for income taxes.............................................     (20,357)     (16,951)
Minority interests.....................................................      (3,337)      (4,723)
                                                                          ---------    ---------
Income from continuing operations......................................      28,696       22,085
Discontinued operations
  Earnings from hotel operations, net of tax provision of $6,983
    and $5,936.........................................................       9,604        6,131
  Spin-off transaction expenses, net of tax benefit of $3,552..........     (15,198)           -
                                                                          ---------    ---------
Income before cumulative effect of change in accounting policy.........      23,102       28,216
Cumulative effect of change in accounting policy, net of tax benefit of
  $4,317...............................................................           -       (7,932)
                                                                          ---------    ---------
Net income.............................................................   $  23,102    $  20,284
                                                                          ---------    ---------
                                                                          ---------    ---------
Earnings per share
  Continuing operations................................................   $    0.28    $    0.22
  Discontinued operations
    Earnings from hotel operations, net of taxes.......................        0.09         0.06
    Spin-off transaction expenses, net of taxes........................       (0.15)           -
  Cumulative effect of change in accounting policy, net................           -        (0.08)
                                                                          ---------    ---------
      Net income.......................................................   $    0.22    $    0.20
                                                                          ---------    ---------
                                                                          ---------    ---------
Average common shares outstanding......................................     103,014      102,907
                                                                          ---------    ---------
                                                                          ---------    ---------



See footnotes on the following page.

THE PROMUS COMPANIES INCORPORATED
SUPPLEMENTAL INFORMATION
EARNINGS OF DISCONTINUED HOTEL OPERATIONS(B)(C)(D)
(UNAUDITED)



                                                                            FIRST QUARTER ENDED
                                                                           ----------------------
                                                                           MARCH 31,    MARCH 31,
                                                                             1995         1994
                                                                           ---------    ---------
(IN THOUSANDS)
Revenues................................................................    $63,218      $55,555
                                                                           ---------    ---------
                                                                           ---------    ---------
Operating income........................................................    $24,943      $19,740
Interest, net of interest capitalized...................................     (8,407)      (7,700)
Other income, including interest income.................................         51           27
                                                                           ---------    ---------
Income before income taxes..............................................     16,587       12,067
Provision for income taxes..............................................     (6,983)      (5,936)
                                                                           ---------    ---------
Net earnings of discontinued hotel operations...........................    $ 9,604      $ 6,131
                                                                           ---------    ---------
                                                                           ---------    ---------



(a) Promus's historical financial information for all periods presented is reflected net of a pro-rata portion of its historical corporate debt balance, unamortized deferred finance charges and interest expense allocated to PHC. The allocations were based on the percentage of Promus's existing corporate debt expected to be retired using proceeds drawn under the PHC Bank Credit Facilities. The amounts of these balances allocated to PHC were based on the estimated percentage of Promus's corporate debt that will be assumed by PHC at the time of the Distribution and result in a reasonable approximation, in management's judgment, of the portion of Promus's historical corporate debt balance that was serviced by the cash flows of PHC's operations in the periods presented. The amounts of Promus's corporate debt allocated to PHC as of first quarter-end 1995 and December 31, 1994 were $210.0 million and $187.9 million, respectively. The amounts of Promus's unamortized deferred finance charges allocated to PHC as of first quarter-end 1995 and December 31, 1994 were $3.0 million and $3.2 million, respectively. Promus's corporate interest expense has been allocated to PHC on the same basis and percentage applied to the corporate debt allocation. The amounts of Promus's corporate interest expense allocated to PHC for the first quarter 1995 and 1994 were $4.9 million and $4.5 million, respectively. The amounts of Promus's corporate interest allocated to PHC for all periods presented is in addition to the interest expense included in PHC's financial statements on indebtedness specifically identified with a PHC entity and PHC's proportionate share of interest expense of its nonconsolidated affiliates. Total interest expense included in PHC's financial statements from all sources, including the amounts allocated from Promus, for first quarter 1995 and 1994 were $8.4 million and $7.7 million, respectively.



(b) This supplemental information for Promus's discontinued hotel operations does not purport to represent what the operating results of PHC would have been had the Distribution occurred at the beginning of the period presented.



(c) PHC's historical financial information for all periods presented includes a pro-rata portion of Promus's historical corporate debt balance, unamortized deferred finance charges and interest expense allocated to PHC as described in note (a).



(d) This supplemental information for Promus's discontinued hotel operations does not reflect any estimated incremental costs expected to be incurred by PHC to support its operations as a stand-alone entity after the Distribution. As reflected in the accompanying pro forma financial statements, had the Distribution occurred on January 1, 1994, it is estimated that such incremental costs would have been approximately $6.6 million, before income taxes, in 1994.

                                THE DISTRIBUTION

BACKGROUND AND REASONS FOR THE DISTRIBUTION

    The Promus Board believes that the Distribution will accomplish a number of important business objectives. Separation of the Casino Business and the Hotel Business into independent companies will allow each company to concentrate exclusively on its own business objectives without concern for the other company's strategic business objectives. Management believes that the ability of the Hotel Business to expand and increase its profitability may be significantly enhanced in the future if it is no longer controlled by Promus. In particular, the Promus Board believes that separation of PHC from Promus will avoid conflicts in the use of limited capital resources by the Casino Business and the Hotel Business.

    The Promus Board also believes that the separation will afford each of Harrah's Entertainment and PHC greater flexibility to pursue business opportunities, including acquisitions, joint ventures or business combinations. The establishment of PHC Common Stock as a separate, publicly traded equity security should facilitate PHC's ability to effect acquisitions using PHC Common Stock as consideration because the PHC Common Stock represents shares in a company that is primarily in the hotel business, as opposed to the Promus Common Stock which represents shares in a company that is primarily in the casino entertainment business. The Distribution is expected to enhance the ability of the separate corporations to attract, motivate and retain key personnel through the provision of more effective incentive compensation programs that are based on the performance of the respective businesses in which such individuals are employed without being influenced by the results of the businesses in which they have no involvement.

    The Promus Board also believes that the separation will allow financial markets to better recognize and evaluate the different merits of the Casino Business and the Hotel Business, enhancing the likelihood that each will achieve appropriate market recognition for its own performance. In the opinion of the Promus Board, the separation will provide stockholders additional flexibility in the management of their investment in Promus by allowing them to make separate investments in Harrah's Entertainment (which, after the Distribution, will principally be in the casino entertainment business) and PHC (which will be in the hotel business), as opposed to a single investment today in Promus, composed of both the Casino Business and the Hotel Business. The Promus Board believes that the ability of Promus and PHC to raise additional equity and debt financing may be enhanced by better comprehension on the part of potential investors and lenders of the nature and strength of the business and assets of each individual company, and, in the long-term, the Distribution is expected to result in reduced cost of capital as the cost of capital for the hotel industry has historically generally been lower than that of the gaming industry. Promus's cost of capital has historically been slightly in excess of that of the gaming industry generally. There can be no assurance that any of the anticipated benefits of the Distribution described above will be realized.

    These factors led members of management to commence consideration, in October 1994, of the possibility of dividing Promus's operations into two separate and independent companies. In October 1994, management informed the Promus Board that it had begun to study such a transaction. In December 1994, management discussed with the Promus Board the results of its study to date. The proposal to effect the Distribution, as ultimately developed by management of Promus with advice from its advisors, was presented to and approved by the Promus Board on January 27, 1995.

    In the event that stockholders fail to approve the Distribution Proposals, Promus currently intends to continue to operate the Casino Business and the Hotel Business and may consider alternative restructuring options.

OPINION OF FINANCIAL ADVISOR

    James D. Wolfensohn Incorporated ("Wolfensohn") has acted as a financial advisor to Promus since 1986 pursuant to an annual retainer agreement and has provided financial advice to Promus with respect to the Distribution. In connection therewith, Wolfensohn advised the Promus Board and management regarding the capital structure of PHC and Harrah's Entertainment following the Distribution. Wolfensohn was requested to render a fairness opinion to the Promus Board with respect to the Distribution, and at the meeting of the Promus Board on January 27, 1995, Wolfensohn advised the Promus Board that, as of that date, in Wolfensohn's opinion, the Distribution would be fair, from a financial point of view, to the holders of Promus Common Stock. Wolfensohn furnished to the Promus Board its written opinion, dated
           , 1995, to that effect. Wolfensohn's opinion is addressed to the Promus Board in connection with its consideration of the Distribution and addresses only the fairness, from a financial point of view, of the Distribution to the holders of Promus Common Stock. Wolfensohn's opinion is not a recommendation to any holder of Promus Common Stock to approve the Distribution, nor a recommendation to any current or prospective stockholder of Promus, PHC or Harrah's Entertainment as to any investment decision such person may take, nor an opinion or estimate as to the trading prices of the PHC Common Stock or Harrah's Entertainment Common Stock following the Distribution. Wolfensohn has advised Promus, and Wolfensohn intends to take the position, that its opinion is solely for the benefit of the Promus Board and not rendered on behalf of, and is not intended to confer rights or remedies on, Harrah's Entertainment, PHC, or any holder of any stock or other security of Promus, Harrah's Entertainment or PHC or any other person or entity. Based on judicial precedent, the ultimate outcome of any action in respect of rights or remedies asserted by any such stockholder or any such other person against Wolfensohn is not free from doubt. The full text of the Wolfensohn opinion, which sets forth certain assumptions made, matters considered and limitations on the review undertaken, is attached as Annex I hereto and is incorporated herein by reference and should be read in its entirety in connection with this Proxy Statement. The summary of Wolfensohn's opinion set forth herein is qualified by reference to the full text of such opinion. It is a condition to the consummation of the Distribution that Wolfensohn deliver an updated opinion to the Promus Board, to be dated as of the date of the Promus Board's declaration of the special dividend (the "Declaration Date"), in substantially the same form as the opinion set forth in Annex I. See "-- Conditions; Termination."



    In preparing its opinion, Wolfensohn was not responsible for independent verification of any information, whether publicly available or furnished to it, concerning Promus, PHC or Harrah's Entertainment, including, without limitation, any financial information, forecast or projections, considered by it in connection with the rendering of its opinion. Accordingly, Wolfensohn assumed and relied upon the accuracy and completeness of all such information and did not conduct a physical inspection of any of the properties or assets, and did not prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities of Promus, PHC or Harrah's Entertainment. With respect to the financial forecasts and projections made available by Promus to Wolfensohn and used in its analysis, Wolfensohn assumed that the financial forecasts and projections were reasonably prepared on bases reflecting the best available estimates and judgments of the management of Promus as to the matters covered thereby, and in rendering its opinion Wolfensohn expressed no view as to the reasonableness of such forecasts and projections or the assumptions on which they are based. No instructions were provided by Promus to Wolfensohn, and no limitations were imposed by Promus on Wolfensohn, in connection with the preparation of its opinion. Wolfensohn was not requested or authorized to solicit, and did not solicit, any proposals from any third parties for the acquisition of any of the assets or businesses of PHC or Harrah's Entertainment nor did Wolfensohn make any determination as to whether any such proposals could be obtained if solicited. Wolfensohn's opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion.


    In connection with its opinion, Wolfensohn assumed that the Distribution will be consummated on the terms and subject to the conditions described in this Proxy Statement. In addition, Wolfensohn assumed the correctness of the conclusions of Latham & Watkins in its opinion to Promus described herein that the Distribution will be tax free to Promus and the holders of Promus Common Stock. Wolfensohn also assumed that all necessary governmental and regulatory approvals and consents of third parties will be obtained on terms and conditions that will not have a material adverse effect on Promus, PHC or Harrah's Entertainment.

    Wolfensohn's opinion is also based on, among other things, such firm's review of the terms of the agreements relating to the Distribution, historical and pro forma financial information and certain business information relating to Promus, PHC and Harrah's Entertainment, including information contained in this Proxy Statement, the historical market prices and trading activity of Promus Common Stock, as well as certain financial forecasts and other data provided by Promus relating to the businesses and prospects of PHC and Harrah's Entertainment. Wolfensohn also conducted discussions with management of Promus and its hotel division with respect to the businesses and prospects of PHC and Harrah's Entertainment including, among other things, the anticipated strategic, financial and competitive effects of the Distribution on the Casino Business and the Hotel Businesses and the anticipated effects of the Distribution on the projected plans and programs for the development, financing, and operation of existing and planned Harrah's Entertainment and PHC facilities. Wolfensohn also reviewed public information with respect to the current and historical operations, profitability, capitalization, cost of capital, credit statistics and perceived future prospects of certain other companies involved in lines of business believed by Wolfensohn to be generally comparable to Harrah's Entertainment and PHC, considered the terms of other recent spin-off transactions, and conducted such financial studies, analyses and investigations as Wolfensohn deemed appropriate in rendering its opinion.

    Public hotel companies deemed appropriate for analyzing the Hotel Business were chosen on the basis of, among other factors, their operating performance, proportion of franchised and/or managed properties in relation to their owned properties, financial leverage and presence in the hotel industry. The public hotel companies considered to be most comparable to PHC were Hospitality Franchise Systems, Inc. and La Quinta Inns, Inc. Other public hotel companies considered somewhat, although less, comparable included Doubletree Corporation, Host Marriott Corporation, Marriott International, Inc., Prime Hospitality Corp., Red Lion Inns Limited Partnership and Servico, Inc. Public gaming companies deemed appropriate for analyzing the Casino Business were chosen on the basis of, among other factors, their operating performance, diversity and nature of markets, financial leverage and presence in the gaming industry. The public gaming companies considered to be most comparable to Harrah's Entertainment were Caesars World, Inc., Circus Circus Enterprises, Inc., and Mirage Resorts, Incorporated. Other public gaming companies considered somewhat, although less, comparable included Aztar Corporation, Bally Entertainment Corporation, Hollywood Casino Corporation, Primadonna Resorts, Inc., Rio Hotel and Casino, Inc., Sahara Gaming Corporation, Showboat, Inc., and Station Casinos, Inc.

    Wolfensohn is an internationally recognized investment banking firm that specializes in providing financial advisory services in connection with mergers and acquisitions and corporate restructurings.

    Promus has paid Wolfensohn an annual retainer (plus out-of-pocket expenses) for financial advisory services since 1986 (an aggregate of $562,172 for 1993 and 1994). In connection with the Distribution, Promus has paid Wolfensohn an additional fee of $1.25 million and has agreed to pay Wolfensohn additional fees of $2.75 million upon consummation of the Distribution. In addition, Promus has agreed, among other things, to reimburse Wolfensohn for all reasonable fees and disbursements of counsel and other reasonable out-of-pocket expenses incurred in connection with the services provided by such firm. Promus has also agreed to indemnify and hold harmless Wolfensohn and certain of its related parties to the full extent lawful from and against liabilities, including certain liabilities under the federal securities laws, incurred in connection with such firm's engagement.

MANNER OF EFFECTING THE DISTRIBUTION

    If Promus's stockholders approve the Distribution Proposals and all other conditions thereto are satisfied (or waived by the Promus Board), and if the Promus Board declares the Distribution, the Embassy Distribution and the Distribution will occur on the Distribution Date. The Distribution Date and the Distribution Record Date will be established by the Promus Board following the Annual Meeting because approval of the Distribution Proposals by the stockholders of Promus is a condition to the Distribution. The Distribution Record Date will be a date that is as soon as practicable following the declaration of the Distribution. It is currently anticipated that the Promus Board will set a Distribution Record Date of approximately June 12, 1995. On the Distribution Date, all outstanding shares of PHC Common Stock will be delivered by Embassy to Promus, and then by Promus to the Distribution Agent. As soon as practicable thereafter, certificates therefor will be mailed by the Distribution Agent to holders of record of Promus Common Stock as of the Distribution Record Date on the basis of one share of PHC Common Stock for every two shares of Promus Common Stock held on that date. All such shares will be fully paid and nonassessable and the holders thereof will not be entitled to preemptive rights. See "--Description of PHC Capital Stock."

    No holder of Promus Common Stock will be required to pay any cash or other consideration for the shares of PHC Common Stock received in the Distribution or to surrender or exchange shares of Promus Common Stock in order to receive PHC Common Stock.

    No certificates or scrip representing fractional shares of PHC Common Stock will be issued to Promus stockholders as part of the Distribution. The Distribution Agent will aggregate fractional shares into whole shares and sell them in the open market at then prevailing prices on behalf of holders who otherwise would be entitled to receive fractional share interests, and such persons will receive instead a cash payment in the amount of their pro rata share of the total sale proceeds. See "--Federal Income Tax Aspects of the Distribution." Such sales are expected to be made as soon as practicable after the mailing of the certificates evidencing shares of PHC Common Stock to Promus stockholders. Promus will bear the cost of commissions incurred in connection with such sales.

FEDERAL INCOME TAX ASPECTS OF THE DISTRIBUTION

    In the opinion of Latham & Watkins, counsel to Promus and Embassy, the material federal income tax consequences expected to result to Promus's stockholders as a result of the Embassy Distribution and the Distribution are as described below. This opinion is based on the current provisions of the Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "IRS") will not take a contrary view. No ruling from the IRS has been or will be sought with respect to any aspect of the transactions described herein. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to stockholders.

    The following summary is for general information only. The tax treatment of a stockholder may vary depending upon his particular situation, and certain stockholders (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, and persons who are not citizens or residents of the United States or who are foreign corporations, foreign partnerships or foreign estates or trusts as to the United States) may be subject to special rules not discussed below. EACH STOCKHOLDER IS URGED TO CONSULT HIS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM OF THE TRANSACTIONS DESCRIBED HEREIN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF CHANGES IN APPLICABLE TAX LAWS.

    Tax Opinion. The obligations of Promus, Harrah's Entertainment, Embassy, and PHC to consummate the transactions described herein are conditioned upon the delivery of a satisfactory tax opinion (the "Opinion") from Latham & Watkins, counsel to Promus and Embassy. Counsel currently expects that the Opinion will state that, although not entirely free from doubt, the Embassy Distribution and the Distribution will qualify as tax-free distributions under Section 355 of the Code. In rendering the Opinion, counsel will receive, rely on and assume the accuracy of certain representations from Promus, Embassy and PHC and certain other information, data, documentation and other materials deemed necessary, including representations that to the best knowledge of the management of Promus, Embassy and PHC: (i) there is no plan or intention by the stockholders of Promus to sell, exchange, transfer by gift or otherwise dispose of 10% or more of the total number of shares of PHC Common Stock received in the Distribution; (ii) there is no plan or intention to liquidate PHC subsequent to the Distribution, to sell or otherwise dispose of a substantial amount of the assets of PHC or its subsidiaries (except in the ordinary course of business), to redeem shares of PHC Common Stock, to cause PHC to merge with any other corporation or to cease to conduct the Hotel Business and (iii) there is no plan or intention to liquidate Harrah's Entertainment subsequent to the Distribution, to sell or otherwise dispose of a substantial amount of the assets of Harrah's Entertainment or its subsidiaries (except in the ordinary course of business), to redeem shares of Harrah's Entertainment Common Stock, to cause Harrah's Entertainment to merge with any other corporation or to cease to conduct the Casino Business. These representations address, among other things, the requirements for tax-free treatment of the Embassy Distribution and the Distribution that (i) Promus' stockholders retain a continuity of interest in both PHC and Harrah's Entertainment after the Distribution, and (ii) Promus' historic businesses continue after the Distribution.


    The Embassy Distribution and the Distribution. Assuming that the Embassy Distribution and the Distribution are tax-free, (i) Promus's stockholders will not recognize income, gain or loss upon the receipt of shares of PHC Common Stock; (ii) each stockholder will allocate his aggregate tax basis in his Promus Common Stock before the Distribution between his Harrah's Entertainment Common Stock and PHC Common Stock in proportion to their respective fair market values at the time of the Distribution; (iii) each stockholder's holding period for PHC Common Stock will include his holding period for his Promus Common Stock, provided that the Promus Common Stock is held as a capital asset at the time of the Distribution; (iv) the earnings and profits of Promus will be allocated between Harrah's Entertainment and PHC; and (v) no gain or loss will be recognized by Promus upon the Distribution. For a description of the consequences to Harrah's Entertainment, PHC and their stockholders if either the Embassy Distribution or the Distribution were not to qualify as tax-free, see "--Certain Special Considerations--Certain Tax Considerations."


    It is expected that a PHC Right will attach to each share of PHC Common Stock distributed in the Distribution. While the distribution of the PHC Rights should not be taxable to stockholders or to PHC, stockholders may, depending upon the circumstances, recognize taxable income in the event that the PHC Rights become exercisable for PHC Common Stock (or other consideration) or for common stock of an acquiring company. See "--Description of PHC Capital Stock--PHC Rights and PHC Special Stock."

    For a description of the Tax Sharing Agreement pursuant to which Promus and PHC have provided for various tax matters, see "--Relationship Between PHC and Harrah's Entertainment After the Distribution--Tax Sharing Agreement."

    THE FOREGOING DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT HIS OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE DISTRIBUTION, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS, AND OF PROPOSED CHANGES IN APPLICABLE TAX LAWS.

LISTING AND TRADING OF PHC COMMON STOCK

    There is not currently a public market for PHC Common Stock. Prices at which PHC Common Stock may trade prior to the Distribution on a "when-issued" basis or after the Distribution cannot be predicted. Until the PHC Common Stock is fully distributed and an orderly market develops, the prices at which trading in such stock occurs may fluctuate significantly. The prices at which PHC Common Stock trades will be determined by the marketplace and may be influenced by many factors, including, among others, the depth and liquidity of the market for PHC Common Stock, investor perception of PHC and the industry in which PHC participates, dividend policy and general economic and market conditions. Such prices may also be affected by certain provisions of PHC Certificate and the PHC Bylaws, as each will be in effect following the Distribution. See "--Certain Special Considerations-- Dividend Policies" and "--Certain Provisions of the PHC Certificate and PHC Bylaws."

    PHC intends to list the PHC Common Stock and associated PHC Rights on the New York Stock Exchange, the Midwest Stock Exchange, the Pacific Stock Exchange and the Philadelphia Stock Exchange. PHC initially will have approximately 16,993 stockholders of record based upon the number of stockholders of record of Promus as of January 31, 1995. For certain information regarding options to purchase PHC Common Stock that will be outstanding after the Distribution, see "--Relationship Between Harrah's Entertainment and PHC after the Distribution--Employee Benefits Allocation Agreement."

    Promus filed a request for no-action letter with the Securities and Exchange Commission (the "Commission") on February 3, 1995, setting forth, among other things, Promus's view that the Distribution of the PHC Common Stock does not require registration under the Securities Act of 1933, as amended (the
"Securities Act"). On             , 1995, Promus received a favorable letter
from the Commission in response to this request. Accordingly, shares of PHC Common Stock distributed to Promus's stockholders in the Distribution will be freely transferable, except for securities received by persons who may be deemed to be "affiliates" of Promus within the meaning of Rule 144 of the Securities Act. Persons who are affiliates of Promus within the meaning of Rule 144 would be subject to such rule and may not publicly offer or sell the PHC Common Stock received in connection with the Distribution except pursuant to a registration statement under the Securities Act or an exemption. However, the 90-day waiting period of Rule 144(c)(1) would not apply to such sales by affiliates.

LISTING AND TRADING OF HARRAH'S ENTERTAINMENT COMMON STOCK

    After the Distribution, it is expected that Harrah's Entertainment Common Stock (formerly Promus Common Stock) will continue to be listed and traded on the New York Stock Exchange, the Midwest Stock Exchange, the Pacific Stock Exchange and the Philadelphia Stock Exchange. Following the Distribution, Harrah's Entertainment's financial results will no longer be consolidated with those of PHC's Hotel Business, and Harrah's Entertainment's revenues, income and other results of operations will be substantially below those of Promus prior to the Distribution. Accordingly, as a result of the Distribution, the trading price range of Harrah's Entertainment Common Stock immediately after the Distribution is expected to be significantly lower than the trading price range of Promus Common Stock prior to the Distribution. The combined trading prices of the Harrah's Entertainment Common Stock and the PHC Common Stock held by stockholders after the Distribution may be less than, equal to or greater than the trading price of Promus Common Stock prior to the Distribution. The prices at which Harrah's Entertainment Common Stock trades after the Distribution will be determined by the marketplace and may be influenced by many factors, including, among others, the continuing depth and liquidity of the market for Harrah's Entertainment's Common Stock, investor perception of Harrah's Entertainment's Casino Business, Harrah's Entertainment's dividend policy and general and economic and market conditions. See "--Certain Special Considerations--Dividend Policies."

CONDITIONS; TERMINATION

    The Promus Board has conditioned the Distribution upon, among other things,
(i) approval of each of the Distribution Proposals by Promus's stockholders;
(ii) the Promus Board having received confirmation that the Embassy Distribution and the Distribution will qualify as a tax-free transaction under Section 355 of the Code; (iii) the transfers of assets and liabilities contemplated by the Distribution Agreement to be entered into between Promus and PHC prior to the Distribution having been consummated in all material respects; (iv) the PHC Common Stock and associated PHC Rights having been approved for listing on the New York Stock Exchange subject to official notice of issuance; (v) the

PHC Board having been elected by Embassy, as sole stockholder of PHC, and the PHC Certificate and the PHC Bylaws, as each will be in effect after the Distribution, having been adopted and being in effect; (vi) PHC having entered into agreements with lenders to provide financing of at least $350 million upon the consummation of the Distribution; (vii) the Registration Statement on Form 10 with respect to the PHC Common Stock (the "Form 10 Registration Statement") having become effective under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (viii) certain third-party consents to the transactions contemplated by the Distribution Proposals having been obtained (including, without limitation, consents having been obtained from holders of the 10 7/8% Notes and the 8 3/4% Notes (collectively the "Notes") to certain amendments to the covenants contained in such Notes), except for those the failure of which to obtain would not have a material adverse effect on PHC or Harrah's Entertainment; (ix) Embassy having obtained from its lenders under its bank credit facility consents to the transactions contemplated by the Distribution Proposals; and (x) Wolfensohn having delivered an updated opinion to the Promus Board, dated as of the Declaration Date, in substantially the same form as the opinion set forth in Annex I. See "--Opinion of Financial Advisor." Any of these conditions, except for approval of the Distribution Proposals by Promus's stockholders, may be waived in the discretion of the Promus Board. Even if all the above conditions are satisfied, the Promus Board has reserved the right to abandon, defer or modify the Distribution or the other elements of the Distribution Proposals at any time prior to the Distribution Date; however, the Promus Board will not waive any of the conditions to the Distribution or make any changes in the terms of the Distribution or the other elements of the Distribution Proposals after the Distribution Proposals are approved by the stockholders unless the Promus Board determines that such changes would not be materially adverse to Promus's stockholders. In determining whether any such changes would be materially adverse to Promus's stockholders, the Promus Board will consider, as appropriate, advice from its outside financial and legal advisors as well as the recommendation of management as to the potential impact of such changes on Promus and Promus's stockholders. See "--Relationship Between Harrah's Entertainment and PHC after the Distribution--Distribution Agreement."

CERTAIN SPECIAL CONSIDERATIONS

    Certain Financial Considerations. PHC was recently incorporated for the purpose of effecting the Distribution. While the Hotel Business and the Casino Business have substantial operating histories, PHC and Harrah's Entertainment do not have operating histories as separate stand-alone companies. Prior to the Distribution, each of the two businesses had access to the cash flow generated by the other and Promus's credit, which was based on the combined assets of the Casino Business and the Hotel Business. Subsequent to the Distribution, PHC will not have the benefit of either the cash flow generated by, or the assets of, the Casino Business and Harrah's Entertainment will not have the benefit of either the cash flow generated by, or the assets of, the Hotel Business.

    As is the case with Promus, after the Distribution, each of PHC and Harrah's Entertainment will be a highly leveraged company. Assuming the Distribution had been consummated as of December 31, 1994, on a pro forma basis PHC would have had total long-term debt of $215.2 million and total stockholders' equity of $139.8 million and Harrah's Entertainment would have had total long-term debt of $742.7 million and total stockholders' equity of $468.4 million, compared with Promus's actual long-term debt, before allocation of debt to PHC, of $917.4 million and total stockholders' equity of $623.4 million as of December 31, 1994. On a pro forma basis, assuming the Distribution had been consummated as of January 1, 1994, PHC would have had income from continuing operations of $33.3 million and Harrah's Entertainment would have had income from continuing operations of $102.7 million compared with Promus's actual income before a $53.4 million provision for settlement of litigation and related costs and the cumulative effect of change in accounting policy of $139.8 million for 1994.

    After the Distribution, each of PHC and Harrah's Entertainment will continue to have significant interest expense and principal repayment obligations. While each company expects that its operating cash flow will be sufficient to cover its expenses, including interest costs, either PHC or Harrah's Entertainment may be required to supplement operating cash flow with asset sales, refinancing proceeds or capital spending reductions to meet principal repayment obligations in later years. There can be no assurance that such asset sales or refinancing could be successfully concluded. Neither PHC nor Harrah's Entertainment has any plans for such asset sales. An alternate source of funds may be reductions in currently anticipated capital expenditures. However, any resort to alternative sources of funds may impair such company's competitive position and reduce its cash flow.

    The ability of PHC and Harrah's Entertainment to satisfy their respective obligations, to reduce their respective debt and to increase equity will also be dependent upon their respective future performance, which will be subject to prevailing economic conditions and to financial, business and other factors, including factors beyond the control of either company, affecting the business operations of each company.

    Certain Operating Considerations. Subsequent to the Distribution, each of PHC and Harrah's Entertainment will be a smaller and less diversified company than is currently the case with Promus. In addition, the division of Promus may result in some temporary dislocation and inefficiencies to the business operations, as well as the organization and personnel structure, of each company. Nevertheless, the Promus Board believes that separation of the two companies also will result in certain long-term operating efficiencies by allowing the companies to focus on their respective businesses.

    Certain Tax Considerations. If either the Embassy Distribution or the Distribution were not to qualify under Section 355 of the Code, then, in general, Embassy or Promus would recognize gain equal to the excess of the fair market value of the PHC Common Stock over Embassy's tax basis in the PHC Common Stock immediately prior to the transaction. This tax would be payable by Harrah's Entertainment, although under certain limited circumstances, PHC has agreed to indemnify Harrah's Entertainment for such tax liability. See "--Relationship Between PHC and Harrah's Entertainment After the Distribution--Tax Sharing Agreement." Each member of the Promus consolidated group (including PHC and its subsidiaries) would remain jointly and severally liable for such tax liability.

    In addition, if the transaction were taxable, each Promus stockholder would be treated as having received a taxable dividend equal to the fair market value of the PHC Common Stock received, if, and to the extent that, Promus has (as expected) sufficient current and accumulated earnings and profits. If, and to the extent that, Promus did not have sufficient earnings and profits, each Promus stockholder would (a) first reduce his tax basis in Promus Common Stock (but not below zero) to the extent that the value of the PHC Common Stock received exceeds his pro rata share of such earnings and profits and (b) then recognize gain from the exchange of his Promus Common Stock to the extent the value of the PHC Common Stock received exceeds both his pro rata share of earnings and profits and his tax basis in his Promus Common Stock. If the transaction were taxable, each stockholder's tax basis in his PHC Common Stock after the Distribution would be equal to its fair market value at the time of the Distribution.

    No Current Public Market for PHC Common Stock. There is not currently a public market for PHC Common Stock and there can be no assurance as to the prices at which trading in PHC Common Stock will occur after the Distribution. Until PHC Common Stock is fully distributed and an orderly market develops, the prices at which trading in such stock occurs may fluctuate significantly. PHC intends to list the PHC Common Stock and the associated PHC Rights on the New York Stock Exchange, the Midwest Stock Exchange, the Pacific Stock Exchange and the Philadelphia Stock Exchange. See "--Listing and Trading of PHC Common Stock."

    Change in Trading Prices of Harrah's Entertainment Common Stock. After the Distribution, it is expected that Harrah's Entertainment Common Stock (formerly Promus Common Stock) will continue to be listed and traded on the New York Stock Exchange, the Midwest Stock Exchange, the Pacific Stock Exchange and the Philadelphia Stock Exchange. As a result of the Distribution, the trading price range of Harrah's Entertainment Common Stock is expected to be significantly lower than the trading price range of Promus Common Stock prior to the Distribution. The combined trading prices of PHC Common Stock and Harrah's Entertainment Common Stock held by stockholders after the Distribution may be less than, equal to or greater than the trading prices of Promus Common Stock prior to the Distribution. See "--Listing and Trading of Harrah's Entertainment Common Stock."

    Dividend Policies. Neither Promus nor PHC presently intend to declare any cash dividends on either the PHC Common Stock or the Harrah's Entertainment Common Stock after the Distribution. It is expected that certain debt agreements of PHC and Harrah's Entertainment or their subsidiaries will substantially limit these companies' respective ability to pay dividends. The declaration and payment of dividends by PHC is at the discretion of the PHC Board. The declaration and payment of dividends by Harrah's Entertainment is at the discretion of the Harrah's Entertainment Board. The PHC Board and the Harrah's Entertainment Board intend to reevaluate their respective dividend policies in the future in light of their respective companies' results of operations, financial conditions, cash requirements, future prospects and other factors deemed relevant by the respective boards of directors. There can be no assurance that any dividends will be paid in the future.

    Certain Antitakeover Features. If the Distribution Proposals are approved and the Distribution is consummated, the PHC Certificate and the PHC Bylaws will contain several provisions, all of which are now in effect with respect to Promus and will continue to be in effect with respect to Harrah's Entertainment, that may have the effects of making the acquisition of control of PHC difficult or expensive, of increasing the likelihood that incumbent management will retain their positions, and of depriving stockholders of opportunities to receive premiums over market value for their shares. See "--Certain Provisions of the PHC Certificate and PHC Bylaws."

    Certain Consent Requirements. Promus has reviewed applicable governmental regulations, its existing debt obligations and other contractual arrangements to determine whether consummation of the Distribution, as structured, and related transactions would result in a violation of these regulations or obligations. In a substantial number of situations, an amendment, consent or waiver from third parties, including governmental agencies and gaming authorities, will be required to avoid noncompliance with such regulations or a default under such obligations. It is a condition of the Distribution that these amendments, consents or waivers have been obtained, except for those the failure of which to obtain would not have a material adverse effect on PHC or Harrah's Entertainment. The amendments, consents or waivers upon which Promus is conditioning the Distribution include, without limitation, consents from holders of the 10 7/8% Notes and the 8 3/4% Notes to certain amendments to the covenants contained in such Notes and an amendment to the Embassy Bank Credit Facility to accommodate the Distribution. See "--Financing--Harrah's Entertainment," "--Consent Solicitation" and "--Regulatory Approvals."

    Potential Conflicts. Subsequent to the Distribution, the interests of PHC and Harrah's Entertainment may potentially conflict due to the ongoing relationships between the companies. Such sources of conflict include the fact that after the Distribution, Harrah's Entertainment and PHC will enter into a noncompetition agreement that will limit the competition between PHC and Harrah's Entertainment. See "--Relationships Between PHC and Harrah's Entertainment after the Distribution--Noncompetition Agreement." In addition, Michael D. Rose will serve as chairman of the Harrah's Entertainment Board and as Chairman of the PHC Board, and Ben C. Peternell will serve as an executive officer of Harrah's Entertainment and as a director of PHC. Messrs. Rose and Peternell, as well as certain other officers and directors of PHC and Harrah's Entertainment, will also own shares (and/or options or other rights to acquire shares) in both companies following the Distribution. See "--Relationships Between

PHC and Harrah's Entertainment after the Distribution," "--Management of PHC" and "--Management of Harrah's Entertainment." Such relationships may be adversarial under certain circumstances. Appropriate policies and procedures will be followed by the boards of directors of each company to limit the involvement of Messrs. Rose and Peternell (and, if appropriate, other officers and directors of such companies) in conflict situations, including requiring them to abstain from voting as directors of either PHC or Harrah's Entertainment on certain matters which present a conflict between the two companies. See "--Relationship between PHC and Harrah's Entertainment after the Distribution--Policies and Procedures for Addressing Conflicts."

    Fraudulent Transfer Considerations; Legal Dividend Requirements. The Promus Board does not intend to consummate the Distribution unless it is satisfied regarding the solvency of Promus, PHC and Harrah's Entertainment and the permissibility of the Distribution under Section 170 of the Delaware General Corporation Law ("DGCL"). There is no certainty, however, that a court would find the evidence relied on by the Promus Board to be binding on creditors of Promus, PHC or Harrah's Entertainment or that a court would reach the same conclusions suggested by such evidence in determining whether Promus, PHC or Harrah's Entertainment was solvent or insolvent at the time of, or after giving effect to, the Distribution.

    If a court in a lawsuit filed by an unpaid creditor or representative of unpaid creditors, such as a trustee in bankruptcy, were to find that at the time the Distribution and the Embassy Distribution were consummated, Promus or Embassy, as the case may be, (i) was insolvent, (ii) was rendered insolvent by reason of the Embassy Distribution or the Distribution, (iii) was engaged in a business or transaction for which the remaining assets of Promus or Embassy, as the case may be, constituted unreasonably small capital, or (iv) intended to incur, or believed it would incur, debts beyond its ability to pay as such debts matured, such court may be asked to void the Distribution (in whole or in part) as a fraudulent conveyance and require that the stockholders return the special dividend (in whole or in part) to Promus or Embassy, or require Harrah's Entertainment to fund certain liabilities of PHC for the benefit of creditors, or require PHC to fund certain liabilities of Harrah's Entertainment for the benefit of creditors. The measure of insolvency for purposes of the foregoing will vary depending upon the jurisdiction whose law is being applied. Generally, however, Promus or Embassy, as the case may be, would be considered insolvent if the fair value of their respective assets were less than the amount of their respective liabilities or if they incurred debt beyond their ability to repay such debt as it matures. In addition, under Section 170 of the DGCL (which is applicable to Embassy in the Embassy Distribution and to Promus in the Distribution) a corporation generally may make distributions to its stockholders only out of its surplus (net assets minus capital) and not out of capital.

    The Promus Board and management believe that, in accordance with the evidence examined in connection with the Distribution, (a) Promus and Embassy, each will be solvent at the time of the Distribution (in accordance with the foregoing definitions), will be able to repay its debts as they mature following the Distribution and will have sufficient capital to carry on its businesses, and (b) the Embassy Distribution and the Distribution will be made entirely out of surplus, as provided under Section 170 of the DGCL.

FUTURE MANAGEMENT OF THE SEPARATE COMPANIES

    PHC. Following the Distribution it is intended that PHC will continue to operate the Hotel Business substantially in the manner in which it is currently operated. PHC will seek to expand market share and, with access to capital at favorable rates, to take advantage of investment and growth opportunities in the Hotel Business. PHC will conduct the Hotel Business with substantially the same operating management with which it is presently conducted: Mr. Rose will be Chairman of the Board; Raymond E. Schultz will be the President and Chief Executive Officer; David C. Sullivan will be the Executive Vice President and Chief Operating Officer; and Donald H. Dempsey will be Senior Vice

President and Chief Financial Officer. The other executive officers of PHC will be drawn from the current management of Promus. See "--Management of PHC--Executive Officers."

    Harrah's Entertainment. Following the Distribution it is intended that the Casino Business will continue to be operated substantially in the manner in which it is currently operated. Mr. Rose will remain as Chairman of the Board; Philip G. Satre will remain as President and Chief Executive Officer; and Charles A. Ledsinger, Jr. will remain as Senior Vice President and Chief Financial Officer.

ASSET TRANSFERS


    Prior to the Distribution Date, Promus will consummate the Asset Transfers consisting of the transfer to PHC of the stock of certain subsidiaries principally engaged in the Hotel Business, and the transfer by Embassy to PHC of other assets and liabilities relating to the Hotel Business (such as management contracts and partnership interests related to the Hotel Business), as well as real property assets related to the Hotel Business. On a pro forma basis, the total book value of the assets of the Hotel Business is equal to $442.7 million. Such assets will be transferred to PHC in connection with the Distribution. In connection with the Asset Transfers, a wholly-owned subsidiary of PHC will assume from Embassy approximately $210 million of debt under the PHC Bank Credit Facilities and PHC and its subsidiaries will assume other debts and liabilities related to the Hotel Business. On a pro forma basis, the amount of other debt and liabilities to be assumed by the Hotel Business is approximately $92.8 million. The Asset Transfers are intended to allocate assets and liabilities relating to the Hotel Business to PHC and assets and liabilities relating to the Casino Business to Harrah's Entertainment. Stockholder approval is not being sought with respect to the Asset Transfers and, although it has no present intention to do so, Promus may proceed with some or all of the Asset Transfers if stockholder approval is not obtained for the Distribution Proposals.


    In addition, prior to the Distribution Date, Promus will consummate the transfer by Embassy to its gaming subsidiaries of the real property and improvements related to its Northern Nevada and Las Vegas casinos. Stockholder approval is not being sought with respect to these internal Casino Business transfers.

RELATIONSHIP BETWEEN PHC AND HARRAH'S ENTERTAINMENT AFTER THE DISTRIBUTION

    For the purpose of governing certain of the ongoing relationships between PHC and Harrah's Entertainment after the Distribution and to provide mechanisms for an orderly transition, Promus and PHC will enter into the various agreements and will adopt policies as described in this section. Promus and PHC believe that the agreements are fair to both parties and contain terms which generally are comparable to those which would have been reached in arm's-length negotiations with unaffiliated parties (although comparisons are difficult with respect to certain agreements that relate to the specific circumstances of this transaction). In some cases (such as the Distribution Agreement and the Tax Sharing Agreement each as hereinafter defined) the agreements are comparable to those used by other companies in similar transactions. In each case, the terms of these agreements have been reviewed by individuals who will be included at a senior management level within Harrah's Entertainment and by individuals who will be included at a senior management level within PHC.

    Distribution Agreement. Prior to the Distribution Date, Promus and PHC will enter into a Distribution Agreement (the "Distribution Agreement"), which will provide for, among other things, (i) certain of the Asset Transfers, (ii) the Distribution, (iii) the division of certain liabilities between Harrah's Entertainment and PHC, and (iv) certain other agreements governing the relationship between Harrah's Entertainment and PHC following the Distribution.

    Subject to certain exceptions, the Distribution Agreement will provide for, among other things, assumptions of liabilities and cross-indemnities designed to allocate, effective as of the Distribution

Date, financial responsibility for the liabilities arising out of or in connection with the Hotel Business to PHC and its subsidiaries, and financial responsibility for the liabilities arising out of or in connection with the Casino Business to Harrah's Entertainment and its retained subsidiaries. The agreements to be executed in connection with the Distribution Agreement will set forth certain specific allocations of liabilities between Harrah's Entertainment and PHC. See "--Employee Benefits Allocation Agreement" and "--Tax Sharing Agreement" below. Harrah's Entertainment will retain responsibility for the recent litigation between Promus and Bass PLC pursuant to the settlement thereof.

    To avoid adversely affecting the intended tax consequences of the Distribution and related transactions, the Distribution Agreement provides that, until the second anniversary of the Distribution Date, PHC must obtain an opinion of counsel reasonably satisfactory to Harrah's Entertainment before PHC may make certain material dispositions of its assets, engage in certain repurchases of PHC's capital stock or cease the active conduct of its business independently, with its own employees and without material changes. PHC does not expect these limitations to inhibit significantly its operations, growth opportunities or its ability to respond to unanticipated developments. Harrah's Entertainment must also obtain an opinion of counsel reasonably satisfactory to PHC before Harrah's Entertainment may engage in similar transactions during such period. See "--Certain Special Considerations-- Certain Tax Considerations." Harrah's Entertainment does not expect these limitations to inhibit significantly its operations, growth opportunities or its ability to respond to unanticipated developments.

    The Distribution Agreement will also provide that by the Distribution Date, the PHC Certificate and PHC Bylaws shall be in the forms attached hereto as Annex II-A and II-B, respectively, and that PHC and Promus will take all actions which may be required to elect or otherwise appoint, as directors of PHC, the eleven persons indicated herein. See "--Description of PHC Capital Stock," "--Certain Provisions of the PHC Certificate and PHC Bylaws" and "--Management of PHC--PHC Board."

    The Distribution Agreement will also provide that each of Harrah's Entertainment and PHC will be granted access to certain records and information in the possession of the other, and requires the retention by each of Harrah's Entertainment and PHC of all such information in its possession for a period of ten years following the Distribution, and thereafter will require that each party give the other prior notice of its intention to dispose of such information. In addition, the Distribution Agreement will provide for the allocation of shared privileges with respect to certain information and will require each of Harrah's Entertainment and PHC to obtain the consent of the other prior to waiving any shared privilege.


    Employee Benefits Allocation Agreement. Prior to the Distribution Date, Promus and PHC will enter into an Employee Benefits and Other Employment Matters Allocation Agreement (the "Employee Benefits Allocation Agreement") providing for the allocation of certain responsibilities with respect to employee compensation, benefits and labor matters. The allocation of responsibility and adjustments to be made pursuant to the Employee Benefits Allocation Agreement are substantially consistent with the existing rights of Promus's employees under Promus's various compensation plans. The Employee Benefits Allocation Agreement will provide that, effective as of the Distribution Date, Harrah's Entertainment will, or will cause one or more of its subsidiaries to, assume or retain, as the case may be, all liabilities of Promus and its subsidiaries, to the extent unpaid as of the Distribution Date, under employee benefit plans, policies, arrangements, contracts and agreements with respect to employees who on or after the Distribution Date will be employees of Harrah's Entertainment or its subsidiaries ("Harrah's Entertainment Employees") and certain liabilities with respect to all current and former employees of Promus as described more fully below. In addition, certain employees of Harrah's Entertainment will provide administrative services to PHC with respect to employee compensation and benefit matters. The Employee Benefits Allocation Agreement will also provide that PHC generally will assume or retain, as the case may be, all liabilities under employee benefits plans with respect to employees of PHC or any of its retained subsidiaries after the Distribution ("PHC Employees").

    Promus currently provides additional compensation to its employees under one or more of the following benefit plans: The Promus Companies Incorporated Savings and Retirement Plan (the "Promus S&RP"), The Promus Companies Incorporated Executive Deferred Compensation Plan (the "Promus Executive Deferred Compensation Plan"), The Promus Companies Incorporated Deferred Compensation Plan (the "Promus Deferred Compensation Plan"), The Promus Companies Incorporated 1990 Stock Option Plan (the "Promus Stock Option Plan"), The Promus Companies Incorporated 1990 Restricted Stock Plan (the "Promus Restricted Stock Plan") and The Promus Companies Incorporated Employee Stock Purchase Plan (the "Promus ESPP"). As of January 31, 1995, 443,045 shares of Promus Common Stock were reserved for issuance under the Promus Restricted Stock Plan and 1,738,648 shares of Promus Common Stock were reserved for issuance of new options under the Promus Stock Option Plan.

    Pursuant to the Employee Benefits Allocation Agreement and subject to certain conditions set forth in that Agreement, in connection with the Distribution, each existing company employee benefit plan will be treated in the following manner:


    (1) Savings and Retirement Plan. Effective on the Distribution Date, PHC will establish a Savings and Retirement Plan (the "PHC S&RP") which will be substantially similar to the Promus S&RP. Subsequent to the Distribution, the account balances of Harrah's Entertainment Employees as well as the account balances of persons who terminated employment with Promus or its subsidiaries prior to the Distribution Date will be retained in the Promus S&RP (which will be renamed the Harrah's Entertainment Savings and Retirement Plan (the "Harrah's Entertainment S&RP")). As soon as practical after the Distribution Date, the account balances of PHC Employees, including shares of PHC Common Stock and Shares of Harrah's Entertainment Common Stock attributable to such accounts, will be transferred to the PHC S&RP. It is anticipated that for the remainder of the 1995 Plan Year (the Distribution Date through December 31, 1995), the rate of base matching contributions made to the PHC S&RP will continue at the same rate that base matching contributions were previously made to the Promus S&RP. For example, PHC will contribute $1 to the PHC S&RP for every $1 contributed by each participant in the PHC S&RP up to the limit of 6% of compensation as currently provided by the Promus S&RP. Beginning in 1996, the amount of PHC base matching contributions under the PHC S&RP will be as set forth in the PHC S&RP, which may be amended at the sole discretion of the PHC Board or its appropriate committees. It is the intention of PHC that the PHC S&RP continue to be a viable and competitive retirement savings vehicle for participating employees.



    Because the employer stock funds of the Promus S&RP and the PHC S&RP, as well as the portions of such plans which constitute employer stock ownership plans, are intended to invest primarily in securities of the company sponsoring each such plan, the trustees of the Promus S&RP have resolved to negotiate with the trustees of the PHC S&RP to exchange shares of PHC Common Stock held in the Harrah's Entertainment S&RP immediately following the Distribution for the shares of Harrah's Entertainment Common Stock held in the PHC S&RP immediately following the Distribution. It is expected that such exchange will be effected, as soon as practicable following the Distribution. Based on current estimates of the expected trading prices, it is currently anticipated that following this exchange the Harrah's Entertainment S&RP will hold approximately 2 million shares of PHC Common Stock. Consequently, it is expected that after the exchange the Harrah's Entertainment S&RP will sell shares of PHC Common Stock on the open market and that such sales will occur over a period of several months before all the shares are sold. It is also expected that the proceeds of such sales of PHC Common Stock will be used by the Harrah's Entertainment S&RP to purchase Harrah's Entertainment Common Stock. Consequently, varying periods of time will pass before each such plan holds 100% of its own company's stock. Until these shares of PHC Common Stock are sold, they will remain in the Harrah's Entertainment S&RP Company Stock Fund and will be valued monthly, based on the market price of PHC Common Stock, within participants' accounts.

    (2) Deferred Compensation Plans. Under the Promus Executive Deferred Compensation Plan, approximately 120 executives and 11 nonmanagement directors, including retirees, have deferred compensation accounts. Under the Promus Deferred Compensation Plan, approximately 60 key employees and two nonmanagement directors, including retirees, have deferred compensation accounts. PHC has adopted a PHC Executive Deferred Compensation Plan (the "PHC Executive Deferred Compensation Plan") and a PHC Deferred Compensation Plan (the "PHC Deferred Compensation Plan") which will go into effect immediately after the Distribution and will have terms and conditions substantially similar to those governing the Promus plans. In connection with the Distribution, PHC will assume the obligation for all undistributed account balances accrued as of the Distribution Date with respect to PHC Employees and any nonmanagement directors of Promus who become PHC directors. Harrah's Entertainment will remain obligated for all undistributed account balances accrued as of the Distribution Date for Harrah's Entertainment Employees and for any employees of Promus and its subsidiaries who terminated employment prior to the Distribution Date. Mr. Rose's deferred compensation account balance will be prorated between PHC and Harrah's Entertainment in proportion to the percentage of his total salary to be paid by each company after the Distribution. In connection with the assumption of deferred compensation accounts by PHC, Promus will also transfer certain assets to PHC that are intended to protect these accounts in the event of a change of control.



    (3) Restricted Stock Plan. The Promus Restricted Stock Plan provides additional compensation incentives to key employees in the form of restricted shares of Promus Common Stock. Each holder of restricted stock, whether a Harrah's Entertainment Employee or a PHC Employee, will receive, as part of the Distribution and as required by provisions of the plan, a dividend of one share of PHC Common Stock for each two shares of Promus Common Stock held for participants under the plan as of the Distribution Date. (A fractional share of PHC stock will be rounded to the next highest share.) Such shares of PHC Common Stock will be unrestricted.


    PHC has adopted the PHC 1995 Restricted Stock Plan (the "PHC Restricted Stock Plan") which will go into effect immediately after the Distribution. Subject to the approval of PHC Employees who hold restricted shares of Promus Common Stock under the Promus Restricted Stock Plan, effective upon the Distribution, such restricted shares of Promus Common Stock will be cancelled and in lieu thereof, such employees will receive an adjusted number of restricted shares of PHC Common Stock which will vest under the same terms and conditions as the restricted shares of Promus Common Stock. The cancelled restricted shares of Promus Common Stock will be returned to the Promus Restricted Stock Plan and will be available for reissuance. For a description of the adjustments, see "--Management of PHC--PHC Compensation Plans."

    The Promus Restricted Stock Plan will continue in effect after the Distribution and will be renamed the Harrah's Entertainment Restricted Stock Plan. The Harrah's Entertainment Restricted Stock Plan will be amended as described under "Amendments to Promus 1990 Restricted Stock Plan."

    (4) Stock Option Plan. The purpose of the Promus Stock Option Plan is to provide additional long term incentives to management employees through awards of either nonqualified options or incentive stock options. PHC has adopted a PHC Stock Option Plan (the "PHC Stock Option Plan") containing substantially identical terms and conditions as the Promus Stock Option Plan. Subject to the approval of PHC Employees who hold options under the Promus Stock Option Plan, effective upon the Distribution, such employees will receive, in substitution therefor, an adjusted number of options to purchase PHC Common Stock. For a description of these adjustments, see "--Management of PHC-- PHC Compensation Plans." The stock options held by such employees under the Promus Stock Option Plan will be cancelled as of the Distribution Date. The shares subject to such cancelled options will be returned to the Promus Stock Option Plan and will be available for reissuance.

    Upon completion of the Distribution, it is expected that the market price of Harrah's Entertainment Common Stock will be significantly less than the market price of Promus Common Stock immediately prior to the Distribution. Accordingly, the Promus HR Committee has determined that each outstanding stock option that will be held by participants who will be employed by Harrah's Entertainment immediately after the Distribution will be adjusted in connection with the Distribution to preserve the value of the option. The adjustment would preserve the approximate aggregate spread value of stock options that existed immediately prior to the Distribution. To accomplish this, the number of outstanding Promus stock options held by a Harrah's Entertainment employee and the exercise price of those options will be adjusted as follows: The number of shares subject to the option will be multiplied by the market price of Promus Common Stock immediately prior to the Distribution (the "Pre-Distribution Promus Share Price") and the resulting number will be divided by the average of the closing prices of Harrah's Entertainment Common Stock on the New York Stock Exchange during the ten trading days immediately following the Distribution Date (the "Post-Distribution Harrah's Entertainment Share Price"); the exercise price of the option will be multiplied by the Post-Distribution Harrah's Entertainment Share Price and the resulting number will be divided by the Pre-Distribution Promus Share Price. Fractions will be rounded to the next highest share and next lowest cent, respectively. The Pre-Distribution Promus Share Price will be the closing price of Promus Common Stock on the New York Stock Exchange on the Distribution Date.

    The Promus Stock Option Plan will be amended as described under "Amendments to Promus 1990 Stock Option Plan."

    (5) Employee Stock Purchase Plan. Promus is the sponsor of a plan under which employees may purchase Promus Common Stock through an arrangement with Merrill Lynch. Employees may make such purchases on a monthly basis through payroll deduction. The Company's only connection with the plan was to arrange the program with Merrill Lynch and the Company pays the brokerage commissions on the purchases of stock by employees. It is anticipated that PHC will adopt a similar plan for its employees to purchase PHC stock after the Distribution. The Promus ESPP will continue in effect after the Distribution and it will be renamed the Harrah's Entertainment Employee Stock Purchase Plan. Participants in the Promus ESPP will receive the Distribution in the same manner as all other stockholders. Participants in the Promus ESPP who become employed by PHC will no longer participate in the Promus ESPP and may withdraw their investments from that plan after the Distribution Date.

    Embassy, as the sole stockholder of PHC prior to the Distribution, has approved the adoption by PHC of the PHC S&RP, the PHC Executive Deferred Compensation Plan, the PHC Deferred Compensation Plan, the PHC Restricted Stock Plan, the PHC Stock Option Plan, the PHC Key Executive Officer Annual Incentive Plan, and the PHC Nonmanagement Directors Stock Incentive Plan. For a description of these plans, see "--Management of PHC--PHC Compensation Plans."

    Harrah's Entertainment will assume, with respect to Harrah's Entertainment Employees and all retired or terminated employees of Promus and its subsidiaries, all liabilities and obligations as of the Distribution Date for medical, dental and vision plan coverage and for vacation pay and other payment obligations under Promus's welfare plans. PHC will similarly assume, with respect to PHC Employees, all liabilities and obligations as of the Distribution Date for medical, dental and vision coverage and for vacation pay and other payment obligations under welfare plans that pertain to PHC Employees.

    The Employee Benefits Allocation Agreement will provide that employment by PHC of individuals who were employees of Promus or any of its subsidiaries immediately prior to the Distribution Date will not be deemed a severance of employment for purposes of any policy, plan, program or agreement that provides for the payment of severance pay, salary continuation or similar benefits.

    Tax Sharing Agreement. PHC and Harrah's Entertainment will enter into a tax sharing agreement (the "Tax Sharing Agreement") that defines the parties' rights and obligations with respect to deficiencies and refunds of federal, state and other income or franchise taxes relating to Promus's business for tax years prior to the Distribution and with respect to certain tax attributes of Promus after the Distribution. In general, with respect to periods ending on or before the last day of the year in which the Distribution occurs, Harrah's Entertainment is responsible for (i) filing consolidated federal tax returns for the Harrah's Entertainment affiliated group, including in each case PHC and its subsidiaries for the relevant periods of time that such companies were members of the applicable group, and (ii) paying the taxes relating to such returns except to the extent solely attributable to the Hotel Business (including any subsequent adjustments resulting from the redetermination of such tax liabilities by the applicable taxing authorities). PHC will reimburse Harrah's Entertainment for the portion of such taxes solely relating to the Hotel Business. The responsibility for state and local tax returns, audits and payments for periods prior to the Distribution will be allocated between Harrah's Entertainment and PHC according to their respective properties and businesses as of the Distribution Date, unless otherwise specifically provided in the Tax Sharing Agreement. PHC is responsible for audits, filing returns and paying taxes related to the Hotel Business for subsequent periods. PHC and Harrah's Entertainment have agreed to cooperate with each other and to share information in preparing such tax returns and in dealing with other tax matters. If either the Embassy Distribution or the Distribution were taxable, the tax would be payable by Harrah's Entertainment, except that in certain limited circumstances PHC has agreed to indemnify Harrah's Entertainment for such tax liability. Harrah's Entertainment is also responsible for paying all taxes of the Promus group and its successors for periods prior to February 7, 1990.

    Trademark Assignment Agreement. Pursuant to the terms of a Trademark Assignment Agreement between Harrah's Entertainment and PHC (the "Trademark Assignment Agreement"), all of Promus's rights, title and interests in certain trademarks, including the trademarks "Promus," "Embassy Suites," "Hampton Inn," and "Homewood Suites," will be conveyed to PHC. After the Distribution, Embassy will change its name to Harrah's Operating Company, Inc.

    Noncompetition Agreement. PHC and Harrah's Entertainment will enter into a noncompetition agreement as part of the Distribution Agreement (the "Noncompetition Agreement") that defines the parties' rights and obligations with respect to certain businesses to be operated by PHC and Harrah's Entertainment. Pursuant to the Noncompetition Agreement, PHC and its affiliates will be prohibited, without the express written consent of Harrah's Entertainment, from competing with the Casino Business of Harrah's Entertainment, provided (i) that two years after the Noncompetition Agreement has become effective and for the remaining term of such agreement, such restrictions shall not prevent PHC from competing with the Casino Business in geographic areas where Harrah's Entertainment is prohibited, by law or by contract, from operating casino facilities (or any additional casino facilities) and (ii) that such restrictions shall not prevent PHC from operating the Hotel Business in competition with Harrah's Entertainment's casino hotel facilities or from operating a limited scale casino (no more than 10,000 square feet or 300 gaming positions) in a predominantly hotel facility. Harrah's Entertainment will have the right to provide management or consulting services to PHC in connection with PHC's operation of a limited scale casino. Harrah's Entertainment and its affiliates will be prohibited, without the express written consent of PHC, from competing with the Hotel Business of PHC, provided that such restrictions shall not prevent or impair the operation by Harrah's Entertainment of any casino hotel facility as such casino hotel facility may be operated presently or in the future. The term affiliates includes any entity in which PHC or Harrah's Entertainment owns a 20% or greater interest, but excludes any entity owning a controlling or other interest in either company. PHC and Harrah's Entertainment will not be permitted to unreasonably withhold their consent to transactions involving affiliates that are not controlled by the other company. The Noncompetition Agreement has a five year term commencing on the Distribution Date.

    In addition, PHC and Harrah's Entertainment will each be prohibited, without the express written consent of the other company, for a period of two years after the Distribution Date, from hiring employees of the other company, except for certain employees identified in the Distribution Agreement.

    Policies and Procedures for Addressing Conflicts. After the Distribution, PHC and Harrah's Entertainment will have significant contractual and other ongoing relationships, as described herein. Such ongoing relationships may present certain conflict situations for Mr. Rose, who will serve as Chairman of the PHC Board and the Harrah's Entertainment Board, and Mr. Peternell, who will serve as a director of PHC and as an executive officer of Harrah's Entertainment. Messrs. Rose and Peternell, as well as other executive officers and directors of PHC and Harrah's Entertainment, will also own (or have options or other rights to acquire) a significant number of shares of common stock in both companies. See "--Certain Special Considerations--Potential Conflicts," "--Management of PHC" and "--Management of Harrah's Entertainment." Harrah's Entertainment and PHC will adopt appropriate policies and procedures to be followed by the boards of directors of each company to limit the involvement of Messrs. Rose and Peternell (and other executive officers and directors having a significant ownership interest in both companies) in conflict situations, including matters relating to contractual relationships or litigation between the companies. Such procedures will include requiring Messrs. Rose and Peternell (or such other executive officers or directors having a significant ownership interest in both companies) to abstain from making management decisions in their capacities as officers of PHC and Harrah's Entertainment, respectively, and to abstain from voting as directors of either company, with respect to matters that present a significant conflict of interest between the companies. Whether or not a significant conflict of interest situation exists will be determined on a case-by-case basis depending on such factors as the dollar value of the matter, the degree of personal interest (or such other executive officers and directors having a significant ownership interest in both companies) in the matter, the respective interests of the stockholders of PHC or Harrah's Entertainment and the likelihood that resolution of the matter will have significant strategic, operational or financial implications for the business of the respective companies. It will be a principal responsibility of the general counsel of each company to monitor this issue in consultation with the audit committee of the board of directors of the company in question. For a further discussion of the possible conflicts of interest between PHC and Harrah's Entertainment, see "--Certain Special Considerations--Potential Conflicts."

    Information Technology Sharing Agreements. Harrah's Entertainment and PHC will enter into several information technology sharing agreements for the purpose of governing certain relationships between PHC and Harrah's Entertainment after the Distribution. These agreements include the following:
(i) a data center lease under which PHC will provide Harrah's Entertainment with space and certain computer services at PHC's Data Center, (ii) a marketing services agreement under which PHC will provide Harrah's Entertainment with the use of certain facilities for processing reservations, (iii) a reservations system agreement under which PHC will provide Harrah's Entertainment with certain access to the PHC's computer reservation system, (iv) a satellite services agreement under which PHC will provide Harrah's Entertainment with certain access to PHC's satellite communications system, and (v) a software agreement which will define the rights of Harrah's Entertainment and PHC to the use of certain software. These agreements will contain commercially reasonable terms to be negotiated by the parties.

    Risk Management Allocation Agreement. Pursuant to the terms of a Risk Management Allocation Agreement to be entered into between PHC and Harrah's Entertainment, claims covered under the Promus risk management program relating to the Hotel Business and arising prior to the Distribution will continue to be insured through Harrah's Entertainment's risk management program with an agreed portion of existing reserves to be allocated to such claims. PHC will manage such claims and indemnify Harrah's Entertainment against liability for such claims to the extent the reserve is insufficient to cover the ultimate cost of the claims. Claims relating to the Hotel Business arising on or after the Distribution Date will be covered by PHC's risk management program.

    Transitional Services Agreements. In addition to the agreements described above, PHC and Harrah's Entertainment will enter into a number of other agreements pursuant to which Harrah's Entertainment will provide certain continuing services to PHC, or PHC will provide certain services to

Harrah's Entertainment, for limited transitional periods. Such services will be provided on market terms and conditions. Subject to the termination provisions of the specific agreements, PHC or Harrah's Entertainment, as the case may be, will be free to procure such services from outside vendors or may develop an in-house capability in order to provide such services internally. Promus believes that these agreements are based on commercially reasonable terms including pricing and payment terms.

FINANCING


    PHC. Promus and Embassy have obtained a commitment from NationsBank under which NationsBank or a group of banks and other financial institutions including NationsBank will provide PHC with the PHC Bank Credit Facilities in aggregate principal amount of $350 million. The PHC Bank Credit Facilities will consist of the Five Year Revolver, a $300 million revolving credit facility with a maturity of five years, and the Extendible Revolver, a $50 million annually extendible revolving credit facility with an initial maturity of 364 days. The Extendible Revolver is convertible into a two-year term loan with equal amortizing payments over such two-year period. Initially, approximately $210 million will be drawn by Embassy under the PHC Bank Credit Facilities and used by Embassy to retire existing debt. Upon the consummation of the Distribution, the PHC Bank Credit Facilities will be transferred by Embassy to a wholly-owned subsidiary of PHC, PHC and its material subsidiaries will be guarantors of such facility, and Embassy will be released from liability under the PHC Bank Credit Facilities. The remaining availability under the PHC Bank Credit Facilities are to be used for working capital, hotel development and other general corporate purposes and to pay certain costs and expenses of the Distribution.


    Interest on the drawn portion of the PHC Bank Credit Facilities will be, at the option of PHC, equal to either (i) the Base Rate (as hereinafter defined) or
(ii) the LIBOR rate plus an applicable margin presently expected to range at the closing from 35 to 50 basis points for the Five-Year Revolver and from 40 to 55 basis points for the Extendible Revolver. "Base Rate" is the higher of the Federal funds rate plus 50 basis points and NationsBank's prime lending rate. From and after the closing of the PHC Bank Credit Facilities, PHC will be required to pay a facility fee on the PHC Bank Credit Facilities commitments (whether drawn or undrawn) presently expected to range at the closing from 20 to 25 basis points for the Five-Year Revolver and from 15 to 20 basis points for the Extendible Revolver.

    There will be provisions for mandatory repayments of the PHC Bank Credit Facilities with proceeds of certain asset dispositions. The PHC Bank Credit Facilities will be secured by the pledge of stock of, and guaranteed by, the material subsidiaries of PHC. The PHC Bank Credit Facilities will also contain certain representations and warranties relating to corporate existence, corporate and governmental authorization, financial information, absence of material adverse change, compliance with laws, compliance with ERISA, absence of litigation, payment of taxes, full disclosure and absence of liens and encumbrances, and financial maintenance covenants and other covenants restricting other indebtedness, asset sales, mergers and acquisitions, dividends and transactions with affiliates.

    Closing of the PHC Bank Credit Facilities is subject to certain conditions, including the execution of definitive credit documentation, receipt of all necessary approvals, no material adverse change in PHC or its business, and the consummation of certain transactions related to the Distribution. See "--Management's Discussion and Analysis of Historical Financial Condition and Results of Operations of PHC--Liquidity and Capital Resources."

    Harrah's Entertainment. In connection with the Distribution, Harrah's Entertainment will cause Embassy to make certain amendments to the Embassy Bank Credit Facility to permit the Distribution. Embassy is also seeking to amend the Embassy Bank Credit Facility to include modifications to certain financial covenants necessitated by the Distribution and more favorable pricing, maturity and other terms. The total commitment amount under the Embassy Bank Credit Facility (presently $650 million) could be reduced in connection with these amendments.

CONSENT SOLICITATION

    Embassy, a wholly-owned subsidiary of Promus, is the obligor with respect to the 10 7/8 Notes and the 8 3/4% Notes. Concurrently herewith, Embassy is soliciting consents from the holders of the 10 7/8% Notes and holders of the 8 3/4% Notes to certain indenture amendments to permit the consummation of the Distribution. The Distribution, as structured, is conditioned upon the consent to such indenture amendments by holders of a majority of the outstanding aggregate principal amount of the 10 7/8% Notes and by holders of a majority of the outstanding aggregate principal amount of the 8 3/4% Notes. See "--Conditions; Termination." The Consent Solicitation will be made only by means of a consent solicitation statement.

    All holders of the 10 7/8% Notes and 8 3/4% Notes as of a specified date (the "Consent Record Date") will be requested to consent to the proposed indenture amendments in the Consent Solicitation. The proposed indenture amendments will allow Embassy to make the Embassy Distribution without regard to the covenant in both the 10 7/8% Notes indenture and the 8 3/4% Notes indenture that restricts dividends to stockholders by Embassy. Embassy's obligation to consummate the Consent Solicitation will be conditioned upon (i) the consummation of the Distribution, and (ii) consent by a majority in principal amount of each of the 10 7/8% Notes and the 8 3/4% Notes not owned by Embassy or any of its affiliates as of the Consent Record Date and (iii) subject to waiver by Embassy, the absence of any law or regulation, injunction or action or other proceeding (pending or threatened), which would make unlawful or invalid, or enjoin the implementation of, the proposed indenture amendments, the entering into of supplemental indentures or the making of consent payments, or question the legality or validity thereof, or otherwise adversely affect the Embassy Distribution or the Distribution. Embassy currently expects to make the Consent Solicitation at least 30 days prior to the Distribution Date, and, if the conditions to the Consent Solicitation are satisfied, to consummate the Consent Solicitation no later than the Distribution Date.

REGULATORY APPROVALS

    Promus does not believe that any material federal or state regulatory approvals will be necessary in connection with the Distribution, except as set forth below.

    Gaming Approvals. Certain approvals must be obtained from the gaming authorities in the State of New Jersey prior to the Distribution. Although Promus is in the process of obtaining such approval, it is not expected to be obtained until shortly after the Annual Meeting. Consequently, the Promus Board is expected to declare the Distribution conditioned upon the approval of the New Jersey gaming authorities. See "--Certain Special Considerations--Certain Consent Requirements."

    Transfers of Liquor Licenses. In connection with the transfer to PHC of certain assets of the Hotel Business, PHC will be required to seek approval from a number of states for the transfer of liquor licenses from Embassy to PHC (or its subsidiaries). PHC believes that such approvals can be obtained in due course.

    Transfers of Franchises. The Federal Trade Commission and a number of states regulate the offering of new franchises and other aspects of franchising. In connection with the transfer to PHC of certain assets of the PHC Hotel Business, PHC will be required to register and obtain approval of an offering circular from a number of states in order to offer for sale franchises for the Hotel Business in those states. PHC believes that such approvals can be obtained in due course following the Distribution and that no material adverse consequence to PHC would result from a delay in obtaining any such approvals.

ACCOUNTING TREATMENT

    The historical financial statements of Promus have been restated to report the Hotel Business as discontinued operations. Included separately herein are the combined financial statements of PHC as if it were a separate entity for all periods presented. Promus's historical basis in the assets and liabilities of PHC has been carried over. See "--Selected Historical Financial Data of PHC," "--Pro Forma Financial Data of PHC" and "--Pro Forma Financial Data of Harrah's Entertainment."

SELECTED HISTORICAL FINANCIAL DATA OF PROMUS


    The following summary combined financial information for Promus has been derived from the historical financial information of Promus, which has been restated to retroactively reflect the Hotel Business as discontinued operations. The information that follows should be read in conjunction with the audited Consolidated Financial Statements and notes thereto of Promus included in the 1994 Promus Form 10-K and incorporated by reference herein. For a discussion of the basis of presentation of the Promus consolidated financial statements, see
Note 1 to the Promus consolidated financial statements. For a discussion of Promus's financial results for the first quarters of 1995 and 1994, see "Recent Developments."


                                                                  FISCAL YEAR
                                            --------------------------------------------------------
                                            1994(A)       1993        1992        1991        1990
                                            --------    --------    --------    --------    --------
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Operating results(b)
  Continuing operations
    Revenues.............................   $1,339.4    $1,020.6    $  894.4    $  863.4    $  875.3
    Operating income.....................      269.2       210.0       161.0       142.2       139.3
    Income from continuing operations....       50.0        74.9        49.6        34.5        30.7
  Earnings (loss) from discontinued hotel
    operations...........................       36.3        16.9         1.8        (4.5)       (7.4)
  Net income.............................       78.4        86.3        52.5        30.0        23.4
  Earnings (loss) per share
    Continuing operations................       0.49        0.73        0.49        0.39        0.39
    Discontinued hotel operations........       0.35        0.16        0.02       (0.06)      (0.09)
    Net income...........................       0.76        0.84        0.52        0.33        0.30
  Cash dividend per share................          -           -           -           -       10.00
Financial position
  Total assets(b)........................    1,738.0     1,528.0     1,297.3     1,226.0     1,141.2
  Total assets of continuing
operations(b)............................    1,595.0     1,347.5     1,085.1     1,034.3     1,028.6
  Long-term debt(b)......................      727.5       665.2       660.7       614.5       712.3
  Stockholders' equity...................      623.4       536.0       427.9       365.5       203.7
  Book value per share...................       6.09        5.24        4.20        3.61        2.55


- ------------

(a) Promus's 1994 financial results include a charge of $53.4 million to accrue the estimated cost of the settlement of litigation between Promus and Bass PLC, including related legal fees and other associated expenses.


(b) Promus's historical financial information for all periods presented is reflected net of a pro-rata portion of its historical corporate debt balance, unamortized deferred finance charges and interest expense allocated to PHC. These allocations were based on the percentage of Promus's existing corporate debt expected to be retired using proceeds drawn under the PHC Bank Credit Facilities. The amounts of these balances allocated to PHC were based on the estimate that approximately 20.5 percent, computed as of December 31, 1994, of Promus's corporate debt will be assumed by PHC at the time of the Distribution and result in a reasonable approximation, in management's judgment, of the portion of Promus's historical corporate debt balance that was serviced by the cash flows of PHC's operations in the periods presented. The amounts of Promus's corporate debt allocated to PHC as of year-end 1994, 1993, 1992, 1991 and 1990 were $187.9 million, $171.8 million, $170.9 million, $168.9 million and $194.2 million, respectively. The amounts of Promus's unamortized deferred finance charges allocated to PHC as of year-end 1994, 1993, 1992, 1991 and 1990 were $3.2 million, $3.9 million, $3.4 million, $3.6 million and $5.0 million, respectively. Promus's corporate interest expense has been allocated to PHC on the same basis and percentage applied to the corporate debt allocation. The amounts of Promus's corporate interest expense allocated to PHC for fiscal 1994, 1993, 1992, 1991 and 1990 were $17.2 million, $17.0 million,


                                         (Footnotes continued on following page)

(Footnotes continued from preceding page)

    $19.5 million, $21.1 million and $18.6 million, respectively. The amounts of Promus's corporate interest allocated to PHC for all periods presented is in addition to the interest expense included in PHC's financial statements on indebtedness specifically identified with a PHC entity and PHC's proportionate share of interest expense of its nonconsolidated affiliates. Total interest expense included in PHC's financial statements from all sources, including the amounts allocated from Promus, for fiscal 1994, 1993, 1992, 1991 and 1990 were $31.1 million, $33.5 million, $40.7 million, $41.8 million and $30.3 million, respectively.


SELECTED HISTORICAL FINANCIAL DATA OF PHC

    The following table summarizes selected historical combined financial data of PHC for the five fiscal years ended December 31, 1994. Prior to the Distribution, Promus will transfer its interest in the Embassy Suites, Hampton Inn and Homewood Suites hotel divisions and certain other assets unrelated to Harrah's Entertainment to PHC. The following table gives effect to such transfers.

    The combined financial statements of PHC include the assets and liabilities, revenues and expenses of the Hotel Business. The PHC combined financial statements include certain allocations of the overhead expenses incurred by Promus that support all of PHC's businesses. In management's opinion, these allocations were made on a reasonable basis. However, such allocations may not be indicative of the level of expenses which will be incurred by PHC after the Distribution. The expenses were generally allocated based upon specific identification and estimates of the relative time devoted to supporting PHC.


    The historical combined financial data is not necessarily indicative of PHC's future results of operations or financial condition. The data set forth below should be read in conjunction with the unaudited Pro Forma Financial Data and the notes thereto of PHC and the audited Combined Financial Statements of PHC and the notes thereto and the Management's Discussion and Analysis of Historical Financial Condition and Results of Operations of PHC included elsewhere in this Proxy Statement. For a discussion of the basis of presentation of the PHC Combined Financial Statements, see Note 1 of the Notes to the PHC Combined Financial Statements. For a discussion of PHC's financial results for the first quarters of 1995 and 1994, see "Recent Developments."


                                                                      FISCAL YEAR
                                                     ----------------------------------------------
                                                      1994      1993      1992      1991      1990
                                                     ------    ------    ------    ------    ------
(IN MILLIONS)
Operating results(a)(b)
  Continuing operations
    Revenues......................................   $242.7    $231.2    $218.7    $167.7    $128.9
    Operating income..............................     94.3      67.5      43.8      33.9      20.1
    Income (loss) before extraordinary items......     36.3      16.9       1.8      (4.5)     (7.4)
  Net income (loss)...............................     36.3      16.9       6.4      (4.5)     (7.4)
Financial position
  Total assets(a).................................    420.6     446.2     511.5     502.7     404.2
  Long-term debt(a)...............................    189.9     174.6     216.7     220.7     191.2
  Parent company investment.......................    143.0     180.5     212.2     191.7     112.6


- ------------


(a) In anticipation of the retirement of a portion of Promus's outstanding corporate debt using proceeds drawn under the PHC Bank Credit Facilities prior to the Distribution, a pro-rata portion of Promus's historical outstanding debt balance, unamortized deferred finance charges and interest expense has been allocated to PHC. These allocations were based on the percentage of Promus's existing debt expected to be retired using proceeds to be drawn under the PHC Bank Credit Facilities. The amounts of these balances allocated to PHC were based on the estimate that approximately 20.5 percent, computed as of December 31, 1994, of Promus's corporate debt will be assumed by PHC at the time of the Distribution and result in a reasonable approximation, in management's judgment, of the portion of Promus's historical corporate debt balance that was serviced by the cash flows of PHC's operations in the periods presented. The amounts of Promus's corporate debt allocated to PHC as of year-end 1994, 1993, 1992, 1991 and 1990 were $187.9 million, $171.8 million, $170.9 million, $168.9 million and $194.2 million, respectively. The amounts of Promus's unamortized deferred finance charges allocated to PHC as of year-end 1994,


                                         (Footnotes continued on following page)

(Footnotes continued from preceding page)


    1993, 1992, 1991 and 1990 were $3.2 million, $3.9 million, $3.4 million,
    $3.6 million and $5.0 million, respectively. Promus's corporate interest expense has been allocated to PHC on the same basis and percentage applied to the corporate debt allocation. The amounts of Promus's corporate interest expense allocated to PHC for fiscal 1994, 1993, 1992, 1991 and 1990 were $17.2 million, $17.0 million, $19.5 million, $21.1 million and $18.6 million, respectively. The amounts of Promus's corporate interest allocated to PHC for all periods presented is in addition to the interest expense included in PHC's financial statements on indebtedness specifically identified with a PHC entity and PHC's proportionate share of interest expense of its nonconsolidated affiliates. Total interest expense included in PHC's financial statements from all sources, including the amounts allocated from Promus, for fiscal 1994, 1993, 1992, 1991 and 1990 were $31.1 million, $33.5 million, $40.7 million, $41.8 million and $30.3 million, respectively.


(b) PHC's historical operating results do not reflect any estimated incremental costs expected to be incurred by PHC to support its operations as a stand-alone entity after the Distribution. As reflected in the accompanying pro forma financial statements, had the Distribution occurred on January 1, 1994, it is estimated that such incremental costs, related primarily to information technology, insurance programs and administrative support functions, would have been approximately $6.6 million, before income taxes, in 1994. Had the Distribution occurred at the beginning of the earliest period presented, a similar amount, adjusted for the impact of inflation, would have been incurred in each of the periods reported in this table.


PRO FORMA FINANCIAL DATA OF PHC

    The following unaudited financial data illustrates the estimated effects of the proposed Distribution. The pro forma balance sheet is based on the December 31, 1994 balance sheet of PHC and assumes the Distribution was consummated on that date. The pro forma income statement is based on the fiscal 1994 income statement of PHC and assumes the Distribution was consummated at the beginning of the fiscal period. The unaudited pro forma financial data should be read in conjunction with the audited combined financial statements of PHC and the notes thereto, together with the Selected Historical Financial Data, including the notes thereto, and other financial information of PHC included elsewhere in this Proxy Statement.

    The Pro Forma Financial Data of PHC does not purport to represent what the financial position or results of operations of PHC would have been if the Distribution had in fact been consummated on such date or at the beginning of the period indicated or to project the financial position or results of operations for any future date or period. The pro forma adjustments are based upon available information and upon certain assumptions that PHC's management believes are reasonable in the circumstances.

                            PROMUS HOTEL CORPORATION
                            PRO FORMA BALANCE SHEET
                            AS OF DECEMBER 31, 1994
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                          PRO FORMA
                                                           HISTORICAL    ADJUSTMENTS    PRO FORMA
                                                           ----------    -----------    ---------
    ASSETS
Current assets
  Cash and cash equivalents.............................    $   2,222     $        -    $   2,222
  Receivables, including notes receivable of $66, less
allowance for doubtful accounts of $1,270...............       18,148              -       18,148
  Deferred income taxes.................................        2,844              -        2,844
  Prepayments...........................................          528              -          528
  Supplies..............................................        1,095              -        1,095
  Other.................................................          728              -          728
                                                           ----------    -----------    ---------
      Total current assets..............................       25,565              -       25,565
                                                           ----------    -----------    ---------
Land, buildings, furniture and equipment................      410,751         21,768(c)   432,519
Less: Accumulated depreciation and amortization.........      (88,611)             -      (88,611)
                                                           ----------    -----------    ---------
                                                              322,140         21,768      343,908
Investments in and advances to nonconsolidated
affiliates..............................................       35,856              -       35,856
Deferred costs and other................................       37,004         (3,163)(a)    37,341
                                                                               3,000(b)
                                                                                 500(d)
                                                           ----------    -----------    ---------
                                                            $ 420,565     $   22,105    $ 442,670
                                                           ----------    -----------    ---------
                                                           ----------    -----------    ---------
    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable......................................    $  14,437     $        -    $  14,437
  Accrued expenses......................................       18,769              -       18,769
  Current portion of long-term debt.....................        1,255              -        1,255
                                                           ----------    -----------    ---------
      Total current liabilities.........................       34,461              -       34,461
Long-term debt..........................................      189,943          3,000(b)   215,211
                                                                              21,768(c)
                                                                                 500(d)
Deferred credits and other..............................       28,649              -       28,649
Deferred income taxes...................................       24,504              -       24,504
                                                           ----------    -----------    ---------
                                                              277,557         25,268      302,825
                                                           ----------    -----------    ---------
Stockholders' equity
  Common stock..........................................            -          5,116(e)     5,120
                                                                                   4(f)
  Capital surplus.......................................            -        134,729(e)   135,259
                                                                                 530(f)
  Retained earnings.....................................            -              -            -
  Deferred compensation.................................            -           (534)(f)      (534)
  Parent company investment.............................      143,008         (3,163)(a)         -
                                                                            (139,845)(e)
                                                           ----------    -----------    ---------
                                                              143,008         (3,163)     139,845
                                                           ----------    -----------    ---------
                                                            $ 420,565     $   22,105    $ 442,670
                                                           ----------    -----------    ---------
                                                           ----------    -----------    ---------

           See accompanying notes to pro forma financial statements.

                            PROMUS HOTEL CORPORATION
                         PRO FORMA STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                        PRO FORMA
                                                         HISTORICAL    ADJUSTMENTS    PRO FORMA
                                                         ----------    -----------    ---------
Revenues
  Rooms...............................................   $  110,205     $       -     $ 110,205
  Food and beverage...................................        8,001             -         8,001
  Franchise and management fees.......................       76,874             -        76,874
  Other...............................................       47,644         2,769(f)     50,413
                                                         ----------    -----------    ---------
      Total revenues..................................      242,724         2,769       245,493
                                                         ----------    -----------    ---------
Operating expense
  Direct
    Rooms.............................................      (56,952)            -       (56,952)
    Food and beverage.................................       (7,760)            -        (7,760)
  Depreciation of buildings and equipment.............      (22,336)       (1,136)(g)   (23,472)
  Other...............................................      (58,711)       (2,851)(h)   (61,662)
                                                                             (100)(i)
                                                         ----------    -----------    ---------
      Total operating expenses........................     (145,759)       (4,087)     (149,846)
                                                         ----------    -----------    ---------
                                                             96,965        (1,318)       95,647
General and administrative............................       (3,337)       (3,710)(h)    (7,047)
Property transactions.................................          626             -           626
                                                         ----------    -----------    ---------
Operating income......................................       94,254        (5,028)       89,226
Interest expense, net of interest capitalized.........      (31,148)       17,154(j)    (30,992)
                                                                          (16,998)(k)
Other.................................................           11             -            11
                                                         ----------    -----------    ---------
Income before income taxes............................       63,117        (4,872)       58,245
Provision for income taxes............................      (26,798)        1,900(l)    (24,898)
                                                         ----------    -----------    ---------
Income from continuing operations.....................   $   36,319     $  (2,972)    $  33,347
                                                         ----------    -----------    ---------
                                                         ----------    -----------    ---------
Income from continuing operations per share...........                                $    0.65
                                                                                      ---------
                                                                                      ---------
Average shares outstanding............................                     51,405(e)     51,405
                                                                       -----------    ---------
                                                                       -----------    ---------

           See accompanying notes to pro forma financial statements.

                            PROMUS HOTEL CORPORATION
                    NOTES TO PRO FORMA FINANCIAL STATEMENTS


    Prior to the Distribution, Embassy will enter into the PHC Bank Credit Facilities and sufficient funds will be drawn under those facilities by Embassy for purposes of retiring that portion of Promus's corporate debt which has been allocated to PHC in the historical financial statements ($187.9 million at December 31, 1994). The approximately $210.0 million expected to be outstanding under the PHC Bank Credit Facilities and assumed by PHC in connection with the Distribution includes both the $187.9 million of Promus corporate debt allocated to PHC at December 31, 1994, and the additional $22.1 million to be incurred by Promus subsequent to December 31, 1994, but prior to the Distribution, to acquire the Audubon Woods Business Campus (see Note (c)). The PHC Bank Credit Facilities will be included among the liabilities transferred by Embassy and its subsidiaries to PHC, and Promus and Embassy will be released from their liability under the PHC Bank Credit Facilities in connection with the Distribution. The pro forma balance sheet assumes that these events occurred on December 31, 1994, and the long-term debt in PHC's historical balance sheet includes its borrowings under the PHC Bank Credit Facilities at the time of the Distribution. See "--Financing--PHC."


 (a)  Records the transfer back to Promus through parent company investment of the balance of historical unamortized deferred finance charges allocated by Promus to PHC as of
      December 31, 1994, based on the percentage of Promus's existing corporate debt expected to be retired using proceeds drawn under the PHC Bank Credit Facilities.
 (b)  Records the estimated $3.0 million of deferred finance charges expected to be incurred at the inception of the PHC Bank Credit Facilities and paid with funds drawn on the
      Facilities.
 (c)  Records the contribution by Promus to PHC of the Audubon Woods Business Campus,
      together with the related debt. This facility, which will serve as PHC's headquarters offices, was purchased in January 1995 using funds assumed to have been drawn under the
      PHC Bank Credit Facilities.
 (d)  Records the payment by PHC of estimated organization costs using funds drawn under the
      PHC Bank Credit Facilities.
 (e)  Reflects the issuance of 51,158,000 shares of PHC Common Stock at the time of the
      Distribution.
 (f)  Records the issuance of 43,000 shares of restricted stock to PHC employees at the time of the Distribution. These shares replace Promus restricted shares held by these employees immediately prior to and cancelled upon consummation of the Distribution.
 (g)  Reflects estimated income statement impact of the addition of the Audubon Woods
      Business Campus. The facility currently leases space to third parties in arm's-length transactions and such estimates are based on existing lease agreements.
 (h)  Records estimated incremental costs, primarily for information technology, insurance programs and administrative support functions, expected to be incurred by PHC to support its stand-alone operations.
 (i)  Reflects amortization of estimated organization costs (see Note (d)) on a straight-line basis over five years.
 (j)  Reflects the reversal of historical interest expense allocated by Promus to PHC.
 (k)  Reflects a full year of interest expense arising from the PHC Bank Credit Facilities, including:
           i. interest on outstanding balance computed at LIBOR plus 0.75%. The LIBOR rate as of the date of receipt of the PHC Bank Credit Facilities commitment (6.75%) has been used as the basis for computing interest expense for this pro forma income statement.
          ii. commitment fee on unused balance at 0.20%.
          iii. amortization of deferred finance charges incurred at inception of the PHC Bank
            Credit Facilities (see Note (b)) following the interest method over the expected five-year term of the debt.
 (l)  Reflects income tax effect of the pro forma adjustments to income at the 39.0% marginal income tax rate applied to PHC's historical 1994 income.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF HISTORICAL FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF PHC

    Formation and Basis of Presentation. On January 30, 1995, Promus announced the Distribution. The Distribution will split the company into two independent public corporations, one for conducting the Casino Business and one for conducting the Hotel Business. As a result of the announced Distribution, Promus's historical financial statements have been restated to report the Hotel Business as discontinued operations. Included separately herein are the combined financial statements of PHC as if it were a separate entity for all periods presented.

    The Distribution is subject to a number of conditions. See "--Conditions; Termination."


                          RESULTS OF OPERATIONS OF PHC


                                                                                   PERCENTAGE
                                                                              INCREASE/(DECREASE)
                                                                              --------------------
(IN MILLIONS)                                 1994       1993       1992      94 VS 93    93 VS 92
                                             -------    -------    -------    --------    --------
Revenues..................................   $242.7     $231.2     $218.7       5.0%        5.7%
Operating income before general and
  administrative expenses and property
transactions..............................     97.0       70.6       57.7      37.4%       22.4%
Operating income..........................     94.3       67.5       43.8      39.7%       54.1%
Net income................................     36.3       16.9        6.4     114.8%      164.1%
Operating margin..........................     38.9%      29.2%      20.0%      9.7pts      9.2pts
System-wide RevPAR/S
  Embassy Suites..........................   $ 72.86    $ 68.58    $ 65.26      6.2%        5.1%
  Hampton Inn.............................     39.74      37.10      34.82      7.1%        6.5%
  Homewood Suites.........................     59.67      54.91      50.10      8.7%        9.6%
Number of Hotels
  Company-owned
    Embassy Suites........................      9          9         15
    Hampton Inn...........................     15         15         15
    Homewood Suites.......................      8          8          8
  Franchised and Managed
    Embassy Suites........................     98         98         88
    Hampton Inn...........................    422        357        312
    Homewood Suites.......................     18         16         16


    The principal factors affecting PHC results are: the continued growth in the number of hotels; the occupancies and room rates achieved by the three hotel brands; the number and relative mix of owned, managed and franchised hotels; and PHC's ability to manage costs. The number of rooms/suites at franchised properties and revenue per available room/suite ("RevPAR/S") significantly affect PHC results since franchise royalty fees are based upon rooms/suites revenues of franchised hotels. Increases in franchise and management fee revenues have a disproportionate impact on PHC's operating margin due to the lower incremental costs associated with these revenues. In 1994 and 1993, each of these factors contributed to improved financial results over the prior year.

    As of December 31, 1994, PHC's combined hotel systems had grown to include 570 properties, a net increase of 67 franchisee developed properties over the 503 hotels in the combined systems at the end of 1993. Each of the three brands improved its RevPAR/S measurement by over 6%. The continued growth of the hotel systems through management and franchise properties, coupled with a continued focus on managing costs, contributed to higher operating income and operating margins. Franchise and management fees increased to 31.7% of total revenues in 1994, versus 26.1% in 1993, and operating margins increased to 38.9% in 1994 versus 29.2% in the prior year. PHC 1994 franchise and management fees include approximately $5.4 million in certain nonrecurring fees related to the change of ownership and contract terminations. Excluding these fees, operating margin would have been 37.4% in 1994.

    Total revenue increases in 1993 over 1992 were also primarily due to combined system growth and increased RevPAR/S for all three brands. Partially offsetting the revenue increases attributable to these sources was the reduction in the number of company-owned Embassy Suites properties.

    Operating income before corporate expense and property transactions increased in 1993 over the prior year due to the impact on operations of increased franchise and management fees. Partially offsetting this increase in 1993 was a $3.6 million writedown of a receivable from an Embassy Suites franchisee.

                                                                            PERCENTAGE
                                                                       INCREASE/(DECREASE)
                                                                       --------------------
(IN MILLIONS)                             1994      1993      1992     94 VS 93    93 VS 92
                                         ------    ------    ------    --------    --------
General and administrative expense....   $  3.3    $  4.5    $  8.2      (26.7)%     (45.1)%
Property transactions.................     (0.6)     (1.3)      5.7        N/M         N/M
Interest expense......................     31.1      33.5      40.7       (7.2)%     (17.7)%
Other (income) expense................        -       3.2      (0.1)       N/M         N/M
Effective tax rate....................     42.5%     45.0%     43.2%      (2.5)pts     1.8pts
Extraordinary gains, net..............   $    -    $    -    $ (4.5)         -         N/M


    General and administrative expense reflects the cost of staff functions which support all three hotel brands. These costs have declined over the three year period, reflecting the third quarter 1993 consolidation into a single organizational structure of the management of the brands comprising PHC and the closing of the Embassy Suites management office in Dallas in 1992. The Distribution will result in the division of certain of Promus's existing corporate support functions between the two resulting entities. Historically, Promus allocated to its operating units all corporate overhead expenses specifically identified with those operations. The amounts of such costs allocated to the entities comprising PHC and included in PHC financial results were $10.6 million in 1994, $11.7 million in 1993 and $12.2 million in 1992. Since these allocations will be discontinued after the Distribution and responsibility for these support functions will be assumed by PHC, general & administrative expense in the historical financial statements may not be indicative of such costs in the future. In addition, PHC's historical operating results do not reflect any estimated incremental costs expected to be incurred by PHC to support its operations as a stand-alone entity after the Distribution. As reflected in the accompanying pro forma financial statements, had the Distribution occurred on January 1, 1994, it is estimated that such incremental costs, related primarily to information technology, insurance programs and administrative support functions, would have been approximately $6.6 million, before income taxes, in 1994. Had the Distribution occurred at the beginning of the earliest period presented, a similar amount, adjusted for the impact of inflation, would have been incurred in each of the periods presented in these financial statements.



    Property transactions for 1994 includes gains on the sales of a company-owned Hampton Inn and a parcel of undeveloped land. Property transactions for 1993 included the gain on the sale of an Embassy Suites property. In 1992, property transactions include a $3.6 million writedown resulting from the writedown of a joint venture hotel during the year. This property transaction writedown was offset by a $2.7 million extraordinary gain resulting from the forgiveness of the joint venture's non-recourse debt.


    Interest expense for all periods includes the pro rata allocation of corporate interest by Promus related to the debt expected to be retired in connection with the Distribution using funds drawn on the PHC Bank Credit Facilities. See "--Liquidity and Capital Resources." Interest expense also includes PHC's share of interest expense of its nonconsolidated affiliates. The decrease in interest expenses from 1993 to 1994 is due to changes in interest rates and the mix of allocated debt. The decrease from 1992 to 1993 is due to the transfer of its ownership interest in five Embassy Suites properties to a third party which included the assumption of mortgage debt on these properties by the third party.

    Other expense for 1993 included a $3.2 million payment related to the settlement of an issue concerning the guarantee of a land lease associated with a Embassy Suites franchised property by PHC.

    The effective tax rate for all periods is higher than the federal statutory rate primarily due to state income taxes.

    The extraordinary gain reported in 1992 is composed of two items. First, PHC reported a $2.7 million, net of tax, extraordinary gain representing its portion of an extraordinary gain resulting from the forgiveness of debt of an Embassy Suites' joint venture by the secured lender of the venture's non-recourse debt. A second extraordinary gain of $1.8 million, net of tax, resulted from the discounting of a mortgage in connection with its early extinguishment.

    Capital Spending and Development. PHC had net additions of 67 franchised properties during 1994, compared to 55 in 1993. Most of the growth occurred in the Hampton Inn division, which added 65 properties and 45 properties in 1994 and 1993, respectively. As of December 31, 1994, 79 properties were under construction and will operate under franchise agreements as Promus brands: 67 Hampton Inns (including three Hampton Inns & Suites), four Homewood Suites, and eight Embassy Suites.

    In May 1994 PHC announced plans to expand the Homewood Suites brand by developing 20 to 25 additional company owned properties during the next three years. A total of up to $150 million may be required during this period to fund the development. Construction on the first of these properties began in October 1994. The property will be a company-owned prototype of a downsized Homewood Suites property, suitable for smaller markets, and is expected to be completed during the third quarter of 1995 at an estimated cost of approximately $6.4 million.

    Construction on the first Hampton Inn & Suites hotel, a new concept combining rooms and suites within a single hotel, began in September 1994. The hotel is being developed by a franchisee and is expected to open during the second quarter of 1995.

    During 1993, PHC reduced the number of company-owned properties from 38 to 32 through the transfer of its ownership interests in five Embassy Suites hotels to a third party in exchange for cash, notes receivable and the assumption of the related mortgages, and the sale of an Embassy Suites hotel in an unrelated transaction to a third party for cash and assumption of the related debt. All six properties remain in the Embassy Suites system as franchises and five continue to be managed by Embassy Suites for a fee. The notes receivable arising from the disposition of the five hotels in 1993 were collected in 1994.

    On-going refurbishment of PHC's existing company-owned hotel properties to maintain the quality standards set for those properties will continue in 1995 at an estimated cost of $12.8 million.

    In early 1995, PHC acquired an office complex in Memphis, Tennessee, which will serve as its corporate headquarters after the Distribution, at a cost of approximately $22.0 million.

    Cash needed to finance the projects currently under development, as well as additional projects to be developed by PHC, will be made available from operating cash flows, the PHC Bank Credit Facilities (see "--Liquidity and Capital Resources"), joint venture partners, specific project financing, sales of existing hotel assets and, if necessary, PHC debt and equity offerings. PHC capital expenditures totaled $17.2 million during 1994. An additional $109.5 million is expected to be spent during 1995 to fund project development, including those projects discussed above, in refurbishing existing facilities and for other hotel related projects.

    Liquidity and Capital Resources. Promus is currently negotiating the $350 million PHC Bank Credit Facilities to be secured by stock of certain material subsidiaries of PHC. Concurrent with the Distribution, approximately $210 million will be drawn by Embassy under this facility and used by Embassy to retire existing debt. In anticipation of these transactions, a pro rata portion of Promus's historical outstanding debt balance, unamortized deferred finance charges and interest expense has been allocated to PHC for all periods presented. The amounts allocated are based on the percentage of Promus's existing debt expected to be retired using proceeds from the PHC Bank Credit Facilities. The PHC Bank Credit Facilities will be included among the liabilities transferred by Promus and its subsidiaries to PHC, and Embassy will be released from its liability under the PHC Bank Credit Facilities in connection with the Distribution. PHC will use the remaining borrowing capacity available to it under the PHC Bank Credit Facilities for working capital, hotel development and other general corporate purposes.

    In connection with the Distribution, PHC intends to enter into severance agreements with certain of its key executives. See "Management of PHC--Employment and Severance Agreements."

    Tax Matters. PHC and Harrah's Entertainment will enter into the Tax Sharing Agreement that defines the parties' rights and obligations with respect to deficiencies and refunds of federal, state and other income or franchise taxes relating to Promus's business for tax years prior to the Distribution and with respect to certain tax attributes of Promus after the Distribution. In general, with respect to periods ending on or before the last day of the year in which the Distribution occurs, Harrah's Entertainment is responsible for (i) filing consolidated federal tax returns for the Harrah's Entertainment affiliated group, including in each case PHC and its subsidiaries for the relevant periods of time that such companies were members of the applicable group, and (ii) paying the taxes relating to such returns except to the extent solely attributable to the Hotel Business (including any subsequent adjustments resulting from the redetermination of such tax liabilities by the applicable taxing authorities). PHC will reimburse Harrah's Entertainment for the portion of such taxes solely relating to the Hotel Business. The responsibility for state and local tax returns, audits and payments for periods prior to the Distribution will be allocated between Harrah's Entertainment and PHC according to their respective properties and businesses as of the Distribution Date, unless otherwise specifically provided in the Tax Sharing Agreement. PHC is responsible for audits, filing returns and paying taxes related to the Hotel Business for subsequent periods. PHC and Harrah's Entertainment have agreed to cooperate with each other and to share information in preparing such tax returns and in dealing with other tax matters. Harrah's Entertainment is also responsible for paying all taxes of the Promus group and its successors for periods prior to February 7, 1990.

    Effects of Inflation. Generally, PHC has not experienced any significant negative impact in its hotels and food and beverage operations because of inflation. PHC has been able to increase rates and prices and thereby pass on the effects of inflationary cost increases. Competitive conditions may limit the industry's future ability to raise room rates at the rate of inflation. However, PHC expects to be able to raise the rates for its three brands by more than the rate of inflation. PHC will continue to emphasize cost containment and productivity improvement programs.

    Inflation tends to increase the underlying value of PHC's real estate and management and franchise contracts.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF PRO FORMA FINANCIAL DATA OF PHC

    The Management's Discussion and Analysis of Pro Forma Financial Statements of PHC should be read in conjunction with the Management's Discussion and Analysis of Historical Financial Condition and Results of Operations of PHC contained elsewhere in this Proxy Statement.

    PHC's pro forma revenues for fiscal 1994 are approximately $245.5 million compared to historical revenues of $242.7 million. The $2.8 million revenue increase is due to the inclusion in the pro forma income statement of rental revenue from the office complex to be acquired by PHC in January 1995 to serve as its headquarters offices. The rent revenue on leases of office space to third parties will continue until the expiration of the existing leases. Pro forma operating income declined $5.0 million from the historical amount, to $89.2 million, primarily due to the estimated incremental operating costs to be incurred by PHC to support its operations on a stand-alone basis after the Distribution. Pro forma interest expense of $31.0 million is essentially even with the historical interest expense.

    Pro forma net income of $33.3 million is lower than the historical net income of $36.3 million due to the estimated incremental operating costs, partially offset by the addition of the rent revenue.

PRO FORMA FINANCIAL DATA OF HARRAH'S ENTERTAINMENT

    The following unaudited financial data illustrates the estimated effects on Harrah's Entertainment of the proposed Distribution. The pro forma balance sheet is based on the December 31, 1994, balance sheet of Harrah's Entertainment and assumes the Distribution was consummated on that date. The pro forma income statement is based on the fiscal 1994 income statement of Harrah's Entertainment and assumes the Distribution was consummated at the beginning of the fiscal period.

    The Pro Forma Financial Data of Harrah's Entertainment does not purport to represent what the financial position or results of operations of Harrah's Entertainment would have been if the Distribution had in fact been consummated on such date or at the beginning of the period indicated or to project the financial position or results of operations for any future date or period. The pro forma adjustments are based upon available information and upon certain assumptions that Harrah's Entertainment's management believes are reasonable in the circumstances.

                          HARRAH'S ENTERTAINMENT, INC.
                            PRO FORMA BALANCE SHEET
                            AS OF DECEMBER 31, 1994
                                  (UNAUDITED)
                                 (IN THOUSANDS)


                                                                        PRO FORMA
                                                         HISTORICAL    ADJUSTMENTS    PRO FORMA
                                                         ----------    -----------    ----------
    ASSETS
Current assets
  Cash and cash equivalents...........................   $   84,968     $ (18,015)(a) $   84,968
                                                                          (18,100)(b)
                                                                           36,115(c)
  Receivables, including notes receivable of $528,
    less allowance for doubtful accounts of $9,551....       33,051             -         33,051
  Deferred income taxes...............................       18,979             -         18,979
  Prepayments.........................................        4,291             -          4,291
  Supplies............................................       11,463             -         11,463
  Other...............................................       19,083             -         19,083
                                                         ----------    -----------    ----------
      Total current assets............................      171,835             -        171,835
                                                         ----------    -----------    ----------
Land, buildings, riverboats and equipment.............    1,602,620             -      1,602,620
Less: Accumulated depreciation and amortization.......     (472,779)            -       (472,779)
                                                         ----------    -----------    ----------
                                                          1,129,841             -      1,129,841
Net assets of discontinued hotel operations...........      143,008        (3,163)(d)          -
                                                                         (139,845)(e)
Investments in and advances to nonconsolidated
affiliates............................................      116,932             -        116,932
Deferred costs and other..............................      176,349         3,163(d)     179,512
                                                         ----------    -----------    ----------
                                                         $1,737,965     $(139,845)    $1,598,120
                                                         ----------    -----------    ----------
                                                         ----------    -----------    ----------
    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable....................................   $   54,621     $       -     $   54,621
  Accrued litigation settlement and related costs.....       72,101             -         72,101
  Construction payables...............................       10,879             -         10,879
  Accrued expenses....................................      156,446        (3,552)(a)    152,894
  Current portion of long-term debt...................        1,036             -          1,036
                                                         ----------    -----------    ----------
      Total current liabilities.......................      295,083        (3,552)       291,531
Long-term debt........................................      727,493       (18,100)(b)    745,508
                                                                           36,115(c)
Deferred credits and other............................       66,735             -         66,735
Deferred income taxes.................................        7,138             -          7,138
                                                         ----------    -----------    ----------
                                                          1,096,449        14,463      1,110,912
                                                         ----------    -----------    ----------
Minority interests....................................       18,079             -         18,079
                                                         ----------    -----------    ----------
Stockholders' equity
  Common stock........................................       10,240            (3)(f)     10,237
  Capital surplus.....................................      350,196          (531)(f)    349,665
  Retained earnings...................................      265,574      (139,845)(e)    110,531
                                                                          (15,198)(a)
  Deferred compensation related to restricted stock...       (2,573)          735(a)      (1,304)
                                                                              534(f)
                                                         ----------    -----------    ----------
      Total stockholders' equity......................      623,437      (154,308)       469,129
                                                         ----------    -----------    ----------
                                                         $1,737,965     $(139,845)    $1,598,120
                                                         ----------    -----------    ----------
                                                         ----------    -----------    ----------


           See accompanying notes to pro forma financial statements.

                          HARRAH'S ENTERTAINMENT, INC.
                         PRO FORMA STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                     PRO FORMA
                                                     HISTORICAL     ADJUSTMENTS        PRO FORMA
                                                     -----------    -----------       -----------
Revenues
  Casino..........................................   $ 1,118,107    $         -       $ 1,118,107
  Food and beverage...............................       162,413              -           162,413
  Rooms...........................................       105,642              -           105,642
  Management fees.................................           914              -               914
  Other...........................................        80,151              -            80,151
  Less: casino promotional allowances.............      (127,821)             -          (127,821)
                                                     -----------    -----------       -----------
      Total revenues..............................     1,339,406              -         1,339,406
                                                     -----------    -----------       -----------
Operating expenses
  Direct
    Casino........................................      (497,686)             -          (497,686)
    Food and beverage.............................       (82,825)             -           (82,825)
    Rooms.........................................       (33,430)             -           (33,430)
  Depreciation of buildings and equipment.........       (70,632)             -           (70,632)
  Development costs...............................       (22,015)             -           (22,015)
  Preopening costs................................       (15,313)             -           (15,313)
  Other...........................................      (319,411)        (2,398)(g)      (321,809)
                                                     -----------    -----------       -----------
      Total operating expenses....................    (1,041,312)        (2,398)       (1,043,710)
                                                     -----------    -----------       -----------
                                                         298,094         (2,398)          295,696
Corporate expense.................................       (28,907)         1,150(g)        (27,757)
                                                     -----------    -----------       -----------
Operating income..................................       269,187         (1,248)          267,939
Interest expense, net of interest capitalized.....       (78,322)         1,991(h)        (78,294)
                                                                         (1,963)(i)
Provision for settlement of litigation and related
costs.............................................       (53,449)             -           (53,449)
Other income, including interest income...........         1,867              -             1,867
                                                     -----------    -----------       -----------
Income before income taxes and minority
interest..........................................       139,283         (1,220)          138,063
Provision for income taxes........................       (75,391)           476(j)        (74,915)
Minority interest.................................       (13,908)             -           (13,908)
                                                     -----------    -----------       -----------
Income from continuing operations.................   $    49,984    $      (744)      $    49,240
                                                     -----------    -----------       -----------
                                                     -----------    -----------       -----------
Earnings per share - continuing operations........   $      0.49    $     (0.01)      $      0.48
                                                     -----------    -----------       -----------
                                                     -----------    -----------       -----------
Average shares outstanding........................       102,810              -           102,810
                                                     -----------    -----------       -----------
                                                     -----------    -----------       -----------

           See accompanying Notes to pro forma financial statements.

                          HARRAH'S ENTERTAINMENT, INC.
                    NOTES TO PRO FORMA FINANCIAL STATEMENTS

    Prior to the Distribution, Embassy will enter into the PHC Bank Credit Facilities and sufficient funds will be drawn under those facilities to retire certain outstanding Promus corporate debt allocated to PHC. Based upon the percentage of Promus's corporate debt expected to be retired using proceeds drawn under those facilities, approximately $187.9 million of Promus's debt was allocated to PHC and reflected in its historical balance sheet as of December 31, 1994. The PHC Bank Credit Facilities will be among the liabilities transferred to PHC in connection with the Distribution. The pro forma balance sheet assumes these events occurred on December 31, 1994. A pro-rata share of Promus's 1994 interest expense of approximately $17.2 million was also allocated to PHC and included in its historical financial statements. See "--Financing--PHC."

    In connection with the Distribution, Harrah's Entertainment will cause Embassy (which will remain a wholly-owned subsidiary of Harrah's Entertainment) to make certain amendments to the Embassy Bank Credit Facility. Such amendments are expected to include, among other things, a reduction in the aggregate principal amount available under the Embassy Bank Credit Facility and modifications to certain financial covenants. The pro forma financial statements of Harrah's Entertainment have not been adjusted to reflect the impact, if any, of these amendments. See "--Financing--Harrah's Entertainment."


 (a)  Reflects estimated costs of the Distribution to be paid by Harrah's Entertainment and the estimated expense to be recognized as a result of the issuance of PHC Common Stock to the holders of Promus Restricted Stock Plan shares in connection with the
      Distribution. These costs will be reported as a component of income from discontinued
      hotel operations in the 1995 consolidated statement of income of Harrah's Entertainment and are not included in the pro forma statement of income.
 (b)  Records early retirement of 11% Notes, due 1999, of Embassy.
 (c)  Reflects additional revolver borrowings incurred to fund payments made in (a) and (b).
 (d)  Records the transfer to Harrah's Entertainment of the December 31, 1994, deferred finance charge balance which had been allocated to PHC.
 (e)  Reflects Distribution of PHC Common Stock to Promus's stockholders.
 (f)  Reflects cancellation of unvested restricted stock plan shares of PHC employees.
 (g)  Reflects estimated net incremental operating costs of Harrah's Entertainment of approximately $1.2 million, before income taxes, expected to be incurred after the
      Distribution primarily related to information technology and risk management functions.
 (h)  Reflects reduction in interest expense due to early retirement of 11% Notes.
 (i)  Reflects additional interest expense incurred as a result of additional revolver borrowings in (c).
 (j)  Reflects income tax effect of the pro forma adjustments to income at a 39.0% marginal income tax rate.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF PRO FORMA FINANCIAL DATA OF HARRAH'S ENTERTAINMENT

    The Management's Discussion and Analysis of Pro Forma Financial Statements of Harrah's Entertainment should be read in conjunction with the Management's Discussion and Analysis of Historical Financial Condition and Results of Operations of Promus included in the Promus 1994 Form 10-K.

    Harrah's Entertainment's pro forma revenues for fiscal 1994 are unchanged from its historical revenues of $1,339.4 million. Pro forma operating income of $267.9 million is approximately $1.2 million less than the historical amount due to the net incremental operating costs expected to result from certain operating inefficiencies arising from the Distribution. Pro forma interest expense is essentially unchanged since the interest expense savings arising from the assumed retirement of Promus's 11% Notes is offset by increased interest expense associated with the incremental revolver borrowings assumed to be incurred to fund the debt retirement.

    Pro forma income from continuing operations of $49.2 million is $0.7 million lower than the historical income from continuing operations primarily due to the incremental operating costs.

PHC BUSINESS AND PROPERTIES

    PHC is a newly-formed wholly-owned subsidiary of Embassy, which is a wholly-owned subsidiary of Promus. Upon consummation of the Asset Transfers, PHC will succeed to the Hotel Business currently conducted by Promus and certain of its subsidiaries. The following description summarizes the businesses to be transferred to PHC in the Asset Transfers.

    General. The Hotel Business consists of the Embassy Suites, Hampton Inn and Homewood Suites hotel brands. Each brand is targeted to a specific market segment. In December 1993, PHC announced a new brand, Hampton Inn & Suites, which is under development. Embassy Suites hotels, of which there were 107 on December 31, 1994, appeal to the traveler who has a need or desire for greater space and more focused services than are available in traditional upscale hotels. Embassy Suites hotels comprise the largest all-suite upscale hotel system in the United States by number of suites and system revenues. Hampton Inn hotels are moderately priced hotels designed to attract the business and leisure traveler desiring quality accommodations at affordable prices. Since 1984, when the brand was introduced, the system has grown to 437 hotels as of December 31, 1994. Homewood Suites hotels, of which there were 26 on December 31, 1994, represent PHC's entry into the extended stay market and target the traveler who stays five or more consecutive nights, as well as the traditional business and leisure traveler. The Hampton Inn & Suites brand now under development will incorporate the best features of the Hampton Inn and Homewood Suites brands, offering both traditional hotel room accommodations and apartment-style suites within one property.

    As of December 31, 1994, PHC's hotel brands included 468 properties that are licensed by the Company, 70 properties (including properties in which PHC has a joint venture interest) that are managed by PHC and 32 properties that are owned and operated by PHC. These properties total approximately 78,600 rooms and suites.

    All of PHC's hotel brands are managed by a common senior management team. PHC pursues a strategy of growing its hotel brands by minimizing its ownership of hotel real estate and concentrating on obtaining new franchise or management contracts. As a part of this strategy, owned or leased hotels are sold thereby realizing the value of the underlying assets for its stockholders and increasing returns on investment. Following the sale, the hotels typically are operated either by PHC under a management contract or by the purchaser under license from PHC.

    Each of PHC's hotel brands uses a centralized business system, which includes access to reservation services, performance support or training, operations and marketing management and revenue management. This network of business systems is one of the most sophisticated systems in the hotel industry. The Embassy Suites, Hampton Inn and Homewood Suites business systems' reservation module receives reservation requests entered on terminals located at all of their respective hotels and reservations centers, and major domestic airlines. The systems immediately confirm reservations or indicate accommodations available at alternate system hotels. Confirmations are transmitted automatically to the hotel for which the reservation is made. PHC's computer center in Memphis, Tennessee houses the computers and satellite communications equipment necessary for its reservations system, which is currently operational, and for its property management system, which has been developed and is being placed into service.

    Each of PHC's hotel brands offers an unconditional money-back guarantee of service satisfaction. All of PHC's hotel brands offer suites/rooms exclusively for non-smoking guests.

    Embassy Suites Hotels. The following table sets forth information regarding all Embassy Suites hotels, including company-owned hotels, hotels operated by Embassy under management contracts or joint venture arrangements and hotels operated by licensees:

                                                                                   MANAGEMENT
                                                                                   CONTRACTS/
                                            LICENSED             OWNED           JOINT VENTURES
                                        ----------------    ----------------    ----------------
                                        NUMBER    NUMBER    NUMBER    NUMBER    NUMBER    NUMBER
                                          OF        OF        OF        OF        OF        OF
                                        HOTELS    SUITES    HOTELS    SUITES    HOTELS    SUITES
                                        ------    ------    ------    ------    ------    ------
Fiscal Year-End 1991.................     42      9,806       15      3,450       44      11,452

1992 Activity:
  Additions..........................      2        685        -          -        -         (3 )
  Transfers, net(a)..................      1        221        -          -       (1)      (221 )
                                          --                  --                  --
                                                  ------              ------              ------
Fiscal Year-End 1992.................     45      10,712      15      3,450       43      11,228

1993 Activity:
  Additions..........................      5        938        -          -        -         (3 )
  Transfers, net(a)..................      3        900       (6)     (1,423)      3        523
  Sales/Terminations.................     (1)      (196 )      -          -        -          -
                                          --                  --                  --
                                                  ------              ------              ------
Fiscal Year-End 1993.................     52      12,354       9      2,027       46      11,748

1994 Activity:
  Additions..........................      1        177        -          -        2        410
  Transfers, net(a)..................      -        (15 )      -         (2 )      -         15
  Sales/Terminations.................     (2)      (760 )      -          -       (1)      (239 )
                                          --                  --                  --
                                                  ------              ------              ------
Fiscal Year-End 1994.................     51      11,756       9(b)   2,025       47(c)   11,934
                                          --                  --                  --
                                          --                  --                  --
                                                  ------              ------              ------
                                                  ------              ------              ------

- ------------

 (a)  Transfer of properties among licensed, managed and owned categories.
 (b)  Includes one property in which PHC owns a partial interest exceeding 50%. (This property is under a license agreement to a third party and is managed by PHC.)
 (c)  Includes 45 hotels that are also licensed to third parties.

    On December 31, 1994, eight Embassy Suites hotels were under construction, all of which will be licensee-operated.

    Embassy Suites hotels are located in 33 states and the District of Columbia in the United States and two hotels are located in Canada. One hotel is under construction in each of the following countries: Thailand, Colombia and Mexico. Embassy Suites hotels range in size between 102 and 413 suites. Each guest suite has a separate living room and dining/work area, with a television, refrigerator and wet bar, as well as a traditional bedroom where most feature a remote-controlled television. Most Embassy Suites hotels are built around a landscaped lobby. All hotels offer free breakfast and complimentary evening cocktails (where local law allows).

    The following table sets forth information concerning system occupancy, average daily rate per occupied suite and revenue per available suite for all Embassy Suites hotels:

                                                                       AVERAGE DAILY
                                                          OCCUPANCY       RATE PER         REVENUE PER
FISCAL YEAR                                                 RATE       OCCUPIED SUITE    AVAILABLE SUITE
- -------------------------------------------------------   ---------    --------------    ---------------
  1994.................................................      74.9%         $97.28            $ 72.86
  1993.................................................      73.0%         $93.91            $ 68.58
  1992.................................................      71.7%         $90.97            $ 65.26

    Hampton Inn Hotels. The following table sets forth information regarding all Hampton Inn hotels, including company-owned hotels, hotels operated by Hampton Inns under management contracts or joint venture arrangements and hotels operated by licensees:

                                                                                         MANAGEMENT
                                                                                         CONTRACTS/
                                                  LICENSED             OWNED           JOINT VENTURES
                                              ----------------    ----------------    ----------------
                                              NUMBER    NUMBER    NUMBER    NUMBER    NUMBER    NUMBER
                                                OF        OF        OF        OF        OF        OF
                                              HOTELS    ROOMS     HOTELS    ROOMS     HOTELS    ROOMS
                                              ------    ------    ------    ------    ------    ------
Fiscal Year-End 1991.......................     259     32,303      15      2,049       21      2,618

1992 Activity:
  Additions................................      32      3,216       -         (1 )      2        292
  Terminations.............................      (2)      (277)      -          -        -          -
                                                                    --                  --
                                              ------    ------              ------              ------
Fiscal Year-End 1992.......................     289     35,242      15      2,048       23      2,910

1993 Activity:
  Additions................................      46      4,147       -          -        1         51
  Terminations                                   (2)      (236)      -          -        -          -
                                                                    --                  --
                                              ------    ------              ------              ------
Fiscal Year-End 1993.......................     333     39,153      15      2,048       24      2,961

1994 Activity:
  Additions................................      67      6,149       -          -        -          -
  Terminations.............................      (1)      (118)      -         (1 )     (1)      (121 )
                                                                    --                  --
                                              ------    ------              ------              ------
Fiscal Year-End 1994.......................     399(a)  45,184      15      2,047       23(b)   2,840
                                                                    --                  --
                                                                    --                  --
                                              ------    ------              ------              ------
                                              ------    ------              ------              ------

- ------------

 (a)  Includes one property open only on a seasonal basis.
 (b)  These hotels are also licensed to third parties.

    On December 31, 1994, 67 Hampton Inn hotels, including three Hampton Inn & Suites properties, were under construction, all of which will be licensee-operated.

    Hampton Inn hotels are currently located in 43 states in the United States and one hotel is in each of the following countries: Canada, Mexico and Costa Rica. There is one additional hotel under construction in Mexico and one in Thailand. An average Hampton Inn hotel has from 80 to 150 rooms. The Hampton Inn hotel's standardized concept provides a guest room featuring a remote control television, free in-room movies, free local telephone calls and complimentary continental breakfast. Unlike full-service hotels, Hampton Inn hotels do not feature restaurants, lounges or large public spaces.

    Hampton Inns also has a modified lodging property for use in communities supporting hotels of fewer than 90 rooms. The building design for these small communities has the same features as a standard Hampton Inn hotel, but with fewer rooms and a smaller lobby. There are over 80 of these modified design hotels open and 43 currently under construction.

    The following table sets forth information concerning system occupancy, average daily rate per occupied room and revenue per available room for all Hampton Inn hotels:

                                                                      AVERAGE DAILY
                                                         OCCUPANCY      RATE PER        REVENUE PER
FISCAL YEAR                                                RATE       OCCUPIED ROOM    AVAILABLE ROOM
- ------------------------------------------------------   ---------    -------------    --------------
  1994................................................      74.3%        $ 53.46           $39.74
  1993................................................      73.0%        $ 50.81           $37.10
  1992................................................      71.2%        $ 48.91           $34.82

    In December 1993, PHC announced the Hampton Inn & Suites brand which combines standard guest rooms with a significant block of two-room suites in a single property. Development of this new brand is targeted for commercial and suburban markets, as well as destination and resort markets. Each property will contain a centrally located expanded lobby and complimentary services area and will include an exercise room, convenience shop, meeting/hospitality room and coin-laundry. An expanded complimentary continental breakfast-buffet will be offered. The first Hampton Inn & Suites hotel is expected to open during 1995. On December 31, 1994, there were three Hampton Inn & Suites hotels under construction, all of which will be licensee-operated.

    Homewood Suites Hotels. The following table sets forth information regarding all Homewood Suites hotels, including company-owned hotels and hotels operated by licensees:

                                                                  LICENSED             OWNED
                                                              ----------------    ----------------
                                                              NUMBER    NUMBER    NUMBER    NUMBER
                                                                OF        OF        OF        OF
                                                              HOTELS    SUITES    HOTELS    SUITES
                                                              ------    ------    ------    ------
Fiscal Year-End 1991.......................................     14      1,504        8        940
1992 Activity:
  Additions................................................      2        250        -         (8)
                                                                --                  --
                                                                        ------              ------
Fiscal Year-End 1992.......................................     16      1,754        8        932
1993 Activity:
  Additions................................................      -         40        -          -
                                                                --                  --
                                                                        ------              ------
Fiscal Year-End 1993.......................................     16      1,794        8        932
1994 Activity:
  Additions................................................      2        155        -          -
                                                                --                  --
                                                                        ------              ------
Fiscal Year-End 1994.......................................     18      1,949        8        932
                                                                --                  --
                                                                --                  --
                                                                        ------              ------
                                                                        ------              ------

    On December 31, 1994, four Homewood Suites hotels were under construction, three of which will be licensee operated and one will be company-owned.

    Homewood Suites hotels are currently located in 17 states and hotels are under construction in one additional state. Homewood Suites hotels feature residential-style accommodations, which include a living room area (some with fireplaces), separate bedroom, bath and a fully-equipped kitchen. The buildings that contain the hotel's suites, generally two- or three-stories, are centered around a central community building, called the "Lodge", which affords guests a high level of social interaction. Amenities include an expanded complimentary continental breakfast and a complimentary evening social hour, a convenience store, shopping service, business center, outdoor pool, exercise center and limited meeting facilities.

    The Homewood Suites brand includes a smaller, modified prototype of its standard hotel for use in surburban areas of major cities, as well as secondary cities with active industrial or commercial areas. The modified prototype reflects the signature design and amenities of a traditional Homewood Suites hotel, but with fewer suites, a smaller Lodge and other construction modifications that will require less land. There are currently three modified prototype hotels under construction, two of which will be licensee operated and the third will be company-owned.

    In May 1994, PHC announced plans for a major expansion of the Homewood Suites brand involving the financing and construction of 20 to 25 company-owned Homewood Suites hotels during the next three years.

    The following table sets forth information concerning system occupancy, average daily rate per occupied suite and revenue per available suite for all Homewood Suites hotels:

                                                                        AVERAGE DAILY
                                                                          RATE PER
                                                           OCCUPANCY      OCCUPIED         REVENUE PER
FISCAL YEAR                                                  RATE           SUITE        AVAILABLE SUITE
- --------------------------------------------------------   ---------    -------------    ---------------
  1994..................................................      78.1%        $ 76.38           $ 59.67
  1993..................................................      75.8%        $ 72.47           $ 54.91
  1992..................................................      71.9%        $ 69.65           $ 50.10

    Licensing and Management Contract Operations. Revenues from licensing operations for all Embassy Suites, Hampton Inn and Homewood Suites hotels operated under license from PHC's hotel divisions consist of initial license application fees and continuing royalties. The initial license agreement application fee for an Embassy Suites license agreement is $500 per room, with a minimum of $100,000, and $400 per room, with a minimum of $40,000, for each Hampton Inn, Hampton Inn & Suites and Homewood Suites license agreement. The license agreements provide for a four percent royalty based upon gross rooms/suites revenues and also provide for a marketing and reservation contribution.

    In screening applicants for license agreements, PHC evaluates the character, operations ability, experience and financial responsibility of each applicant; PHC's prior business dealings, if any, with the applicant; market feasibility of the proposed hotel location and other factors. The license agreement establishes general requirements for service and quality of accommodations. PHC provides certain training for licensee management and makes regular inspections of licensed hotels.

    License agreements for new hotels generally have a 20-year term. PHC may terminate a license agreement if the licensee fails to timely cure a breach of the license agreement. In certain instances, a license agreement may be terminated by the licensee, but such termination generally requires a payment to PHC.

    Revenues from management contracts consist primarily of management fees which are based on a percentage of adjusted gross revenues of the hotel. The contract terms governing management fees can vary depending on the size and location of the hotel and other factors relative to the property.

    Under PHC's management contracts, PHC, as the manager, operates or supervises all aspects of the hotel's operations. The hotel owner is generally responsible for all costs, expenses and liabilities incurred in connection with operating the hotel including the expenses and salaries of all hotel employees. The hotel owner also enters into a license agreement with PHC and pays the royalty and marketing and reservation contributions as provided in the license agreement. In addition, the hotel owner is often required to set aside a certain percentage of hotel revenues for capital replacement. PHC's management contracts typically have a term of 10 to 20 years and most give PHC specified renewal rights. The management contract may be terminated by either party due to an uncured default by the other party.

    Audubon Woods Business Campus. In January 1995, PHC acquired property in Memphis, Tennessee known as the Audubon Woods Business Campus for a purchase price of $21.7 million. This office complex consists of four office buildings containing approximately 360,000 square feet of office space and is located on approximately 31 acres of land.

    Competition. Intense competition among many chains exists for hotel guests as well as in the sale of hotel franchises and in obtaining management contracts. PHC's hotels are in vigorous competition with a wide range of facilities offering various types of lodging options and related services to the public. The competition includes several large and moderate size chains and independent hotels offering all-suite, upper and lower upscale, midscale, and upper and lower economy accommodations.

    The hotel industry saw continued improvement in 1994. With improving occupancies, and modest growth in average daily rate, revenue per available room in the industry improved over 6% in 1994 based on data provided by the major firm that tracks hotel statistics.

    In 1994 all of PHC's hotel brands outperformed their respective competitive segment in revenue per available room (RevPAR).

    Fuel Shortages and Costs. Although gasoline supplies are now in relative abundance, gasoline shortages and price increases may have adverse effects on PHC's business.

    Governmental Regulation. A number of states regulate the licensing of hotels and restaurants and the granting of liquor licenses by requiring registration, disclosure statements and compliance with specific standards of conduct. In addition, various federal and state regulations mandate certain disclosures and other practices with respect to the sales of license agreements and the licensor/licensee relationship. PHC's operations have not been materially affected by such legislation and regulations, but PHC cannot predict the effect of future legislation.

    Employee Relations. PHC, through its subsidiaries, will have approximately 7,800 employees. Employee relations with Hotel Business employees are good.

    Legal Proceedings. PHC is involved in various inquiries, administrative proceedings and litigation relating to contracts and other matters arising in the normal course of business. While any proceeding or litigation has an element of uncertainty, management believes that the final outcome of these matters will not have a materially adverse effect upon PHC's consolidated financial position or its results of operations.

    Trademarks. It is anticipated that the following trademarks used herein, currently owned by the Company, will be transferred to PHC (either directly or by transferring the stock of subsidiaries that own such trademarks) as part of the Distribution: Promus(R); Embassy Suites(R); Hampton Inn(R); Hampton Inn & SuitesSM; and Homewood Suites(R). The names "Embassy Suites," "Hampton Inn" and "Homewood Suites" are registered as service marks in the United States and in certain foreign countries. Embassy acquired the name "Embassy" (as used in connection with hotels) in eleven countries in western Europe in 1991. Embassy paid an initial fee to acquire the name, and PHC will in the future pay an additional fee for each hotel opened in the eleven countries under the name. The Company considers all of these marks, and the associated name recognition, to be valuable to its business.

HARRAH'S ENTERTAINMENT BUSINESS AND PROPERTIES

    Harrah's Entertainment will operate the Casino Business as previously operated by Promus. Harrah's Entertainment has, through existing and predecessor entities, been in the casino entertainment business for more than 57 years and is unique among casino entertainment companies in its broad geographic diversification. Harrah's Entertainment operates casino hotels in the five traditional U.S. gaming markets of Reno, Lake Tahoe, Las Vegas and Laughlin, Nevada and Atlantic City, New Jersey. It also operates riverboat casinos in Joliet, Illinois; dockside casinos in Vicksburg and Tunica, Mississippi, Shreveport, Louisiana and North Kansas City, Missouri; limited stakes casinos in Central City and Black Hawk, Colorado; and a casino on an Indian reservation near Phoenix, Arizona. In addition, Harrah's Entertainment is a general partner in a partnership that is developing a casino in New Orleans, Louisiana, and owns an interest in a joint venture developing a casino in Auckland, New Zealand. Harrah's Entertainment also owns a 13.8% interest in Sodak Gaming, Inc., a leading distributor of electronic gaming machines and gaming-related products and systems, and a 75% interest in a general partnership that owns the approximately 52-acre Station Square site across from the Golden Triangle in Pittsburgh on which the partnership plans to develop a casino entertainment facility if casino gaming is legalized in that jurisdiction. As of December 31, 1994, Harrah's Entertainment operated a total of approximately 521,400 square feet of casino space, 14,808 slot machines, 789 table games, 5,367 hotel rooms or suites, approximately 76,000 square feet of convention space, 51 restaurants, four showrooms and three cabarets. For more information about Harrah's Entertainment's casino business, see the 1994 Promus 10-K which is incorporated herein by reference.

MANAGEMENT OF PHC

    PHC Board. The business of PHC will be managed under the direction of the PHC Board. The current directors of PHC are Ben C. Peternell, Michael D. Rose, Raymond E. Schultz and David C. Sullivan. Prior to the Distribution Date, Embassy, as sole stockholder of PHC, plans to elect at least seven additional persons to the PHC Board so that the eleven persons identified below will constitute the entire PHC Board effective as of the Distribution Date. In accordance with the PHC Certificate, the PHC Board is divided into three classes with staggered terms. The initial terms for Class I Directors, Class II Directors and Class III Directors will be one year, two years and three years, respectively. With the exception of the initial terms, each class of directors is elected for a term of three years. Directors for each class will be elected at the annual meeting of stockholders held in the year in which the term for such class expires. The PHC Certificate provides for a Board of Directors of not less than three nor more than seventeen directors and authorizes the PHC Board to determine the number within that range from time to time by the affirmative vote of a majority of the directors then in office.


                                               PRESENT PRINCIPAL
                                           OCCUPATIONS OR EMPLOYMENT                CLASS OF
NAME AND AGE                            AND FIVE-YEAR EMPLOYMENT HISTORY            DIRECTOR
- -----------------------------  --------------------------------------------------   ---------

U. Bertram Ellis, Jr. (41)...  Director of PHC effective as of the Distribution         II
                               Date.
                                 President, Chief Executive Officer and Director
                                 of Ellis Communications, Inc., an owner-operator
                                 of television and radio stations, since 1993.
                                 President of Broadcast Development Corporation,
                                 a media consulting firm, since before 1990.
                                 President and Chief Executive Officer of
                                 American Innovations, Inc., a manufacturer of
                                 hair bows (1992-93). American Innovations, Inc.
                                 filed a petition under Chapter 11 of the U.S.
                                 Bankruptcy Code in 1993. Chief Executive Officer
                                 and Chief Operating Officer, Act III
                                 Broadcasting, an owner-operator of television
                                 stations (before 1990-1992).

Debra J. Fields(38)..........  Director of PHC effective as of the Distribution          I
                               Date. Chairman of the Board of Mrs. Fields Inc.
                                 since 1992. President and Chief Executive
                                 Officer (before 1990-1993) of Mrs. Fields Inc.

Christopher W. Hart(44)......  Director of PHC effective as of the Distribution        III
                               Date. President of Spire Group, Ltd. (formerly
                                 named TQM Group), a management consulting and
                                 executive education firm, since March, 1990.

C. Warren Neel(56)...........  Director of PHC effective as of the Distribution          I
                               Date. Dean of the College of Business
                                 Administration at The University of Tennessee,
                                 Knoxville, since before 1990. Dr. Neel is also a
                                 director of Clayton Manufactured Homes, Inc.,
                                 O'Charley's, Inc., American HealthCorp, Inc.,
                                 and Proffitt's.

                                               PRESENT PRINCIPAL
                                           OCCUPATIONS OR EMPLOYMENT                CLASS OF
NAME AND AGE                            AND FIVE-YEAR EMPLOYMENT HISTORY            DIRECTOR
- -----------------------------  --------------------------------------------------   ---------
Ben C. Peternell(49).........  Director of PHC since April 1995. Senior Vice           III
                                 President, Human Resources and Communications of
                                 Promus since November 1989. Senior Vice
                                 President, Human Resources and Corporate
                                 Relations, Holiday Corporation and Holiday Inns,
                                 Inc. (1985-1990).

Michael D. Rose(53)..........  Chairman of the Board of PHC since April 1995.           II
                                 Chairman of the Board of Promus since November
                                 1989. Chief Executive Officer (1989-1994) and
                                 President (1989-1991) of Promus. Mr. Rose also
                                 is a director of Ashland Oil, Inc., First
                                 Tennessee National Corporation and General
                                 Mills, Inc.

Michael I. Roth(49)..........  Director of PHC effective as of the Distribution         II
                               Date. Chairman and Chief Executive Officer of
                                 Mutual of New York since 1994, trustee since
                                 1991. Chairman, President and Chief Executive
                                 Officer (1993-1994), President and Chief
                                 Operating Officer (1991-1993) and Executive Vice
                                 President and Chief Financial Officer
                                 (1989-1991) of Mutual of New York.

Raymond E. Schultz(61).......  Director, President and Chief Executive Officer of      III
                                 PHC since April 1995. President and Chief
                                 Executive Officer of Promus Hotels Division of
                                 Promus since March 1993. President and Chief
                                 Executive Officer of Hampton Inn/Homewood Suites
                                 Hotel Division of Promus (1991-1993). President
                                 and Chief Executive Officer of Hampton Inn Hotel
                                 Division of Promus (1983-1991).

Jay Stein(49)................  Director of PHC effective as of the Distribution        III
                               Date. Chairman of the Board, Chief Executive
                                 Officer and Director of Stein Mart, Inc. since
                                 before 1990. Mr. Stein is also a director of
                                 Barnett Bank of Jacksonville and American
                                 Heritage Life Insurance Company.

David C. Sullivan(55)........  Director, Executive Vice President and Chief              I
                                 Operating Officer of PHC since April 1995.
                                 Executive Vice President and Chief Operating
                                 Officer of Promus Hotels Division of Promus
                                 since 1993. Senior Vice President of Development
                                 and Operations of Hampton Inn/Homewood Suites
                                 Hotel Division of Promus (1991-1993). Vice
                                 President of Development, Hampton Inn Hotel
                                 Division of Promus (1990-1991). President and
                                 Chief Executive Officer of McNeill-Sullivan
                                 Hospitality Corporation (1985-1990).

Ronald Terry(64).............  Director of PHC effective as of the Distribution         II
                               Date. Chairman of the Board of First Tennessee
                                 National Corporation since 1973. Chief Executive
                                 Officer (1973-1994) and President (1988-1991) of
                                 First Tennessee National Corporation. Mr. Terry
                                 also is a director of Promus (but he will retire
                                 from the Promus Board on the Annual Meeting
                                 Date), BellSouth Corporation and AutoZone, Inc.

    Committees of the Board. The PHC Board will have three standing committees:
(i) Executive, (ii) Audit and (iii) Human Resources.

    During the intervals between meetings of the PHC Board, the PHC Executive Committee, subject to specified limitations, will be able to act on behalf of the PHC Board. Action taken by the PHC Executive Committee will be reported to the PHC Board at its first meeting following such action. Without specific delegated authority, the PHC Executive Committee will not be able to declare dividends except current quarterly dividends not in excess of those last declared by the PHC Board and will not be able to increase or decrease the number of directors or appoint new directors. Unless within an overall plan previously approved by the PHC Board, action taken by the PHC Executive Committee approving a transaction in excess of $50 million will be subject to revision or rescission by the PHC Board at the PHC Board's first meeting following such action.

    The PHC Audit Committee (1) will recommend annually to the PHC Board the independent public accountants for PHC and its direct or indirect subsidiaries;
(2) will meet with the independent public accountants concerning their audit, their evaluation of PHC's financial statements, accounting developments that may affect PHC and their nonaudit services; (3) will meet with management and the internal auditors concerning similar matters; and (4) will make recommendations to all of the aforesaid groups that it deems appropriate.

    The PHC HR Committee will act as the nominating committee of the PHC Board. It will consider and will make recommendations to the PHC Board concerning the size and composition of the PHC Board, the number of nonmanagement directors, the qualifications of members and potential nominees for membership, the compensation of directors, membership of committees of the PHC Board and certain administrative matters. The PHC HR Committee will consider nominees recommended by stockholders. Detailed resumes of business experience and personal data of potential nominees may be submitted to the corporate Secretary of PHC at the address indicated in this Proxy Statement.

    The PHC HR Committee will also approve the annual compensation of corporate officers who are members of the PHC Board and will administer PHC's bonus, restricted stock, stock option and other incentive compensation plans. The PHC HR Committee will also make various decisions and policy determinations in connection with the PHC S&RP and PHC Stock Option Plan.


    Compensation of Directors. Directors who are not employees of PHC or its direct or indirect subsidiaries will be paid a quarterly fee of $6,250 plus $1,500 for each PHC Board meeting and $1,200 for each committee meeting they attend. Committee chairmen will be paid an additional $800 for each committee meeting attended. Under the provisions of PHC's unfunded compensation deferral program, directors may defer the receipt of all or a portion of their directors' fees. Under the plan, amounts, while deferred, will earn interest at a rate based on a calculated average prime interest rate. Amounts deferred under the plan may be paid in a lump sum or in installments, as selected by the director when making the deferral election.



    Each nonmanagement director will also be provided with travel accident insurance of $500,000 while traveling on behalf of PHC and the opportunity to participate in PHC's standard group health insurance plans. Each director receiving these benefits will incur taxable income equal to the cost of the group insurance.


    Each nonmanagement director will be awarded 1,000 shares of restricted stock under the PHC Restricted Stock Plan. The PHC Restricted Stock Plan is attached hereto as Annex III-B.


    Beginning in April, 1996, each nonmanagement director may also receive PHC Common Stock pursuant to the PHC Nonmanagement Directors Stock Incentive Plan (the "PHC Nonmanagement Directors Stock Incentive Plan") which is meant to provide an additional equity incentive in lieu of 50% of the director's fees (or 100% if the director so elects) and thereby more closely align the interests of directors with stockholders. The PHC Nonmanagement Directors Stock Incentive Plan is attached hereto as Annex VII.

    Executive Officers. PHC currently has seven executive officers: Michael D. Rose (Chairman of the Board), Raymond E. Schultz (President and Chief Executive Officer), David C. Sullivan (Executive Vice President and Chief Operating Officer), Donald H. Dempsey (Senior Vice President and Chief Financial Officer), Ralph B. Lake (Senior Vice President, General Counsel and Secretary), Thomas L. Keltner (Senior Vice President, Development) and Mark C. Wells (Senior Vice President, Marketing). Set forth below is certain information with respect to the persons who are expected to serve as executive officers of PHC immediately following the Distribution. Those persons named below who are currently officers of Promus will relinquish their positions with Promus effective on the Distribution Date. However, Mr. Rose will continue to serve as Chairman of the Board of Directors of Harrah's Entertainment.

                                                 BUSINESS EXPERIENCE PRIOR TO
NAME AND TITLE            AGE                BECOMING AN EXECUTIVE OFFICER OF PHC
- -----------------------   ---   ---------------------------------------------------------------

Michael D. Rose,          53    Chairman of the Board of Promus since November 1989. Chief
  Chairman of the Board           Executive Officer (1989-1994) and President (1989-1991) of
                                  Promus. Mr. Rose also is a director of Ashland Oil, Inc.,
                                  First Tennessee National Corporation and General Mills, Inc.
Raymond E. Schultz,       61    President and Chief Executive Officer of Promus Hotels Division
  President and Chief             of Promus since 1993. President and Chief Executive Officer
  Executive Officer               of Hampton Inn/Homewood Suites Hotel Division of Promus
                                  (1991-1993). President and Chief Executive Officer of Hampton
                                  Inn Hotel Division of Promus (1983-1991).
David C. Sullivan,        55    Executive Vice President and Chief Operating Officer of Promus
  Executive Vice                  Hotels Division of Promus since 1993. Senior Vice President
  President and Chief             of Development and Operations of Hampton Inn/Homewood Suites
  Operating Officer               Hotel Division of Promus (1991-1993). Vice President of
                                  Development, Hampton Inn Hotel Division of Promus
                                  (1990-1991). President and Chief Executive Officer of
                                  McNeill-Sullivan Hospitality Corporation (1985-1990).
Donald H. Dempsey,        50    Senior Vice President of Finance & Administration of Promus
  Senior Vice President           Hotels Division of Promus since 1993. Vice President of
  and Chief Financial             Finance of Hampton Inn/Homewood Suites Hotel Division of
  Officer                         Promus (1991- 1993). Vice President Finance Hampton Inn Hotel
                                  Division of Promus (1990-1991). Vice President of
                                  Development, Hampton Inn Hotel Division of Promus
                                  (1985-1990).
Ralph B. Lake, Senior     50    Vice President and General Counsel of Gaming Development of
  Vice President,                 Promus since 1992. Associate General Counsel--International
  General Counsel and             of Promus (1991-1992). Vice President and General Counsel of
  Secretary                       Homewood Suites Hotel Division of Promus (1988-1991).
Thomas L. Keltner,        48    Senior Vice President, Development of Promus Hotels Division of
  Senior Vice President           Promus since 1993. President, Golf Training Systems, Inc.,
  Development                     (1991-
                                  1993). Senior Vice President and Chief Operating Officer,
                                  Franchise Hotels Division, Holiday Inn Worldwide (1990).
Mark C. Wells, Senior     45    Senior Vice President, Marketing of Promus Hotels Division of
  Vice President                  Promus since 1993. Senior Vice President, Marketing of
  Marketing                       Hampton Inn/Homewood Suites Hotel Division of Promus (July
                                  1993-October 1993). Senior Vice President, Marketing of
                                  Embassy Suites Hotel Division of Promus (1991-1993). Vice
                                  President, Marketing of Hampton Inn Division of Promus
                                  (1986-1991).


    Executive Officer Compensation. The PHC Summary Compensation Table immediately below sets forth a summary of the compensation paid by Promus for the last three fiscal years to the person expected to be the chief executive officer of PHC and the four additional most highly compensated executive officers of PHC (based on their historical compensation from Promus).

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM COMPENSATION
                                             ANNUAL COMPENSATION                          AWARDS
                                ----------------------------------------------   ------------------------
                                                                    OTHER        RESTRICTED    SECURITIES         ALL
           NAME AND                                                ANNUAL           STOCK      UNDERLYING        OTHER
      PRINCIPAL POSITION        YEAR   SALARY($)   BONUS($)    COMPENSATION(1)   AWARD(S)(2)   OPTIONS(3)   COMPENSATION(4)
- ------------------------------  ----   ---------   ---------   ---------------   -----------   ----------   ---------------
Raymond E. Schultz
 President and Chief Executive
Officer.......................  1994   $ 248,240   $ 248,240                                      10,667       $ 184,282
                                1993     220,747     202,780                                           0         138,518
                                1992     213,928     203,231                                      57,300         104,664
Michael D. Rose
 Chairman of the Board........  1994     541,385(5)   530,611     $ 108,972                       30,000         428,885
                                1993     509,233     504,141         88,234                                      318,807
                                1992     505,108     282,860         89,968                      240,000         236,408
David C. Sullivan
 Executive Vice President and
 Chief Operating Officer......  1994     196,135     196,135                                       6,167          29,914
                                1993     163,996     155,786                                       7,500          19,712
                                1992     155,245     132,112                                      25,230          12,562
Thomas L. Keltner
 Senior Vice President
Development...................  1994     174,183     156,764                                       4,667           9,636
                                1993      55,962                     58,157        $20,962         2,791
                                1992
Mark C. Wells
 Senior Vice President
Marketing.....................  1994     158,280     142,452                                       4,167           9,000
                                1993     136,051     103,921                                         730           7,873
                                1992     121,885      33,756                        35,930         8,400           7,183

- ------------
(1) Other Annual Compensation for Mr. Rose includes allocated amounts for aircraft usage and for household security. Such amounts, respectively, were as follows: for 1994: $31,570 and $37,468; for 1993: $22,349 and $28,707;
    for 1992: $35,600 and $28,800. In 1993, Other Annual compensation for Mr. Keltner related to reimbursed moving expenses. Amounts of Other Annual Compensation for each individual named above for 1992 to 1994 (other than Mr. Rose and Mr. Keltner) aggregated less than (a) 10% of the total annual salary and bonus for each individual or (b) $50,000 whichever is lower. Accordingly, no such amounts are included.

(2) The 1993 award of restricted stock to Mr. Keltner was 439 shares: 227 shares with vesting over the period 1994 to 1997 and 212 shares with vesting over the period 1995 to 1998. The 1992 award of restricted stock to Mr. Wells was 570 shares with vesting in equal installments over the period 1995 to 1998 and 350 shares with vesting over the period 1994 to 1997 and 2,250 shares with vesting in equal installments 1993 to 1995. Dividends will be paid on restricted stock in the same manner and to the same extent as dividends are paid on other shares of Common Stock. The number of unvested shares of restricted stock awards held by Mr. Schultz, Mr. Sullivan, Mr. Wells, and Mr. Keltner as of December 31, 1994 was 30,000, 7,500, 4,989 and 382
    respectively. On January 1, 1995, all of the unvested shares held by Messrs. Schultz and Sullivan vested, as did 4,191 of the unvested shares held by Mr. Wells and 111 of the unvested shares held by Mr. Keltner. Numbers of shares of restricted stock are based on awards of Promus restricted stock and will be adjusted upon conversion to PHC restricted stock as described in "--PHC Compensation Plans." The market value of unvested restricted stock awards held by Mr. Schultz, Mr. Sullivan, Mr. Wells and Mr. Keltner as of December 31, 1994, was $926,250, $231,563, $154,035 and $11,794. Mr. Rose held no shares of unvested restricted stock at December 31, 1994.

(3) The options shown as granted in 1994 are net of the cancellation of options that occurred in December 1994. See "Election of Promus Directors--Report of the Human Resources Committee on Executive Compensation." The number of shares underlying options are based on awards of Promus stock options and will be adjusted upon conversion to PHC stock options as described in "--PHC Compensation Plans."

(4) All Other Compensation consists of (a) earnings in excess of market rates on deferred compensation balances and (b) matching contributions to the Promus S&RP. Such amounts, respectively, were as follows: for 1994: Mr. Schultz, $176,359 and $7,923; Mr. Rose $420,517 and $8,368; Mr. Sullivan, $20,914 and
    $9,000; Mr. Keltner $700 and $8,936; and Mr. Wells 0 and $9,000; for 1993:
    Mr. Schultz, $130,399 and $8,119; Mr. Rose, $309,813 and $8,994; Mr.
    Sullivan, $10,856 and $8,856; and Mr. Wells, 0 and $7,873; for 1992: Mr.
    Schultz, $96,393 and $8,272; Mr. Rose, $228,214 and $8,194; Mr. Sullivan,
    $4,169 and $8,393; and Mr. Wells, 0 and $7,123. Mr. Keltner was not employed by Promus until 1993. Promus does not provide a fixed benefit pension plan for its executives. The amounts set forth above are retirement benefits which are a function of deferred income voluntarily contributed by the executives.

(5) Mr. Rose has entered into an employment agreement with PHC pursuant to which, for a period of five years from the Distribution Date, he will spend up to 40% of his time as Chairman of the PHC Board and receive, among other things, an annual salary of $250,000. Mr. Rose has also entered into an employment agreement with Harrah's Entertainment pursuant to which, from the Distribution Date until April 30, 1996, he will spend at least 60% of his time as Chairman of the Harrah's Entertainment Board and receive, among other things, an annual salary of $350,000. From April 30, 1996 through December 31, 1998, Mr. Rose will spend approximately 30% to 50% of his time as Chairman of the Harrah's Entertainment Board and will receive, among other things, an annual salary of $250,000. See "--Employment and Severance Agreements" and "Election of Promus Directors--Certain Employment Arrangements."

    The table immediately below sets forth information regarding options to purchase Promus Common Stock granted by Promus under the Promus Stock Option Plan to the persons listed in the PHC Summary Compensation Table during the 1994 fiscal year, including information as to the potential realizable value of such options at assumed annual rates of stock price appreciation for the ten year option terms. Additional information is provided concerning this potential realizable value for all optionees receiving option grants in 1994 and for all Promus stockholders.

                     OPTION GRANTS IN THE LAST FISCAL YEAR

                                                      INDIVIDUAL GRANTS
                                   -------------------------------------------------------   POTENTIAL REALIZABLE VALUE AT ASSUMED
                                   NUMBER OF    PERCENT OF                                        ANNUAL RATES OF STOCK PRICE
                                   SECURITIES  TOTAL OPTIONS                                             APPRECIATION
                                   UNDERLYING   GRANTED TO       EXERCISE                             OVER OPTION TERM(1)
                                    OPTIONS    EMPLOYEES IN      OR BASE        EXPIRATION   -------------------------------------
   NAME                            GRANTED(3)   FISCAL YEAR    PRICE($/SH.)        DATE      0%          5%              10%
- ---------------------------------- ---------   -------------   ------------     ----------   ---   --------------   --------------
Raymond E. Schultz................   10,667          2.6%        $49.4375          1/11/04   $ -   $      331,637   $      840,453
Michael D. Rose...................   30,000          7.3%         49.4375          1/11/04     -          932,729        2,363,719
David C. Sullivan.................    6,167          1.5%         49.4375          1/11/04     -          191,732          485,898
Thomas L. Keltner.................    4,667          1.1%         49.4375          1/11/04     -          145,097          367,713
Mark C. Wells.....................    4,167          1.0%         49.4375          1/11/04     -          129,552          328,318
All Promus Stockholders(2)........      n/a        n/a                n/a              n/a     -    3,116,853,405    7,898,718,486
All Optionees.....................  411,302        100.00%        48.4500(4)       various     -       12,531,678       31,757,731
All Optionees as a % of All
 Stockholders Gain................      n/a        n/a                n/a              n/a   n/a             0.40%            0.40%

- ------------
(1) The dollar amounts under these columns are the result of calculations at zero percent, and at five percent and ten percent rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of Promus's stock price. In the above table, Promus did not use an alternative formula for a grant valuation, as Promus is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(2) These amounts represent the appreciated value which common shareholders would receive at the hypothetical zero, five and ten percent rates based on the market value of Promus Common Stock outstanding at or near the option grant dates.

(3) Does not include options that were cancelled in December, 1994. Employees vest in the right to exercise these options over a four-year period. In general, major option awards have been granted once a year. Options may also be granted at other times at the discretion of the Promus HR Committee based on promotions or similar reasons. The options shown as granted in fiscal year 1994 are net of the cancellation of options that occurred in December, 1994. See "Election of Promus Directors--Report of the Human Resources Committee on Executive Compensation" and "Amendments to Promus 1990 Stock Option Plan" for more information concerning stock option awards.

(4) Represents average exercise price of options granted to all optionees.

    The following table sets forth certain information concerning stock option exercises during 1994 by the executive officers named in the PHC Summary Compensation Table and the value on December 31, 1994 (the last day of the 1994 fiscal year) of all unexercised Promus Common Stock options held by such individuals.

                    AGGREGATED OPTION EXERCISES IN 1994 AND
                        DECEMBER 31, 1994 OPTION VALUES

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED,
                                                                  OPTIONS HELD AT            IN-THE-MONEY OPTIONS
                                     SHARES                    DECEMBER 31, 1994(1)         AT DECEMBER 31, 1994(2)
                                    ACQUIRED      VALUE     ---------------------------   ---------------------------
   NAME                            ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ---------------------------------  -----------   --------   -----------   -------------   -----------   -------------
Raymond E. Schultz...............           -           -        8,700         59,267      $ 188,375     $   907,311
Michael D. Rose..................           -           -       33,750        236,250        738,281       3,811,715
David C. Sullivan................           -           -        3,750         35,147         82,031         401,675
Thomas L. Keltner................           -           -          360          7,098              -               -
Mark C. Wells....................           -           -        1,500         11,797         32,813         134,937

- ------------
(1) The numbers shown are net of the cancellation of options that occurred in December, 1994. See "Election of Promus Directors--Report of the Human Resources Committee on Executive Compensation" and "Amendments to Promus 1990 Stock Option Plan" for more information concerning stock option awards.

(2) Amount represents the difference between the aggregated option price of unexercised options and a $30.875 market price on December 30, 1994, which was the closing price of the Promus Common Stock on the last trading day of 1994.

    PHC Compensation Plans. Embassy, as sole stockholder of PHC, has approved the adoption by PHC of certain compensation plans. Although no approval of the creation of these plans is required to be obtained from Promus stockholders, the Distribution is conditioned upon the Promus stockholders ratifying the adoption of such plans (Proposals Five, Six, Seven and Eight).

    The PHC 1995 Stock Option Plan and the PHC 1995 Restricted Stock Plan are intended to be the executive and management incentive stock plans for PHC employees. The key employees of PHC, including each of the persons listed in the PHC Summary Compensation Table above and all executive officers of PHC, will be eligible to participate in both of these plans. The PHC Key Executive Officer Annual Incentive Plan is intended to provide incentive compensation to certain executive officers at the corporate senior vice president level or above. The PHC Human Resources Committee will approve the specific executive officers who will participate in the plan each year. The principal terms and conditions of the PHC 1995 Stock Option Plan (attached as Annex III-A), the PHC 1995 Restricted Stock Plan (attached as Annex III-B), the PHC Key Executive Officer Annual Incentive Plan (attached as Annex VI) and the PHC Nonmanagement Directors Stock Incentive Plan (attached as Annex VIII) are summarized below and a copy of each plan is attached hereto as indicated.

    The description of the plans set forth herein does not constitute an offer to sell or a sale of the securities issuable pursuant to such plans. Such offers to sell or sales may only be made by PHC pursuant to relevant plan documents including prospectuses. The plans described below are subject to amendment or termination in accordance with the provisions of the plans.

    In connection with the Distribution, PHC has adopted the PHC S&RP, a savings and retirement plan for employees of PHC and participating subsidiaries. Participants may make basic contributions of up to 6% of their base compensation and supplemental contributions of up to an additional 10% of their base compensation. PHC will contribute an amount equal to 100% of the participant's basic contribution up to 6% of eligible earnings.

    The PHC S&RP, which will have substantially similar terms to the Promus S&RP, will become effective on the Distribution Date. PHC may amend or terminate the plan at any time in accordance with its terms and subject to applicable laws. PHC intends to request the IRS to issue a determination letter stating that the PHC S&RP is qualified under Section 401 of the Code.

    Amounts contributed to the PHC S&RP will be invested, at the participant's option, in various investment funds including a PHC Common Stock fund. The funds will be invested and paid, with any gains and losses, to participants generally upon termination of employment. Termination of employment prior to retirement at age sixty-five or seven years of credited service, will result in reduced payment of the accumulated PHC contribution with gains or losses thereon.


    Like the Promus S&RP, the PHC S&RP will include an Employee Stock Ownership Plan ("PHC ESOP"). The PHC ESOP will apply to all employees who are continuously employed for a calendar year and complete 1,000 hours of service in that calendar year. Years of service under the Promus S&RP immediately before the Distribution Date will be taken into account in the PHC S&RP. During the time such shares are held by the PHC ESOP, the participants are entitled to direct the Trustee of the PHC ESOP to vote shares held in their accounts under the PHC ESOP. The PHC HR Committee has discretionary authority to approve contributions to the PHC ESOP from time to time subject to the rules of the plan.


    Simultaneously with the Distribution, the assets and liabilities held by the Promus S&RP will be apportioned such that the assets together with the liabilities that are attributable to employees of Promus and its subsidiaries who will become employees of PHC or its subsidiaries subsequent to the Distribution will be allocated and transferred to the PHC S&RP. Such allocation will be effected in accordance with all applicable laws and the terms of the Plans.


    With respect to the shares of Promus Common Stock held in accounts of the PHC S&RP, it is expected that shares of Promus stock will be converted into shares of PHC Common Stock. It is expected that this will be accomplished by an exchange of shares with the Promus S&RP, whereby the Promus S&RP will transfer PHC shares to the PHC S&RP in exchange for Promus shares of equal value. The purpose of this exchange is to enable each plan to have shares of the plan's employer sponsor constitute the investment shares for that plan's company stock fund and ESOP.


    It is estimated that approximately 4,050 employees will be eligible to participate in the PHC S&RP. It is intended that the terms of the PHC S&RP will be substantially similar to those of the Promus S&RP except that (i) amounts presently invested in the Promus Common Stock fund in the Promus S&RP will be reinvested in a PHC Common Stock fund, and (ii) the accounts of participants in the Promus ESOP will be reinvested in PHC Common Stock. It is intended that immediately following these transactions, the fair market value of the accounts in the plan will remain approximately the same except to the extent of market fluctuations while funds are being reinvested. For a description of the treatment of the shares held in the Promus S&RP in the Distribution, see "--Relationship Between PHC and Harrah's Entertainment after the Distribution--Employee Benefits Allocation Agreement."

    Immediately following the Distribution, PHC intends to establish an annual bonus plan pursuant to which officers and key employees of PHC and its subsidiaries will receive cash bonuses based on their level of management and the attainment of individual and company objectives for the previous fiscal year. It is expected that the terms of this plan will be similar to Promus's current annual bonus plan.

    Immediately following the Distribution, PHC intends to have in effect group term insurance, life insurance, and health, dental and vision for its executives that will be similar to those sponsored by Promus and its subsidiaries for its hotel employees before the Distribution.

    In conjunction with the Distribution, PHC will adopt the PHC Stock Option Plan. The material features of the PHC Stock Option Plan are set forth below. A copy of the form of the PHC Stock Option Plan is set forth as Annex III-A hereto and incorporated herein by reference.

    Approximately 180 key employees are eligible to receive awards under the plan. A maximum of 3,600,000 shares of PHC Common Stock (which may be adjusted in the event of certain changes) may be issued under the PHC Stock Option Plan. Any shares subject to an option which expires for any reason, is forfeited or is terminated unexercised as to such shares may again be subject to an option under the PHC Stock Option Plan. The maximum number of shares with respect to which stock options or stock appreciation rights may be granted to any individual is limited to 250,000 shares in any one year period. This number of options and the total number of shares subject to the Plan can be adjusted by the PHC HR Committee in the event of certain corporate transactions or events.

    No stock option or stock appreciation right may be granted after ten years following the adoption of the plan. In general, except in case of death, disability, or retirement, no stock option may be exercisable after the expiration of ten years and one day (ten years in the case of an incentive stock option) from the date of grant of the option.

    An optionee with ten years of service has a two year period, and an optionee with 20 years of service has a three year period, after retirement, death or determination of disability to exercise any option to the extent it was exercisable on the date of such event, provided that (1) for incentive stock options, this two or three year period will not extend beyond the normal term of the option and (2) for non-incentive options, the term of the option will be extended up to a maximum term of thirteen years and one day to accommodate the two or three year extension in cases where retirement, death or determination of disability occurs within the three year period prior to the end of the normal term of the option. Years of service for these purposes includes service with Promus and its subsidiaries immediately prior to the Distribution.

    The PHC Stock Option Plan will be administered by the PHC HR Committee. The PHC HR Committee will have a wide degree of flexibility in determining options to be granted and determining the terms and conditions thereof. The expenses of administering the PHC Stock Option Plan are borne by PHC.

    A stock option gives the holder the right to purchase PHC Common Stock at a fixed price over a specified period of time. Grants may consist of either non-qualified stock options or incentive stock options. The option price of stock options is set by the PHC HR Committee and options cannot be issued at a price less than 100% (110% in the case of an incentive stock option granted to a person owning, within the meaning of Section 424(d) of the Code, more than 10% of the stock of the Company) of the fair market value of the PHC Common Stock on the date the option is granted. The consideration for the grant of an option is the employee's service to PHC. The PHC HR Committee has the right under the terms of the PHC Stock Option Plan to decrease the option price on any outstanding options and to accelerate the vesting of any option, except to the extent that such action would cause the PHC Stock Option Plan to violate Section 422(b)(1) of the Code, Section 16 of the Exchange Act or Rule 16b-3 under such section or would cause an option or stock appreciation right intended to qualify as performance-based compensation under Section 162(m) of the Code to fail to so qualify.

    The option price may be paid in cash, by check, or in shares of PHC Common Stock having a total fair market value on the date of exercise equal to the option price. PHC may also permit the option price payable by reason of the exercise of an option to be satisfied by withholding shares (that would otherwise be obtained upon such exercise) having a fair market value equal to the aggregate option price of the exercised option. PHC may also permit optionees to use cashless exercise methods that are permitted by law.

    Stock appreciation rights must pertain to, and be granted only in conjunction with, a related underlying option granted under the PHC Stock Option Plan and can be exercisable and exercised only to the extent that the related option is exercisable. Upon the exercise of a stock appreciation right and the surrender of the exercisable portion of the related option, the optionee will be awarded cash, shares of PHC Common Stock or a combination of shares and cash at the discretion of the PHC HR Committee. The award will have a total value equal to the product obtained by multiplying (i) the excess of the fair market value per share on the date on which the stock appreciation right is exercised over the option price per share by (ii) the number of shares subject to the exercisable portion of the related option so surrendered.

    In the case of an optionee's death, the options may only be exercisable by the optionee's legal representative or beneficiary if PHC is properly assured and legally advised of the rights of such persons.

    The PHC HR Committee may terminate or modify or amend the PHC Stock Option Plan in such respect as it may deem advisable; provided, that the PHC HR Committee may not, without further approval by PHC's stockholders make any amendment which would require approval of stockholders under Rule 16b-3 under
Section 16(b) of the Exchange Act or Section 162(m) of the Code. No amendment, modification or termination of the PHC Stock Option Plan may adversely affect a participant's rights under any previously granted option without the participant's consent.

    The PHC HR Committee may adjust the number of shares subject to each outstanding option, the option prices of outstanding options, and the maximum number of shares subject to the PHC Stock Option Plan and may take certain other actions in the event of certain corporate transactions or events. The PHC HR Committee may also make additional adjustments and take other actions in the event of certain corporate transactions or events, certain unusual or nonrecurring transactions or events or changes in applicable laws, regulations, or accounting principles. See "Amendments to Promus 1990 Stock Option Plan--Proposed Amendments."

    The PHC HR Committee also has authority to approve administrative rules and regulations to govern administration of the PHC Stock Option Plan.

    Certain of the federal income tax consequences applicable to the PHC Stock Option Plan are set forth below. This discussion is intended to be general in scope and does not specify all of the special tax rules that can apply to various circumstances related to stock options.

    (1) Non-Incentive Stock Options. Federal taxable income is generally not recognized by an optionee when a non-incentive stock option is granted. On the date a non-incentive stock option is exercised, the amount by which the fair market value of the stock exceeds the exercise price of the option is taxed as ordinary income to the optionee. Subject to Section 162(m) of the Code, the amount of income taxed to the optionee will be allowed as a deduction for federal income tax purposes to PHC in the same year. PHC believes that the terms and conditions of the stock options granted under the PHC Stock Option Plan currently meet the requirements for performance-based compensation under Section 162(m)(4)(c) of the Code and that therefore the compensation attributable to the exercise of a stock option is not subject to the deduction limit under Section 162(m) of the Code. When an optionee disposes of shares acquired by the exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as long- or short-term capital gain to the optionee, depending upon the holding period of the shares. If the amount received is less than the market value of the shares on the date of exercise, the loss will be treated as long- or short-term capital loss, depending upon the holding period of the shares.

    (2) Incentive Stock Options. Federal taxable income is generally not recognized by an optionee when an incentive stock option is granted. When an optionee exercises an incentive stock option within the term of such option, no ordinary income will be recognized by the optionee at that time. However, the excess of the fair market value of the stock over the exercise price is considered an "item of adjustment" for alternative minimum tax purposes in the year of exercise.


    If the shares acquired upon exercise are disposed of more than one year after the date of transfer (and two years after grant date), the excess of the sale proceeds over the aggregate option price of such shares will be taxed as long-term capital gain to the optionee. PHC would not be entitled to a tax deduction under such circumstances. In general, if the shares are disposed of prior to such date(s) (a "Disqualifying Disposition"), the lesser of (a) the excess of the fair market value of such shares at the time of exercise over the aggregate option price or (b) the amount realized on such Disqualifying Disposition over the basis of such shares would be ordinary income to the optionee at the time of the Disqualifying Disposition. Subject to Section 162(m) of the Code, PHC generally would be entitled to a federal tax deduction equal to the amount of ordinary income recognized by the optionee as a result of a Disqualifying Disposition.



    If a Disqualifying Disposition occurs in the year of exercise, the "item of adjustment" for alternative minimum tax purposes can not exceed the gain on disposition. For purposes of determining the alternative minimum tax gain or loss in years following the year of exercise, the basis of the acquired shares will be the exercise price increased by the amount of the "item of adjustment" previously included in the alternative minimum taxable income.


    (3) Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right, the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the recipient in the year of such exercise. Subject to Section 162(m) of the Code, PHC will be entitled to a deduction for compensation paid in the same amount which the recipient realized as ordinary income.

    On the Distribution Date, all unvested options and all vested but unexercised options held by employees of Promus and its subsidiaries who following the Distribution will be employed by PHC will be cancelled. In their place, PHC will issue new options to purchase PHC Common Stock under the PHC Stock Option Plan subject to the individual consent of each employee. The number of shares subject to these new PHC options and the exercise price of such original options will be calculated so as to preserve the Promus options' approximate value as of the date of the Distribution. To accomplish this, the number of PHC options and their exercise price will be determined as follows:
The number of shares subject to the Promus option will be multiplied by the Pre-Distribution Promus Share Price and the resulting number will be divided by the average of the closing prices of shares of PHC Common Stock on the New York Stock Exchange during the ten trading days immediately following the date of the

Distribution (the "Post-Distribution PHC Share Price"); the exercise price of the Promus option will be multiplied by the Post-Distribution PHC Share Price and the resulting number will be divided by the Pre-Distribution Promus Share Price. Fractions will be rounded to the next highest share and next lowest cent, respectively. The Pre-Distribution Promus Share Price will be the closing price of Promus Common Stock on the New York Stock Exchange on the date of the Distribution.

    The PHC HR Committee will administer PHC option grants in accordance with the terms and conditions of the PHC Stock Option Plan. These substitute PHC options will be subject to the same terms and will be exercisable at the times and upon the conditions reflected in the Promus option being substituted.

    In connection with the Distribution, PHC will adopt the PHC Restricted Stock Plan. Under the PHC Restricted Stock Plan, PHC Common Stock will be awarded on a periodic basis to key employees of PHC and its subsidiaries who are selected by the chief executive officer of PHC and approved by the PHC HR Committee as making significant contributions to PHC, subject to awards of substituted restricted stock as set forth below. In addition, nonmanagement directors are entitled to specified awards under the plan. A copy of the form of the PHC Restricted Stock Plan is set forth as Annex III-B hereto and incorporated herein by reference.

    Approximately 180 officers and employees are eligible to receive awards under the PHC Restricted Stock Plan. The shares of PHC Common Stock which are awarded are restricted as to transfer and subject to forfeiture during a specified period or periods. The consideration for the grant of restricted stock is the employee's service to PHC. Each award is subject to such conditions, terms and restrictions as are determined by the PHC HR Committee. The PHC HR Committee also has the power to permit acceleration of the expiration of the applicable restriction period with respect to any part or all of the shares awarded to a participant; provided, however, that with respect to any award of restricted shares intended to qualify as performance-based compensation under
Section 162(m) of the Code or any successor provisions thereto, no such acceleration shall be authorized to the extent that such acceleration would cause such restricted shares to fail to so qualify. Generally, in the event of a participant's termination of employment (except for death or disability) prior to the end of a restriction period, any shares upon which restrictions have not yet lapsed will be automatically forfeited and returned to PHC without any payment to the participant or his successors, heirs, assigns, or personal representatives. Restricted shares that are forfeited are returned to the PHC Restricted Stock Plan and can be regranted by the PHC HR Committee to any key employee.

    In general, shares awarded, and any right to vote such shares and to receive dividends thereon, may not be sold, assigned or in any way transferred during the restriction period applicable to such shares. During the restriction period, the recipient has all other rights of a stockholder, including, but not limited to, the right to receive dividends and vote such shares. Certificates for restricted shares are deposited with PHC or its designee during the restriction period. In the discretion of the PHC HR Committee, the PHC Restricted Stock Plan will remain in effect until all shares awarded under the plan are free of restrictions, but no award may be made more than ten years after adoption of the plan. In the event of changes or corporate transactions that affect the PHC Common Stock or its value, the PHC HR Committee may adjust the number of shares to be issued under the plan, make equitable adjustments in restricted shares previously awarded and take other action specified in the plan.

    In the PHC HR Committee's discretion, an award of restricted shares may be designed to qualify as performance-based compensation under Section 162(m) of the Code. It is intended that such restricted shares will vest based upon PHC's satisfaction of certain performance goals which are based on some or all of the following business criteria: pre-tax income, operating income, cash flow, earnings per share, return on equity, return on average invested capital, or a division's operating income or opened units.

    The PHC HR Committee may discontinue or amend the PHC Restricted Stock Plan at any time, except that without stockholder approval the PHC HR Committee may not make any amendment that would require stockholder approval under Section 162(m) of the Code, Section 16 of the Exchange Act or Rule 16b-3 under Section 16(b) of the Exchange Act. The termination or any modification or amendment of the plan may not, without the consent of a participant, adversely affect a participant's rights under an award previously granted.

    A maximum of 400,000 shares are authorized for issuance under the plan. This number is subject to adjustment by the PHC HR Committee in its discretion in the event of certain corporate transactions or events. The PHC HR Committee may also make additional adjustments and take other actions in the event of certain corporate transactions or events, certain unusual or nonrecurring transactions or events or changes in applicable laws, regulations, or accounting principles.

    The PHC HR Committee has authority to adopt policies and procedures regarding various administrative matters under the Restricted Stock Plan.

    Participants in the PHC Restricted Stock Plan must include in ordinary income the fair market value of the stock at the time it vests. PHC anticipates that it will not permit participants to make an election under Section 83(b) of the Code with respect to restricted stock awards and no such elections are in effect. Upon the sale of restricted stock after it vests, a participant will recognize either short-term or long-term capital gain (or loss) to the extent of any appreciation (or depreciation) in the value of the stock after the vesting date. Subject to Section 162(m) of the Code, PHC is entitled to a tax deduction in an amount equal to the participant's ordinary income recognized on the vesting date. The tax deduction is taken by the company in the same year that the participant recognizes ordinary income by reason of the vesting of the stock.

    The foregoing is a brief summary of the tax consequences relating to restricted stock and is not intended to be complete. It does not describe state or local tax consequences.

    With respect to employees who hold shares of restricted stock under Promus's Restricted Stock Plan who will be employed by PHC after the Distribution, such restricted shares of Promus Common Stock will be forfeited and in lieu thereof and to preserve the value of such shares they will receive an adjusted number of restricted shares of PHC Common Stock under the PHC Restricted Stock Plan, subject to their individual consent. The adjusted number of shares of restricted PHC Common Stock that each such employee will receive will be calculated as follows: the number of shares of restricted Promus Common Stock held by an employee will be multiplied by a sum equal to the Pre-Distribution Promus Share Price minus 1/2 of the Post-Distribution PHC Share Price and the resulting number will be divided by the Post-Distribution PHC Share Price. These shares will be subject to the same terms and restrictions as presently apply to restricted shares of Promus Common Stock. Holders of these restricted shares of PHC Common Stock will be entitled to receive the Distribution with respect to shares of Promus Common Stock in the same manner as other stockholders.

    PHC has established the PHC Executive Deferred Compensation Plan for certain senior executives, and the PHC Deferred Compensation Plan for PHC management-level employees. It is anticipated that each Promus Hotel employee who was a party to a deferred compensation agreement with Promus under the Promus Executive Deferred Compensation Plan or the Promus Deferred Compensation Plan will enter into an agreement whereby such employee will agree that, as of the Distribution Date, PHC will assume all obligations under such employee's Promus Executive Deferred Compensation Plan agreement or Promus Deferred Compensation Plan agreement, as the case may be, and Promus and its subsidiaries will be released from all obligations to such employee regarding the Promus Executive Deferred Compensation Plan and Promus Deferred Compensation Plan (the "Deferred Compensation Assumption Agreements"). These assumed Promus Executive Deferred Compensation Plan agreements and Promus Deferred Compensation Plan agreements will be governed and administered pursuant to the PHC Executive Deferred Compensation Plan and the PHC Deferred Compensation Plan.

    Pursuant to the Deferred Compensation Assumption Agreements, the deferred compensation accounts of three executive officers of PHC in addition to approximately 15 other key employees of PHC will be assumed by PHC. Approximately 30 employees of PHC will be eligible to participate in the PHC Executive Deferred Compensation Plan and approximately 125 employees of PHC will be eligible to participate in the PHC Deferred Compensation Plan. Pursuant to the PHC Executive Deferred Compensation Plan, eligible participants may defer receipt of up to 25% of their salary and up to 50% of their annual bonus subject to such limits and conditions as may be specified in the plan. Pursuant to the PHC Deferred Compensation Plan, eligible participants may defer up to 12% of their salary and up to 100% of their bonus. Directors of PHC may defer up to 100% of their fees under the PHC Deferred Compensation Plan. After the PHC Nonmanagement Directors Stock Incentive Plan commences on May 1, 1996, the directors will be eligible to defer 50% of their fees under the PHC Deferred Compensation Plan.

    Amounts which are deferred under the PHC Deferred Compensation Plan earn interest at a rate based on a calculated average prime interest rate. Participants under the PHC Deferred Compensation Plan may elect that payments be paid out in a lump sum or in annual installments over a period of up to ten years starting not later than the termination of employment.

    Prior to the Distribution Date, PHC will establish an escrow fund and will deposit insurance policies and certain other assets into the escrow fund. These policies will include some of the policies that were previously held in a similar escrow fund established by Promus for its deferred compensation plans. The PHC escrow fund will be established to assure the payment of benefits, as they accrue, to certain executive officers and the directors of PHC which will be payable under the PHC Executive Deferred Compensation Plan or PHC Deferred Compensation Plan. Upon occurrence of a potential change in control of PHC, PHC will also place into this escrow fund certain severance payments payable under the Severance Agreements (see "Certain Relationships" below) which would become payable to ten executives only upon their termination of employment following a change in control. PHC intends to increase the escrow fund, if necessary, to assure the payment of future deferrals and also has the right to increase the escrow fund to pay premiums on the insurance policies and interest on policy loans. The escrow fund is subject to the claims of the creditors of PHC in the case of the insolvency or bankruptcy of PHC.

    The PHC Key Executive Officer Annual Incentive Plan (the "PHC Key Executive Incentive Plan") is an annual bonus plan designed to provide certain senior executives with incentive compensation based upon the achievement of pre-established performance goals. Executive officers at the corporate vice president level or above may be eligible for the PHC Key Executive Incentive Plan. Prior to, or at the time of, establishment of the performance objectives for a calendar year, the PHC HR Committee will approve the specific executive officers who will participate in the PHC Key Executive Incentive Plan that year.

    The PHC Key Executive Incentive Plan is designed to comply with Section 162(m) of the Code which limits the tax deductibility by a company of compensation paid to officers named in the compensation tables of the company's proxy statement to $1,000,000. Compensation paid pursuant to a plan approved by stockholders that meets the requirements of Section 162(m) is exempted from this limitation and is fully deductible. Embassy, as the sole stockholder of PHC prior to the Distribution, has approved the PHC Key Executive Incentive Plan in order to maintain the full deductibility of compensation paid to executive officers of PHC. The PHC Key Executive Incentive Plan is being submitted for approval and ratification by the Promus stockholders as one of the Distribution Proposals (Proposal Seven).

    Under the PHC Key Executive Incentive Plan, prior to March 30 of each year the PHC HR Committee will approve performance goals, including specific performance objectives for that year. The objectives may include any one or more of the following corporate business criteria for the year (or a combination of any of these criteria): pre-tax income, operating income, cash flow, earnings per share, return on equity, return on average invested capital, construction starts, guest satisfaction ratings, a division's operating income or a division's opened units. These criteria will be determined in accordance with generally accepted accounting principles ("GAAP") unless certain exceptions are approved by the PHC HR Committee as further explained below.

    At or after the end of a plan year, the PHC HR Committee will certify achievement of the objectives in writing based on the company's performance during the year. When establishing objectives and approving the achievement of objectives, the PHC HR Committee will (unless an exception is pre-approved as discussed below) ignore extraordinary items, minority interests, property transactions, changes in accounting standards and losses or gains arising from discontinued operations. The PHC HR Committee may, in any year, include property transactions and/or discontinued operations (either specifically or generally or both) and may further include or exclude any specified interest expense items, corporate expense items and/or development expense items when determining the pre-established objectives.

    The actual results of the property transactions and/or discontinued operations that are included in the objectives will then be included, in accordance with GAAP, in the calculation of the achievement of the objectives. Similarly, any included or excluded items of interest expense, corporate expense, and/or development expense will be included or excluded, as the case may be, in the calculation of achievement of the objectives. If the objectives approved by the PHC HR Committee include operations or businesses (including those being accounted for as discontinued operations) that are subsequently spun-off or disposed of during the plan year, the objectives and the results will be appropriately adjusted to exclude such operations or businesses.

    The actual award for a participant will be determined by multiplying the participant's eligible earnings by the percentage adjacent to a points column on tables or matrices that has been approved by the PHC HR Committee prior to March 30 of the plan year. No award will exceed 200% of an individual's eligible earnings as adjusted. The maximum award under the plan is $1,000,000 per participant in any year. The PHC HR Committee will have the discretion to pay an award that is lower than the calculated award.

    Eligible earnings means a participant's annual base salary, including any deferrals of such salary, as in effect on the date the performance objectives are established by the PHC HR Committee.


    Approved awards will be paid by March 15 after the plan year to which the payment relates unless deferred pursuant to a PHC deferred compensation plan. Awards that are otherwise payable to a participant who is no longer an employee will be prorated, or the individual will be ineligible for an award, pursuant to specified rules in the PHC Key Executive Incentive Plan. The participant will recognize ordinary taxable income upon receipt of payments under the PHC Key Executive Incentive Plan. The previous sentence is a brief summary of the tax consequences relating to the PHC Key Executive Incentive Plan, it does not describe state or local tax consequences, and it is not intended to be complete.



    Since the PHC Key Executive Incentive Plan requires objectives to be set and participants to be selected for each year, it is not determinable what benefits would have been received by or allocated to any executive officer if the PHC Key Executive Incentive Plan had been in effect for 1994.


    The foregoing description of the PHC Key Executive Incentive Plan is qualified in all respects by the actual provisions of the PHC Key Executive Incentive Plan which is attached to this Proxy Statement as Annex VII.

    Embassy, as the sole stockholder of PHC prior to the Distribution, has adopted the PHC Nonmanagement Directors Stock Incentive Plan. The PHC Nonmanagement Directors Stock Incentive Plan is being submitted for ratification by the Promus shareholders as one of the Distribution Proposals. Under the PHC Nonmanagement Directors Stock Incentive Plan, each nonmanagement director will automatically receive 50% of his annual director fees in PHC Common Stock (and the director may further elect to receive the remaining 50% of fees in PHC Common Stock) starting with fees for the year of service commencing with the PHC annual stockholders meeting in 1996. The grants would be made every three months (the "three month grant period"), starting with the August 1, 1996 grant date. Each grant for a three month grant period will be an amount of stock, valued on the grant date, equal in value to 50% of the fees that the director earned during the previous three month grant period (or 100% of the fees if the director elected to receive the remaining 50% of fees in stock). The share value will be the average of the high and low price of the PHC Common Stock based upon its consolidated trading as generally reported for the principal securities exchange on which the PHC Common Stock is listed. The shares that are granted cannot be disposed of for six months after the grant.

    As provided in the plan, each director may elect to receive the remaining 50% of his director fees in PHC Common Stock. Such election must be made prior to the commencement of the first grant period to which such election applies and such election shall be irrevocable. Individuals who are nominated to become nonmanagement directors may make such election after such nomination but prior to the time that they are elected to the Board.

    Before the commencement of the plan year with respect to which grants are to be made, the director can elect to defer receipt of the shares that would otherwise be granted during that year until the director's board service terminates. The deferred shares would then be issued to the director upon his termination of service or in annual installments over a period of up to ten years as the director may elect when the initial deferral election is made. If a director terminates service during a three month grant period, the grant of shares will be pro-rated and paid upon the termination of service (unless the grant is deferred). If any dividends or other distributions are paid on PHC stock during a deferral period, such amounts will be converted to rights to PHC stock and such stock will be issued to the director after termination of service as described in the plan.


    A director will recognize ordinary taxable income six months after the grant is made based on the value of the stock at that time unless the director files an "83(b)" election whereby the director can elect to be taxed on the date of the grant. If the stock grant is deferred by the director, the grant will not be taxable until the director terminates service. The foregoing is a brief summary of the tax consequences relating to the PHC Nonmanagement Directors Stock Incentive Plan, it does not describe state or local tax consequences, and it is not intended to be complete.



    The foregoing description of the PHC Nonmanagement Directors Stock Incentive Plan is qualified in all respects by the provisions of the PHC Nonmanagement Directors Stock Incentive Plan which is attached hereto and incorporated herein by reference as Annex VIII.


    Plan Amendments. Amendments can be made to the PHC Stock Option Plan, the PHC Restricted Stock Plan, the PHC Key Executive Incentive Plan and the PHC Nonmanagement Directors Stock Incentive Plan that can increase the cost of the plans to PHC and can alter the allocation of benefits as between executive officers, employees, and directors. Such amendments can be made without stockholder approval except as such approval may be required under Rule 16b-3 of the Exchange Act or Section 162(m) of the Code. Rule 16b-3 of the Exchange Act requires stockholder approval of an amendment to a stock plan that benefits directors or officers if the amendment materially (a) increases benefits to participants, (b) increases shares which may be issued under the plan, or (c) modifies the eligibility requirements of the plan. In addition, the provisions of the stock plans that deal with eligibility and benefits for non-employee directors cannot be amended more than once every six months other than to comply with changes in Federal law or regulations. The PHC Key Executive Officer Annual Incentive Plan which is not a stock plan can be amended in a manner not inconsistent with its purposes or as necessary to comply with applicable law and, to the extent required by Section 162(m) of the Code, any changes to such plan are subject to stockholder approval.

    Employment and Severance Agreements. PHC has entered into a five year employment agreement with Michael D. Rose under which he will serve as Chairman of the PHC Board at a current annual salary of $250,000 per year subject to an annual review plus employee benefits and the right to participate in PHC incentive compensation programs. Under this agreement, Mr. Rose has agreed to spend up to 40% of his time as Chairman of the PHC Board. Mr. Rose will also continue to serve as Chairman of the Harrah's Entertainment Board. See "Election of Promus Directors--Certain Employment Arrangements."

    PHC has entered into individual severance agreements (the "PHC Severance Agreements") with ten senior officers of PHC including its seven executive officers. The PHC Severance Agreement for Mr. Schultz will replace a substantially similar agreement between Promus and Mr. Schultz which agreement will be cancelled. The PHC Severance Agreements will each provide for a compensation payment of 2.99 times the average annual cash compensation (salary and bonus) paid to such executive for the five preceding calendar years including such compensation paid during service with Promus (the "PHC Compensation Payment"), as well as accelerated payment of any compensation or awards payable to such executive under any PHC incentive compensation or stock option plan if the executive is terminated subsequent to a change in control of PHC as defined in the PHC Severance Agreements (the "PHC Accelerated Payments") (collectively, the "PHC Severance Payments"), with certain exceptions described below. A change in control is defined to occur whenever: (i) any person becomes the beneficial owner of 25% or more of PHC's then outstanding voting securities regardless of comparative voting power of such securities; (ii) within a two-year period, members of the PHC Board at the beginning of such period and approved successors no longer constitute a majority of such Board; or (iii) holders of securities entitled to vote thereon approve a merger or consolidation (with certain exceptions) or a plan of complete liquidation. The executives will not be entitled to the PHC Severance Payments subsequent to a change in control if their termination is: (i) by PHC for cause (as defined); (ii) a result of retirement or disability; or (iii) voluntary and not for good reason. The acceleration of the vesting of the stock options and restricted stock of all executives will occur effective upon such change in control.

    Mr. Rose and Mr. Schultz will be entitled to the PHC Severance Payments if they resign after a change in control of PHC. The other executives will be entitled to the PHC Severance Payments subsequent to a change in control of PHC if the executive resigns with good reason (as defined).

    In addition, the PHC Severance Agreements each provide that in the event of a potential change in control of PHC (as defined below): (i) PHC will deposit in escrow a sum of money sufficient to fund the PHC Severance Payments in the event of a change in control of PHC; and (ii) each executive will agree to remain in the employ of PHC for a certain period of time. A potential change in control of PHC is defined to occur whenever (i) PHC enters into an agreement which would result in a change in control of PHC, (ii) any person publicly announces an intention to take action which would result in a change of control of PHC, (iii) any person, other than the trustee of an employee benefit plan of PHC who is or becomes a beneficiary owner of 9.5% of the combined voting power of PHC's then outstanding securities, increases his beneficial ownership of such securities by 5% or more over the percentage previously owned on the date of the PHC Severance Agreement, or (iv) the Board adopts a resolution to the effect that a potential change in control of PHC has occurred.

    In the event that an executive becomes entitled to PHC Severance Payments, which are subject to taxation under Section 4999 (the "Excise Tax") of the Code the PHC Severance Agreements will provide that PHC will pay the executive an additional amount (the "PHC Gross-Up Payment") such that the net amount retained by the executive after deduction of any Excise Tax on the PHC Severance Payments and all Excise Taxes and other taxes on the PHC Gross-Up Payment, will equal the initial PHC Severance Payments.

    The maximum amount of compensation that would be payable under the PHC Severance Agreements to the executive officers named in the Summary Compensation Table for PHC, as PHC Compensation Payments and PHC Accelerated Payments, respectively, if a change in control occurred and if such executives were terminated as of January 31, 1995, would be: Mr. Schultz $1,098,545 and

$2,021,936; Mr. Rose $2,262,640 and $4,549,997; Mr. Sullivan $860,298 and
$715,269; Mr. Keltner $989,531 and $11,794; and Mr. Wells $562,813 and $321,785.

    Certain Transactions. Mr. Ronald Terry, who will be elected as a director of PHC, is Chairman of First Tennessee National Corporation, the parent company of First Tennessee Bank National Association ("First Tennessee"). It is anticipated the First Tennessee will be one of the lending banks under the PHC Bank Credit Facilities. The PHC Bank Facilities are expected to involve a total commitment of $350 million and First Tennessee's share of this commitment is expected to be no greater than $25 million. For information concerning fees that First Tennessee received for various financial services rendered to Promus during 1994, see "Election of Promus Directors--Certain Transactions."


    Mr. Michael I. Roth, who will be elected as a director of PHC, is Chairman and Chief Executive Officer of Mutual of New York ("MONY"). MONY or its affiliates own five franchised Hampton Inn hotels and a partnership interest in a franchised Embassy Suites hotel. During 1994 and the first quarter of 1995, MONY or its affiliates paid royalties and assessments of $920,870 to Hampton Inns and $535,206 to Embassy Suites.



    Mr. Rose will serve as the Chairman of the Board of Harrah's Entertainment and as the Chairman of the Board of PHC. Mr. Peternell will serve as an executive officer of Harrah's Entertainment and as a director of PHC. For a discussion of certain relationships and related transactions to which Promus is a party, see "Election of Promus Directors--Certain Transactions."



    Mr. U. Bertram Ellis, Jr., who will be elected as a director of PHC, is President and Chief Executive Officer of Ellis Communications, Inc., an owner-operator of television and radio stations. During the period from January 1, 1994 through February 28, 1995, Promus and its subsidiaries paid Ellis Communications, Inc. $97,125 for advertising.


MANAGEMENT OF HARRAH'S ENTERTAINMENT

    The directors and executive officers of Harrah's Entertainment will be substantially similar to the management of Promus. See "Election of Promus Directors."

PRICE RANGE OF PROMUS COMMON STOCK

    The Promus Common Stock is listed on the New York Stock Exchange as well as several regional exchanges and is traded under the symbol "PRI." The following table sets forth, for the fiscal periods indicated the high and low sales prices per share of the Promus Common Stock as reported on the New York Stock Exchange Composite Tape. As of January 27, 1995 (the trading day preceding public announcement of the Distribution) and as of April 19, 1995, the closing price per share of Promus Common Stock on the New York Stock Exchange was $31 1/4 and $38 3/4, respectively.



                                                           HIGH        LOW
                                                           ----        ---
1993
  1st Quarter...........................................    25         17 15/32
  2nd Quarter...........................................    32         22 29/32
  3rd Quarter...........................................    53 31/32   31 11/32
  4th Quarter...........................................    55         39

1994
  1st Quarter...........................................    55 1/4     36 1/2
  2nd Quarter...........................................    41         27 1/8
  3rd Quarter...........................................    38         27 3/4
  4th Quarter...........................................    34 1/8     25 7/8

1995
  1st Quarter...........................................    38         30
  2nd Quarter (through April 19, 1995)..................    40 5/8     36 1/2


OWNERSHIP OF PHC COMMON STOCK

    PHC is currently a wholly-owned subsidiary of Embassy. The table following sets forth information as to the beneficial ownership of PHC Common Stock as of the Distribution Date (and following the Distribution) as if the Distribution took place on January 31, 1995 by all expected directors and the persons listed in the PHC Summary Compensation Table as well as by directors and executive officers of PHC as a group and, to the best of PHC's knowledge, beneficial owners of 5% or more of PHC Common Stock after the Distribution. The information in the following table is based on the ownership of Promus

Common Stock as of January 31, 1995 and the number of shares of PHC Common Stock expected to be distributed to each existing Promus stockholder in the Distribution.


                                                       SHARES OF PHC
                                                        COMMON STOCK           % OF SHARES
                                                       EXPECTED TO BE          OUTSTANDING
                                                        BENEFICIALLY          EXPECTED TO BE
    NAME                                                  OWNED(A)          BENEFICIALLY OWNED
- -------------------------------------------------   --------------------    ------------------
U. Bertram Ellis, Jr.............................             1,000(b)
Debra J. Fields..................................             1,000(b)           *
Christoper W. Hart...............................             1,000(b)           *
Thomas L. Keltner................................             3,816              *
C. Warren Neel...................................             1,000(b)           *
Ben C. Peternell.................................           227,273(b)           *
Michael D. Rose..................................           829,631(c)(d)           1.6%
Michael I. Roth..................................             1,005(b)           *
Raymond E. Schultz...............................           186,540              *
Jay Stein........................................             1,000(b)           *
David C. Sullivan................................            44,400              *
Ronald Terry.....................................            47,369(b)(e)        *
Mark C. Wells....................................            34,062              *

All directors and executive officers as a
group............................................         1,446,198                 2.8%

Massachusetts Financial Services Company.........         3,058,695(f)              6.0%
  500 Boylston Street
  Boston, MA 02116
Julian H. Robertson, Jr., Tiger Management
  Corporation, Panther Partners L.P. and
  Panther Management Company L.P. ...............
  101 Park Avenue
  New York, NY 10178                                      5,135,150(g)               10%


- ------------

*  Indicates less than 1%.

(a) The amounts shown include the following shares that may be acquired within 60 days pursuant to outstanding stock options: Mr. Rose 164,063; Mr. Schultz 40,294; Mr. Sullivan 20,885; Mr. Wells 6,620 and Mr. Keltner 1,852, all directors and executive officers as a group, 289,811 shares. Shares listed include shares allocated to accounts under Promus's Savings and Retirement Plan as of December 31, 1994. Shares of PHC Common Stock underlying stock options and allocated to accounts under Promus's Savings & Retirement Plan were calculated by converting shares of Promus Common Stock to PHC shares based on assumptions concerning the relative values of Promus Common Stock and PHC Common Stock. See "--Management of PHC--PHC Compensation Plans."

(b) Includes 1,000 shares of PHC Common Stock to be granted pursuant to the Promus Hotel Corporation 1995 Restricted Stock Plan.

(c) Includes 46,850 shares held by a charitable foundation of which Mr. Rose serves as a director. Mr. Rose has shared voting and investment power over these shares, but disclaims any other beneficial interest.

(d) Includes 37,000 shares held by a charitable lead trust of which Mr. Rose's wife serves as the sole trustee. Mr. Rose disclaims any beneficial interest in such shares.

(e) Included in the shares for Mr. Terry are 2,400 shares owned by members of his family. Mr. Terry disclaims any beneficial interest in such shares.

(f) This information is based on a Schedule 13G filed with the Securities and Exchange Commission and dated February 6, 1995, reporting beneficial ownership of 6,117,390 shares of Promus Common Stock as of December 31, 1994.

(g) This information is based on a Schedule 13G filed with the Securities and Exchange Commission and dated February 13, 1995, reporting beneficial ownership of 10,270,300 shares of Promus Common Stock as of December 31, 1994.

DESCRIPTION OF PHC CAPITAL STOCK

    General. PHC's authorized capital stock consists of 1,000 shares of PHC Common Stock, of which 100 shares are issued and outstanding and are owned by Embassy. Prior to the Distribution Date, the PHC's Certificate will be amended by the PHC Board and by Embassy, as sole stockholder of PHC. Under such restated PHC Certificate, which will be substantially in the form set forth in Annex II-A to this Proxy Statement, the total number of shares of all classes of stock that PHC will have authority to issue will be 365,150,000, of which 150,000 will be shares of preferred stock, par value $100.00 per share ("PHC Preferred Stock"), 5,000,000 will be shares of special stock, par value $1.12 1/2 per share ("PHC Special Stock"), and 360,000,000 will be shares of PHC Common Stock. Based on the number of shares of Promus Common Stock outstanding on January 31, 1995, approximately 51,231,744 shares of PHC Common Stock, constituting approximately 14% of the authorized PHC Common Stock, will be issued to Embassy, distributed by Embassy to Promus in the Embassy Distribution, and distributed to stockholders of Promus in the Distribution. Following the Embassy Distribution, Promus and its subsidiaries will own no shares of PHC Common Stock. All of the shares of PHC Common Stock issued in the Distribution will be validly issued, fully paid and non-assessable.

    The PHC Certificate will provide that the PHC Board is authorized to provide for the issuance of shares of PHC Preferred Stock, from time to time, in one or more series, and to fix any voting powers, full or limited or none, and the designations, preferences and relative, participating, optional or other restrictions thereon. No shares of PHC Preferred Stock of PHC will be outstanding immediately following the Distribution.

    There will be no material differences between the rights of holders of capital stock of PHC and the rights of holders of capital stock in Promus following the Distribution.

    Preferred Stock. The PHC Board has the authority, without further action by stockholders, to determine the principal rights, preferences and privileges of the unissued PHC Preferred Stock. Provisions could be included in the shares of PHC Preferred Stock, such as extraordinary voting, dividend, redemption or conversion rights, which could discourage an unsolicited tender offer or takeover proposal.

    Common Stock. Subject to the limitations contained in PHC's debt instruments and after provision for the payment of dividends on any series of PHC Preferred Stock which might be issued and which has a preference with respect to the payment of dividends, holders of PHC Common Stock are entitled to receive such dividends as may be declared by the PHC Board out of funds legally available for such purpose. The PHC Board does not presently intend to declare any cash dividends after the Distribution. See "--Certain Special Considerations--Dividend Policies."

    The PHC Common Stock has no conversion rights. The PHC Common Stock can be redeemed by PHC if, among other circumstances, in the judgment of the PHC Board such redemption is necessary to avoid any regulatory sanctions against, or to prevent the loss of, or to secure the reinstatement of, any license, franchise or entitlement from any governmental agency held by PHC, any affiliate of PHC, or any entity in which PHC or an affiliate is an owner, which license, franchise or entitlement is needed to conduct any portion of the business of PHC, any such affiliate or other entity or which license, franchise or entitlement is conditioned upon some or all of the holders of PHC Common Stock possessing prescribed qualifications. For further description of this provision, see "--Certain Provisions of the PHC Certificate and PHC Bylaws." No holder of PHC Common Stock has any preemptive right to subscribe for any stock or other securities of PHC which may be issued.

    The holders of shares of PHC Common Stock are entitled in the event of any liquidation, dissolution or winding up of the affairs of PHC to share pro rata in all lawful distributions of the remaining assets of PHC.

    The holders of PHC Common Stock will be entitled to one vote per share. Stockholders are not entitled to cumulative voting rights in the election of directors.

    Certain other provisions of the PHC Certificate affect the rights of holders of PHC Common Stock. See "--Certain Provisions of the PHC Certificate and PHC Bylaws."

    PHC Rights and PHC Special Stock. PHC currently has 5,000,000 authorized shares of PHC Special Stock. The PHC Board has the authority, without further action by stockholders, to determine the rights, preferences and privileges of the unissued PHC Special Stock. Provisions could be included in the shares of PHC Special Stock, such as extraordinary voting, dividend, redemption or conversion rights, which could discourage an unsolicited tender offer or takeover proposal.

    Concurrently with the Distribution and subject to the approval of the Distribution Proposals by the stockholders, the PHC Board will authorize and determine that one PHC Right be attached to each share of PHC Common Stock to be received by the holders of Promus Common Stock in connection with the Distribution. Each PHC Right will entitle the registered holder to purchase from PHC one two-hundredth of a share (a "Unit") of Series A Special Stock, par value $1.12 1/2 per share (the "Series A Stock") at a purchase price of $120.00 per unit (the "Purchase Price"), subject to adjustment. The Purchase Price shall be paid in cash or by certified bank check or bank draft payable to the order of PHC. The description and terms of the PHC Rights are set forth in a Rights Agreement (the "PHC Rights Agreement") between PHC and Continental Stock Transfer & Trust Company, as rights agent.

    PHC Rights will be attached to all PHC Common Stock certificates representing outstanding shares, and no separate rights certificates will be distributed, except as described below. The PHC Rights detach from the PHC Common Stock and are distributed to holders of PHC Common Stock upon a date (the "Rights Distribution Date") which is the earlier of (i) ten days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of PHC Common Stock (the "Stock Acquisition Date"), or (ii) ten business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 30% or more of such outstanding shares of PHC Common Stock. The PHC Board may postpone such Rights Distribution Date beyond the earlier of the dates set forth in the preceding sentence upon the vote of a majority of the directors who are not Acquiring Persons or affiliated or associated with an Acquiring Person (the "Continuing Directors"). Until the Rights Distribution Date (or earlier redemption or expiration of the PHC Rights), (i) the PHC Rights are evidenced by the PHC Common Stock certificates and are transferred with and only with such certificates, (ii) new PHC Common Stock certificates will contain a notation incorporating the Rights Agreement by reference, (iii) the surrender for transfer of any certificates for PHC Common Stock outstanding will also constitute the transfer of the PHC Rights associated with the shares represented by such certificates, and (iv) PHC Rights shall be issued in respect of all shares of PHC Common Stock which are issued after the Distribution. Except as otherwise determined by the PHC Board, only shares of PHC Common Stock issued prior to the Distribution Date will be issued with PHC Rights.

    The PHC Rights are not exercisable until the Rights Distribution Date and expire at the close of business on May 1, 2005, unless earlier redeemed by PHC as described below or upon the occurrence of certain merger or other acquisition transactions approved by the PHC Board. As soon as practicable after the Rights Distribution Date, PHC Rights Certificates will be mailed to holders of record of shares of PHC Common Stock as of the close of business on the Rights Distribution Date and, thereafter, the separate PHC Rights Certificate alone will represent the rights.

    In the event that, at any time following the Rights Distribution Date, (i) PHC is the surviving corporation in a merger with an Acquiring Person and its common stock is not changed or exchanged or (ii) an Acquiring Person becomes the beneficial owner of more than 20% of the then outstanding shares of PHC Common Stock (except pursuant to an offer for all outstanding shares of PHC Common Stock which a majority of the Continuing Directors determine to be fair to and otherwise in the best interests of stockholders), each holder of a PHC Right will thereafter have the right to receive, upon exercise,

PHC Common Stock (or, in certain circumstances, cash, property or other securities of PHC) having a value equal to two times the exercise price of the PHC Right. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all PHC Rights that are, or (under certain circumstances specified in the PHC Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, PHC rights are not exercisable following the occurrence of any of the events set forth above until such time as the PHC Rights are no longer redeemable by PHC as set forth below.

    For example, at an exercise price of $120.00 per PHC Right, each PHC Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $240.00 worth of PHC Common Stock (or other consideration, as noted above) for $120.00. Assuming that the PHC Common Stock had a per share value of $20.00 at such time, the holder of each valid PHC Right would be entitled to purchase 12 shares of PHC Common Stock for $120.00.

    In the event that, at any time following the Stock Acquisition Date, (i) PHC is acquired in a merger or other business combination transaction in which PHC is not the surviving corporation or PHC Common Stock is changed into or exchanged for securities of any other person, cash or other property (other than a merger which follows an offer described in clause (ii) of the second preceding paragraph), or (ii) 50% or more of PHC's assets or earning power is sold or transferred, each holder of a PHC Right (except PHC Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring or surviving company having a value equal to two times the exercise price of the PHC Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

    The Purchase Price payable, and the number of Units or other securities or property issuable, upon exercise of PHC Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Stock, (ii) if holders of the Series A Stock are granted certain rights or warrants to subscribe for Series A Stock or convertible securities at less than the current market price of the Series A Stock, or (iii) upon the distribution to holders of the Series A Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

    With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. In addition, to the extent that PHC does not have sufficient shares of PHC Common Stock issuable upon exercise of the PHC Rights following the occurrence of a Triggering Event, PHC may, under certain circumstances, reduce the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Series A Stock on the last trading day prior to the date of exercise.

    At any time until ten days following the Stock Acquisition Date, PHC may redeem the PHC Rights in whole, but not in part, at a price of $0.01 per PHC Right, as such redemption price may be adjusted pursuant to the PHC Rights Agreement. As long as the PHC Rights are redeemable, a majority of the Continuing Directors of PHC may extend the period for redemption. After the redemption period has expired, PHC's rights of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to 10% or less of the outstanding shares of PHC Common Stock in a transaction or series of transactions not involving PHC. Immediately upon the action of the Board of Directors ordering redemption of the PHC Rights, the PHC Rights will terminate and the only right of the holders of PHC Rights will be to receive the $0.01 redemption price (as adjusted) per PHC Right.

    Until a PHC Right is exercised, the holder thereof, as such, will have no rights as a stockholder of PHC, including, without limitation, the right to vote or to receive dividends. While the distribution of the PHC Rights will not be taxable to stockholders or to PHC, stockholders may, depending upon the circumstances, recognize taxable income in the event that the PHC Rights become exercisable for PHC

Common Stock (or other consideration) or for common stock of the acquiring company as set forth above.

    Other than those provisions relating to the principal economic terms of the PHC Rights, any of the provisions of the PHC Rights Agreement may be amended by the PHC Board prior to the Rights Distribution Date. After the Rights Distribution Date, the provisions of the PHC Rights Agreement may be amended by the PHC Board only in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of PHC Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the PHC Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the PHC Rights are not redeemable.

CERTAIN PROVISIONS OF THE PHC CERTIFICATE AND PHC BYLAWS

    Embassy, as sole stockholder of PHC, has approved an amendment of the PHC Certificate and the PHC Bylaws, effective as of the Distribution Date, to make the PHC Certificate and PHC Bylaws substantially similar to the Promus Certificate and Promus Bylaws as currently in effect. Such amendment to the PHC Certificate and PHC Bylaws contains a variety of provisions designed to encourage any person who desires to take control of and/or acquire PHC to enter into negotiations with the PHC Board. In general, these provisions (i) provide for a classified board of directors from which directors may only be removed by the stockholders for cause, (ii) generally provide that only a majority of the PHC Board shall have the authority to fill vacancies on the PHC Board, (iii) limit the right of stockholders to amend PHC's Bylaws, (iv) eliminate the right of stockholders to call special meetings and to take action without a meeting,
(v) establish an advance notice procedure regarding the nomination of directors by stockholders and stockholder proposals to be brought before an annual meeting, (vi) require that certain business combinations either meet certain minimum price and procedural requirements, be approved by the members of the PHC Board who are unaffiliated with the persons seeking to effect such business combinations or be approved by a supermajority stockholder vote, and (vii) authorize the PHC Board to redeem shares of capital stock of PHC to the extent necessary to prevent the loss of, or to reinstate, certain governmental licenses or franchises for the conduct of PHC's business. In addition to encouraging any person intending to attempt a takeover of PHC to negotiate with the PHC Board, these provisions also curtail such person's use of a dominant equity interest to control any negotiations with the PHC Board. Under such circumstances, the PHC Board may be better able to make and implement reasoned business decisions and protect the interests of all of PHC's stockholders. A copy of the amended PHC Certificate and the PHC Bylaws are set forth as Annexes II-A and II-B.

    Classified Board of Directors. The PHC Certificate provides for the PHC Board to be divided into three classes serving staggered terms so that directors' initial terms will expire either at the 1996, 1997 or 1998 annual meeting of stockholders. Starting with the 1996 annual meeting of PHC stockholders, one class of directors will be elected each year for three-year terms. See "--Management of PHC-- PHC Board." The classification of directors makes it more difficult for a significant stockholder to change the composition of the PHC Board in a relatively short period of time and, accordingly, provides the PHC Board and stockholders time to review any proposal that a significant stockholder may make and to pursue alternative courses of action which are fair to all the stockholders of PHC.

    Removal; Filling Vacancies. The PHC Certificate provides that, subject to any rights of the holders of PHC Preferred Stock and PHC Special Stock, only a majority of the PHC Board then in office or the sole remaining director shall have the authority to fill any vacancies on the PHC Board, including vacancies created by an increase in the number of directors. Moreover, because the PHC Certificate provides for a classified board, Delaware law provides that the stockholders may remove a member of the PHC Board only for cause. These provisions relating to removal and filling of vacancies on the PHC Board will preclude stockholders from enlarging the PHC Board or removing incumbent directors and filling the vacancies with their own nominees.

    Amendment of the PHC Certificate and Bylaws. The PHC Certificate contains provisions requiring the affirmative vote of the holders of at least 75 percent of the voting power of the stock entitled to vote generally in the election of directors to amend certain provisions of the PHC Certificate and PHC Bylaws (including certain of the provisions discussed above). These provisions will make it more difficult for stockholders to make changes in the PHC Certificate or Bylaws, including changes designed to facilitate the exercise of control over PHC.

    Limitations on Stockholder Action by Written Consent; Special Meetings. The PHC Certificate provides that stockholder action can be taken only at an annual or special meeting of stockholders and prohibits stockholder action by written consent in lieu of a meeting. The PHC Certificate and PHC Bylaws provide that, subject to the rights of holders of any series of Preferred Stock, special meetings of stockholders can be called only by a majority of the entire PHC Board or by the President or Chairman of the Board. Stockholders are not permitted to call a special meeting or to require that the PHC Board call a special meeting of stockholders. Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting by or at the direction of the PHC Board. These provisions prohibit a significant stockholder from proposing a stockholder vote on issues not approved by the PHC Board or from authorizing stockholder action without a meeting at which all stockholders would be entitled to participate..

    Nominations of Directors and Stockholder Proposals. The PHC Bylaws establish an advance notice procedure with regard to the nomination other than by or at the direction of the PHC Board of candidates for election as directors (the "Nomination Procedure") and with regard to stockholder proposals to be brought before an annual meeting of stockholders (the "Business Procedure"). The Nomination Procedure provides that only persons who are nominated by or at the direction of the PHC Board, or by a stockholder who has given timely prior written notice to the Corporate Secretary of PHC prior to the meeting at which directors are to be elected, will be eligible for election as directors. The Business Procedure provides that stockholder proposals must be submitted in writing in a timely manner in order to be considered at any annual meeting. To be timely, notice for nominations or stockholder proposals must be received by PHC not less than 60 days nor more than 90 days prior to the annual meeting; provided, however, that in the event that less than 70 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs.

    Under the Nomination Procedure, notice to PHC from a stockholder who proposes to nominate a person at a meeting for election as a director must contain certain information about that person, including age, business and residence addresses, principal occupation, the class and number of shares of PHC stock beneficially owned, the consent to be nominated and such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee, and certain information about the stockholder proposing to nominate that person. Under the Business Procedure, notice relating to a stockholder proposal must contain certain information about such proposal and about the stockholder who proposes to bring the proposal before the meeting, including the class and number of shares of PHC Common Stock beneficially owned by such stockholder.

    The purpose of the Nomination Procedure is, by requiring advance notice of nomination by stockholders, to afford the PHC Board a meaningful opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the PHC Board, to inform stockholders about such qualifications. The purpose of the Business Procedure is, by requiring advance notice of stockholder proposals, to provide a more orderly procedure for conducting annual meetings of stockholders and, to the extent deemed necessary or desirable by the PHC Board, to provide the PHC Board with a meaningful opportunity to inform stockholders, prior to such meetings, of any proposal to be introduced at such meetings, together with any recommendation as to the PHC Board's position or belief as to action to be taken with respect to such proposal, so as to enable stockholders better to determine whether they desire to attend such meeting or grant a proxy to the PHC Board as to the disposition of any such proposal. Although the PHC Bylaws do not give the PHC Board any power to approve or disapprove stockholder nominations for the election of directors or of any other proposal submitted by stockholders, the PHC Bylaws may have the effect of precluding a nomination for the election of directors or precluding the conducting of business at a particular stockholder meeting if the proper procedures are not followed, and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the company, even if the conduct of such solicitation or such attempt might be beneficial to the company and its stockholders.

    Fair Price Provision. Article Ninth of the PHC Certificate (the "Fair Price Provision") requires the approval by the holders of 75% of the voting power of the outstanding capital stock of PHC entitled to vote generally in the election of directors (the "Voting Stock") as a condition for mergers and certain other business combinations ("Business Combinations") involving PHC and any holder of more than 10% of such voting power (an "Interested Stockholder") unless the transaction is either (i) approved by a majority of the members of the PHC Board who are not affiliated with the Interested Stockholder and who were directors before the Interested Stockholder became an Interested Stockholder (the "Disinterested Directors") or (ii) certain minimum price and procedural requirements are met.

    The Fair Price Provision is designed to prevent a third party from utilizing two-tier pricing and similar inequitable tactics in a takeover attempt. The Fair Price Provision is not designed to prevent or discourage tender offers for PHC. However, the separate provisions contained in the PHC Certificate and the PHC Bylaws relating to "Classified Board of Directors" and "Limitations on Stockholder Action by Written Consent; Special Meetings" discussed above will, as therein indicated, curtail an Interested Stockholder's ability to exercise control in several respects, including such stockholder's ability to change incumbent directors who may oppose a Business Combination or to implement a Business Combination by written consent without a stockholder meeting. In addition, the Fair Price Provision would discourage some takeover attempts by persons intending to acquire PHC in two steps and to eliminate remaining stockholder interests by means of a business combination involving less consideration per share than the acquiring person would propose to pay for its initial interest in PHC.

    In addition, under Section 203 of the DGCL as applicable to PHC, certain "business combinations" (defined generally to include (i) mergers or consolidations between a Delaware corporation and an interested stockholder (as defined below) and (ii) transactions between a Delaware corporation and an interested stockholder involving the assets or stock of such corporation or its majority-owned subsidiaries, including transactions which increase the interested stockholder's percentage ownership of stock) between a Delaware corporation, whose stock generally is publicly traded or held of record by more than 2,000 stockholders, and an interested stockholder (defined generally as those stockholders, who, on or after December 23, 1987, become beneficial owners of 15 percent or more of a Delaware corporation's voting stock) are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless (i) prior to the date such stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction that made such stockholder an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced (excluding voting stock owned by officers who also are directors and voting stock held in employee benefit plans in which the employees do not have a confidential right to tender or vote stock held by the plan), or (iii) the business combination was approved by the board of directors of the corporation and ratified by two-thirds of the voting stock which the interested stockholder did not own. The three-year prohibition also does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors.

    Prior to effecting the Distribution, the PHC Board shall take action to pre-approve the acquisition of shares of PHC Common Stock as a result of the Distribution by certain stockholders in Promus, such that stockholders in Promus who are not subject to the restrictions contained in Section 203 of the DGCL prior to the Distribution with respect to business combinations with Promus will not, as a result of the receipt of PHC Common Stock in the Distribution, become subject to Section 203 restrictions subsequent to the Distribution with respect to business combinations with PHC. Such pre-approval shall not apply to stockholders in Promus who are "interested stockholders" in Promus under Section 203 prior to the Distribution and who are subject to Section 203 restrictions with respect to business combinations with Promus such that such interested stockholders will continue to be subject to Section 203 restrictions with respect to business combinations with PHC upon receipt of PHC Common Stock in the Distribution. Promus believes that there are no stockholders that currently constitute "interested stockholders" under Section 203; however, any stockholder who becomes the beneficial owner of 15 percent or more of the Promus Common Stock between the date hereof and the Distribution Date would become an interested stockholder in Promus and also in PHC upon consummation of the Distribution.

    Redemption. Under Section 151(b) of the DGCL, any stock of a corporation which has a license or franchise from a governmental agency to conduct its business, which license or franchise is conditioned upon some or all of the holders of the corporation's stock possessing prescribed qualifications, may be made subject to redemption by the corporation to the extent necessary to prevent loss of such license or franchise or to reinstate such license or franchise. The PHC Certificate contains such a redemption provision applicable to governmental licenses, franchises or entitlements held by PHC, any of its affiliates or any entity in which PHC or an affiliate is an owner. Under that provision, outstanding shares of PHC Common Stock, or any other class or series of stock of PHC, may be redeemed, among other circumstances, upon action of the PHC Board, to the extent necessary to avoid any regulatory sanctions against, or to prevent the loss of, or secure the reinstatement of, any such license, franchise or entitlement. The redemption price of any stock so redeemed will be payable in cash, debt or equity securities of PHC or another corporation, or any combination thereof, equal to the "Fair Market Value" (as defined in the PHC Certificate) of the stock to be so redeemed or such redemption price as required by applicable law.

LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS OF PHC

    Articles Tenth and Thirteenth of the PHC Certificate (the "Director Liability and Indemnification Provisions") limit the personal liability of PHC directors to the company or its stockholders for monetary damages for breach of fiduciary duty. The Director Liability and Indemnification Provisions are substantially identical to comparable provisions contained in the Promus Certificate.

    The Director Liability and Indemnification Provisions define and clarify the rights of certain individuals, including PHC directors and officers, to indemnification by PHC in the event of personal liability or expenses incurred by them as a result of certain litigation against them. Such provisions are consistent with Section 102(b)(7) of the DGCL. The limitation of liability in the Director Liability and Indemnification Provisions may not cover claims arising under the federal securities laws.

    The Director Liability and Indemnification Provisions will be approved, along with the rest of the PHC Certificate and the PHC Bylaws, by Embassy, as sole stockholder of PHC prior the Distribution Date.

    Elimination of Liability in Certain Circumstances. Under the DGCL, unless the corporation's certificate of incorporation provides otherwise, directors can generally be held liable for gross negligence, but not simple negligence, in the performance of their duties. As permitted by the DGCL, Article Thirteenth of the PHC Certificate protects directors against monetary liability to PHC and its

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stockholders for gross negligence with respect to their fiduciary duty of care.
Article Thirteenth does not protect directors against personal liability for (i) breaches of their duty of loyalty to PHC and its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) liability under Section 174 of the DGCL, or (iv) transactions from which a director derives improper personal benefit. Article Thirteenth eliminates director liability to the fullest extent permitted under
Section 174 of the DGCL, which Section otherwise makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions and expressly sets forth a negligence standard with respect to such liability.

    While Article Thirteenth provides directors with protection from awards of monetary damages for breaches of the duty of care, it does not eliminate the directors' duty of care. Accordingly, Article Thirteenth will have no effect on the availability of equitable remedies such as an injunction or rescission based upon a director's breach of the duty of care. The elimination of liability of directors for monetary damages in the circumstances described above may deter persons from bringing third party or derivative actions against directors to the extent such actions seek monetary damages.

    Consistent with Section 145 of the DGCL, Article Tenth of the PHC Certificate provides that PHC will indemnify any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of PHC or at the request of PHC is or was serving as a director, officer, employee, trustee, agent or fiduciary of another enterprise, against all expenses and liabilities, including counsel fees, reasonably incurred by such person in connection with such action, suit or proceeding if it is determined that such person (i) acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of PHC, and (ii) with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

    PHC has also executed indemnification agreements in favor of certain of its officers, directors and key employees which, subject to DGCL, provide indemnification to such persons if any such person becomes a party to, or witness or other participant in, any threatened, pending, or completed action, suit or proceeding, or any inquiry or investigation that such person believes might lead to the institution of any action, suit or proceeding, by reason of any event or occurrence related to the fact that such person is or was a director, officer, employee, agent or fiduciary of PHC, or at the request of PHC is or was serving as a director, officer, employee, trustee, agent or fiduciary of another enterprise, or by reason of anything done or not done by such person in any such capacity.

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                  AMENDMENTS TO PROMUS 1990 STOCK OPTION PLAN

DESCRIPTION OF PLAN

    On November 5, 1989, Promus adopted the Promus 1990 Stock Option Plan (the "Promus Stock Option Plan"). Under the Promus Stock Option Plan, the Promus HR Committee determines the key management employees who will be granted options under the plan. Approximately 440 employees are in the group of key management employees eligible for stock options. Members of the Board of Directors who are not employees are not eligible to receive stock options under the Promus Stock Option Plan. The Promus Stock Option Plan will continue in effect as the Harrah's Entertainment Stock Option Plan after the Distribution Date.

    As of January 31, 1995, the maximum number of shares authorized for the issuance of new stock options or stock appreciation rights was 1,734,784. As described below, it is proposed that an additional 4,500,000 shares be authorized for options under the Promus Stock Option Plan. Any shares subject to an option which expires for any reason, is forfeited or is terminated unexercised as to such shares may again be subject to an option under the Promus Stock Option Plan. The maximum number of shares subject to stock options or stock appreciation rights that can be granted to any individual is limited to 250,000 shares in any one year period. This number of shares can be adjusted by the Promus HR Committee in the event of certain corporate transactions or events.


    In connection with the Distribution, the Promus HR Committee intends to make adjustments in outstanding options to preserve their approximate value immediately following the Distribution. These adjustments will apply to options held by employees who will be employed by Harrah's Entertainment.


    The Promus HR Committee is proposing an amendment to the adjustment provisions of the Promus Stock Option Plan to give additional discretion to the Promus HR Committee to make future adjustments in outstanding options and in the reserve of shares subject to the Promus Stock Option Plan when deemed appropriate by the Promus HR Committee in the event of a future spin-off dividend or any other corporate transaction or event. See "--Proposed Amendments" below.

    The outstanding stock options held by employees who will be employed by PHC immediately following the Distribution will be cancelled as of the Distribution Date. The shares subject to the cancelled options will be returned to the Promus Stock Option Plan and will be available for future issuance. Such employees will receive, subject to their individual consent, adjusted replacement options granted under the PHC Stock Option Plan. The adjustment would preserve the approximate aggregate spread value of stock options that existed immediately prior to the Distribution. To accomplish this, the number of outstanding Promus stock options held by a Harrah's Entertainment employee and the exercise price of those options will be adjusted as follows: The number of shares subject to the option will be multiplied by the Pre-Distribution Promus Share Price and the resulting number will be divided by the Post-Distribution Harrah's Entertainment Share Price; the exercise price of the option will be multiplied by the Post-Distribution Harrah's Entertainment Share Price and the resulting number will be divided by the Pre-Distribution Promus Share Price. Fractions will be rounded to the next highest share and the next lowest cent, respectively. See "The Distribution--Relationship Between PHC and Harrah's Entertainment after the Distribution--Employee Benefits Allocation Agreement" and "--Management of PHC-- PHC Compensation Plans."

    No stock option or stock appreciation right may be granted after ten years following the adoption of the Promus Stock Option Plan by the Promus Board. In general, except in case of death, disability, or retirement, no stock option may be exercisable after the expiration of ten years and one day (ten years in the case of an incentive stock option) from the date of grant of the option.

    An optionee with ten years of service has a two year period, and an optionee with 20 years of service has a three year period, after retirement, death or determination of disability to exercise any option to the extent it was exercisable on the date of such event, provided that (1) for incentive stock options, this two or three year period will not extend beyond the normal term of the option and (2) for non-incentive

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options, the term of the option will be extended up to a maximum term of thirteen years and one day to accommodate the two or three year extension in cases where retirement, death or determination of disability occurs within the three year prior to the end of the normal term of the option.

    The Promus Stock Option Plan is administered by the Promus HR Committee. The Promus HR Committee has a wide degree of flexibility in determining options to be granted and determining the terms and conditions thereof. The expenses of administering the Promus Stock Option Plan are borne by Promus.

    A stock option gives the holder the right to purchase Promus Common Stock at a fixed price over a specified period of time. Grants may consist of either non-qualified stock options or incentive stock options. The option price of stock options is set by the Promus HR Committee and options cannot be issued at a price less than 100% (110% in the case of an incentive stock option granted to a person owning, within the meaning of Section 424(d) of the Code, more than 10% of the stock of Promus) of the fair market value of the Promus Common Stock on the date the option is granted. The consideration for the grant of an option is the employee's service to Promus. The Promus HR Committee has the right under the terms of the Promus Stock Option Plan to decrease the option price on any outstanding options and the right under the terms of the Promus Stock Option Plan to accelerate the vesting of any option, except to the extent that such action would cause the plan to violate Section 422 (b) (1) of the Code, Section 16 of the Exchange Act or Rule 16b-3 under such act, or would cause an option or stock appreciation right intended to qualify as performance-based compensation under Section 162(m) of the Code to fail to so qualify.

    The option price may be paid in cash, by check, or in shares of Promus Common Stock having a total fair market value on the date of exercise equal to the option price. Promus may also permit the option price payable by reason of the exercise of an option to be satisfied by withholding shares (that would otherwise be obtained upon such exercise) having a fair market value equal to the aggregate option price of the exercised option. Promus may also permit optionees to use cashless exercise methods that are permitted by law.

    Stock appreciation rights must pertain to, and be granted only in conjunction with, a related underlying option granted under the Promus Stock Option Plan and can be exercisable and exercised only to the extent that the related option is exercisable. Upon the exercise of a stock appreciation right and the surrender of the exercisable portion of the related option, the optionee will be awarded cash, shares of Promus Common Stock or a combination of shares and cash at the discretion of the Promus HR Committee. The award will have a total value equal to the product obtained by multiplying (i) the excess of the fair market value per share on the date on which the stock appreciation right is exercised over the option price per share by (ii) the number of shares subject to the exercisable portion of the related option so surrendered. No outstanding options currently have stock appreciation rights.

    In the case of an optionee's death, the options may only be exercisable by the optionee's legal representative or beneficiary if Promus is properly assured and legally advised of the rights of such persons.

    The Promus HR Committee may terminate the Promus Stock Option Plan or modify or amend the Promus Stock Option Plan in such respect as it may deem advisable; provided, that the Promus HR Committee may not, without further approval by Promus's stockholders, make any amendment which would require approval of stockholders under Rule 16b-3 under Section 16(b) of the Exchange Act or Section 162(m) of the Code. No amendment, modification or termination of the Promus Stock Option Plan may adversely affect a participant's rights under any previously granted option without the participant's consent.

    The Promus HR Committee may adjust the number of shares subject to each outstanding option, the option prices of outstanding options, and the maximum number of shares subject to the Promus

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
Stock Option Plan and may take certain other actions in the event of certain corporate transactions or events described in the Promus Stock Option Plan.

    The Promus HR Committee also has authority to approve administrative rules and regulations to govern administration of the Promus Stock Option Plan.

GENERAL FEDERAL INCOME TAX CONSEQUENCES

    Certain of the federal income tax consequences applicable to the Promus Stock Option Plan are set forth below. This discussion is intended to be general in scope and does not specify all of the special tax rules that can apply to various circumstances related to stock options.

    Federal Income Tax Consequences; Non-Incentive Stock Options. Federal taxable income is generally not recognized by an optionee when a non-incentive stock option is granted. On the date a non-incentive stock option is exercised, the amount by which the fair market value of the stock exceeds the exercise price of the option is taxed as ordinary income to the optionee. Subject to
Section 162(m) of the Code, the amount of income taxed to the optionee will be allowed as a deduction for federal income tax purposes to Promus in the same year. When an optionee disposes of shares acquired by the exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as long- or short-term capital gain to the optionee, depending upon the holding period of the shares. If the amount received is less than the market value of the shares on the date of exercise, the loss will be treated as long-or short-term capital loss, depending upon the holding period of the shares.

    Federal Income Tax Consequences; Incentive Stock Options. Federal taxable income is generally not recognized by an optionee on the grant of an incentive stock option. When an optionee exercises an incentive stock option within the term of such option, no ordinary income will be recognized by the optionee at that time. However, the excess of the fair market value of the stock over the exercise price is considered an "item of adjustment" for alternative minimum tax purposes in the year of exercise.

    If the shares acquired upon exercise are disposed of more than one year after the date of transfer (and two years after grant date), the excess of the sale proceeds over the aggregate option price of such shares will be taxed as long-term capital gain to the optionee. Promus would not be entitled to a tax deduction under such circumstances. In general, if the shares are disposed of prior to such date(s) (a "Disqualifying Disposition"), the lesser of (a) the excess of the fair market value of such shares at the time of exercise over the aggregate option price or (b) the amount realized on such Disqualifying Disposition over the basis of such shares would be taxed as ordinary income to the optionee at the time of the Disqualifying Disposition. Subject to Section 162(m), Promus generally would be entitled to a federal tax deduction equal to the amount of ordinary income recognized by the optionee as a result of a Disqualifying Disposition. If a Disqualifying Disposition occurs in the year of exercise, the "item of adjustment" for alternative minimum tax purposes can not exceed the gain on disposition. For purposes of determining the alternative minimum tax gain or loss in years following the year of exercise, the basis of the acquired shares will be the exercise price increased by the amount of the "item of adjustment" previously included in the alternative minimum taxable income.

    Promus believes that the terms and conditions of both the non-incentive and incentive stock options granted under the Promus Stock Option Plan currently meet the requirements for performance-based compensation under Section 162(m)(4)(c) of the Code and that therefore the compensation attributable to the exercise of such a stock option is not subject to the deduction limit under
Section 162(m) of the Code.


    Federal Income Tax Consequences; Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right, the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the recipient in the year of such exercise. Subject to
Section 162(m) of the Code,


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

Promus will be entitled to a deduction for compensation paid in the same amount which the recipient realized as ordinary income.


PROPOSED AMENDMENTS

    The Promus HR Committee has determined that the Promus Stock Option Plan (which will become the Harrah's Entertainment Stock Option Plan after the Distribution) should be amended so that in the event of any dividend or other distribution (whether in the form of cash, common stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of common stock or other securities of Promus, issuance of warrants or other rights to purchase common stock or other securities of Promus, or other similar corporate transaction or event, the Promus HR Committee will have the following authority:

        (1) if the corporate transaction or event affects the Promus Common Stock and if the Promus HR Committee determines that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the plan or under an option or stock appreciation right, then the Promus HR Committee shall adjust any or all of:

           (a) the number and type of shares of common stock (or other securities or property) with respect to which options and stock appreciation rights may be granted,

           (b) the number and type of shares of common stock (or other securities or property) subject to outstanding options and stock appreciation rights, and

           (c) the grant or exercise price with respect to any option or stock appreciation right; and

        (2) if the corporate transaction or event results in shares of common stock being exchanged for or converted into cash, securities (including securities of another corporation) or other property, then the Promus HR Committee will have the right to terminate the plan as of the date of the event or transaction, in which case all options and stock appreciation rights granted under the plan shall become the right to receive such cash, securities or other property, net of any applicable exercise price.

    In addition, in the event of any of the corporate transactions or events described in the immediately preceding paragraph or other unusual or nonrecurring transactions or events affecting Promus, any affiliate of Promus, or the financial statements of Promus or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the proposed amendment authorizes the Promus HR Committee, in its discretion, to take one or more of the following actions, either at the time of the grant or any time thereafter, if the Promus HR Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the plan or an option or stock appreciation right, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

        (a) provide for either the purchase of any option or stock appreciation right for an amount of cash equal to the amount that could have been attained upon the exercise of such option or stock appreciation right or realization of the optionee's rights had such option or stock appreciation right been currently exercisable or payable or the replacement of such option or stock appreciation right with other rights or property selected by the Committee in its sole discretion;

        (b) provide that the option or stock appreciation right cannot be exercised after such event;

        (c) provide that for a specified period of time prior to such transaction or event, the option or stock appreciation right shall be exercisable as to all shares covered thereby;

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
        (d) provide that upon such event, the option or stock appreciation right be assumed by the successor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

        (e) make adjustments in the number and type of shares of common stock (or other securities or property) subject to outstanding options and stock appreciation rights, and/or in the terms and conditions of (including the grant or exercise price), and the criteria governing, outstanding options and stock appreciation rights and options and stock appreciation rights which may be granted in the future.

    Furthermore, the Promus HR Committee may, in its discretion, include such further provisions and limitations in any option or stock appreciation right agreement or certificate, as it may deem equitable and in the best interests of Promus. Provided, however, that no adjustment or action authorized by this proposed amendment or in any other provision of the Promus Stock Option Plan shall be authorized to the extent that such adjustment or action would cause the plan to violate Section 422(b)(1) of the Code, Section 16 or the Exchange Act or Rule 16b-3 under such act, or, with respect to options and stock appreciation rights intended to qualify as performance-based compensation under Section 162(m) of the Code, would cause such option or stock appreciation right to fail to so qualify. For a description of adjustments to options to purchase Promus Common Stock, see "The Distribution--Relationship Between PHC and Harrah's Entertainment after the Distribution-- Employee Benefits Allocation Agreement."

    The Promus Human Resources Committee has also determined that the Promus Stock Option Plan should have an additional reserve of shares available for the issuance of stock options or stock appreciation rights, so that Promus's policy of providing equity incentives, in the form of stock options to executive officers and key employees can continue for the remaining years of the Harrah's Entertainment Stock Option Plan. Accordingly, the Promus Human Resources Committee has approved a proposed amendment to the Promus Stock Option Plan for stockholder approval authorizing an increase in the number of shares covered by the plan. The proposed amendment provides that the total authorized shares that may be issued under the Promus Stock Option Plan for stock options or stock appreciation rights is increased by 4,500,000 shares. If this amendment is approved by the stockholders, the reserve of shares that will be available for the issuance of new options, after utilization of options and cancellation of options in connection with adjustments related to the Distribution, will be a total of approximately 5,550,000 shares (representing approximately 5% of the outstanding shares of Common Stock). All of these options will be available for grants to executive officers as well as other key employees.

    It is not presently determinable who will receive these options or stock appreciation rights since stock option and stock appreciation rights awards are granted by the Promus Human Resources Committee in its discretion from time to time including grants to executive officers as well as other key employees. It is not currently expected that any of the additionally authorized options will be granted prior to 1996. However, it is anticipated that most or all of the authorized options will be granted prior to expiration of the Promus Stock Option Plan in November 1999. See "Election of Promus Directors-- Report of the Compensation Committee" for a discussion of the factors that the Promus Human Resources Committee may consider in determining the grant of stock options to executive officers.

    Amendments can be made to the Promus Stock Option Plan that can increase the cost of the plan to Promus and can alter the allocation of benefits as between executive officers and key employees. (Nonmanagement directors are not eligible for this plan.) Such amendments can be made without stockholder approval except as such approval may be required under Rule 16b-3 of the Exchange Act or Section 162 (m) of the Code. Rule 16b-3 requires stockholder approval of an amendment to a stock plan that benefits directors and officers if the amendment materially
(a) increases benefits to participants, (b) increases shares which may be issued under the plan, or (c) modifies the eligibility requirements of the plan.

    Attached to this Proxy Statement as Annex IV-A is a copy of the Amendments to the Promus 1990 Stock Option Plan.

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                AMENDMENTS TO PROMUS 1990 RESTRICTED STOCK PLAN

DESCRIPTION OF PLAN

    Under the Promus 1990 Restricted Stock Plan (the "Promus Restricted Stock Plan"), shares of Promus Common Stock are awarded on a periodic basis to key employees who are selected by the Chief Executive Officer of Promus and approved by the Promus HR Committee as making significant contributions to Promus. In addition, nonmanagement directors are entitled to specified awards under the Promus Restricted Stock Plan. The Promus HR Committee may also approve special awards to employees nominated by the Chairman of the Promus Board in recognition of the employee's superior past performance. Approximately 440 key employees are eligible to participate in the Promus Restricted Stock Plan. This is the only class of employees eligible to participate. Nine nonmanagement directors have already received specified awards provided by the plan. Any new nonmanagement director is eligible to receive a specified award. It is not determinable how many new nonmanagement directors will be eligible since this depends on the future make-up of the Promus Board and future elections of directors. The Promus Restricted Stock Plan will continue in effect as the Harrah's Entertainment Restricted Stock Plan after the Distribution Date.

    The shares of Promus Common Stock which are awarded are restricted as to transfer and subject to forfeiture during a specified period or periods. The consideration for the grant of restricted stock is the employee's service to Promus. Each award is subject to such conditions, terms and restrictions as are determined by the Promus HR Committee. The Promus HR Committee also has the power to permit acceleration of the expiration of the applicable restriction period with respect to any part or all of the shares awarded to a participant; provided, however, that with respect to any award of restricted shares intended to qualify as performance-based compensation under Section 162(m) of the Code or any successor provisions thereto, no such acceleration shall be authorized to the extent that such acceleration would cause such restricted shares to fail to so qualify. Generally, in the event of a participant's termination of employment (except for death or disability) prior to the end of a restriction period, any shares upon which restrictions have yet lapsed will be automatically forfeited and returned to Promus without any payment to the participant or his successors, heirs, assigns, or personal representatives. Restricted shares that are forfeited are returned to the Promus Restricted Stock Plan and can be regranted by the Promus HR Committee to any key employee.

    In general, shares awarded, and any right to vote such shares and to receive dividends thereon, may not be sold, assigned or in any way transferred during the restriction period applicable to such shares. During the restriction period, the recipient has all other rights of a stockholder, including, but not limited to, the right to receive dividends and vote such shares. Accordingly, in connection with the Distribution, each employee, including employees who will be employed by Harrah's Entertainment immediately after the Distribution as well as those who will be employed by PHC immediately after the Distribution Date, holding shares of Promus restricted stock on the Distribution Record Date will be entitled to receive the Distribution of PHC Common Stock with respect to his or her shares of restricted Promus Common Stock. Such shares of PHC Common Stock will not be restricted since each holder of shares of restricted stock is entitled to the same rights as other stockholders.

    In the Promus HR Committee's discretion, an award of restricted shares may be designed to qualify as performance-based compensation under Section 162(m) of the Code. It is intended that such restricted shares will vest based upon Promus's satisfaction of certain performance goals which are based on some or all of the following business criteria: pre-tax income, operating income, cash flow, earnings per share, return on equity, return on average invested capital, or a division's operating income or opened units.

    On the Distribution Date, all shares of restricted Promus Common Stock held by employees who will be employed by PHC will be forfeited. Such shares will be returned to the Promus Restricted Stock Plan and will be available for future issuance under the plan which will be renamed the Harrah's Entertainment 1990 Restricted Stock Plan. Such employees of PHC will receive, subject to their individual consent, adjusted awards of replacement shares of restricted PHC Common Stock. See "The Distribution--Management of PHC--PHC Compensation Plans." Certificates for restricted shares are deposited with Promus or its designee during the restriction period.

    In the discretion of the Promus HR Committee, the Promus Restricted Stock Plan will remain in effect until all shares awarded under the Promus Restricted Stock Plan are free of restrictions, but no award may be made more than ten years after the date the Promus Restricted Stock Plan was approved by the stockholders which was November 5, 1989. Upon certain changes in the number of outstanding shares of common stock which occur as a result of corporate changes described in the Promus Restricted Stock Plan, the Promus HR Committee may adjust the number of shares to be issued under the Promus Restricted Stock Plan, make equitable adjustments in restricted shares previously awarded and take other action specified in the Promus Restricted Stock Plan.

    The Promus HR Committee may discontinue or amend the Promus Restricted Stock Plan at any time, except that without stockholder approval the Promus HR Committee may not make any amendment that would require stockholder approval under Rule 16b-3. The termination or any modification or amendment of the Promus Restricted Stock Plan may not, without the consent of a participant, adversely affect a participant's rights under an award previously granted. A maximum of 1,600,000 shares were originally authorized for issuance under the plan. As of January 31, 1995, there were 443,045 shares remaining in the Promus Restricted Stock Plan that could be granted. The proposed amendment to the Promus Restricted Stock Plan would increase this by 500,000 shares.

    The Promus HR Committee has authority to adopt policies and procedures regarding various administrative matters arising under the Promus Restricted Stock Plan.

    Amendments can be made to the Promus Restricted Stock Plan that can increase the cost of the plan to Promus and can alter the allocation of benefits as between executive officers, employees, and directors. Such amendments can be made without stockholder approval except as such approval may be required under Rule 16b-3 of the Exchange Act. Rule 16b-3 requires stockholder approval of an amendment to a stock plan that benefits directors and officers if the amendment materially (a) increases benefits to participants, (b) increases shares which may be issued under the plan, or (c) modifies the eligibility requirements of the plan. In addition, the provisions of the plan that deal with eligibility and benefits for non-employee directors cannot be amended more than once every six months other than to comply with changes in Federal law or regulations.

GENERAL FEDERAL INCOME TAX CONSEQUENCES

    Participants in the Promus Restricted Stock Plan must include in ordinary income the fair market value of the stock at the time it vests. Promus has not permitted participants to make an election under Section 83(b) of the Code with respect to restricted stock awards and no such elections are in effect. Upon the sale of restricted stock after it vests, a participant will recognize either short-term or long-term capital gain (or loss) to the extent of any appreciation (or depreciation) in the value of the stock after the vesting date. Subject to Section162(m) of the Code, Promus is entitled to a tax deduction in an amount equal to the participant's ordinary income recognized on the vesting date. The tax deduction is taken by Promus in the same year that the participant recognizes ordinary income by reason of the vesting of the stock. The Distribution of PHC Common Stock to holders of restricted Promus Common Stock will be treated as ordinary taxable income to such holders.

    The foregoing is a brief summary of the tax consequences relating to restricted stock and is not intended to be complete. It does not describe state or local tax consequences.

PROPOSED AMENDMENTS

    The Promus HR Committee has determined that the Promus Restricted Stock Plan should be amended so that in the event of any dividend or other distribution (whether in the form of cash, common

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
stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of common stock or other securities of Promus, issuance of warrants or other rights to purchase common stock or other securities of Promus, or other similar corporate transaction or event, the Promus HR Committee in the future will have the authority to take the following actions:

        (1) if the corporate transaction or event affects the Promus Common Stock and if the Promus HR Committee determines that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the plan or under an award or awards, then the Promus HR Committee shall adjust any or all of:

           (a) the number and type of shares of common stock (or other securities or property) which may be granted under the plan, and

           (b) with respect to restricted shares which remain subject to restrictions imposed under the plan, the number and type of shares of common stock (or other securities or property) subject to such restricted stock awards; and

        (2) if the corporate transaction or event results in shares of common stock being exchanged for or converted into cash, securities (including securities of another corporation) or other property, the Promus HR Committee will have the right to terminate the plan as of the date of the event or transaction, in which case all restricted stock awards which remain subject to restrictions imposed under the plan shall become the right to receive such cash, securities or other property;

        (3) In addition, in the event of any of the corporate transactions or events described in the immediately preceding paragraph or other unusual or nonrecurring transactions or events affecting Promus, any affiliate of Promus, or the financial statements of Promus or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the proposed amendment authorizes the Committee, in its discretion to take one or more of the following actions, either at the time of the award or any time thereafter, if the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the plan or an award or awards, to facilitate such transaction or events or to give effect to such changes in laws, regulations or principles:

           (a) provide for either the purchase of any such shares of restricted stock for an amount of cash equal to the amount that could have been attained upon the sale of such shares or the realization of the participation rights had the restrictions on such shares lapsed or the replacement of some or all of such shares with other rights or property selected by the Committee in its sole discretion;

           (b) provide that at a specified time prior to such transaction or event, the restrictions imposed under the restricted stock agreement on participation certificate upon some or all shares of the restricted shares may lapse and that some or all shares of such restricted shares may cease to be subject to forfeiture after such event;

           (c) provide that upon such event, some or all shares which remain subject to restrictions imposed under this Promus Restricted Stock Plan shall be substituted for by similar shares of stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares; and

           (d) make adjustments in the terms and conditions of, or the criteria governing, restricted shares which remain subject to restrictions imposed under the plan and/or restricted shares which may be granted in the future.

    Furthermore, the Promus HR Committee may, in its discretion, include such further provisions and limitations in any restricted stock agreement or participation certificate, as it may deem equitable and in the best interests of the company. Provided, however, that no adjustment or action authorized by this proposed amendment or in any other provision of the Promus Restricted Stock Plan shall be authorized to the extent that such adjustment or action would cause the plan to violate Section 16 of the Exchange Act or Rule 16b-3 under such act, or, with respect to awards intended to qualify as performance-based compensation under Section 162(m) of the Code, would cause such awards to fail to so qualify.

    The Promus Human Resources Committee has further determined that the Promus Restricted Stock Plan should have an additional reserve of shares available so that restricted stock can continue to be used as an equity incentive for executive officers and key employees for the remaining years of the Harrah's Entertainment Restricted Stock Plan. Accordingly, the Promus Human Resources Committee has approved a proposed amendment to the Promus Restricted Stock Plan for stockholder approval authorizing an increase in the number of shares covered by the Promus Restricted Stock Plan. The proposed amendment provides that the total authorized shares that may be issued under the Promus Restricted Stock Plan is increased by 500,000 shares. If this amendment is approved by the stockholders, the reserve of shares that will be available for the issuance of new awards of restricted stock under the Harrah's Entertainment Restricted Stock Plan will be a total of approximately 1,000,000 shares (representing approximately 1% of the outstanding shares of Promus Common Stock). All of these shares of restricted stock will be available for grants to executive officers as well as other key employees.

                          ELECTION OF PROMUS DIRECTORS

BOARD OF DIRECTORS

    Promus's Certificate of Incorporation provides for a Board of Directors of not less than three nor more than seventeen directors and authorizes the Board to determine the number within that range from time to time by the affirmative vote of a majority of the directors then in office. The current Board of Directors consists of eleven directors.

    In accordance with the Certificate of Incorporation, Promus's Board of Directors is divided into three classes with staggered terms. Each class of directors is elected for a term of three years. Three Class II directors are to be elected at the 1995 Annual Meeting for a three-year term ending in 1998. Upon the recommendation of the Promus HR Committee, Philip G. Satre, Boake A. Sells, and Shirley Young have been nominated by the Promus Board for election to these Class II positions.

    Susan Clark-Jackson was elected a director on July 29, 1994, by the Board of Directors to fill a vacancy in Class III. Her election to the Board of Directors was subject to her qualification by the New Jersey Casino Control Commission. Promus filed a petition with the Commission seeking this qualification and on November 16, 1994, the Commission issued an order temporarily approving Ms. Clark-Jackson to serve as a director and as a member of the Audit Committee.


    Ronald Terry, who is presently a member of the Promus Board, is expected to retire from the Promus Board effective as of the Annual Meeting Date. The Promus Board is entitled to elect an individual to fill the resulting vacancy. Effective as of the Distribution Date, Mr. Terry will become a member of the PHC Board.


    In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy will be voted for any substitute nominee selected by the current Promus Board. Management has no reason to believe, at this time, that the persons named will be unable or will decline to serve if elected, and each nominee has informed Promus that he or she consents to serve and will serve if elected.

OWNERSHIP OF PROMUS SECURITIES

    Set forth in the following table is the beneficial ownership of Promus Common Stock as of January 31, 1995, for all current directors, including all nominees to the Board of Directors, the five executive officers of Promus named in the Summary Compensation Table, see "Election of Promus Directors--Executive Officer Compensation," and directors and executive officers as a group, and to the best of Promus's knowledge, beneficial owners of 5% or more of Promus Common Stock.

                                                             SHARES OF PROMUS           % OF SHARES
                                                               COMMON STOCK           OUTSTANDING (NET
                                                            BENEFICIALLY OWNED          OF TREASURY
                                                              ON JANUARY 31,           SHARES) AS OF
    NAME                                                         1995(A)              JANUARY 31, 1995
- ----------------------------------------------------------  ------------------        ----------------
James L. Barksdale........................................          35,200                *
Susan Clark-Jackson.......................................           1,150                *
James B. Farley...........................................          17,818                *
Joe M. Henson.............................................         225,000                *
Charles A. Ledsinger, Jr..................................         174,970                *
Ben C. Peternell..........................................         298,582                *
Colin V. Reed.............................................         122,457                *
Michael D. Rose...........................................       1,423,905(b)(c)             1.4%
Walter J. Salmon..........................................          14,601                *
Philip G. Satre...........................................         459,928                *
Boake A. Sells............................................          18,000                *
Ronald Terry..............................................          88,987(d)             *
Eddie N. Williams.........................................           5,050                *
Shirley Young.............................................          34,850                *

All directors and executive officers as a group...........       3,031,940                   3.0%

Trustees of the Promus Companies
  Incorporated Savings and Retirement Plan................       5,594,355(e)                5.5%
  1023 Cherry Road
  Memphis, TN 38117

Massachusetts Financial Services Company..................       6,117,390(f)                6.0%
  500 Boylston Street
  Boston, MA 02116

Julian H. Robertson, Jr., Tiger Management
  Corporation, Panther Partners L.P. and
  Panther Management Company L.P. ........................      10,270,300(g)               10.0%
  101 Park Avenue
  New York, NY 10178

- ------------

* Indicates less then 1%

(a) The amounts shown include the following shares that may be acquired within 60 days pursuant to outstanding stock options: Mr. Ledsinger, 24,750 shares; Mr. Peternell, 18,300 shares; Mr. Reed 29,835 shares; Mr. Rose, 93,750 shares; Mr. Satre, 43,200 shares; all directors and executive officers as a group, 223,982 shares. Shares listed include shares allocated to accounts under Promus's Savings and Retirement Plan as of December 31, 1994.

(b) Includes 93,700 shares held by a charitable foundation of which Mr. Rose serves as a director. Mr. Rose has shared voting and investment power over these shares, but disclaims any other beneficial interest.

(c) Includes 74,000 shares held by a charitable lead trust of which Mr. Rose's wife serves as the sole trustee. Mr. Rose disclaims any beneficial interest in such shares.

                                         (Footnotes continued on following page)

(Footnotes continued from preceding page)

(d) Included in the shares for Mr. Terry are 4,800 shares owned by members of his family. Mr. Terry disclaims any beneficial interest in such shares.

(e) The trustees of the Promus S&RP have sole voting power of the shares listed except that each participant in the Plan has the right, to the extent of shares of Common Stock allocated to the participant's account in the Plan (including vested and unvested amounts), to direct the trustees in writing as to how to respond to a solicitation of proxies opposed by management of the Company. The trustees do not have shared voting power, sole investment power, or shared investment power over any of the shares listed. The participants in the Plan have the right to direct the disposition of the securities held in their respective accounts pursuant to the terms of the Plan. No one participant has such rights with respect to more than 5% of the Promus Common Stock. The source of this information is a Schedule 13G filed by the trustees of the Plan with the Securities and Exchange Commission and dated February 10, 1995. Ownership (number of shares and percent of shares outstanding) is reported as of December 31, 1994.

(f) Massachusetts Financial Services Company ("MFS") is a registered investment adviser and has reported beneficial ownership of the shares listed, which shares are also beneficially owned by certain other non-reporting entities as well as MFS. MFS has sole voting power as to 6,112,890 of the shares listed and has no power to vote 4,500 of the shares listed. MFS has sole dispositive power as to the 6,117,390 shares listed. The source of this information is a Schedule 13G filed by MFS with the Securities and Exchange Commission and dated February 6, 1995. Ownership (number of shares and percent of shares outstanding) is reported as of December 31, 1994.

(g) Tiger Management Corporation, Panther Partners L.P., Panther Management Company L.P., and Julian H. Robertson, Jr. have reported beneficial ownership of the shares listed. Tiger Management Corporation, a registered investment adviser, has shared voting power and shared dispositive power with respect to 9,450,100 of the shares listed; Panther Partners L.P., a registered investment company, has shared voting power and shared dispositive power with respect to 772,700 of the shares listed; Panther Management Company L.P., a registered investment adviser, has shared voting power and shared dispositive power with respect to 772,700 of the shares listed; and Julian H. Robertson, Jr., an individual, has shared voting power and shared dispositive power with respect to 10,270,300 of the shares listed. The source of this information is a Schedule 13G filed with the Securities and Exchange Commission and dated February 13, 1995. Ownership (number of shares and percent of shares outstanding) is reported as of December 31, 1994.

NOMINEES

    Upon recommendation of the Promus Human Resources Committee, Philip G. Satre, Boake A. Sells, and Shirley Young have been nominated by the Board of Directors for election to Class II positions with their term in office expiring in 1998.

    THE BOARD OF DIRECTORS OF PROMUS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE FOREGOING NOMINEES AS DIRECTORS OF PROMUS.

    Set forth below are the Class II nominees and the current Class I and III directors.

                     NOMINEES: CLASS II, TERM EXPIRES 1998

[Picture]   PHILIP G. SATRE
            Mr. Satre, 45, has been President of Promus since April 1991 and Chief Executive
            Officer since April 1994. He has been President of Harrah's since 1984 and was
            Chief Executive Officer of Harrah's from 1984 to April 1991. He was a Senior Vice
            President of Promus from November 1989 to April 1991. He also is a member of the
            Executive Committee of Harrah's Jazz Company and a director of Harrah's Jazz
            Finance Corp. He has been a director of Promus since November 1989. He is a member of the Executive Committee.

[Picture]   BOAKE A. SELLS
            Mr. Sells, 57, a private investor, was Chairman of the Board and Chief Executive
            Officer of Revco D.S., Inc. from September 1987 to October 1992 and was President of that company from April 1988 to June 1992. Mr. Sells is also a director of
            Huffy Corporation. He has been a Promus director since February 1990. He is a member of the Audit Committee.

[Picture]   SHIRLEY YOUNG
            Ms. Young, 59, has been Vice President-Consumer Market Development, General
            Motors Corporation since June 1988. From June 1988 to December 1990, she was
            Chairman of Grey Strategic Marketing, Inc., a subsidiary of Grey Advertising,
            Inc. She is also a director of Bell Atlantic Corporation, Bombay Company and a
            Consultant Director of Dayton Hudson Corporation. Ms. Young has been a Promus director since February 1990. She is a member of the Audit Committee.

                    DIRECTORS: CLASS III, TERM EXPIRES 1996

[Picture]   JAMES L. BARKSDALE
            ]Mr. Barksdale, 52, has been President and Chief Executive Officer of Netscape
            Communications Corp. since January 1995. He was President and Chief Operating
            Officer and a director of McCaw Cellular Communications, Inc. from January 1992 to January 1995. He was also Chief Executive Officer of AT&T Wireless Services,
            Inc. from September, 1994 to January 1995. He served as Executive Vice President and Chief Operating Officer of Federal Express Corporation from 1983 to October
            1991. He has been a Promus director since February 1991. He is also a director of
            3Com Corporation. He is a member of the Executive Committee and the Human
            Resources Committee.

[Picture]   SUSAN CLARK-JACKSON
            Ms. Clark-Jackson, 48, has been Senior Group President, Pacific Newspaper Group,
            Gannett Co., Inc. since July 1994. She has been publisher of the Reno
            Gazette-Journal since 1985. She was President of Gannett West Newspaper Group
            from 1985-1994. She has been a Promus director since July 1994. She is a member of the Audit Committee.

[Picture]   JAMES B. FARLEY
            Mr. Farley, 64, has been a trustee of Mutual Of New York since October 1988. He was Chairman of the Board of Mutual Of New York from April 1989 to July 1993, was
            Chief Executive Officer of that company from April 1989 to January 1993 and was
            President from October 1988 to January 1991. Mr. Farley is also a director of
            Ashland Oil, Inc. Mr. Farley has been a Promus director since February 1990. He is a member of the Human Resources Committee.

[Picture]   WALTER J. SALMON
            Mr. Salmon, 64, since 1980 has been the Stanley Roth, Sr. Professor of Retailing,
            Harvard University. Mr. Salmon is also a director of Hannaford Brothers Company,
            Luby's Cafeterias, Inc., The Neiman Marcus Group, The Quaker Oats Company, Telxon
            Corp., and Circuit City Stores, Inc. He has been a Promus director since February
            1990. He is Chairman of the Human Resources Committee.

                     DIRECTORS: CLASS I, TERM EXPIRES 1997


[Picture]   JOE M. HENSON
            Mr. Henson, 61, was Chairman of the Board of LEGENT Corporation from 1989 until
            February 1995. He currently serves as a director of LEGENT Corporation and is
            Chairman of its Executive Committee. He was Chief Executive Officer of LEGENT
            Corporation from 1989 to April 1992. Mr. Henson has been a Promus director since
            April 1991. He is a member of the Human Resources Committee.

[Picture]   MICHAEL D. ROSE
            Mr. Rose, 53, has been Chairman of the Board of Promus since November 1989 and was Chief Executive Officer from November 1989 to April 1994. Mr. Rose is also
            Chairman of the Board of PHC. He was President of Promus from November 1989 to
            April 1991. Mr. Rose is also a director of Ashland Oil, Inc., First Tennessee
            National Corporation and General Mills, Inc. He has been a Promus director since
            November 1989. He is Chairman of the Executive Committee.

[Picture]   RONALD TERRY
            Mr. Terry, 64, has been Chairman of the Board of First Tennessee National
            Corporation since 1973, was Chief Executive Officer from 1973 to April 1994 and was President from 1988 to August 1991. He is also a director of BellSouth
            Corporation and AutoZone, Inc. Mr. Terry has been a Promus director since
            February 1990 and he is a member of the Executive Committee and is Chairman of the Audit Committee. Mr. Terry is expected to retire from the Promus Board on the
            Annual Meeting Date and, effective as of the Distribution Date, become a member of the PHC Board.

[Picture]   EDDIE N. WILLIAMS
            Mr. Williams, 62, has been President and Chief Executive Officer of the Joint
            Center for Political and Economic Studies in Washington, D.C. since 1972. He is a director of Riggs National Bank of Washington, D.C. He also is a member of the
            Executive Committee of Harrah's Jazz Company and a director of Harrah's Jazz
            Finance Corp. Mr. Williams has been a Promus director since October 1992. He is a member of the Audit Committee.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD


    The Promus Board met seven times during 1994. During the year, attendance at Board meetings averaged 92% and attendance at Committee meetings averaged 98%. Should the Distribution be effected as described above in "The Distribution," the composition and committees of the Promus Board will be unchanged except that Ronald Terry is expected to retire on the Annual Meeting Date. The Promus Board is entitled to elect an individual to fill the resulting vacancy.


    The Promus Board has three standing committees: (i) Executive, (ii) Audit and (iii) Human Resources.

    During the intervals between meetings of the Board of Directors, the Executive Committee, subject to specified limitations, may act on behalf of the Board. Action taken by the Executive Committee is reported to the Board of Directors at its first meeting following such action. Without specific delegated authority, the Executive Committee may not declare dividends except current quarterly dividends not in excess of those last declared by the Board of Directors and may not increase or decrease the number of directors or appoint new directors. Unless within an overall plan previously approved by the Board of Directors, action taken by the Executive Committee approving a transaction in excess of $75,000,000 is subject to revision or rescission by the Board of Directors at the Board's first meeting following such action. The Executive Committee did not meet during 1994.

    The Audit Committee, which met five times in 1994, (1) recommends annually to the Board of Directors the independent public accountants for Promus and its direct or indirect subsidiaries; (2) meets with the independent public accountants concerning their audit, their evaluation of Promus's financial statements, accounting developments that may affect Promus and their nonaudit services; (3) meets with management and the internal auditors concerning similar matters; and (4) makes recommendations to all of the aforesaid groups that it deems appropriate.

    The Human Resources Committee met six times during 1994. The Human Resources Committee acts as the nominating committee of the Board of Directors. It considers and makes recommendations to the Board of Directors concerning the size and composition of the Board, the number of nonmanagement directors, the qualifications of members and potential nominees for membership, the compensation of directors, membership of committees of the Board and certain administrative matters. The Human Resources Committee considers nominees recommended by stockholders. Detailed resumes of business experience and personal data of potential nominees may be submitted to the Corporate Secretary at the address shown on the front page of this Proxy Statement.

    The Human Resources Committee also approves the annual compensation of corporate officers who are members of the Board of Directors and administers Promus's bonus, restricted stock, stock option and other incentive compensation plans. The Committee also makes various decisions and policy determinations in connection with Promus's Savings and Retirement Plan and Employee Stock Ownership Plan.

COMPENSATION OF DIRECTORS

    Directors who are not employees of Promus or its direct or indirect subsidiaries are paid a monthly fee of $2,083 plus $1,000 for each board meeting and $1,000 for each committee meeting they attend. Committee chairmen are paid an additional $500 for each committee meeting attended. These fees are reviewed every three years by the Board to determine if they are competitive. In February 1995, the Board completed a three year review of the compensation of boards of directors of companies with revenues similar to Promus. Based on this review, the Board determined that commencing May 1, 1995 the fees of nonmanagement directors should be as follows: monthly fee, $2,500; Board meetings fee, $1,500 for each meeting; Committee meetings fee, $1,200 for each meeting; Committee chairman, an additional $800 for each Committee meeting. Under the provisions of Promus's two unfunded compensation deferral programs, directors may defer the receipt of all or a portion of their directors' fees. Under the first plan, amounts, while deferred, earn interest at a rate based on a calculated average prime interest rate. Under the second plan, the Promus Executive Deferred Compensation Plan, amounts, while deferred, earn interest at a termination rate (which cannot be lower than the Citibank prime rate) or at a retirement rate (which cannot be lower than a specified formula rate), both of which are approved annually by the Promus Human Resources Committee. The termination rate for 1994 was 8.5% and the retirement rate was 15.5%. For 1995, these rates are the same. The retirement rate is established as an incentive to encourage long-term service. Therefore, only those participants meeting the plan's service requirements will receive interest at the retirement rate. A director generally will receive the retirement rate when he or she retires from the Board. All nonmanagement directors except Susan Clark-Jackson deferred their fees under the Executive Deferred Compensation Plan during 1994. The directors' eligibility for further deferrals under the Executive Deferred Compensation Plan will terminate upon commencement of the Nonmanagement Directors Stock Incentive Plan which is anticipated to commence on or about May 1, 1996.


    In connection with the administration of the Executive Deferred Compensation Plan, Promus has purchased company-owned life insurance policies insuring the lives of certain directors, officers and key employees. In purchasing these life insurance policies, certain assumptions have been made regarding mortality experience, interest rates and policy dividends. Promus expects to recover policy premiums and the net cost of benefits paid under the Executive Deferred Compensation Plan through the operation of these insurance contracts. Participants in the plan have no rights in the insurance policies. Amounts deferred under either plan may be paid in a lump sum or in installments, as selected by the director when making the deferral election.


    Each nonmanagement director is also provided with travel accident insurance of $500,00 while traveling on behalf of Promus and the opportunity to participate in Promus's standard group health insurance plans. During 1994 the total cost for these insurance benefits was approximately $1,826 per director participating in the plans. Each director receiving these benefits incurred taxable income equal to the cost of the group insurance.


    In February 1990, each nonmanagement director in office at that time was awarded 1,000 shares of restricted stock under the Promus Restricted Stock Plan which replaced 1,000 shares of Holiday Corporation ("Holiday") restricted stock awarded in April 1989. Nonmanagement directors who were elected in 1991 and 1992 also received such an award. These awards, which have subsequently been adjusted for stock splits, vest in equal installments over ten years. If a director who had prior service on the Holiday Board of Directors retires, he or she will also receive vesting credit for each full year of such service prior to April 28, 1989. Any new director receives an award of 1,000 restricted shares vesting in equal installments over ten years.

    Each nonmanagement director of Promus may receive Promus Common Stock pursuant to the Promus Nonmanagement Directors Stock Incentive Plan which, if approved by the stockholders, is meant to provide additional equity in lieu of directors fees and thereby more closely align the interests of directors with stockholders. See "Adoption of Promus Nonmanagement Directors Stock Incentive Plan."

EXECUTIVE OFFICER COMPENSATION

    Summary of Compensation. The Summary Compensation Table below sets forth certain compensation information concerning Promus's Chief Executive Officer and the four additional most highly compensated executive officers.

                       THE PROMUS COMPANIES INCORPORATED
                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM COMPENSATION
                                           ANNUAL COMPENSATION                        AWARDS
                              ---------------------------------------------   -----------------------
                                                                 OTHER        RESTRICTED   SECURITIES
          NAME AND                                              ANNUAL          STOCK      UNDERLYING    ALL OTHER
     PRINCIPAL POSITION       YEAR    SALARY      BONUS     COMPENSATION(1)   AWARD(S)(2)  OPTIONS(3)   COMPENSATION(4)
- ----------------------------  ----   --------   ---------   ---------------   ----------   ----------   ------------
Philip G. Satre.............  1994   $425,385    $421,131                                      36,667     $151,406
  President and Chief         1993    345,639     342,183                                     164,400      108,624
  Executive Officer           1992    341,446     191,210                                                   80,859
                              1994    541,385(5)   530,611     $ 108,772                       30,000      428,885
Michael D. Rose.............  1993    509,233     504,141         88,234                      240,000      318,807
  Chairman of the Board       1992    505,108     282,860         89,968                                   236,408
Colin V. Reed...............  1994    268,846     220,454                      $ 393,750       13,333       47,882
  Senior Vice President,      1993    244,231     200,269                                      24,000       33,675
  Corporate Development       1992    171,346      88,819                                      61,440       20,927
Charles A. Ledsinger, Jr....  1994    237,123     200,000                                      10,000       30,968
  Senior Vice President       1993    210,576     172,672                                      63,000       23,782
  and Chief Financial         1992    208,731      98,103                                                   15,090
  Officer
Ben C. Peternell............  1994    214,338     176,000                                       8,000      162,907
  Senior Vice President,      1993    194,577     159,553                                      47,100      122,198
  Human Resources and         1992    192,254      88,437                                                   92,935
  Communications

- ------------

(1) Other Annual Compensation for Mr. Rose includes allocated amounts for aircraft usage and for household security. Such amounts, respectively, were as follows: for 1994: $31,570 and $37,468; for 1993: $22,349 and $28,707;
    for 1992: $35,600 and $28,800. For the fiscal years 1992-1994, amounts of Other Annual Compensation for each individual named above (other than Mr.
    Rose) aggregated less than (a) 10% of the total annual salary and bonus for each individual or (b) $50,000 whichever is lower. Accordingly, no such amounts are included.

(2) The 1993 award of restricted stock to Mr. Reed was 21,000 shares with vesting in equal annual installments over the period 1994 to 1995. Dividends will be paid on restricted stock in the same manner and to the same extent as dividends are paid on other shares of Common Stock. The number of unvested shares of restricted stock awards held by Mr. Satre, Mr. Reed, Mr. Ledsinger and Mr. Peternell as of December 31, 1994, was 74,973, 22,497, 25,500 and 30,000 respectively. These shares vested on January 1, 1995. The market value of unvested restricted stock awards held by Mr. Satre, Mr. Reed, Mr. Ledsinger and Mr. Peternell as of December 31, 1994, was $2,314,791, $694,595 $787,313, and $926,250 respectively. Mr. Rose held no unvested shares of restricted stock at December 31, 1994.

(3) The options shown as granted in 1994 are net of the cancellation of options that occurred in December 1994. See "--Report of the Human Resources Committee on Executive Compensation."

(4) All Other Compensation consists of (a) earnings in excess of market rates on deferred compensation balances and (b) matching contributions to the Company's Savings and Retirement Plan. Such amounts, respectively, were as follows: for 1994: Mr. Satre, $143,098 and $8,308; Mr. Rose, $420,517 and
    $8,368; Mr. Reed, $38,882 and $9,000; Mr. Ledsinger, $21,968 and $9,000 and
    Mr. Peternell, $153,907 and $9,000; for 1993: Mr. Satre, $99,630 and $8,994;
    Mr. Rose, $309,813 and $8,994; Mr. Reed, $24,681 and $8,994; Mr. Ledsinger,
    $12,134 and $11,648; and Mr. Peternell, $113,442 and $8,756; for 1992: Mr.
    Satre, $72,131 and $8,728; Mr. Rose, $228,214 and $8,194; Mr. Reed, $12,845
    and $8,082; Mr. Ledsinger, $6,407 and $8,683; and Mr. Peternell, $84,607 and $8,328. The Company does not provide a fixed benefit pension plan for its executives. The amounts set forth above are retirement benefits which are a function of deferred income voluntarily contributed by the executives.

(5) Mr. Rose has entered into an employment agreement with Harrah's Entertainment pursuant to which, from the Distribution Date until April 30, 1996, he will spend at least 60% of his time as Chairman of the Harrah's Entertainment Board and receive, among other things, an annual salary of $350,000. After April 30, 1996, Mr. Rose will spend approximately 30% to 50% of his time as Chairman of the Harrah's Entertainment Board and receive, among other things, an annual salary of $250,000. Mr. Rose has also entered into an employment agreement with PHC pursuant to which, for a period of five years from the Distribution Date, he will spend up to 40% of his time as Chairman of the PHC Board and receive, among other things, an annual salary of $250,000. See "--Certain Employment Arrangements" and "The Distribution--Management of PHC--Employment and Severance Agreements."

    The following table sets forth certain information regarding grants of stock options made to the executive officers named in the Summary Compensation Table during 1994, including information as to the potential realizable value of such options at assumed annual rates of stock price appreciation for the ten year option terms. Additional information is provided concerning this potential realizable value for all optionees receiving option grants in 1994, and for all Promus stockholders.

                       THE PROMUS COMPANIES INCORPORATED
                     OPTION GRANTS IN THE LAST FISCAL YEAR

                                                                                   POTENTIAL REALIZABLE VALUE OF ASSUMED
                                                                                        ANNUAL RATES OF STOCK PRICE
                                            INDIVIDUAL GRANTS                         APPRECIATION OF OPTION TERM (1)
                         -------------------------------------------------------   --------------------------------------
                         NUMBER OF    PERCENT OF
                         SECURITIES  TOTAL OPTIONS
                         UNDERLYING   GRANTED TO       EXERCISE
                          OPTIONS    EMPLOYEES IN      OR BASE        EXPIRATION
         NAME            GRANTED(3)   FISCAL YEAR    PRICE($/SH.)        DATE       0%          5%              10%
- -----------------------  ---------   -------------   ------------     ----------   ----   --------------   --------------
Philip G. Satre........    25,000          6.1%        $49.4375          1/11/04   $  -   $      777,274   $    1,969,766
                           11,667          2.8%         50.0000          2/26/04      -          366,866          929,710
Michael D. Rose........    30,000          7.3%         49.4375          1/11/04      -          932,729        2,363,719
Colin V. Reed..........    13,333          3.2%         49.4375          1/11/04      -          414,536        1,050,516
Charles A. Ledsinger,
Jr.....................    10,000          2.4%         49.4375          1/11/04      -          310,910          787,906
Ben C. Peternell.......     8,000          1.9%         49.4375          1/11/04      -          248,728          630,325
All Stockholders(2)....       n/a          n/a              n/a              n/a      -    3,116,853,406    7,898,718,486
All Optionees..........   411,302        100.0%         48.4500(4)       various      -       12,531,678       31,757,731
All Optionees as a
 percent of All
 Stockholders Gain.....       n/a          n/a              n/a              n/a    n/a            0.40%            0.40%

- ------------

(1) The dollar amounts under these columns are the result of calculations at zero percent, and at five percent and 10 percent rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of Promus's stock price. In the above table, Promus did not use an alternative formula for a grant date valuation, as Promus is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(2) These amounts represent the appreciated value which common stockholders would receive at the hypothetical zero, five and ten percent rates based on the market value of Common Stock outstanding at or near the option grant dates.

(3) Does not include options that were cancelled in December, 1994. Employees vest in the right to exercise these options over a four-year period. In general, major option awards have been granted once a year: Options may also be granted at other times at the discretion of the Human Resources Committee based on promotions or similar reasons. See "--Report of the Human Resources Committee on Executive Compensation" and "Amendments to Promus 1990 Stock Option Plan" for more information concerning stock option awards.

(4) Represents average exercise price of options granted to all optionees.

    The following table sets forth certain information concerning stock option exercises during 1994 by the executive officers named in the Summary Compensation Table.

                       THE PROMUS COMPANIES INCORPORATED
                    AGGREGATED OPTION EXERCISES IN 1994 AND
                        DECEMBER 31, 1994, OPTION VALUES

                                                                NUMBER OF SECURITIES
                                                               UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED,
                                                                   OPTIONS HELD AT            IN-THE-MONEY OPTIONS
                                      SHARES                    DECEMBER 31, 1994(1)         AT DECEMBER 31, 1994(2)
                                     ACQUIRED      VALUE     ---------------------------   ---------------------------
               NAME                 ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ----------------------------------  -----------   --------   -----------   -------------   -----------   -------------
Philip G. Satre...................     21,000     $513,188       2,100        177,967       $   44,187    $ 2,605,685
Michael D. Rose...................          -            -      33,750        236,250          738,281      3,811,715
Colin V. Reed.....................          -            -       8,475         90,298          181,734      1,255,039
Charles A. Ledsinger, Jr..........          -            -       9,000         64,000          196,875      1,001,249
Ben C. Peternell..................          -            -       6,525         48,575          141,672        744,390

- ------------

(1) The numbers shown are net of the cancellation of options that occurred in December 1994. See "--Report of the Human Resources Committee on Executive Compensation" and "Amendments to Promus 1990 Stock Option Plan" for more information concerning stock option awards.

(2) Amount represents the difference between the aggregated option price of unexercised options and a $30.875 market price on December 30, 1994, which was the closing price of the Common Stock on the last trading day of 1994.

CERTAIN EMPLOYMENT ARRANGEMENTS

    On February 25, 1994, the Promus Board elected Mr. Satre Chief Executive Officer of Promus effective April 29, 1994, replacing Mr. Rose in this position. Mr. Satre also serves as President. Pursuant to an employment agreement with Mr. Satre, Promus has agreed to employ Mr. Satre as Chief Executive Officer of Promus from April 29, 1994, until December 31, 1998 at an annual salary of $450,000, subject to merit increases as may be approved by the Promus HR Committee. During the term of this employment agreement, Mr. Satre will continue to be eligible for his current benefits, including eligibility for bonus compensation and long-term incentive compensation in the form of stock options and restricted stock awards as may be approved by the Promus HR Committee. The Promus Board reserves the right to terminate the employment agreement with or without cause, and Mr. Satre has the right to resign with good reason (as defined). If the agreement is terminated without cause or if he resigns for good reason, Mr. Satre will receive two years' salary continuation and his stock options and any shares of restricted stock will continue in force during this period of time for vesting purposes. If the agreement is terminated for cause, his unvested options and any shares of restricted stock will be cancelled and his salary will end. He will be entitled to the retirement rate for his account under the Executive Deferred Compensation Plan if he is terminated without cause or if he resigns for good reason. If a change in control were to occur during his employment agreement and his employment terminated voluntarily or involuntarily within two years after the change in control, Mr. Satre would be entitled to receive the severance payments under his severance agreement (if then in force) in lieu of the salary and rights under his employment agreement.

    On February 25, 1994 the Promus Board approved an employment agreement with Mr. Rose, replacing an existing agreement. Under the new agreement, Promus agreed to employ Mr. Rose in a full time capacity as Chairman of the Board, subject to his election to the Promus Board, until December 31, 1998, at an annual salary of $550,000, subject to merit increases as may be approved by the Promus HR Committee. The agreement can be extended on a year to year basis after December 31, 1998 pursuant to mutual agreement. After April 30, 1996, the Promus Board may modify his duties to serve as Chairman of the Board at 50% time and 50% salary or to serve in a more limited role with a commensurate lesser salary. During the term of this employment agreement, Mr. Rose will continue to be eligible for his current benefits, including eligibility for bonus compensation and long-term incentive compensation in the form of stock options and restricted stock awards as may be approved by the

Promus HR Committee. The Promus Board reserves the right to terminate the employment agreement at any time with or without cause and Mr. Rose may resign for good reason (as defined). If the agreement is terminated by the Promus Board without cause or if he resigns for good reason, his unvested stock options and any unvested shares of restricted stock held by him will vest at that time and he will receive two years' salary continuation. If the agreement is terminated for cause or if he resigns without good reason, his unvested stock options and any unvested shares of restricted stock held by him will be cancelled and his salary will end. The agreement further provides that such options and restricted shares will vest if he retires after April 30, 1996 or on December 31, 1998, if his employment continues to that date. If a change in control were to occur during his employment agreement and his employment terminated voluntarily or involuntarily within two years after the change in control, Mr. Rose would be entitled to receive the severance payments under his severance agreement (if then in force) in lieu of the salary and rights under his employment agreement.

    After the termination of their employment with Promus, both Mr. Rose and Mr. Satre will be entitled to receive group insurance benefits at Promus's cost for their respective lifetimes similar to the benefits provided to other retired management directors of Promus.


    In connection with the proposed Distribution, Mr. Rose's employment contract with Promus has been modified as follows: From the Distribution Date until April 30, 1996, Mr. Rose will spend at least 60% of his time as Chairman of Harrah's Entertainment at an annual salary rate of $350,000. From April 30, 1996 until December 31, 1998, he will spend approximately 30% to 50% of his time as Chairman of Harrah's Entertainment at an annual salary rate of $250,000. For periods after April 30, 1996, he will not be eligible for any incentive stock awards. He also will not be eligible for an annual bonus unless a bonus were to be approved by the Promus Board acting upon the recommendation of the Chief Executive Officer. His employment as Chairman of PHC will not be deemed a breach of his employment contract with Harrah's Entertainment nor of the noncompete clause in such contract. If Mr. Rose's employment were terminated without cause or if he resigned for good reason, the two year noncompete covenant in his employment contract would commence on the termination of his active employment. Also in connection with the Distribution, Mr. Rose's existing stock options will be prorated in proportion to the percentage of his salary to be paid by Harrah's Entertainment and PHC. Pursuant to the adjustment formula approved by the Promus HR Committee, on the Distribution Date the prorated options will be converted to an adjusted amount, with an adjusted exercise price, of Harrah's Entertainment stock options and PHC stock options. See "The Distribution--Relationship Between PHC and Harrah's Entertainment after the Distribution--Employee Benefits Allocation Agreement." For a description of Mr. Rose's employment contact with PHC, see "The Distribution-- Management of PHC--Employment and Severance Agreements."


    Promus has entered into severance agreements with each of the executive officers named in the Summary Compensation Table above. Each severance agreement provides for a compensation payment of 2.99 times the average "annual compensation" paid to such executive for the five preceding calendar years (the "Promus Compensation Payment"), as well as accelerated payment or accelerated vesting of any compensation or awards payable to such executive under any incentive plan of Promus if the executive is terminated subsequent to a change in control of Promus, as defined in the severance agreements (the "Promus Accelerated Payments") (collectively, the "Promus Severance Payments"), with certain exceptions described below. With respect to restricted stock and stock options, such stock awards vest automatically upon a change of control regardless of termination of the employee. The "annual compensation" for purposes of determining the Promus Compensation Payment under the severance agreement excludes restricted stock vestings and compensation or dividends related to restricted stock or stock options. A change in control is defined to occur whenever: (i) any person becomes the beneficial owner of 25% or more of Promus's then outstanding voting securities regardless of comparative voting power of such securities, (ii) within a two-year period, members of the Promus Board at the beginning of such period and approved successors no longer constitute a majority of such board, or (iii) holders of securities entitled to vote thereon approve a merger or consolidation (with certain exceptions) or a plan of complete liquidation.

    The executives are not entitled to the Promus Compensation Payments subsequent to a change in control if their termination is: (i) by Promus for cause (as defined), (ii) a result of retirement or disability, or, except for Mr. Rose and Mr. Satre, (iii) voluntarily and not for good reason (as defined). In the event that an executive becomes entitled to Promus Severance Payments, which are subject to the "Excise Tax," the severance agreements provide that Promus shall pay the executive an additional amount (the "Promus Gross-Up Payment") such that the net amount retained by the executive after deduction of any Excise Tax on the Promus Severance Payments and all Excise Tax and other taxes on the Promus Gross-Up Payment, shall equal the initial Promus Severance Payments, subject to certain exceptions.

    Mr. Rose and Mr. Satre are entitled to the Promus Compensation Payments if, after a change in control of Promus, such executive's employment terminates involuntarily or he resigns. The other executives are entitled to the Promus Compensation Payments subsequent to a change in control of Promus if the executive's employment is terminated involuntarily or if the executive resigns with good reason (as defined).

    In addition, the severance agreements each provide that in the event of a potential change in control of Promus (as defined below): (i) Promus will deposit in escrow a sum of money sufficient to fund the Promus Severance Payments in the event of a change in control of Promus, and (ii) each executive will agree to remain in the employ of Promus for a certain period of time. A potential change in control of Promus is defined to occur whenever (i) Promus enters into an agreement which would result in a change in control of Promus,
(ii) any person publicly announces an intention to take action which would result in change of control of Promus, (iii) any person, other than the trustee of an employee benefit plan of Promus, who is or becomes a beneficial owner of 9.5% of the combined voting power of Promus's then outstanding securities, increases his beneficial ownership of such securities by 5% or more over the percentage previously owned on the date of the severance agreement, or (iv) the Promus Board adopts a resolution to the effect that a potential change in control of Promus has occurred.

    Each severance agreement has a term of one calendar year and is renewed automatically each year starting January 1 unless Promus gives notice of the non-renewal of any such agreement by the preceding September 30. Each severance agreement provides that if a change in control occurs during the original or extended term of the agreement, then the agreement will automatically continue in effect for a period of 24 months beyond the month in which the change in control occurred.

    The Promus Compensation Payments and Promus Accelerated Payments, respectively, that would have been payable to the executive officers named in the Summary Compensation Table for Promus on January 1, 1995, if a change in control occurred and if such executives had been terminated as of that date, would have been approximately: Mr. Satre, $1,554,715 and $4,964,663; Mr. Rose, $2,262,640 and $4,549,997; Mr. Reed, $807,761 and $2,131,368; Mr. Ledsinger,
$851,605 and $1,985,437; and Mr. Peternell, $809,506 and $1,812,311. Such
Accelerated Payments include the value of any unvested restricted stock, valued as of December 31, 1994, and any unvested stock options that would accelerate upon a change in control.

    Promus's executive officers participate in the Promus Executive Deferred Compensation Plan which provides for two alternative interest rates, a termination rate and a retirement rate. See "-- Compensation of Directors" for more information concerning these rates. In the event of a change in control, as defined in the Promus Executive Deferred Compensation Plan, a participant who is not yet entitled to the retirement rate will receive such rate if his employment is terminated within a 24 month period after the change in control. Messrs. Satre, Ledsinger, Reed and Peternell are not yet entitled to the retirement rate. Consequently, if a change in control as defined in the Promus Executive Deferred Compensation Plan were to occur, these executive officers will be entitled to such rate on their Promus Executive Deferred Compensation Plan account balances if their employment were to terminate within 24 months after the change in control.

    Promus has established an escrow fund and has deposited insurance policies and cash proceeds received from insurance policies into the escrow fund. This escrow fund assures the payment of benefits, as they accrue, to, among others, the executive officers and nine nonmanagement directors which will be payable under the Promus Executive Deferred Compensation Plan or other deferred compensation plans. Upon occurrence of a potential change in control of Promus, Promus also will place into this escrow fund the severance payments which become payable to the executive officers and certain other executives only following a change in control. Promus intends to increase the escrow fund, if necessary, to assure payment of future deferrals and also has the right to increase the escrow fund to pay premiums on the insurance policies and interest on policy loans. The escrow fund is subject to the claims of Promus's creditors in the case of Promus's insolvency or bankruptcy.

REPORT OF THE PROMUS HUMAN RESOURCES COMMITTEE ON EXECUTIVE COMPENSATION

    The Promus Human Resources Committee is composed entirely of independent outside directors. The Human Resources Committee is responsible for approving the compensation of the management directors (Mr. Rose and Mr. Satre), reviewing the compensation of other executive officers, including the executive officers named in the Summary Compensation Table, and approving stock awards, including stock options, for each such officer.

    Executive Compensation Policy. Promus's executive compensation policy is designed to attract and retain high caliber executives and motivate them to superior performance for the benefit of Promus's stockholders. Under this policy: (i) salaries are also linked to competitive factors and salary increases are based on merit, (ii) the annual bonus program is competitively-based and provides incentive compensation based on Promus's annual financial performance, and (iii) long-term compensation is tied solely and directly to performance of Promus's stock over periods of four to five years.

    In summary, Promus's executive compensation policy is primarily performance based, with a large portion of executive compensation at risk. This policy not only extends to executive officers but also to key managers and professional staff. Approximately 450 key employees participate in Promus's Stock Option and Restricted Stock Plans.

    The following discussion describes the basic components of executive compensation in further detail.

    Cash Compensation Competitively-Based. Cash compensation for executive officers (salary and annual bonus) is approximately comparable to the median ranges of amounts paid to executives who are employed in similar positions in companies primarily in service and entertainment industries with revenues regressed to be comparable to Promus's revenues. Various surveys prepared by national compensation specialists are considered for purposes of company salaries and cash bonus. There is no specific list of companies that are used to make the comparison.

    Salary. Salaries are reviewed each year and merit increases are based primarily on (i) an officer's achievement of performance objectives and (ii) the current salary of the executive within the salary range for his grade level. Greater weight is normally given to the achievement of objectives than to the executive's current salary level within the range of his grade level, although specific weights for each factor have not been established. In addition, salary can be substantially increased if an executive officer is promoted to a higher position with greater responsibilities.

    The objectives of the Chairman and the Chief Executive Officer are approved annually by the Human Resources Committee and the full Board. These objectives vary from year to year but in general relate to such matters as ensuring an in-depth and skilled organizational structure to operate and develop Promus's businesses, positioning Promus for further growth and development and achieving Promus's annual business plan and its various financial goals. The Human Resources Committee's assessment of the Chairman's and the Chief Executive Officer's performance is based on a subjective review of such officer's performance against these objectives. Specific weights are not assigned to any particular objective.

    The objectives of the other executive officers are approved by the Chief Executive Officer or the Chairman. These objectives relate to achieving functional goals and financial objectives within the officer's assigned area of responsibility. For example, an objective could relate to completion of a project assigned to that executive's area of responsibility. The Chief Executive Officer's or Chairman's assessment of the performance of the other executive officers is based on a subjective review of each officer's performance. Specific weights are not given to each objective in this assessment.

    The Human Resources Committee approves merit salary increases for the Chairman and the Chief Executive Officer. The Chief Executive Officer or the Chairman approves merit salary increases for the other executive officers and such increases are reviewed by the Human Resources Committee. In April 1994, Mr. Satre was promoted to Chief Executive Officer and his salary was increased to $450,000. The Chief Executive Officer and the Chairman determined that Promus's excellent performance as well as competitive factors also warranted significant merit increases for the other executive officers.

    Annual Incentive Bonus. Under Promus's annual incentive bonus plan, at the beginning of each year the Human Resources Committee assigns a corporate bonus objective for Promus's executive officers that is a targeted level of pre-tax earnings for Promus. The current target is the pre-tax earnings contained in Promus's annual plan. The target is calculated before interest expense, extraordinary items, property transactions and minority interests, and further does not consider variances from budgeted development expenses.

    A target bonus is established for each executive officer that will result in the payment of a specified percentage of the officer's salary if the pre-tax earnings objective is achieved. This percentage of salary increases or decreases on a matrix (the "Bonus Matrix") in relation to the pre-tax earnings objective. If 100% of the pre-tax earnings objective is achieved, the target bonus for the Chief Executive Officer is 60% of his base salary. For performance above 100% of the pre-tax earnings objective, additional bonus, up to a maximum bonus of 120% of such executive officer's base salary, can be awarded. For the other executive officers, the target bonus for achieving 100% of the pre-tax earnings target ranges from 45% to 50% of their base salary. This is increased on a graduated scale to a maximum bonus of 90% to 100% of their base salary. For the plan year 1995, these maximum amounts will be increased for certain executive officers under the Key Executive Officer Annual Incentive Plan upon approval of such plan by the Company's stockholders. See "Approval of Promus Key Executive Officer Annual Incentive Plan."

    After the end of the plan year, the Human Resources Committee determines the extent to which the targeted corporate pre-tax earnings objective has been achieved. A bonus pool for all corporate management employees in the bonus plan is then established by multiplying (a) an amount equal to the specific percentage of salary hypothetically payable to each individual in the plan based on the objective achieved, by (b) each individual's salary. These amounts are then added to create a corporate bonus pool. If the Human Resources Committee determines that a minimum pre-tax earnings target was not achieved, then no bonus pool is established and no bonuses are payable unless an exception were to be approved by the Human Resources Committee because of unusual circumstances. No such exceptions to the corporate plan have been approved in the last three years. If an exception were approved, it would be a subjective decision by the Human Resources Committee.

    The bonuses payable to the Chief Executive Officer and the Chairman of the Board from the bonus pool is the percentage of salary that is payable based solely on the result achieved under the Bonus Matrix. As a result, their annual bonuses are tied solely to Promus's financial performance. The bonuses of the other executive officers depend on the percentage of salary payable on the Bonus Matrix (company financial performance) as well as an assessment of their achievement of personal objectives (personal performance). The personal objectives for bonuses are the same objectives that are evaluated for purposes of merit salary increases as discussed above. The assessment of personal objectives is a subjective evaluation by the Chief Executive Officer or the Chairman. As a result of the assessment of personal objectives, the bonuses of an executive officer (other than the Chairman and the Chief Executive Officer) may be higher or lower than shown on the Bonus Matrix. However, the total bonus pool established for all corporate employees eligible for the plan cannot be exceeded.

    For 1994, the Human Resources Committee determined that Promus exceeded its pre-tax earnings objective and thus the bonuses for 1994 performance that were paid to executive officers were greater than target bonuses.

    In February 1995, the Human Resources Committee approved the Key Executive Officer Annual Incentive Plan which is being submitted to the stockholders for approval. This plan will apply, starting for the calendar year 1995, to certain executive officers selected by the Human Resources Committee and is intended to comply with Section 162(m) of the Code concerning the $1 million dollar limit on executive compensation. See "Adoption of Promus Key Executive Officer Annual Incentive Plan."

    Stock Awards. Awards of stock options and restricted stock are specifically approved by the Human Resources Committee for each executive officer and other plan participants and are granted in the sole discretion of the Human Resources Committee. Based on an assessment of competitive factors, the Human Resources Committee determines an award that is suitable for providing an adequate incentive for both performance and retention purposes. Awards are currently granted with a vesting period extending four years from the initial grant date. The Human Resources Committee may grant a combination of restricted stock and/or stock options to officers and other key employees.

    Each executive officer is granted a stock award that will give such officer an estimated dollar value of stock compensation vesting each year which is equal to a specific percentage of the officer's salary. This percentage increases in line with the higher grade level of the officer. The Chief Executive Officer's annual stock compensation value is currently targeted at 100% of salary. The dollar value of the award is based on estimated annual increases in the market value of the Promus Common Stock in the future to reach the targeted level of compensation. There is no certainty or assurance that such increases will occur. The applicable estimated stock compensation, is determined for each executive after the Human Resources Committee reviews the market-level equity incentive awards granted to comparably-ranked executives in service and entertainment related companies. Various surveys prepared by national compensation specialists are considered for purposes of this review. No specific list of companies is used to make the comparison.

    For the past several years, it was the Human Resources Committee's practice to approve awards each year for executive officers. This resulted in stock options being granted annually at new option prices each year. For grants in 1994, the Human Resources Committee re-evaluated the need to provide longer term incentives for its executive officers given the intense competitive environment for executive talent in which Promus operated. Accordingly, the Human Resources Committee decided to grant stock option awards in January 1994 to Promus's executive officers and a limited number of other key executives that combined, in one award, the shares that would in all likelihood have been awarded during the three years 1994, 1995 and 1996. Such a three year award was made in January 1994 to each of the executive officers with an option price set at the current market price on the grant date. An additional three year award was made to Mr. Satre in February 1994 in connection with his promotion to Chief Executive Officer. The options under the three year awards became exercisable in annual installments of various amounts starting January 1, 1996 and extending to January 1, 2000.

    In December 1994, the Human Resources Committee determined that the three-year awards made earlier in 1994 did not appropriately align the compensation of key executives with the interests of Promus's shareholders. In addition, in view of the retention purposes of the Plan, the Human Resources Committee was concerned about the option price of the three year award in relation to the market price of the Common Stock in December 1994. Therefore, to insure the retention of key executives in order that Promus's competitive strength was not compromised, the Human Resources Committee decided to return to the past practice of making annual grants to certain employees. As a part of this decision, the

Human Resources Committee decided to cancel two-thirds of the three-year awards granted to such employees, subject to each employee's consent. Each employee consented to the cancellation. A total of 654,718 options for all officers and key managers were cancelled in December 1994. The options cancelled for Mr. Rose covered 60,000 shares and the options cancelled for Mr. Satre covered 73,333 shares. The shares which were subject to such cancelled options are available for re-grant under the Plan. On January 5, 1995, the Human Resources Committee implemented its decision to return to annual grants and approved one year grants for all eligible employees including Promus's executive officers. Pursuant to such approval, a total of 627,239 options were granted to those employees whose options were cancelled in December 1994, and 135,810 options were granted to other key employees. Pursuant to this Human Resources Committee action, Mr. Satre was awarded 59,000 stock options and Mr. Rose was awarded 49,000 stock options under the normal annual award procedures previously followed by the Human Resources Committee. Under these procedures, the grants were valued utilizing a base value equal to the market value of the Promus Common Stock on the award date. The exercise price of the annual stock option awards granted by the Human Resources Committee on January 5, 1995 was the market price of Promus Common Stock on that date. These awards become exercisable in four equal annual installments starting January 1, 1996.

    The amount of a stock option award is not dependent on past corporate performance nor on the amount of options or restricted stock previously granted to an executive officer. The actual value of the stock compensation vesting each year is dependent on the market value of Promus Common Stock. For executive officers, Promus has no other long-term incentive plans under which future awards will be made, so that long-term stock market performance is the sole determinant of long-term incentive compensation.

    Policy Concerning Tax Deductibility. The Human Resources Committee's policy with respect to qualifying compensation paid to its executive officers for tax deductibility purposes is that executive compensation plans will generally be designed and implemented to ensure full tax deductibility. However, the Human Resources Committee reserves the right to approve the payment of non-deductible compensation to its executive officers when the Human Resources Committee deems such compensation necessary for competitive reasons or to attract or retain a key executive, or where achieving full tax deductibility would be considered disadvantageous to the best interests of Promus. The Human Resources Committee has approved a proposed Key Executive Officer Annual Incentive Plan that is being submitted to the stockholders for approval. This Plan is intended to comply with Section 162(m) of the Code so that annual bonuses will be fully tax deductible for Promus.

    Chief Executive Officer's Compensation. Mr. Satre's base salary is based on his rights under his employment agreement. Under his agreement, he is entitled to merit salary increases. These merit increases are determined in accordance with the procedures and guidelines described above. Promus had excellent performance in 1994, exceeding its targeted pre-tax earnings goal for the year. Mr. Satre's bonus for 1994 was based on this financial performance. Mr. Satre was awarded stock options in 1994. These options are described in the table titled "Option Grants in Last Fiscal Year," above, and were awarded in accordance with the Human Resources Committee's policies as described above.

                                          Human Resources Committee
                                            Walter J. Salmon (Chairman)
                                            James L. Barksdale
                                            James B. Farley
                                            Joe M. Henson

PERFORMANCE OF PROMUS COMMON STOCK AND DIVIDENDS

    Promus paid no dividends with respect to Promus Common Stock for the fiscal years ended December 31, 1993 and 1994. See "The Distribution--Certain Special Considerations--Dividend Policies." Set forth below is a line graph comparing the total cumulative return of Promus's Common Stock to (a) the Standard & Poor's 500 Stock Index (the "S&P 500 Index"), and (b) a group of peer issuers with similar businesses. See Note (1). The graph assumes reinvestment of dividends. Performance of Promus's Common Stock includes the performance of Holiday common stock prior to February 7, 1990. See Note (2).

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
              FOR PROMUS(2), THE S&P 500 INDEX AND A PEER GROUP(1)

                 1989     1990     1991     1992     1993     1994
                 ----     ----     ----     ----     ----     ----

THE PROMUS
COMPANIES
INCORPORATED     100       44       65      164      406      274
- -------------------------------------------------------------------
PEER GROUP       100       57       79      102      128      119
- -------------------------------------------------------------------
S&P 500          100       97      126      136      150      152
- -------------------------------------------------------------------


* $100 Invested on 12/31/89 in Stock or Index including reinvestment of dividends.
  Fiscal years ending December 31.

- ------------

(1) The Peer Group companies consist of Bally Manufacturing Corp., Caesars World, Inc., Circus Circus Enterprises, Inc., Hilton Hotels Corp., La Quinta Inns, Inc., Marriott International, Mirage Resorts, Inc., and Showboat Inc.

(2) The line graph for Promus Common Stock assumes that $100 was invested in the common stock of Holiday on December 31, 1989. On February 7, 1990, Promus Common Stock was spun off on a share-for-share basis to the stockholders of Holiday. Immediately after the spin-off, Bass PLC acquired Holiday's Holiday Inn hotel division by means of a merger between Holiday and a subsidiary of Bass PLC. In the merger Holiday stockholders received an approximate quarter-share of Bass ADRs for each Holiday share owned, and their Holiday shares were cancelled. The Promus Board thereafter declared a cash dividend of $30 per share of Promus stock ($10 per share when adjusted for the Stock Splits). The line graph assumes reinvestment in shares of Promus Common Stock of both the special cash dividend and the market value on February 8, 1990 of the Bass ADRs received in the merger (approximately $4.39 per share of Holiday common stock). In connection with these transactions, the executive officers and directors of Holiday became the senior management and directors of Promus. Because of the acquisition of the Holiday Inn business by Bass PLC, the performance of Holiday's common stock prior to the merger is not necessarily indicative of what the performance of Promus Common Stock might have been during such period.

CERTAIN TRANSACTIONS

    Mr. Ronald Terry, a director of Promus, is Chairman of First Tennessee National Corporation, the parent company of First Tennessee. First Tennessee is one of the lending banks under a loan agreement that Promus has with several banks (the "Bank Facility"). Pursuant to the Bank Facility, First Tennessee has committed to loan to Embassy $25,000,000, representing a 3.846% share of the total commitment covered by the Bank Facility. As of February 28, 1995, $17,692,308 of this $25,000,000 commitment had been funded and $1,512,880 had been provided in the form of unfunded letters of credit. In connection with this commitment, First Tennessee received fees of $167,434 during 1994.

    Also, First Tennessee acted as the merchant bank for Mastercard and Visa and received fees of $34,000 during 1994 and $6,948 during January and February, 1995 for providing this service to Promus and its direct and indirect subsidiaries. In addition, the total discount received by First Tennessee in connection with credit card merchant processing for Promus and its subsidiaries in 1994 was $3,358,000 and in January and February, 1995 was $567,336. Certain direct and indirect subsidiaries of Promus and hotels managed by such entities maintained deposit accounts with First Tennessee during 1994. The average ledger balance during 1994 was $921,810 and the ledger balance on December 31, 1994, was $620,601; the average ledger balance during January and February, 1995, was $638,481 and the ledger balance on February 28, 1995 was $589,620. Deposit account service fees paid to First Tennessee in excess of the earning credit assigned to these accounts were $173,849 during 1994 and $27,040 during January and February, 1995. First Tennessee also received fees of approximately $4,400 on other miscellaneous transactions with Promus in 1994.

    Ms. Susan Clark-Jackson, a director of Promus, is Senior Group President, Pacific Newspaper Group, Gannett Co., Inc. From January 1, 1994 to February 28, 1995, Promus and its subsidiaries paid Gannett's Pacific Newspaper Group $890,251 for newspaper advertising.

              AMENDMENT TO THE PROMUS CERTIFICATE OF INCORPORATION
                      REGARDING REDEMPTION OF COMMON STOCK

    The Promus Certificate currently entitles Promus to redeem the shares of any stockholder of Promus to the extent necessary, in the judgment of the Promus Board, to protect any license or franchise held by Promus or any of its majority-owned subsidiaries. Pursuant to a partnership agreement to which a Promus subsidiary is a party in connection with the New Orleans casino facilities that are currently under construction, Promus is required to amend the Promus Certificate to allow the redemption of any shares of Promus Common Stock in situations that are not expressly provided for in the current Promus Certificate. The purpose of this redemption procedure is to enable Promus and its affiliates and other companies in which Promus has any ownership interest to further protect their gaming and other governmental licenses by providing for redemption of shares of Promus Common Stock in those situations.

    Accordingly, subject to stockholder approval, the proposed amendment (the "Redemption Certificate Amendment") will amend Section E of Article Fourth of the Promus Certificate to permit the redemption of such shares, in the judgment of the Promus Board, in the following additional circumstances:

        (i) if a stockholder of Promus is determined by any gaming regulatory agency to be unsuitable, is denied a license or has a license suspended or revoked;

        (ii) to protect any license held by any of Promus's affiliates, as defined (which includes entities in which Promus owns less than a majority interest) or any entity in which Promus or such affiliate is an owner; and

        (iii) to avoid any regulatory sanctions against Promus or any of its affiliates or such other entities.

    The Redemption Certificate Amendment contains certain other changes related to the above provisions. The foregoing description of the Charter Amendment is qualified in its entirety by reference to the Charter Amendment which is attached to this Proxy Statement as Annex V.

    The Redemption Certificate Amendment requires the affirmative vote of the holders of at least a majority of the outstanding shares of Promus Common Stock regardless of whether the holders of such shares are present at the meeting.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOREGOING AMENDMENT TO THE PROMUS CERTIFICATE.

                    ADOPTION OF PROMUS KEY EXECUTIVE OFFICER
                             ANNUAL INCENTIVE PLAN

    The proposed Promus Key Executive Officer Annual Incentive Plan (the "Promus Key Executive Incentive Plan") is an annual bonus plan designed to provide certain senior executives with incentive compensation based upon the achievement of pre-established performance goals. Executive officers at the corporate senior vice president level or above may be eligible for the Promus Key Executive Incentive Plan. Prior to, or at the time of, establishment of the performance objectives for a calendar year, the Promus Human Resources Committee will approve the specific executive officers who will participate in the Promus Key Executive Incentive Plan that year. Subject to stockholder approval of the Promus Key Executive Incentive Plan, for the year 1995 it is expected that Messrs. Rose, Satre and Reed will be selected to participate.

    The Promus Key Executive Incentive Plan is designed to comply with Section 162(m) of the Code which limits the tax deductibility by Promus of compensation paid to officers named in the compensation tables of the Proxy Statement to $1,000,000. Compensation paid pursuant to a plan approved by stockholders that meets the requirements of Section 162(m) is exempted from this limitation and is fully deductible. Because Promus's current annual bonus plan for its executive officers and other key employees does not meet all the requirements of this legislation, the Promus HR Committee has approved the Promus Key Executive Incentive Plan for submission to the stockholders in order to maintain the full deductibility of compensation paid to executive officers. In order for the awards to qualify as performance-based compensation for purposes of Section 162(m) of the Code, the plan is also being submitted for approval of the holders of a majority of the shares of Promus Common Stock present in person or represented by proxy at the Annual Meeting.

    Under the Promus Key Executive Incentive Plan, prior to March 30 of each year the Promus HR Committee will approve performance goals including specific performance objectives for that year. The objectives may include any one or more of the following corporate business criteria for the year (or a combination of any of these criteria): pre-tax income, operating income, cash flow, earnings per share, return on equity, return on average invested capital, a division's operating income or a division's opened units. These criteria will be determined in accordance with GAAP unless certain exceptions are approved by the Promus HR Committee as further explained below.

    At or after the end of a plan year, the Promus HR Committee will certify achievement of the objectives in writing based on Promus's performance during the year. When establishing objectives and approving the achievement of objectives, the Promus HR Committee will (unless an exception is pre-approved as discussed below) ignore extraordinary items, minority interests, property transactions, changes in accounting standards and losses or gains arising from discontinued operations. The Promus HR Committee may, in any year, include property transactions and/or discontinued operations (either specifically or generally or both) and may further include or exclude any specified interest expense items, corporate expense items and/or development expense items when determining the pre-established objectives.

    The actual results of the property transactions and/or discontinued operations that are included in the objectives will then be included, in accordance with GAAP, in the calculation of the achievement of the objectives. Similarly, any included or excluded items of interest expense, corporate expense, and/or development expense will be included or excluded, as the case may be, in the calculation of achievement of the objectives. If the objectives approved by the Promus HR Committee include operations or businesses (including those being accounted for as discontinued operations) that are subsequently spun-off or disposed of during the plan year, the objectives and the results will be appropriately adjusted to exclude such operations or businesses.

    The actual award for a participant will be determined by multiplying the participant's eligible earnings by the percentage adjacent to a points column on tables or matrices that have been approved by the Promus HR Committee prior to March 30 of the plan year. No award will exceed 200% of an individual's eligible earnings as adjusted. The maximum per participant award under the plan in any year is $1,000,000. The Promus HR Committee will have the discretion to pay an award that is lower than the calculated award.

    Eligible earnings means a participant's annual base salary, including any deferrals of such salary, as in effect on the date the performance objectives are established by the Promus Human Resources Committee.


    Approved awards will be paid by March 15 of the year after the plan year to which such payment relates, unless the participant elects to defer such payment pursuant to the terms of a Promus deferred compensation plan. Awards that are otherwise payable to a participant who is no longer an employee will be prorated, or the individual will be ineligible for an award, pursuant to specified rules in the Promus Key Executive Incentive Plan. The participant will recognize ordinary taxable income upon receipt of payments under the Promus Key Executive Incentive Plan. The previous sentence is a brief summary of the tax consequences relating to this plan, it does not describe state or local tax consequences, and it is not intended to be complete.

    Since the Promus Key Executive Incentive Plan requires objectives to be set and participants to be selected for each year, it is not determinable what benefits would have been received by or allocated to any executive officer if the Promus Key Executive Incentive Plan had been in effect for 1994.

    Amendments can be made to the Promus Key Executive Officer Incentive Plan that can increase the cost of the plan to Promus and can alter the allocation of benefits as between executive officers, employees, and directors. Such amendments can be made without stockholder approval, except that such approval may be required under Section 162(m) of the Code. The Promus Key Executive Officer Annual Incentive Plan can be amended in a manner not inconsistent with its purpose or as necessary to comply with applicable law and, to the extent required by Section 162(m) of the Code, any changes to such plan are subject to stockholder approval.


    The foregoing description of the Promus Key Executive Incentive Plan is qualified in all respects by the actual provisions of such plan which is attached to this Proxy Statement as Annex VIII.


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOREGOING PROMUS KEY EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN.

                   ADOPTION OF PROMUS NONMANAGEMENT DIRECTORS
                              STOCK INCENTIVE PLAN

GENERAL

    Nonmanagement directors currently receive cash fees for their service as directors of Promus. For 1994, these cash fees averaged $37,875 for each director who served for a full year. Each director also receives specified shares of restricted stock vesting over ten years.

    The Promus Human Resources Committee has evaluated the system of cash remuneration for nonmanagement directors and determined that it would be appropriate to modify their cash compensation to provide an additional equity incentive and thereby more closely align the interests of directors with stockholders.

    Accordingly, subject to stockholder approval, the Promus Human Resources Committee has adopted the Promus Nonmanagement Directors Stock Incentive Plan (the "Promus Nonmanagement Directors Stock Incentive Plan"). Under the Promus Nonmanagement Directors Stock Incentive Plan, a director will automatically receive 50% of his annual director fees in Harrah's Entertainment Common Stock starting with fees for the year of service commencing with the Harrah's Entertainment annual stockholders meeting in 1996. The grants would be made every three months, starting May 1, 1996. Each grant for a three month grant period would be an amount of stock, valued on the grant date, equal in value to 50% of the fees that the director earned during the previous three month grant period (or 100% of the fees if the director elected to receive the remaining 50% of fees in stock). The share value shall be the average of the high and low price of the Promus Common Stock based upon its consolidated trading as generally reported for the principal securities exchange on which the Promus Common Stock is listed. The shares that are granted could not be disposed of for six months after the grant.

    In accordance with the plan, each director may elect to receive the remaining fifty percent of his director fees in PHC Common Stock. Such election must be made prior to the commencement of the first grant period to which such election applies and such election shall be irrevocable. Individuals who are nominated to become nonmanagement directors may make such election after such nomination but prior to the time that they are elected to the Board.

    Before the commencement of the plan year with respect to which grants are to be made, the director can elect to defer receipt of the shares that would otherwise be granted during that year until the director's board service terminates. The deferred shares would then be delivered to the director upon his termination of service. If a director terminates service during a Three Month Grant Period, the grant of shares will be pro-rated and paid upon the termination of service. If any dividends or other distributions are paid on Harrah's Entertainment Common Stock during a deferral period, such amounts will be converted to rights to Harrah's Entertainment Common Stock and such stock will be issued to the director after termination of services as described in the plan.

    The following table sets forth the amounts that would have been received by the persons shown in the table if the Promus Nonmanagement Directors Stock Incentive Plan had been in effect during 1994.

                             1994 NEW PLAN BENEFITS

                                                                PROMUS NONMANAGEMENT DIRECTORS
                                                                        INCENTIVE PLAN
                                                             ------------------------------------
                                                                                  NUMBER OF UNITS
                                                                                    (SHARES OF
NAME AND POSITION                                            DOLLAR VALUE($)       COMMON STOCK)
- ----------------------------------------------------------   ---------------      ---------------
Philip G. Satre...........................................        --                  --
  President and Chief Executive Officer
Michael D. Rose...........................................        --                  --
  Chairman of the Board
Colin V. Reed.............................................        --                  --
  Senior Vice President, Corporate Development
Charles A. Ledsinger, Jr..................................        --                  --
  Senior Vice President and Chief Financial Officer
Ben C. Peternell..........................................        --                  --
  Senior Vice President, Human Resources and
  Communications
Non-Executive Director Group..............................      $ 307,249(1)           4,709(1)
Non-Executive Officer Employee Group......................        --                  --

- ------------

(1) These amounts are based on grants that would have been made in lieu of 50% of director fees on February 1, May 1, August 1 and November 1, 1994 using closing prices for Promus Common Stock on those dates and the fees that were paid for the three months prior to such dates. This also assumes none of the directors elected the additional 50% of stock in lieu of fees. The amount of shares resulting from such an election is not determinable since this is an individual decision by each director. Nine nonmanagement directors would have been eligible for the plan if the plan were in effect for 1994. It is anticipated that approximately the same number will be eligible to participate when the plan commences in 1996.


    Amendments can be made to the Promus Nonmanagement Directors Stock Incentive Plan that can increase the cost of the plan to Promus. Such amendments can be made without stockholder approval except as such approval may be required under Rule 16b-3 of the Exchange Act. Rule 16b-3 of the Exchange Act requires stockholder approval of an amendment to a stock plan that benefits directors and officers if the amendment materially (a) increases benefits to participants, (b) increases shares which may be issued under the plan, or (c) modifies the eligibility requirements of the plan. In addition, the provisions of stock plans that deal with eligibility and benefits for non-employee directors cannot be amended more than once every six months other than to comply with changes in Federal law or regulations.


GENERAL FEDERAL INCOME TAX CONSEQUENCES

    The director will recognize ordinary taxable income six months after the grant is made based on the value of the stock at that time unless the director files an "83(b)" election whereby the director can elect to be taxed on the date of the grant. If the stock grant is deferred by the director, the grant will not be taxable until the director terminates service.

    The foregoing description of the Promus Nonmanagement Directors Stock Incentive Plan is qualified in all respects by the provisions of such plan which is attached to this Proxy Statement as Annex IX.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOREGOING PROMUS NONMANAGEMENT DIRECTORS STOCK INCENTIVE PLAN.

                            APPOINTMENT OF AUDITORS

    Subject to stockholder approval, the Promus Board, acting on the recommendation of its Audit Committee, has appointed Arthur Andersen LLP, a firm of independent public accountants, as auditors, to examine and report to stockholders on the consolidated financial statements of Promus and its subsidiaries for fiscal year 1995. Embassy, as sole stockholder of PHC, has approved the PHC Board's appointment of Arthur Andersen LLP to act as PHC's independent auditors for fiscal year 1995. Representatives of Arthur Andersen LLP will be present at the Annual Meeting and will be given an opportunity to make a statement. They will be available to respond to appropriate questions.

    The action of the Promus Board in appointing Arthur Andersen LLP as Promus's auditors for fiscal year 1995 is subject to ratification by an affirmative vote of the holders of a majority of shares of Promus Common Stock present in person or represented by proxy at the Annual Meeting.

    THE BOARD OF DIRECTORS OF PROMUS UNANIMOUSLY RECOMMENDS A VOTE FOR SUCH APPOINTMENT.

                          OTHER MATTERS AT THE MEETING

    The Board of Directors does not know of any matters to be presented at the meeting other than those mentioned in this Proxy Statement. If any other matters are properly brought before the meeting, it is intended that the proxies will be voted in accordance with the best judgment of the person or persons voting such proxies.

                 STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

    Any stockholder who meets the requirements of the proxy rules under the Exchange Act may submit to the Board of Directors proposals to be considered for submission to the stockholders at the Promus 1996 Annual Meeting. Any such proposal must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to the Corporate Secretary, The Promus Companies Incorporated, 1023 Cherry Road, Memphis, Tennessee 38117, and must be received no later than December 28, 1995. Any such notice shall set forth: (a) the name and address of the stockholder and the text of the proposal (including the information required by the Promus Bylaws) to be introduced; (b) the number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the date of such notice; and (c) a representation that the stockholder intends to appear in person or by proxy at the meeting to introduce the proposal specified in the notice. The chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures. In addition, Promus's Bylaws provide for notice procedures to recommend a person for nomination as a director and to propose business to be considered by stockholders at a meeting.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents or portions of documents filed by Promus with the Securities and Exchange Commission are incorporated by reference herein:


        1. Annual Report on Form 10-K for the fiscal year ended December 31, 1994, as amended by the Form 10-K/A filed with the Securities and Exchange Commission on April 21, 1995.


    All documents subsequently filed by Promus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Proxy Statement and prior to the date of the Annual Meeting or any adjournment thereof shall be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the date of filing of such documents.

                            FORM 10-K ANNUAL REPORT

    Any stockholder who desires a copy of Promus's Annual Report on Form 10-K filed with the Securities and Exchange Commission may obtain a copy (excluding exhibits) without charge by written or oral request to the Corporate Secretary, Promus, 1023 Cherry Road, Memphis, Tennessee 38117, (901) 762-8600. Promus will send such copy by first class mail or other equally prompt means within one business day of receipt of such request. A charge equal to the reproduction cost will be made if the exhibits are requested.

                             INDEX OF DEFINED TERMS


                                          PAGE
                                    ----------
Acquiring Person.................           75
Additional Proposals.............            2
Annual Meeting...................            1
Annual Meeting Date..............            1
Annual Meeting Record Date.......            2
Asset Transfers..................            4
Bank Facility....................          109
Base Rate........................           35
Bonus Matrix.....................          105
Business Combinations............           79
Business Procedure...............           78
Casino Business..................            2
Code.............................            5
Commission.......................           23
Company..........................            1
Consent Record Date..............           36
Consent Solicitation.............            5
Continuing Directors.............           75
Declaration Date.................           19
Deferred Compensation Assumption
 Agreements......................           67
DGCL.............................           27
Director Liability and
 Idemnification Provisions.......           80
Disinterested Directors..........           79
Disqualifying Disposition........       66, 84
Distribution.....................            1
Distribution Agent...............            3
Distribution Agreement...........           28
Distribution Date................            2
Distribution Proposals...........            1



                                          PAGE
                                    ----------
Distribution Record Date.........            3
8 3/4% Notes.....................            5
Embassy..........................            2
Embassy Bank Credit Facility.....            5
Embassy Distribution.............            2
Employee Benefits Allocation
 Agreement.......................           29
Exchange Act.....................           24
Excise Tax.......................           71
Extendible Revolver..............            5
Fair Price Provision.............           79
First Tennessee..................           72
Five Year Revolver...............            4
Form 10 Registration Statement...           24
GAAP.............................           69
Harrah's Entertainment...........        2, 12
Harrah's Entertainment Board.....            7
Harrah's Entertainment Bylaws....            6
Harrah's Entertainment
 Certificate.....................            6
Harrah's Entertainment Common
 Stock...........................           12
Harrah's Entertainment
Employees........................           29
Harrah's Entertainment S&RP......           30
Holiday..........................           98
Hotel Business...................            2
Interested Stockholder...........           79
IRS..............................           21
Lodge............................           53
MFS..............................           93
NationsBank......................            4
1994 Promus 10-K.................            8

                                          PAGE
                                    ----------
Nomination Procedure.............           78
Noncompetition Agreement.........           33
Notes............................           24
Opinion..........................           21
PHC..............................            1
PHC Accelerated Payments.........           71
PHC Bank Credit Facilities.......            4
PHC Board........................            6
PHC Bylaws.......................            6
PHC Certificate..................            6
PHC Common Stock.................            2
PHC Compensation Payment.........           71
PHC Deferred Compensation Plan...           31
PHC Employees....................           29
PHC ESOP.........................           62
PHC Executive Deferred
 Compensation Plan...............           31
PHC Gross-Up Payment.............           71
PHC Key Executive Incentive
 Plan............................           68
PHC Nonmanagement Directors Stock
 Incentive Plan..................           58
PHC Preferred Stock..............           74
PHC Restricted Stock Plan........           31
PHC Rights.......................            2
PHC Rights Agreement.............           75
PHC S&RP.........................           30
PHC Severance Agreements.........           71
PHC Severance Payments...........           71
PHC Special Stock................           74
PHC Stock Option Plan............           31
Post-Distribution Harrah's
 Entertainment Share Price.......           32
Post-Distribution PHC Share
 Price...........................           66
Pre-Distribution Promus Share
 Price...........................           32
Promus...........................            1
Promus Accelerated Payments......          102
Promus Board.....................            2
Promus Bylaws....................            6
Promus Certificate...............            6
Promus Common Stock..............            2
Promus Compensation Payment......          102
Promus Deferred Compensation
 Plan............................           30
Promus ESPP......................           30



                                          PAGE
                                    ----------
Promus Executive Deferred
 Compensation Plan...............           30
Promus Gross-Up Payment..........          104
Promus HR Committee..............            1
Promus Key Executive Incentive
 Plan............................          110
Promus Nonmanagement Directors
Stock Incentive Plan.............          112
Promus Restricted Stock Plan.....       30, 84
Promus S&RP......................           30
Promus Severance Payments........          102
Promus Stock Option Plan.........       30, 82
Proposal One.....................            1
Proposal Two.....................            1
Proposal Three...................            1
Proposal Four....................            1
Proposal Five....................            1
Proposal Six.....................            1
Proposal Seven...................            1
Proposal Eight...................            1
Proposal Nine....................            1
Proposal Ten.....................            2
Proposal Eleven..................            2
Proposal Twelve..................            2
Proposal Thirteen................            2
Proposal Fourteen................            2
Proposals........................            2
Purchase Price...................           75
Redemption Certificate
 Amendment.......................          110
RevPAR/S.........................           43
Rights Distribution Date.........           75
S & P 500 Index..................          108
Securities Act...................           23
Series A Stock...................           75
Stock Acquisition Date...........           75
Tax Sharing Agreement............           32
10 7/8% Notes....................            5
three month grant period.........           70
Trademark Assignment Agreement...           33
Triggering Events................           76
Unit.............................           75
Voting Stock.....................           79
Wolfensohn.......................           18


                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    E. O. Robinson, Jr.
                                    Corporate Secretary

                         INDEX TO FINANCIAL STATEMENTS

    The following combined financial statements of Promus Hotel Corporation and the related report of independent public accountants are filed as part of this Proxy Statement.

                                                                                         PAGE
                                                                                         ----

Report of Independent Public Accountants..............................................   F-2

Combined Balance Sheets as of December 31, 1994 and 1993..............................   F-3

Combined Statements of Income for the Fiscal Years Ended December 31,
  1994, 1993 and 1992.................................................................   F-4

Combined Statements of Cash Flows for the Fiscal Years Ended December 31,
  1994, 1993 and 1992.................................................................   F-5

Notes to Combined Financial Statements................................................   F-6

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To The Promus Companies Incorporated:

    We have audited the accompanying combined balance sheets of Promus Hotel Corporation (a Delaware corporation) and subsidiaries (PHC--See Note 1) as of December 31, 1994 and 1993, and the related combined statements of income and cash flows for each of the three years ended December 31, 1994. These financial statements are the responsibility of PHC's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PHC as of December 31, 1994 and 1993 and the results of its operations and its cash flows for each of the three years ended December 31, 1994, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Memphis, Tennessee,
March 2, 1995.

                            PROMUS HOTEL CORPORATION
                            COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                              DECEMBER 31,
                                                                          --------------------
                                                                              1994        1993
                                                                          --------    --------
ASSETS
Current assets
  Cash and cash equivalents............................................   $  2,222    $  3,653
  Receivables, including notes receivable of $66 and $231 less
    allowance for doubtful accounts of $1,270 and $1,611...............     18,148      15,540
  Deferred income taxes (Note 6).......................................      2,844       2,859
  Prepayments..........................................................        528         700
  Supplies.............................................................      1,095       1,274
  Other................................................................        728         233
                                                                          --------    --------
      Total current assets.............................................     25,565      24,259
                                                                          --------    --------
Land, buildings and equipment
  Land.................................................................     60,025      63,774
  Buildings and improvements...........................................    237,044     238,373
  Furniture, fixtures and equipment....................................    113,682     105,806
                                                                          --------    --------
                                                                           410,751     407,953
  Less: accumulated depreciation.......................................    (88,611)    (71,252)
                                                                          --------    --------
                                                                           322,140     336,701
Investments in and advances to nonconsolidated affiliates (Note 13)....     35,856      38,169
Deferred costs and other (Note 3)......................................     37,004      47,097
                                                                          --------    --------
                                                                          $420,565    $446,226
                                                                          --------    --------
                                                                          --------    --------
LIABILITIES AND PARENT COMPANY INVESTMENT
Current liabilities
  Accounts payable.....................................................   $ 14,437    $ 18,917
  Accrued expenses (Note 3)............................................     18,769      17,866
  Current portion of long-term debt (Note 4)...........................      1,255       1,158
                                                                          --------    --------
      Total current liabilities........................................     34,461      37,941
Long-term debt (Note 4)................................................    189,943     174,645
Deferred credits and other.............................................     28,649      28,847
Deferred income taxes (Note 6).........................................     24,504      24,271
                                                                          --------    --------
                                                                           277,557     265,704
                                                                          --------    --------
Commitments and contingencies (Notes 9 through 12)

Parent company investment (Note 5).....................................    143,008     180,522
                                                                          --------    --------
                                                                          $420,565    $446,226
                                                                          --------    --------
                                                                          --------    --------

 The accompanying notes are an integral part of these combined balance sheets.

                            PROMUS HOTEL CORPORATION
                         COMBINED STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                                                                FISCAL YEAR ENDED DECEMBER 31,
                                                               --------------------------------
                                                                   1994        1993        1992
                                                               --------    --------    --------
Revenues
  Rooms.....................................................   $110,205    $121,104    $124,192
  Food and beverage.........................................      8,001       8,094       8,310
  Franchise and management fees.............................     76,874      60,359      51,719
  Other.....................................................     47,644      41,653      34,460
                                                               --------    --------    --------
      Total revenues........................................    242,724     231,210     218,681
                                                               --------    --------    --------
Operating expenses
  Direct
    Rooms...................................................     56,952      65,529      71,191
    Food and beverage.......................................      7,760       8,235       8,696
  Depreciation of buildings and equipment...................     22,336      22,961      20,612
  Other.....................................................     58,711      63,907      60,484
                                                               --------    --------    --------
      Total operating expenses..............................    145,759     160,632     160,983
                                                               --------    --------    --------
                                                                 96,965      70,578      57,698

General and administrative..................................     (3,337)     (4,471)     (8,156)
Property transactions.......................................        626       1,345      (5,713)
                                                               --------    --------    --------
Operating income............................................     94,254      67,452      43,829
Interest expense, net of interest capitalized (Notes 2 and
8)..........................................................    (31,148)    (33,482)    (40,711)
Other income (expense), including interest income...........         11      (3,175)        124
                                                               --------    --------    --------
Income before income taxes and extraordinary items..........     63,117      30,795       3,242
Provision for income taxes (Note 6).........................    (26,798)    (13,869)     (1,401)
                                                               --------    --------    --------
Income before extraordinary items...........................     36,319      16,926       1,841
Extraordinary items, net of tax provision of $2,865 (Note
7)..........................................................          -           -       4,520
                                                               --------    --------    --------
Net income..................................................   $ 36,319    $ 16,926    $  6,361
                                                               --------    --------    --------
                                                               --------    --------    --------

    The accompanying notes are an integral part of these combined financial statements.

                            PROMUS HOTEL CORPORATION
                       COMBINED STATEMENTS OF CASH FLOWS
                                    (NOTE 8)
                                 (IN THOUSANDS)

                                                                FISCAL YEAR ENDED DECEMBER 31,
                                                               ---------------------------------
                                                                   1994        1993         1992
                                                               --------    --------    ---------
Cash flows from operating activities
  Net income................................................   $ 36,319    $ 16,926    $   6,361
  Adjustments to reconcile net income to cash flows from
    operating activities
      Extraordinary items...................................          -           -       (7,385)
      Depreciation and amortization.........................     24,705      27,889       28,517
      Other noncash items...................................       (768)      3,411        1,065
      Equity in and distributions of earnings of
        nonconsolidated affiliates..........................      2,969       2,819        6,285
      Net (gains) losses from property transactions.........       (280)     (1,677)       4,379
      Net change in long-term accounts......................      7,651       1,643        4,888
      Net change in working capital accounts................     (5,512)      5,211          977
                                                               --------    --------    ---------
          Cash flows provided by operating activities.......     65,084      56,222       45,087
                                                               --------    --------    ---------
Cash flows from investing activities
  Land, buildings, furniture and equipment additions........    (17,222)    (16,725)     (24,960)
  Proceeds from property transactions.......................     19,164      16,921           97
  Investments in and advances to nonconsolidated
affiliates..................................................     (1,657)         32       (4,437)
  Other.....................................................     (3,930)     (2,043)      (3,673)
                                                               --------    --------    ---------
          Cash flows used in investing activities...........     (3,645)     (1,815)     (32,973)
                                                               --------    --------    ---------
Cash flows from financing activities
  Debt retirements..........................................     (1,895)     (1,628)     (14,646)
  Advances (to) from Parent.................................    (60,975)    (51,367)       2,626
                                                               --------    --------    ---------
          Cash flows used in financing activities...........    (62,870)    (52,995)     (12,020)
                                                               --------    --------    ---------
Net (decrease) increase in cash and cash equivalents........     (1,431)      1,412           94
Cash and cash equivalents, beginning of period..............      3,653       2,241        2,147
                                                               --------    --------    ---------
Cash and cash equivalents, end of period....................   $  2,222    $  3,653    $   2,241
                                                               --------    --------    ---------
                                                               --------    --------    ---------

    The accompanying notes are an integral part of these combined financial statements.

                            PROMUS HOTEL CORPORATION
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, UNLESS OTHERWISE STATED)

NOTE 1--BASIS OF PRESENTATION AND ORGANIZATION

    On January 30, 1995, The Promus Companies Incorporated (Parent) announced a plan to transfer the operations, assets and liabilities of its hotel business (the Hotel Business), composed of three different hotel brands targeted at specific market segments: Embassy Suites, Hampton Inn and Homewood Suites, to a new entity, expected to be named Promus Hotel Corporation (PHC). This entity will then be spun-off (the Spin-off) from the Parent and its stock distributed (the Distribution) to the Parent's stockholders on a one-for-two basis. The Spin-off is subject to a number of conditions, including regulatory and other third party approvals, including bondholders and bank lenders, receipt of an opinion from outside legal counsel regarding the tax-free status of the transaction, market conditions, final approval of the Parent's Board of Directors and stockholder approval.


    In anticipation of the PHC Spin-off, Embassy Suites, Inc. ("Embassy"), a wholly-owned subsidiary of Parent, is negotiating a new $350 million bank facility, to be secured by the stock of PHC and its material subsidiaries. Immediately prior to the PHC Spin-off, Embassy will draw approximately $210 million on this facility and retire a portion of Parent's existing corporate debt, which is not specifically related to either Parent's casino entertainment or hotel segment. However, Parent's corporate debt service requirements have been met using cash flows provided by both segments. Upon consummation of the PHC Spin-off, the facility will be assumed by a wholly-owned subsidiary of PHC, and Embassy will be released from liability under this facility. Therefore, in anticipation of these transactions in which a portion of Parent's historical corporate debt balance will be refinanced using proceeds under the new facility, a pro-rata portion of Parent's historical corporate debt balance, unamortized deferred finance charges and interest expense has been allocated to PHC for all periods presented (see Note 4). These allocations were based on the percentage of Parent's existing corporate debt expected to be retired using proceeds drawn under the PHC Bank Credit Facilities. The amounts of these balances allocated to PHC were based on the estimate that approximately 20.5 percent, computed as of December 31, 1994, of Parent's corporate debt will be assumed by PHC at the time of the Distribution and result in a reasonable approximation, in management's judgment, of the portion of Parent's historical corporate debt balance that was serviced by the cash flows of PHC's operations in the periods presented. Parent's corporate interest expense has been allocated to PHC on the same basis and percentage applied to the corporate debt allocation. PHC will use the remaining borrowing capacity available to it under the facility for working capital purposes and future development.


    The accompanying combined financial statements include the indebtedness and related interest expense, specifically identified with PHC, together with such amounts related to indebtedness retired by the previously described new bank facility.

    The Spin-off will result in the division of certain of Parent's existing corporate support functions between the two resulting entities. Historically, Parent allocated to its operating units all corporate overhead expenses specifically identified with those operations. The amounts of such costs allocated to the entities comprising PHC and included in PHC financial results were $10.6 million in 1994, $11.7 million in 1993 and $12.2 million in 1992. Since these allocations will be discontinued after the Distribution and responsibility for these support functions will be assumed by PHC, operating expenses and general and administrative expense in the historical financial statements may not be indicative of such costs in the future. In addition, the accompanying combined financial statements do not reflect any estimated incremental costs expected to be incurred by PHC to support its operations as a stand-alone entity after the Distribution. Had the Distribution occurred on January 1, 1994, PHC estimates that such incremental costs, related primarily to information technology, insurance programs and administrative support functions, would have been approximately $6.6 million, before income taxes, in 1994.

                            PROMUS HOTEL CORPORATION
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                (DOLLARS IN THOUSANDS, UNLESS OTHERWISE STATED)

NOTE 1--BASIS OF PRESENTATION AND ORGANIZATION--(CONTINUED)

Had the Distribution occurred at the beginning of the earliest period presented, a similar amount, adjusted for the impact of inflation, would have been incurred in each of the periods presented in these financial statements.


NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION


    The accompanying combined financial statements include the assets, liabilities, revenues and expenses of the Hotel Business. All significant intercompany accounts and transactions among PHC entities have been eliminated from these combined financial statements. Investments in 50% or less owned companies and joint ventures over which PHC has the ability to exercise significant influence are accounted for using the equity method. PHC reflects its share of income before interest expense and extraordinary gain of these nonconsolidated affiliates in Revenues--other. PHC's proportionate share of interest expense and extraordinary gain on forgiveness of debt of such nonconsolidated affiliates is included in interest expense and extraordinary items, respectively, in the combined statements of income (see Note 13 for combined summarized financial information regarding these nonconsolidated affiliates). Management believes PHC's inclusion of its proportionate share of the interest expense of its equity investees in interest expense is the preferable presentation due to the nature of PHC's equity investments.


FISCAL YEAR

    As of the beginning of 1992, PHC changed from a fiscal year to a calendar year for financial reporting purposes. The impact of this change on PHC's combined financial statements was immaterial. For years prior to fiscal 1992, PHC's fiscal year ended on the Friday nearest to December 31. Fiscal year 1992 began on January 4, 1992.

CASH EQUIVALENTS

    Cash equivalents are liquid investments with a maturity of less than three months and are stated at the lower of cost or market.

LAND, BUILDINGS AND EQUIPMENT

    Land, buildings and equipment are stated at cost. Land includes land held for future development or disposition which totaled $9.6 million and $11.7 million at December 31, 1994 and 1993, respectively. Improvements and extraordinary repairs that extend the life of the asset are capitalized. Maintenance and repairs are expensed as incurred. Interest expense is capitalized on constructed assets at the Parent's overall weighted average borrowing rate of interest. No material amounts of capitalized interest were recorded during any year presented.

    Depreciation of buildings, furniture and equipment are calculated using the straight-line method over the estimated useful life of the assets or over the related lease term, as follows:

Buildings and improvements..................................   4 to 40 years
Furniture, fixtures and equipment...........................   2 to 15 years

                            PROMUS HOTEL CORPORATION
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                (DOLLARS IN THOUSANDS, UNLESS OTHERWISE STATED)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
REVENUE RECOGNITION

    Room revenue represents revenue derived from the rental of rooms and suites for hotels majority owned by PHC. Food and beverage revenues represent revenues from company-owned restaurants and lounges.

    PHC also earns revenues from franchising and the managing of franchisees' hotels. Franchise fees are generally 4% of suite or room rentals. In addition, PHC earns a licensing fee for licenses granted to new franchisees when the franchise is approved. Management fee income is based on a percentage of gross revenues, profits, or both of the related managed property.

AMORTIZATION

    Deferred management and franchise contract costs are amortized on a straight line basis over the term of the related contract, generally 10 to 20 years. Deferred finance charges allocated to PHC by the Parent were amortized using the interest method based on the terms of the related debt agreements (see Note 4).

PREOPENING COSTS

    Preopening costs, composed primarily of salaries and other operating costs incurred prior to the opening of new facilities, are capitalized as incurred prior to opening and expensed upon opening of the facility.

PROPERTY TRANSACTIONS

    Property transactions include gains and losses from asset sales, including sales of joint venture equity interests, writedowns of assets to net realizable value and the ongoing costs of PHC's asset management staff. The operations of properties sold are included in the financial statements through the date of sale.

NOTE 3--DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

    Deferred costs and other consisted of the following:

                                                              1994       1993
                                                           -------    -------
Deferred management and franchise contract costs........   $ 9,371    $10,173
Receivables due after one year, net of allowance for
doubtful accounts of $644 in 1993.......................     7,970     13,811
Cash surrender value of life insurance (Note 12)........     4,799      4,478
Deferred finance charges (allocated by Parent) (Note
4)......................................................     3,163      3,885
Other...................................................    11,701     14,750
                                                           -------    -------
                                                           $37,004    $47,097
                                                           -------    -------
                                                           -------    -------

                            PROMUS HOTEL CORPORATION
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                (DOLLARS IN THOUSANDS, UNLESS OTHERWISE STATED)

NOTE 3--DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS--(CONTINUED)
    Accrued expenses consisted of the following:

                                                              1994       1993
                                                           -------    -------
Payroll and other compensation..........................   $ 6,978    $ 5,815
Taxes, including income taxes...........................     4,010      3,810
Deposits and customer funds.............................     2,461      2,509
Other accruals..........................................     5,320      5,732
                                                           -------    -------
                                                           $18,769    $17,866
                                                           -------    -------
                                                           -------    -------

NOTE 4--LONG-TERM DEBT


    All indebtedness, together with related interest expense, specifically identified with a PHC entity is included in the accompanying combined financial statements. In addition, a pro-rata portion of Parent's historical corporate debt balance, unamortized deferred finance charges and interest expense has been allocated to PHC and included in these combined financial statements for all periods presented based on the percentage of Parent's existing corporate debt expected to be retired using proceeds from a new $350 million bank facility to be secured by the stock of PHC and its material subsidiaries (the PHC Bank Credit Facilities). Immediately prior to the PHC Spin-off, Embassy will draw approximately $210 million on the PHC Bank Credit Facilities and retire a portion of Parent's existing corporate debt. The PHC Bank Credit Facilities are expected to provide PHC with revolving credit facilities in aggregate principal amount of $350 million, to consist of a $300 million revolving credit facility with a maturity of five years (the Five-Year Revolver) and a $50 million annually extendible revolving credit facility with an initial maturity of 364 days (the Extendible Revolver). The Extendible Revolver is convertible into a two-year term loan with equal amortizing payments over such two-year period. Interest on the drawn portion of the PHC Bank Credit Facilities will be, at the option of PHC, equal to either (i) the Base Rate, as defined, or (ii) the LIBOR rate plus an applicable margin presently expected to range at the closing from 35 to 50 basis points for the Five-Year Revolver and from 40 to 55 basis points for the Extendible Revolver. Upon consummation of the PHC Spin-off, the PHC Bank Credit Facilities will be assumed by a wholly-owned subsidiary of PHC and Embassy will be released from liability. The amounts of Parent's corporate interest expense allocated to PHC for fiscal 1994, 1993 and 1992 were $17.2 million, $17.0 million and $19.5 million, respectively. The amounts of Parent's corporate interest allocated to PHC is in addition to the interest expense included in PHC's financial statements on indebtedness specifically identified with a PHC entity and PHC's proportionate share of interest expense of its nonconsolidated affiliates (see Note 13). Total interest expense included in PHC's financial statements from all sources, including the amounts allocated from Parent, for fiscal 1994, 1993 and 1992 were $31.1 million, $33.5 million and $40.7 million, respectively. PHC's indebtedness consisted of the following:


                                                             1994        1993
                                                         --------    --------
Debt specifically related to PHC
  Notes payable and other-unsecured, 13%, maturities
    to 1999...........................................   $    976    $  1,126
  Mortgages, 8.0%-8.75%, maturities to 2005...........        297         309
  Capital lease obligations, 5.2%-13.4%, maturities
    to 1998...........................................      2,065       2,591
Corporate debt allocated by Parent....................    187,860     171,777
                                                         --------    --------
                                                          191,198     175,803
Current portion of long-term debt.....................     (1,255)     (1,158)
                                                         --------    --------
                                                         $189,943    $174,645
                                                         --------    --------
                                                         --------    --------

                            PROMUS HOTEL CORPORATION
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                (DOLLARS IN THOUSANDS, UNLESS OTHERWISE STATED)

NOTE 4--LONG-TERM DEBT--(CONTINUED)
    As of December 31, 1994, annual principal requirements for the four years subsequent to 1995, excluding the corporate debt allocated by the Parent, were:
1996, $1.1 million; 1997, $0.7 million; 1998, $0.3 million; and 1999, $0.1 million.

    Based on the borrowing rates currently available for debt with similar terms and maturities and quoted market prices of Parent's publicly traded debt, the fair value of PHC's long-term debt was $187.7 million and $182.4 million at December 1994 and 1993, respectively.

NOTE 5--PARENT COMPANY INVESTMENT

    Changes in Parent company investment consisted of the following:

                                                  1994        1993        1992
                                              --------    --------    --------
Beginning balance..........................   $180,522    $212,229    $191,667
Net income.................................     36,319      16,926       6,361
Intercompany activity with Parent..........    (73,833)    (48,633)     14,201
                                              --------    --------    --------
Ending balance.............................   $143,008    $180,522    $212,229
                                              --------    --------    --------
                                              --------    --------    --------

NOTE 6--INCOME TAXES

    Income tax expense attributable to Income before income taxes consisted of the following:

                                                     1994       1993       1992
                                                  -------    -------    -------
Current
  Federal......................................   $25,396    $12,087    $(4,080)
  State........................................     1,154      1,186        226
Deferred.......................................       248        596      5,255
                                                  -------    -------    -------
                                                  $26,798    $13,869    $ 1,401
                                                  -------    -------    -------
                                                  -------    -------    -------

    The differences between the statutory federal income tax rate and the effective tax rate expressed as a percentage of Income before income taxes were as follows:

                                                         1994     1993     1992
                                                         ----     ----     ----
Statutory tax rate....................................   35.0%    35.0%    34.0%
Increases (decreases) in tax resulting from:
  State taxes, net of federal tax benefit.............    1.8      3.9      8.1
  Adjustment of valuation of deferred tax assets and
liabilities due to change in tax rate.................      -      0.7        -
  Targeted jobs tax credit............................   (0.2)    (0.4)    (5.3)
  Other...............................................    5.9      5.8      6.4
                                                         ----     ----     ----
                                                         42.5%    45.0%    43.2%
                                                         ----     ----     ----
                                                         ----     ----     ----

                            PROMUS HOTEL CORPORATION
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                (DOLLARS IN THOUSANDS, UNLESS OTHERWISE STATED)

NOTE 6--INCOME TAXES--(CONTINUED)
    The components of PHC's net deferred tax liability included in the Combined Balance Sheets were as follows:

                                                             1994        1993
                                                         --------    --------
Deferred tax assets
  Deferred income.....................................   $  4,643    $  5,563
  Compensation........................................      3,623       3,206
  Bad debt reserve....................................        593         842
  Basis difference in other assets....................         18         925
  Tax credits.........................................          -         309
  Other...............................................        516          12
                                                         --------    --------
                                                            9,393      10,857
                                                         --------    --------
Deferred tax liabilities
  Property and equipment..............................    (19,494)    (17,797)
  Investments in nonconsolidated affiliates...........     (8,813)    (11,144)
  Marketing fund prepayments..........................     (2,746)     (3,328)
                                                         --------    --------
                                                          (31,053)    (32,269)
                                                         --------    --------
      Net deferred tax liability......................   $(21,660)   $(21,412)
                                                         --------    --------
                                                         --------    --------

    PHC is included in the consolidated federal income tax return of Parent. All current tax liabilities have been paid by Parent. The income tax provision for each period presented in these combined financial statements has been calculated as if PHC had prepared and filed a separate income tax return for those periods.

    See Note 10 for information regarding a Tax Sharing Agreement to be entered into between Parent and PHC in connection with the Spin-off.

NOTE 7--EXTRAORDINARY ITEMS

    The components of the net extraordinary items for 1992 were as follows:

                                                                        1992
                                                                     -------
Gain on forgiveness of joint venture debt.........................   $ 4,353
Gain due to discounting of debt at extinguishment.................     3,032
                                                                     -------
                                                                       7,385
Income tax provision..............................................    (2,865)
                                                                     -------
Extraordinary items, net of income taxes..........................   $ 4,520
                                                                     -------
                                                                     -------

    There were no extraordinary items reported in 1994 or 1993.

                            PROMUS HOTEL CORPORATION
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                (DOLLARS IN THOUSANDS, UNLESS OTHERWISE STATED)

NOTE 8--SUPPLEMENTAL CASH FLOW INFORMATION

    The increase (decrease) in cash and cash equivalents due to the changes in long-term and working capital accounts was as follows:

                                                              1994       1993       1992
                                                           -------    -------    -------
Long-term accounts
  Deferred costs and other assets.......................   $   737    $  (794)   $  (267)
  Deferred credits and other long-term liabilities......     6,914      2,437      5,155
                                                           -------    -------    -------
      Net change in long-term accounts..................   $ 7,651    $ 1,643    $ 4,888
                                                           -------    -------    -------
                                                           -------    -------    -------
Working capital accounts
  Receivables...........................................   $  (852)   $ 1,469    $   963
  Supplies..............................................       181       (443)       303
  Prepayments...........................................      (219)    (1,128)     1,338
  Other current assets..................................      (366)     3,297     (2,450)
  Accounts payable......................................    (5,748)     1,874       (103)
  Accrued expenses......................................     1,492        142        926
                                                           -------    -------    -------
      Net change in working capital accounts............   $(5,512)   $ 5,211    $   977
                                                           -------    -------    -------
                                                           -------    -------    -------

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES

    During 1993, PHC transferred its ownership interest in five hotel properties to a third party in exchange for cash, the assumption by the third party of the related existing mortgage debt totaling $42.2 million and the issuance of $10 million in notes receivable maturing in three to five years. In an unrelated 1993 transaction, PHC sold a hotel property to a third party for cash and assumption by the third party of the related existing $3.3 million mortgage debt.

    During April 1992, PHC invested an additional $10 million in its hotel finance subsidiary. The funds for this investment were provided by a certificate of deposit, which had been previously recorded as a long-term investment.

    The noncash component of these transactions has been excluded from the Combined Statements of Cash Flows.

                            PROMUS HOTEL CORPORATION
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                (DOLLARS IN THOUSANDS, UNLESS OTHERWISE STATED)

NOTE 8--SUPPLEMENTAL CASH FLOW INFORMATION--(CONTINUED)
SUPPLEMENTAL DISCLOSURE OF CASH PAID FOR INTEREST AND TAXES

    The following table reconciles PHC's Interest expense, net of interest capitalized, to cash paid for interest:

                                                          1994        1993        1992
                                                       --------    --------    --------
Interest expense, net of amount capitalized (Note
2)..................................................   $ 31,148    $ 33,482    $ 40,711
Adjustments to reconcile to cash paid for interest:
  PHC's share of interest expense of nonconsolidated
affiliates (Note 13)................................    (12,749)    (12,707)    (14,395)
  Net change in accruals............................          -         125         190
  Amortization of deferred finance charges..........       (733)       (846)     (1,202)
  Net amortization of discounts and premiums........        (45)       (869)        (50)
  Other.............................................       (143)       (128)     (1,754)
                                                       --------    --------    --------
Cash paid for interest, net of amount capitalized...   $ 17,478    $ 19,057    $ 23,500
                                                       --------    --------    --------
                                                       --------    --------    --------

    For purposes of this presentation, interest expense allocated to PHC by the Parent is assumed to be paid in the year allocated.

    No income taxes were paid by PHC as these payments were the responsibility of the Parent.

NOTE 9--LEASES

    PHC leases both real estate and equipment used in its operations through operating and capital leases. Leases which transfer substantially all benefits and risks incidental to ownership of the property are capitalized. In addition to minimum rentals, many leases provide for contingent rents based on percentages of revenue. The average remaining term for other operating leases, which generally contain renewal options, extends approximately seven years. The costs of leased assets are amortized over periods not in excess of the lease terms.

    Rental expense associated with operating leases included in the Combined Statements of Income was as follows:

                                                       1994      1993      1992
                                                     ------    ------    ------
Noncancelable rental
  Minimum.........................................   $4,693    $5,131    $6,748
  Contingent......................................      740       601       557
Other.............................................      904     1,700     1,037
                                                     ------    ------    ------
                                                     $6,337    $7,432    $8,342
                                                     ------    ------    ------
                                                     ------    ------    ------

                            PROMUS HOTEL CORPORATION
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                (DOLLARS IN THOUSANDS, UNLESS OTHERWISE STATED)

NOTE 9--LEASES--(CONTINUED)
    The future minimum rental commitments as of December 31, 1994, were as follows:

                                                                         NON-
                                                                      CANCELABLE
                                                           CAPITAL    OPERATING
                                                           LEASES       LEASES
                                                           -------    ----------
1995....................................................   $ 1,075     $  2,657
1996....................................................       975        1,561
1997....................................................       263        1,290
1998....................................................        20        1,207
1999....................................................         -          878
Thereafter..............................................         -       11,197
                                                           -------    ----------
Total minimum lease payments............................     2,333     $ 18,790
                                                                      ----------
                                                                      ----------
Amounts representing executory costs....................       (10)
                                                           -------
Net minimum lease payments..............................     2,323
Amounts representing interest...........................      (258)
                                                           -------
Total obligations under capital leases..................     2,065
Obligations under capital leases due within one year....      (768)
                                                           -------
Long-term obligations under capital leases..............   $ 1,297
                                                           -------
                                                           -------

    Minimum rental commitments exclude contingent rentals, which may be paid under certain leases based on a percentage of revenues in excess of specified amounts.

NOTE 10--COMMITMENTS AND CONTINGENCIES

CONTRACTUAL COMMITMENTS

    PHC manages certain hotels for others under agreements that provide for payments/loans to the hotel owners if stipulated levels of financial performance are not maintained. In addition, PHC is liable under certain lease agreements where it has assigned the direct obligation to third party interests. PHC believes the likelihood is remote that material payments will be required under these agreements. PHC's estimated maximum exposure under such agreements is currently less than $38 million over the next 30 years.

TAX SHARING AGREEMENTS

    In connection with the Spin-off, PHC and Parent will enter into a tax sharing agreement that defines each company's rights and obligations with respect to deficiencies and refunds of federal, state and other income or franchise taxes relating to PHC's business for tax years prior to the Distribution and with respect to certain tax attributes of PHC after the Distribution. In general, with respect to periods ending on or before the last day of the year in which the Distribution occurs, Parent is responsible for (i) filing federal tax returns for the Parent and PHC for the periods such companies were members of the same consolidated group, and (ii) paying the taxes relating to such returns, (to include any subsequent adjustments resulting from the redetermination of such tax liabilities by the applicable taxing authorities; PHC will reimburse Parent for the portion of such adjustments relating to the Hotel

                            PROMUS HOTEL CORPORATION
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                (DOLLARS IN THOUSANDS, UNLESS OTHERWISE STATED)

NOTE 10--COMMITMENTS AND CONTINGENCIES--(CONTINUED)
Business). PHC is responsible for filing returns and paying taxes for periods after the Spin-off. PHC and Parent have agreed to cooperate with each other and to share information in preparing such tax returns and in dealing with other tax matters.

NOTE 11--LITIGATION

    PHC is involved in various inquiries, administrative proceedings and litigation relating to contracts, sales of property and other matters arising in the normal course of business. While any proceeding or litigation has an element of uncertainty, management believes that the final outcome of these matters will not have a materially adverse effect upon PHC's combined financial position or its results of operations.

    In connection with the Distribution, Parent is expected to assume any obligation relating to the Bass Litigation.

NOTE 12--EMPLOYEE BENEFIT PLANS

SAVINGS AND RETIREMENT PLAN

    Parent maintains a defined contribution savings and retirement plan in which employees of PHC may participate. This plan, among other things, allows pre-tax and after-tax contributions to be made by employees, and participating employees may elect to contribute up to 16 percent of their eligible earnings, the first six percent of which Parent will match fully. Amounts contributed to the plan are invested, at the participant's option, in a Parent company stock fund, a diversified stock fund, an income fund and a treasury fund. Participants become vested in Parent's matching contribution over seven years of credited service. PHC's contribution for its participants amounted to $1.3 million, $1.0 million and $1.0 million in 1994, 1993 and 1992, respectively.

RESTRICTED STOCK AND STOCK OPTION PLANS

    Parent has a restricted stock plan (RSP) under which executives and key employees may be awarded shares of Parent's common stock. Shares granted under the RSP are both restricted as to transfer and subject to forfeiture prior to vesting. The shares generally vest evenly over periods from two to four years. The deferred compensation expense related to PHC employees participating in the plan is amortized to expense over the vesting period. This expense totaled $0.4 million, $0.5 million and $0.9 million in 1994, 1993 and 1992, respectively. In connection with the Spin-off, the PHC employees participating in the RSP will receive a dividend of one share of PHC common stock for each of two shares of Parent RSP common stock held as of the Spin-off date. Concurrent with the Spin-off, the remaining Parent RSP shares held by PHC employees will be cancelled and replaced by an adjusted number of PHC RSP shares which will vest under the same terms and conditions as the Parent RSP shares they replace.

    Parent also has a stock option plan under which options have been granted to PHC key management personnel to purchase Parent's common stock at a price equal to its market value at the date of grant. The plan also provides to certain employees the grant of stock appreciation rights exercisable for cash and/or stock in lieu of options. A stock appreciation right's value equals the difference between the market value of the share under the option at the date of exercise and the grant price. The accompanying combined statements of income do not reflect any expenses associated with this plan. In connection

                            PROMUS HOTEL CORPORATION
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                (DOLLARS IN THOUSANDS, UNLESS OTHERWISE STATED)

NOTE 12--EMPLOYEE BENEFIT PLANS--(CONTINUED) with the Spin-off, outstanding options in the Parent's common stock held by PHC's employees will be cancelled and replaced with new options for PHC shares. The number of shares subject to the options and the exercise price of the option shares will be calculated so as to preserve the value of the Parent options cancelled as of the Spin-off date.

DEFERRED COMPENSATION PLANS

    Parent maintains deferred compensation plans under which certain employees and directors may defer a portion of their compensation. Amounts deposited into these plans are unsecured liabilities and earn interest at rates approved by the Human Resources Committee of the Parents' Board of Directors. As of the Spin-off date, the total liability related to PHC employees included in Deferred credits and other liabilities for these plans at December 31, 1994 and 1993 was $3.5 million and $2.9 million, respectively. In connection with the administration of one of these plans, Parent has purchased company-owned life insurance policies insuring the lives of certain directors, officers and key employees. A pro rata portion of the value of these insurance policies has been allocated to PHC for the periods presented.

NOTE 13--NONCONSOLIDATED AFFILIATES

    Combined summarized balance sheet information and income statements of nonconsolidated affiliates which PHC accounted for using the equity method as of December 31, 1994 and 1993, and for the three fiscal years ended December 31, 1994, were as follows:

                                                                   1994        1993        1992
                                                               --------    --------    --------
Combined Summarized Balance Sheet Information
  Current assets............................................   $ 26,178    $ 21,616
  Land, buildings and equipment, net........................    376,480     418,927
  Other assets..............................................     26,097      47,346
                                                               --------    --------
      Total assets..........................................    428,755     487,889
                                                               --------    --------
  Current liabilities.......................................     21,226      50,529
  Long-term debt............................................    297,537     319,018
  Other liabilities.........................................        633         375
                                                               --------    --------
      Total liabilities.....................................    319,396     369,922
                                                               --------    --------
        Net assets..........................................   $109,359    $117,967
                                                               --------    --------
                                                               --------    --------
Combined Summarized Income Statements
  Revenues..................................................   $157,686    $150,431    $143,133
                                                               --------    --------    --------
                                                               --------    --------    --------
  Operating income..........................................   $ 32,240    $ 27,613    $ 14,917
                                                               --------    --------    --------
                                                               --------    --------    --------
  Net income (loss).........................................   $  5,221    $    559    $ (5,486)
                                                               --------    --------    --------
                                                               --------    --------    --------

                            PROMUS HOTEL CORPORATION
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                (DOLLARS IN THOUSANDS, UNLESS OTHERWISE STATED)

NOTE 13--NONCONSOLIDATED AFFILIATES--(CONTINUED)
    PHC's share of nonconsolidated affiliates' combined net income (loss) are reflected in the accompanying Combined Statements of Income as follows:

                                                                    1994        1993        1992
                                                                --------    --------    --------
Pre-interest operating income (included in
Revenues--other).............................................   $ 18,077    $ 15,503    $ 10,253
                                                                --------    --------    --------
                                                                --------    --------    --------
Interest expense (included in Interest expense)..............   $(12,749)   $(12,707)   $(14,395)
                                                                --------    --------    --------
                                                                --------    --------    --------
Extraordinary gain on forgiveness of debt (included in
Extraordinary items, net)....................................   $      -    $      -    $  4,353
                                                                --------    --------    --------
                                                                --------    --------    --------
PHC's investments in and advances to nonconsolidated
  affiliates
  At equity..................................................   $ 25,551    $ 27,511
  At cost....................................................     10,305      10,658
                                                                --------    --------
                                                                $ 35,856    $ 38,169
                                                                --------    --------
                                                                --------    --------

    The values of certain PHC joint venture investments have been reduced below zero due to PHC's intention to fund its share of operating losses in the future, if needed. The total amount of these negative investments included in Deferred credits and other liabilities on the Combined Balance Sheets was $5.0 million and $5.1 million at December 31, 1994 and 1993, respectively.

                                                                         ANNEX I

                           JDWI DRAFT OPINION LETTER
      [This is a draft and is subject to review of the final terms of the
                                 Distribution]

                                  CONFIDENTIAL
                                 DRAFT--[Date]

The Board of Directors
The Promus Companies Incorporated
1023 Cherry Road
Memphis, Tennessee 38117
Dear Sirs:


    We have acted as financial advisor to The Promus Companies Incorporated, a Delaware corporation ("Promus"), in connection with the proposed distribution (the "Distribution") to the holders of Promus common stock, par value $0.10 per share (the "Promus Common Stock"), of 100% of the outstanding shares of the common stock, par value $0.10 per share, of Promus Hotel Corporation, a Delaware corporation ("PHC"). Following the Distribution, Promus will be renamed Harrah's Entertainment Inc. ("Harrah's"). We have been advised that the purposes of the Distribution are as set forth in the Proxy Statement filed with the Securities and Exchange Commission (the "Proxy Statement") and to be sent to holders of Promus Common Stock. The Distribution is described more fully in the Proxy Statement. You have requested our opinion as to whether the Distribution is fair, from a financial point of view, to the holders of Promus Common Stock.


    In connection with our review of the Distribution, and in arriving at our opinion, we have, among other things:

        (i) reviewed the publicly available consolidated financial statements of Promus for recent years and interim periods to date and certain other relevant financial and operating data of Promus available from public sources or provided to us by Promus;

        (ii) reviewed the consolidated pro forma financial statements of PHC and Harrah's provided to us by Promus;

        (iii) reviewed certain internal financial and operating information, including certain projections, relating to Promus, PHC and Harrah's, provided to us by Promus;

        (iv) discussed the business, financial condition and prospects of Promus, PHC and Harrah's with certain officers of Promus and certain members of management of the businesses to be operated by PHC;

        (v) reviewed the financial terms of the Distribution;

        (vi) reviewed certain publicly available transactions we deemed comparable to the Distribution;

        (vii) reviewed certain public information of certain companies we deemed appropriate in analyzing Promus, PHC and Harrah's;

        (viii) reviewed the historical market prices and trading activity for the common shares of Promus;

        (ix) reviewed the historical market prices and trading activity for equity securities of publicly-traded companies engaged in businesses that we believed to be generally comparable to those of Promus, PHC and Harrah's;

        (x) reviewed Promus's financial and strategic objectives as described to us by the management of Promus;

        (xi) reviewed the Proxy Statement; and

        (xii) performed such other analyses and examinations and considered such other information, financial studies, analyses and investigations and financial, economic and market data as we deemed relevant.

    We have not assumed responsibility for independent verification of any information, whether publicly available or furnished to us, concerning Promus, Harrah's or PHC, including, without limitation, any financial information, forecasts or projections, considered in connection with the rendering of our opinion. Accordingly, for purposes of our opinion, we have assumed and relied upon the accuracy and completeness of all such information and we have not conducted a physical inspection of any of the properties or assets, and have not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities, of Promus, Harrah's or PHC. With respect to the financial forecasts and projections made available to us and used in our analysis, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Promus as to the matters covered thereby and in rendering our opinion we express no view as to the reasonableness of such forecasts and projections or the assumptions on which they are based. We were not requested or authorized to solicit, and did not solicit, any proposals from any third parties for the acquisition of any of the assets or businesses of PHC or Harrah's nor have we made any determination as to whether any such proposals could be obtained if solicited. Our opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

    In connection with our opinion, we have assumed that the Distribution will be consummated on the terms and subject to the conditions described in the Proxy Statement. In addition, we have, with your consent, assumed the correctness of the conclusions of Latham & Watkins in its opinion to Promus described in the Proxy Statement that the Distribution will be tax free to Promus and the holders of Promus Common Stock. We have also assumed that all necessary governmental and regulatory approvals and consents of third parties will be obtained on terms and conditions that will not have a material adverse effect on Promus, Harrah's or PHC.

    James D. Wolfensohn Incorporated will receive a fee for its financial advisory services rendered in connection with the currently contemplated Distribution, a portion of which fee is contingent upon the Distribution being effected.

    Based upon and subject to the foregoing, it is our opinion as investment bankers that, as of the date hereof, the Distribution is fair, from a financial point of view, to the holders of Promus Common Stock.

                                          Very truly yours,
                                          JAMES D. WOLFENSOHN INCORPORATED

                                                                      ANNEX II-A

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            PROMUS HOTEL CORPORATION

    FIRST: The name of the Corporation is Promus Hotel Corporation.

    SECOND: The address of the registered office of the Corporation in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

    THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

    FOURTH: A. The total number of shares of stock which the Corporation shall have authority to issue is 365,150,000 (the "Capital Stock") consisting of 360,000,000 shares of Common Stock, par value $0.10 per share (the "Common Stock"), 150,000 shares of Preferred Stock, par value of $100.00 per share (the "Preferred Stock"), and 5,000,000 shares of Special Stock, par value $1.12 1/2 per share (the "Special Stock").

    B. Shares of Preferred Stock may be issued from time to time in one or more series, as provided for herein or as provided for by the Board of Directors as permitted hereby. All shares of Preferred Stock shall be of equal rank and shall be identical, except in respect of the terms fixed herein for the series provided for herein or fixed by the Board of Directors for series provided for by the Board of Directors as permitted hereby. All shares of any one series shall be identical in all respects with all the other shares of such series, except the shares of any one series issued at different times may differ as to the dates from which dividends thereon may be cumulative.

    The Board of Directors is hereby authorized, by resolution or resolutions, to establish, out of the unissued shares of Preferred Stock not then allocated to any series of Preferred Stock, additional series of Preferred Stock. Before any shares of any such additional series are issued, the Board of Directors shall fix and determine, and is hereby expressly empowered to fix and determine, by resolution or resolutions, the distinguishing characteristics and the relative rights, preferences, privileges and immunities of the shares thereof, so far as not inconsistent with the provisions of this Article FOURTH. Without limiting the generality of the foregoing, the Board of Directors may fix and determine:

        1. The designation of such series, the number of shares which shall constitute such series and the par value, if any, of such shares;

        2. The rate of dividend, if any, payable on shares of such series;

        3. Whether the shares of such series shall be cumulative, non-cumulative or partially cumulative as to dividends, and the dates from which any cumulative dividends are to accumulate;

        4. Whether the shares of such series may be redeemed, and, if so, the price or prices at which and the terms and conditions on which shares of such series may be redeemed;

        5. The amount payable upon shares of such series in the event of the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation;

        6. The sinking fund provisions, if any, for the redemption of shares of such series;

        7. The voting rights, if any, of the shares of such series;

        8. The terms and conditions, if any, on which shares of such series may be converted into shares of capital stock of the Corporation of any other class or series;

                                     II-A-1

        9. Whether the shares of such series are to be preferred over shares of capital stock of the Corporation of any other class or series as to dividends, or upon the voluntary or involuntary dissolution, liquidation, or winding up of the affairs of the Corporation, or otherwise; and

        10. Any other characteristics, preferences, limitations, rights, privileges, immunities or terms not inconsistent with the provisions of this Article FOURTH.

    C. Shares of Special Stock may be issued from time to time in one or more classes or series as provided in this Section C of Article FOURTH.

    Subpart I of this Section C sets forth provisions respecting the Special Stock as a class. Subpart II vests in the Board of Directors authority to designate series of Special Stock and to determine and fix the distinguishing characteristics and rights, privileges and immunities thereof.

SUBPART I. The Special Stock as a Class

    1. General. Shares of Special Stock may be issued from time to time in one or more series, as provided for by the Board of Directors as permitted hereby. All shares of Special Stock shall be of equal rank and shall be identical, except in respect of the terms fixed by the Board of Directors for series provided for by the Board of Directors as permitted hereby. All shares of any one series shall be identical in all respects with all the other shares of such series, except the shares of any one series issued at different times may differ as to the dates from which dividends thereon may be cumulative.

    2. Status of Reacquired Shares. Shares of any series of Special Stock which have been redeemed, purchased or otherwise acquired by the Corporation, or which are no longer deemed to be outstanding by virtue of funds or securities necessary for redemption or payment having been set aside or deposited in trust or otherwise, or which, if convertible, have been converted into shares of stock of the Corporation of any other class or series, shall, upon appropriate filing and recording to the extent required by law, have the status of authorized and unissued shares of Special Stock and may be reissued as part of any series of Special Stock provided for by the Board of Directors as permitted hereby.

SUBPART II. ]Series of Special Stock

    The Board of Directors is hereby authorized, by resolution or resolutions, to establish, out of the unissued shares of Special Stock not then allocated to any series of Special Stock, additional series of Special Stock. Before any shares of any such additional series are issued, the Board of Directors shall fix and determine, and is hereby expressly empowered to fix and determine, by resolution or resolutions, the distinguishing characteristics and the relative rights, preferences, privileges and immunities of the shares thereof, so far as not inconsistent with the provisions of this Article FOURTH. Without limiting the generality of the foregoing, the Board of Directors may fix and determine:

        1. The designation of such series, the number of shares which shall constitute such series and the par value, if any, of such shares;

        2. The rate of dividend, if any, payable on shares of such series;

        3. Whether the shares of such series shall be cumulative, non-cumulative or partially cumulative as to dividends, and the dates from which any cumulative dividends are to accumulate;

        4. Whether the shares of such series may be redeemed, and, if so, the price or prices at which and the terms and conditions on which shares of such series may be redeemed;

        5. The amount payable upon shares of such series in the event of the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation;

        6. The sinking fund provisions, if any, for the redemption of shares of such series;

        7. The voting rights, if any, of the shares of such series;

        8. The terms and conditions, if any, on which shares of such series may be converted into shares of capital stock of the Corporation of any other class or series;

                                     II-A-2

        9. Whether the shares of such series are to be preferred over shares of capital stock of the Corporation of any other class or series as to dividends, or upon the voluntary or involuntary dissolution, liquidation, or winding up of the affairs of the Corporation, or otherwise; and

        10. Any other characteristics, preferences, limitations, rights, privileges, immunities or terms not inconsistent with the provisions of this Article FOURTH.

    D. Except as otherwise provided in this Certificate of Incorporation, each holder of Common Stock shall be entitled to one vote for each share of Common Stock held by him on all matters submitted to stockholders for a vote and each holder of Preferred Stock or Special Stock of any series that is Voting Stock shall be entitled to such number of votes for each share held by him as may be specified in the resolutions providing for the issuance of such series.

    Except as otherwise provided by law, the presence, in person or by proxy, of the holders of record of shares of Capital Stock entitling the holders thereof to cast a majority of the votes entitled to be cast by the holders of shares of Capital Stock entitled to vote shall constitute a quorum at all meetings of the stockholders.

    E. Notwithstanding any other provision of this Certificate of Incorporation to the contrary, but subject to the provisions of any resolutions of the Board of Directors adopted pursuant to this Article FOURTH creating any series of Preferred Stock, Special Stock or any other class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, outstanding shares of Common Stock, Preferred Stock, Special Stock or any other class or series of stock of the Corporation shall always be subject to redemption by the Corporation, by action of the Board of Directors, if, in the judgment of the Board of Directors, any holder of such stock is determined by any gaming regulatory agency to be unsuitable, has an application for a license or permit rejected, or has a previously issued license or permit rescinded, suspended, revoked or not renewed, as the case may be, whether or not any of the foregoing is final and nonappealable, or if such action otherwise should be taken, pursuant to Section 151(b) of the GCL or any other applicable provision of law, to the extent necessary to avoid any regulatory sanctions against, or to prevent the loss of or secure the reinstatement of any license, franchise or entitlement from any governmental agency held by, the Corporation, any Affiliate of the Corporation or any entity in which the Corporation or such Affiliate is an owner, which license, franchise or entitlement is (i) conditioned upon some or all of the holders of the Corporation's stock of any class or series possessing prescribed qualifications, or (ii) needed to allow the conduct of any portion of the business of the Corporation or any such Affiliate or other entity. The terms and conditions of such redemption shall be as follows:

        (a) the redemption price of the shares to be redeemed pursuant to this Section E of Article FOURTH shall be equal to the Fair Market Value of such shares (excluding any dividends thereon not entitled to be received pursuant to paragraph (e) of this Section E of Article FOURTH) or such other redemption price as required by any applicable law, regulation or rule;

        (b) the redemption price of such shares may be paid in cash, Redemption Securities or any combination thereof;

        (c) if less than all the shares held by Disqualified Holders are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board of Directors;

        (d) at least 30 days' written notice of the Redemption Date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder), provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

                                     II-A-3

        (e) from and after the Redemption Date or such earlier date as mandated by any applicable law, regulation or rule, any and all rights of whatever nature, which may be held by the owners of shares selected for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares), shall cease and terminate and they shall thenceforth be entitled only to receive the cash or Redemption Securities payable upon redemption; and

        (f) such other terms and conditions as the Board of Directors shall determine.

    For purposes of this Section E of Article FOURTH:

        (i) "Disqualified Holder" shall mean any holder of shares of stock of the Corporation of any class (or classes) or series who, either individually or when taken together with any other holders of shares of stock of the Corporation of any class (or classes) or series, in the judgment of the Board of Directors, is determined by any gaming regulatory agency to be unsuitable, or has an application for a license or permit rejected, or has a previously issued license or permit rescinded, suspended, revoked or not renewed, as the case may be, whether or not any of the foregoing is final and nonappealable, or whose holding of such stock, either individually or when taken together with the holding of shares of stock of the Corporation of any class (or classes) or series by any other holders, may result, in the judgment of the Board of Directors, in any regulatory sanctions against, or the loss of or the failure to secure the reinstatement of any license, franchise or entitlement from any governmental agency held by, the Corporation, any Affiliate of the Corporation or any entity in which the Corporation or such Affiliate is an owner.

        (ii) "Fair Market Value" of a share of the Corporation's stock of any class or series shall mean the average Closing Price for such share for each of the 45 most recent days of which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall be given pursuant to paragraph (d) of this Section E of Article FOURTH; provided, however, that if shares of stock of such class or series are not traded on any securities exchange or in the over-the-counter market, "Fair Market Value" shall be determined by the Board of Directors in good faith; and provided further, however, that "Fair Market Value" as to any stockholder who purchased any stock of the class (or classes) or series subject to redemption within 120 days of a Redemption Date need not (unless otherwise determined by the Board of Directors) exceed the purchase price paid by him for any stock of such class (or classes) or series of the Corporation. "Closing Price" on any day means the reported closing sales price or, in case no such sale takes place, the average of the reported closing bid and asked prices on the Composite Tape for the New York Stock Exchange-Listed Stocks, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation for such stock on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such prices or quotations are available, the fair market value on the day in question as determined by the Board of Directors in good faith.

        (iii) "Redemption Date" shall mean the date fixed by the Board of Directors for the redemption of any shares of stock of the Corporation pursuant to this Section E of Article FOURTH.

        (iv) "Redemption Securities" shall mean any debt or equity securities of the Corporation, any Subsidiary or any other corporation, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to paragraph (d) of this Section E of Article FOURTH, at least equal to the Fair

                                     II-A-4

    Market Value of the shares to be redeemed pursuant to this Section E of Article FOURTH (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

        (v) "Subsidiary" shall mean any corporation more than 50% of whose outstanding stock entitled to vote generally in the election of directors is owned by the Corporation, by one or more Subsidiaries or by the Corporation and one or more Subsidiaries.

        (vi) "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 under the Act as in effect on the date that Article FOURTH is approved by the Board (the term "registrant" in said Rule 12b-2 meaning in this case the Corporation).

    FIFTH: A. The Board of Directors shall have the power to make, adopt, alter, amend, change or repeal the Bylaws of the Corporation by resolution adopted by the affirmative vote of a majority of the entire Board of Directors.

    B. Stockholders may not make, adopt, alter, amend, change or repeal the Bylaws of the Corporation except upon the affirmative vote of at least 75% of the votes entitled to be cast by the holders of all outstanding shares then entitled to vote generally in the election of directors, voting together as a single class.

    SIXTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall consist of not less than three or more than seventeen directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1995 annual meeting of stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of stockholders, beginning in 1996, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

    Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock or Special Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto (including the resolutions of the Board of Directors pursuant to Article FOURTH), and such Directors so elected shall not be divided into classes pursuant to this Article SIXTH unless expressly provided by such terms.

                                     II-A-5

    SEVENTH: Special meetings of the stockholders of the Corporation, for any purpose or purposes, may only be called at any time by a majority of the entire Board of Directors or by either the Chairman or the President of the Corporation.

    EIGHTH: No stockholder action may be taken except at an annual or special meeting of stockholders of the Corporation and stockholders may not take any action by written consent in lieu of a meeting.

    NINTH: A. In addition to any affirmative vote required by law or this Certificate of Incorporation (including any resolutions of the Board of Directors pursuant to Article FOURTH hereof) or the Bylaws of the Corporation, and except as otherwise expressly provided in Section B of this Article NINTH, a Business Combination (as hereinafter defined) with, or proposed by or on behalf of, any Interested Stockholder (as hereinafter defined) or any Affiliate or Associate (as hereinafter defined) of any Interested Stockholder or any person who thereafter would be an Affiliate or Associate of such Interested Stockholder shall require the affirmative vote of (i) not less than 75% of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class and (ii) not less than a majority of the votes entitled to be cast by holders of all the then outstanding Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by such Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

    B. The provisions of Section A of this Article NINTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of this Certificate of Incorporation (including any resolutions of the Board of Directors pursuant to Article FOURTH hereof) or the Bylaws of the Corporation, or any agreement with any national securities exchange, if all the conditions specified in either of the following Paragraphs 1 or 2 are met or, in the case of Business Combination not involving the payment of consideration to the holders of the Corporation's outstanding Capital Stock (as hereinafter defined), if the condition specified in the following Paragraph 1 is met:

        1. The Business Combinations shall have been approved, either specifically or as a transaction which is in an approved category of transactions, by a majority (whether such approval is made prior to or subsequent to the acquisition of, or announcement or public disclosure of the intention to acquire, beneficial ownership of the Voting Stock that caused the Interested Stockholder to become an Interested Stockholder) of the Continuing Directors (as hereinafter defined).

        2. All of the following conditions shall have been met:

           a. The aggregate amount of cash and the Fair Market Value (as hereinafter defined), as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest amount determined under clauses (i) and (ii) below:

               (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of Common Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of Common Stock (x) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock; and

               (ii) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder

                                     II-A-6

           (the "Determination Date"), whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock.

           b. The aggregate amount of cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of shares of each class or series of outstanding Capital Stock, other than Common Stock, shall be at least equal to the highest amount determined under clauses
       (i), (ii) and (iii) below:

               (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of such class or series of Capital Stock (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock;

               (ii) the Fair Market Value per share of such class or series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock; and

               (iii) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Capital Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation regardless of whether the Business Combination to be consummated constitutes such an event.

           The provisions of this Paragraph 2(b) shall be required to be met with respect to every class or series of outstanding Capital Stock, whether or not the Interested Stockholder has previously acquired beneficial ownership of any shares of a particular class or series of Capital Stock.

           c. The consideration to be received by holders of a particular class or series of outstanding Capital Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Stockholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Stockholder.

           d. After the Determination Date and prior to the consummation of such Business Combination: (i) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full periodic dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock; (ii) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock), except as approved by a majority of the Continuing Directors; (iii) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is

                                     II-A-7
       approved by a majority of the Continuing Directors; and (iv) such Interested Stockholders shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction that results in such Interested Stockholder becoming an Interested Stockholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Stockholder's percentage beneficial ownership of any class or series of Capital Stock.

           e. A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Act") (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or not) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Stockholder and its Affiliates or Associates, such investment banking firm to be paid a reasonable fee for its services by the Corporation.

           f. Such Interested Stockholder shall not have made any major change in the Corporation's business or equity capital structure without the approval of a majority of the Continuing Directors.

    C. The following definitions shall apply with respect to this article NINTH:

        1. The term "Business Combination" shall mean:

           a. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder or (ii) any other company (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder; or

           b. any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase or sell, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving any assets, securities or commitments of the Corporation, any Subsidiary or any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder which (except for any arrangement, whether as employee or consultant or otherwise, other than as director, pursuant to which any Interested Stockholder or any Affiliate or Associate thereof shall, directly or indirectly, have any control over or responsibility for the management of any aspect of the business or affairs of the Corporation, with respect to which arrangement the value test set forth below shall not apply), together with all other such arrangements (including all contemplated future events), has an aggregate Fair Market Value and/or involves aggregate commitments of $100,000,000 or more or constitutes more than 5 percent of the book value of the total assets (in the case of transactions involving assets or commitments other than capital stock) or 5 percent of the stockholders' equity (in the case of transactions in capital stock) of the entity in question (the "Substantial Part"), as reflected in the most recent fiscal year-end consolidated balance sheet of such entity existing at the time the stockholders of the Corporation would be required to approve or authorize the Business Combination involving the assets, securities and/or commitments constituting any Substantial Part; provided, that if stockholders' equity is negative, the fair

                                     II-A-8
       market value of the outstanding Capital Stock at the date of such balance sheet shall be used in lieu thereof in determining if a transaction involves a Substantial Part; or

           c. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation or for any amendment to the Corporation's Bylaws; or

           d. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Stockholder or any affiliate or Associate of any Interested Stockholder; or

           e. any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (a) to (d).

        2. The term "Voting Stock" shall mean all Capital Stock which by its terms may be voted on all matters submitted to stockholders of the Corporation generally.

        3. The term "person" shall mean any individual, firm, company or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

        4. The term "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (a) is, or has announced or publicly disclosed a plan or intention to become, the beneficial owner of Voting Stock representing ten percent or more of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock; or (b) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing ten percent or more of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock.

        5. A person shall be a "beneficial owner" of any Capital Stock (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock; provided that: (x) no director or officer of the Corporation (nor any Affiliate or Associate of any such director or officer) shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed the "beneficial owner" of any shares of Capital Stock that are beneficially owned by any other such director or officer; (y) in the case of any employee stock ownership or similar plan of the Corporation or of any Subsidiary in which the beneficiaries thereof possess the right to vote the shares of Voting Stock held by such plan, no such plan nor any trustee with respect thereto (nor any Affiliate or Associate of such trustee), solely by reason of such capacity of such trustee, shall be deemed the "beneficial owner" of the shares of Voting Stock held under such plan; and (z) no person shall be deemed the "beneficial owner" of any shares of Voting Stock held in any voting trust, employee stock ownership plan or any similar plan or trust if such

                                     II-A-9
    person does not possess the right to vote such shares. For the purposes of determining whether a person is an Interested Stockholder pursuant to Paragraph 4 of this section C, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this Paragraph 5 of Section C, but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

        6. The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Act as in effect on the date that Article NINTH is approved by the Board (the term "registrant" in said Rule 12b-2 meaning in this case the Corporation).

        7. The term "Subsidiary" means any company of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph 4 of this Section C, the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is beneficially owned by the Corporation.

        8. The term "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board of Directors"), while such person is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director while such successor is a member of the Board of Directors, who is not an affiliate or associate or representative of the Interested Stockholder and is recommended or elected to succeed the Continuing director by a majority of the Continuing Directors.

        9. The term "Fair Market Value" means (a) in the case of cash, the amount of such cash; (b) in the case of stock the highest closing sales price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange--Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

        10. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in Paragraphs 2.a and 2.b of Section B of this Article NINTH shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

    D. A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Article NINTH, on the basis of information known to them after reasonable inquiry, all questions arising under this Article NINTH including, without limitation, (a) whether a person is an Interested Stockholder, (b) the number of shares of Capital Stock or other securities beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether a Proposed Action (as hereinafter defined) is with, or proposed by, or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, (e) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $100,000,000 or more, and (f) whether the assets or securities that are the subject of any

                                    II-A-10

Business Combination constitute a Substantial Part. Any such determination made in good faith shall be binding and conclusive on all parties.

    E. Nothing contained in this Article NINTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

    F. The fact that any Business Combination complies with the provisions of Section B of this Article NINTH shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

    G. For the purpose of this Article NINTH, a Business Combination or any proposal to amend, repeal or adopt any provision of this Certificate of Incorporation inconsistent with this Article NINTH (collectively, "Proposed Action") is presumed to have been proposed by, or on behalf of, an Interested Stockholder or a person who thereafter would become such if (1) after the Interested Stockholder became such, the Proposed Action is proposed following the election of any director of the Corporation who with respect to such Interested Stockholder, would not qualify to serve as a Continuing Director or
(2) such Interested Stockholder, Affiliate, Associate or person votes for or consents to the adoption of any such Proposed Action, unless as to such Interested Stockholder, Affiliate, Associate or person, a majority of the Continuing Directors makes a good faith determination that such Proposed Action is not proposed by or on behalf of such Interested Stockholder, Affiliate, Associate or person, based on information known to them after reasonable inquiry.

    H. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), any proposal to amend, repeal or adopt any provision of this Certificate of Incorporation inconsistent with this Article NINTH which is proposed by or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder shall require the affirmative vote of (i) the holders of not less than 75% of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, and (ii) the holders of not less than a majority of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by such Interested Stockholder, provided, however, that this Section H shall not apply to, and such vote shall not be required for, any amendment, repeal or adoption unanimously recommended by the Board of Directors if all of such directors are persons who would be eligible to serve as Continuing Directors within the meaning of Section C, Paragraph 8 of this Article NINTH.

    TENTH: A. Subject to Section C of this Article TENTH, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, or, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

                                    II-A-11

    B. Subject to Section C of this Article TENTH, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    C. Any indemnification under this Article TENTH (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section A or Section B of this Article TENTH, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section A or Section B of this Article TENTH, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

    D. For purposes of any determination under Section C of this Article TENTH, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section D of Article TENTH shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section D shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections A or B of this Article TENTH as the case may be.

    E. Notwithstanding any contrary determination in the specific case under Section C of this Article TENTH, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections A and B of this Article TENTH. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections A or B of this Article TENTH, as the case may be. Notice of any application for indemnification pursuant to this Section E of Article TENTH shall be given to the Corporation promptly upon the filing of such application.

                                    II-A-12

    F. Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article TENTH.

    G. The indemnification and advancement of expenses provided by this Article TENTH shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of, and advancement of expenses to, the persons specified in Sections A and B of this Article TENTH shall be made to the fullest extent permitted by law. The provisions of this Article TENTH shall not be deemed to preclude the indemnification of, and advancement of expenses to, any person who is not specified in Sections A or B of this Article TENTH but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise. The indemnification provided by this Article TENTH shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

    H. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article TENTH.

    I. For purposes of this Article TENTH, reference to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article TENTH with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

    ELEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                    II-A-13

    TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or thereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

    THIRTEENTH: No director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of each director of the Corporation shall be limited or eliminated to the fullest extent permitted by the GCL as so amended from time to time.

    IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Ralph B. Lake, its Senior Vice President and attested by H. Nadine
Greenwood, its Assistant Secretary, the     day of            , 1995.

                                          By:
                                              ..................................

                                                        Ralph B. Lake
                                                    Senior Vice President

ATTEST:

 .....................................

         H. Nadine Greenwood
         Assistant Secretary

                                    II-A-14

                                                                      ANNEX II-B

                                RESTATED BYLAWS
                                       OF
                            PROMUS HOTEL CORPORATION

                                   ARTICLE I

                                    OFFICES

    SECTION 1. Registered Office. The registered office of Promus Hotel Corporation (the "Corporation") shall be at The Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware.

    SECTION 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

    SECTION 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.


    SECTION 2. Annual Meetings. The annual meeting of stockholders shall be held on the last Wednesday in April in each year or on such other date and at such time as may be fixed by the Board of Directors and stated in the notice of the meeting, for the purpose of electing directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these Bylaws.


    Written notice of an annual meeting stating the place, date and hour of the meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

    To be properly brought before the annual meeting, business must be either
(i) specified in the notice of annual meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the annual meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders,

                                     II-B-1
notice by a stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder's notice to the Secretary shall set forth
(a) as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (ii) any material interest of the stockholder in such business, and
(b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Article II, Section 2. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that business was not properly brought before the annual meeting in accordance with the provisions of this Article II, Section 2, and if such officer should so determine, such officer shall so declare to the annual meeting and any such business not properly brought before the meeting shall not be transacted.

    SECTION 3. Special Meetings. Unless otherwise prescribed by law or by the Certificate of Incorporation, special meetings of stockholders, for any purpose or purposes, may only be called by a majority of the entire Board of Directors or by the Chairman or the President.

    Written notice of a special meeting stating the place, date and hour of the meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

    SECTION 4. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote thereat, present in person or represented by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

    SECTION 5. Voting. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder, unless otherwise provided by the Certificate of Incorporation. Such votes may be cast in person or by proxy but no proxy shall be voted after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

    SECTION 6. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be

                                     II-B-2
specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

    SECTION 7. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 6 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

                                  ARTICLE III

                                   DIRECTORS

    SECTION 1. Nomination of Directors. Nominations of persons for election to the Board of Directors of the Corporation at the annual meeting may be made at such meeting by or at the direction of the Board of Directors, by any committee or persons appointed by the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article III, Section 1. Such nominations by any stockholder shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety
(90) days prior to the meeting; provided however, that in the event that less than seventy (70) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than that the close of business on the tenth
(10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director,
(a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under
Section 14 of the Securities Exchange Act of 1934, as amended; and (ii) as to the stockholder giving the notice (a) the name and record address of the stockholder and (b) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. The directors shall be elected at the annual meeting of the stockholders, except as provided in the Certificate of Incorporation, and each director elected shall hold office until his successor is elected and qualified; provided, however, that unless otherwise restricted by the Certificate of Incorporation or by law, any director or the entire Board of Directors may be removed, either with or without cause, from the Board of Directors at any meeting of stockholders by a majority of the stock represented and entitled to vote thereat.

    SECTION 2. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the

                                     II-B-3

Chairman of the Board or the President or a majority of the entire Board of Directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone or telegram on twenty-four (24) hours notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

    SECTION 3. Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

    SECTION 4. Actions of Board of Directors. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

    SECTION 5. Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 5 of Article III shall constitute presence in person at such meeting.

    SECTION 6. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

    SECTION 7. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

    SECTION 8. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or

                                     II-B-4
transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE IV

                                    OFFICERS

    SECTION 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors (who must be a director) and one or more Vice Presidents, Assistant Secretaries, Assisant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

    SECTION 2. Election. The Board of Directors at its first meeting held after each annual meeting of stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers who are directors of the Corporation shall be fixed by the Board of Directors.

    SECTION 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President and any such officer may, in the name and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

    SECTION 4. Chairman of the Board of Directors. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. Except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.

                                     II-B-5

    SECTION 5. President. The President shall, subject to the control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the President. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and the Board of Directors. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.

    SECTION 6. Vice Presidents. At the request of the President or in his absence or in the event of his inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

    SECTION 7. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

    SECTION 8. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                                     II-B-6

    SECTION 9. Assistant Secretaries. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

    SECTION 10. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

    SECTION 11. Controller. The Controller shall establish and maintain the accounting records of the Corporation in accordance with generally accepted accounting principles applied on a consistent basis, maintain proper internal control of the assets of the Corporation and shall perform such other duties as the Board of Directors, the President or any Vice President of the Corporation may prescribe.

    SECTION 12. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

                                   ARTICLE V

                                     STOCK

    SECTION 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation
(i) by the Chairman of the Board of Directors, the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

    SECTION 2. Signatures. Any or all of the signatures on the certificate may be a facsimile, including, but not limited to, signatures of officers of the Corporation and countersignatures of a transfer agent or registrar. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

    SECTION 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as

                                     II-B-7
indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

    SECTION 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

    SECTION 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

    SECTION 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                   ARTICLE VI

                                    NOTICES

    SECTION 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex or cable.

    SECTION 2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                  ARTICLE VII

                               GENERAL PROVISIONS

    SECTION 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for

                                     II-B-8
dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

    SECTION 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

    SECTION 3. Fiscal Year. The fiscal year of the Corporation shall end on December 31, unless the fiscal year is otherwise changed by affirmative resolution of the entire Board of Directors.

    SECTION 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                     II-B-9

                                                                     ANNEX III-A

                            PROMUS HOTEL CORPORATION
                             1995 STOCK OPTION PLAN

A. PURPOSE

    The purpose of the Promus Hotel Corporation 1995 Stock Option Plan (the "Plan") is to attract and retain outstanding key employees and to provide an incentive to, and encourage stock ownership in Promus Hotel Corporation, a Delaware corporation (the "Company"), by those employees responsible for the policies and operations of the Company or its Subsidiaries. As used herein, "Subsidiary" means any domestic or foreign corporation, at least 50% of the outstanding voting stock or voting power of which is beneficially owned, directly or indirectly, by the Company.

B. ADMINISTRATION

    1. This Plan shall be administered by the Human Resources Committee (the "Committee") of the Board of Directors (the "Board") of the Company. The Committee shall consist of not less than three members of the Board of Directors. No person shall be appointed to the Committee (i) who is (or has been during the one-year period prior to such appointment) eligible to receive an award under the Plan or any other stock, stock option or stock appreciation right plan of the Company, a Subsidiary or a Parent Company other than a plan or provision of a plan specifically developed for, or made available to, members of the Board who are not employees and which otherwise complies with subsection
(b)(1)(iii) of Rule 16b-3 ("Rule 16b-3") under Section 16 ("Section 16") of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor provision; or (ii) who has received options under the Plan if at the time of such appointment, the options have not been exercised. In addition, each member of the Committee must be an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") ("Section 162(m)"). As used herein, "Parent Company" means any domestic or foreign corporation that beneficially owns, directly or indirectly, at least 50% of the outstanding voting stock or voting power of the Company.

    2. The Committee shall have full authority and discretion to determine, consistent with the provisions of this Plan: (1) the employees who should be granted options; (2) whether the option or options shall be an incentive stock option or a non-qualified stock option; (3) the times at which options shall be granted; (4) subject to Section F, the option price of the shares subject to each option; (5) the number of shares subject to each option; (6) subject to
Section I, the period during which each option becomes exercisable; (7) other terms and conditions of each option; and (8) whether an option or stock appreciation right is intended to qualify as performance-based compensation under Section 162(m).

    3. Subject to Section N5, the Committee shall further have discretion at any time and from time to time to accelerate the date or dates when outstanding options become exercisable and to decrease the option price of outstanding options. The Committee may in its discretion change any incentive stock option to a non-qualified stock option without liability to any employee who has received options under this Plan (an "Optionee"). Subject to Section N5, the Committee shall also have full authority and discretion to adopt such rules, regulations and procedures as it shall deem necessary for the administration of the Plan and to interpret, amend or revoke any such rules, regulations or procedures.

    4. The Committee may in its discretion provide in the terms of any stock option that the number of Shares subject to such option will be decreased if the participant's grade level is reduced by the Company, any Subsidiary or any Parent Company, for performance, by reason of change in job functions or responsibilities, or by reason of transfer to a different position during the term of the option. Options that become exercisable prior to the reduction in the option award shall not be affected.

                                    III-A-1

    5. The Committee's interpretation and construction of any provisions of this Plan or any option granted hereunder shall be final, conclusive and binding upon all Optionees, the Company and all other interested parties.

    6. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3, Section 16 or Section 162(m) are required to be determined in the absolute discretion of the Committee.

C. ELIGIBILITY

    1. The Committee shall from time to time determine the key management employees of the Company and any of its Subsidiaries who shall be granted options under the Plan. No incentive stock option shall be granted to any director of the Company who is not an employee of the Company, any of its Subsidiaries or any of its Parent Companies. An employee who has been granted an option may be granted an additional option or options under this Plan if the Committee shall so determine. The granting of an option under this Plan shall not affect any outstanding stock option previously granted to an Optionee under this Plan or any other plan of the Company, a Subsidiary or a Parent Company.

D. SHARES OF STOCK SUBJECT TO THIS PLAN

    1. The number of shares which may be issued pursuant to the options granted by the Committee under this Plan shall not exceed 3,600,000 shares of Common Stock. Such shares may be authorized and issued shares or shares previously acquired or to be acquired by the Company and held in treasury. Any shares subject to an option which expires for any reason, is forfeited, or is terminated unexercised as to such shares may again be subject to an option under this Plan. To the extent that a stock appreciation right shall have been exercised and paid in cash, the number of shares subject to the related option, or portion thereof, may again be subject to an option under this Plan.

    2. The maximum number of shares with respect to which options or stock appreciation rights may be granted in any year to any one employee shall be 250,000 (the "Award Limit"); provided that the Award Limit shall be appropriately adjusted by the Committee in accordance with Section N hereof. To the extent required by Section 162(m), options which are canceled continue to be counted against the Award Limit and if, after grant of an option, the price of shares subject to such option is reduced, the transaction will be treated as a cancellation of the option and a grant of a new option and both the option deemed to be canceled and the option deemed to be granted will be counted against the Award Limit. To the extent required by Section 162(m), if after the grant of a stock appreciation right, the price of shares subject to the related underlying option is reduced, the transaction is treated as a cancellation of the stock appreciation right and a grant of a new stock appreciation right and both the stock appreciation right deemed to be cancelled and the stock appreciation right deemed to be granted are counted against the Award Limit.

E. ISSUANCE AND TERMS OF OPTION CERTIFICATES

    Each key management employee to whom an option is granted under this Plan shall be entitled to receive an appropriate certificate evidencing his option and referring to the terms and conditions of this Plan.

F. OPTION PRICE

    1. Each option shall state the number of shares to which it pertains and shall state the option price. Subject to the foregoing, the price of an option or stock appreciation right intended to qualify as performance-based compensation under Section 162(m) and incentive stock options shall not be less than 100% (110% in the case of an incentive stock option granted to an individual owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes

                                    III-A-2
of stock of the Company, any Subsidiary or any Parent Company) of the Fair Market Value of the Common Stock on the date the option is granted. The option price of any option under the Plan regardless of the date of the option shall not be less than the par value per share of the Common Stock as provided in the Company's Certificate of Incorporation, provided, that non-qualified options shall not be issued under this Plan at less than the average of the high and low prices of the Company's Common Stock on the principal exchange or system where the Common Stock is traded on the date that the option is granted or, if such date is not a trading day, the preceding trading day. "Fair Market Value" of a share of Common Stock as of a given date shall be: (i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any, on the day previous to such date, or if shares were not traded on the day previous to such dates, then on the next preceding trading day during which a sale occurred; or (ii) if such stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the stock on the day previous to such date as reported by NASDAQ or such successor quotation system; or (iii) if such stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the stock, on the day previous to such date, as determined in good faith by the Committee; or (iv) if Common Stock is not publicly traded, the fair market value established by the Committee acting in good faith; provided that if there has been no sale of Common Stock during the 30-day period prior to the date of the calculation provided for in this sentence, then such stock shall not be considered to be trading on an exchange or quoted on the NASDAQ or successor quotation system.

    2. The option price shall be payable in United States dollars upon the exercise of the option and may be paid in cash, by check, or in shares of Common Stock having a total Fair Market Value on the date of exercise equal to the option price. The Company may also permit the option price incurred by reason of the exercise of an option to be satisfied by withholding shares (that would otherwise be obtained upon such exercise) having a Fair Market Value equal to the aggregate option price of the exercised option. The Company may permit Optionees to use cashless exercise methods that are permitted by law and in connection therewith the Company may establish a cashless exercise program including a program where the commissions on the sale of stock subject to an exercised option are paid by the Company.

    3. The proceeds received by the Company from the sale of Common Stock subject to option are to be added to the general funds of the Company and used for its corporate purposes.

G. TREATMENT OF CERTAIN OPTIONS; CERTAIN LIMITATIONS ON GRANT

    1. Subject to the provisions of this Section G, the Committee may grant under this Plan both incentive stock options under Section 422 of the Code and non-qualified stock options not subject to Section 422 of the Code.

    2. To the extent that the aggregate Fair Market Value (determined at the time the option is granted) of the stock with respect to which incentive stock options (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company, any Subsidiary and any Parent Company) shall exceed $100,000, such options shall be taxed as non-qualified options. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they are granted.

    3. Incentive stock options granted hereunder shall at the time of grant qualify as "incentive stock options" under Section 422 of the Code.

                                    III-A-3

H. STOCK APPRECIATION RIGHTS

    1. At the discretion of the Committee, any option granted under this Plan may include a stock appreciation right. The Committee may impose conditions upon the grant or exercise of the stock appreciation right which conditions may include a condition that the stock appreciation right may only be exercised in accordance with rules and regulations adopted by the Committee from time to time. Such rules and regulations may govern the right to exercise the stock appreciation right granted prior to the adoption or amendment of such rules and regulations as well as stock appreciation rights granted thereafter. The Committee may amend any outstanding option or options to grant stock appreciation rights with respect to the shares covered by any such option or options if the original option or options did not contain such rights.

    2. A "stock appreciation right" is the right of an Optionee, without payment to the Company (except for applicable withholding taxes), to receive the excess of the Fair Market Value over the option price per share as provided in the related underlying option. A stock appreciation right shall pertain to, and be granted only in conjunction with, a related underlying option granted under this Plan and shall be exercisable and exercised only to the extent that the related option is exercisable. The number of shares of Common Stock subject to the stock appreciation right shall be all or part of the shares subject to the related option, as determined by the Committee. The stock appreciation right shall either become all or partially non-exercisable and shall be all or partially forfeited if the exercisable portion, or any part thereof, of the related option is exercised and vice versa. A stock appreciation right may only be exercised if the Fair Market Value per share of the Common Stock on the exercise date exceeds the option price per share under the related underlying option.

    3. Subject to any restrictions or conditions imposed by the Committee, a stock appreciation right may be exercised by the Optionee as to a number of shares of the Common Stock under its related option only upon the surrender of exercise rights with respect to a like number of shares of the Common Stock available to the exercisable portion of the related option. Upon the exercise of a stock appreciation right and the surrender of the exercisable portion of the related option, the Optionee shall be awarded cash, shares of the Common Stock or a combination of shares and cash at the discretion of the Committee. The award shall have a total value equal to the product obtained by multiplying (i) the excess of the Fair Market Value per share on the date on which the stock appreciation right is exercised over the option price per share by (ii) the number of shares subject to the exercisable portion of the related option so surrendered.

    4. The portion of the stock appreciation right which may be awarded in cash shall be determined by the Committee from time to time. The number of shares awardable to an Optionee with respect to the non-cash portion of a stock appreciation right shall be determined by dividing such non-cash portion by the Fair Market Value per share on the exercisable date. No fractional shares shall be issued.

I. TERM AND EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS

    Each option and stock appreciation right granted under this Plan shall be exercisable on the dates and for the number of shares as shall be provided in the option certificate evidencing the option granted by the Committee and the terms thereof. An Optionee may exercise his option only by delivering to the Company written notice of intent to exercise and by complying with all terms of such option. No stock option shall be exercisable after the expiration of ten years and one day (ten years in the case of an incentive stock option) from the date of grant of the option or, in the case of an incentive stock option granted to an Optionee owning (within the meaning of Section 424(d) of the Code), at the time the option was granted, more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or any Parent Company, the expiration of five years from the date of grant of the option. Provided, however, that where death, retirement for age or determination of disability occurs during the one year period ending ten years and one day from the date of grant of the option, no option that is not an incentive stock option shall be exercisable after the expiration of eleven years and one day

                                    III-A-4
from the date of grant of the option. With respect to persons subject to the provisions of Section 16(b): (i) except in the case of death or disability (within the meaning of Section 22(e)(3) of the Code) of the Optionee, no stock appreciation right related to any stock option shall be exercisable earlier than six months from the date of grant of the stock appreciation right, (ii) where an outstanding option is subsequently amended to include the grant of a stock appreciation right, no such stock appreciation right shall be exercisable earlier than six months from the date of grant of such right and (iii) a stock appreciation right may only be exercised during the period beginning on the third business day following the date of the Company's release of its quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

J. NONTRANSFERABILITY

    No option, stock appreciation right or interest or right therein or part thereof shall be subject to liability for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to liability for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section J shall prevent transfers by will or by the applicable laws of descent and distribution.

K. REQUIREMENTS OF LAW

    The granting of options and the issuance of shares of Common Stock upon the exercise of an option or of a stock appreciation right or the awarding of cash upon the exercise of a stock appreciation right shall be subject to all applicable laws, rules and regulations and shares shall not be issued except upon approval of proper government agencies or stock exchanges as may be required.

L. TERMINATION OF EMPLOYMENT

    If an Optionee shall cease to be employed by the Company or its Subsidiaries as a result of retirement for age or disability, he may (subject to Section I), but only within a period of ninety days (one year in the case of options that are not incentive stock options) beginning the day following the date of such termination of employment (or the date of determination of disability for options that are not incentive stock options), exercise his option or his stock appreciation right, to the extent that he was entitled to exercise it at the date of such termination of employment (or the date of determination of disability for options that are not incentive stock options). Termination for any other reason (other than death) shall result in cancellation of the option or stock appreciation right as of the close of business on the date of such termination. For purposes of this Plan, termination of employment means removal from the Company's payroll unless otherwise agreed by the Company and the Optionee.

M. DEATH OF OPTIONEE

    In the event of the death of an Optionee while in the employ of the Company, its Subsidiaries or its Parent Companies, the option or stock appreciation right theretofore granted to him shall be exercisable within a period of one year after the date of death and then only if and to the extent that he was entitled to exercise it at the date of his death including any option that may have been accelerated by reason of his death. Such exercise shall be made only by the executor or administrator of his estate (upon presenting proper proof of appointment and authority to act) or by the person or persons to whom his rights under the option shall have passed by his will or by the applicable laws of descent and distribution subject to the Company being properly assured and legally advised of the rights of such beneficiaries.

                                    III-A-5

    Notwithstanding the provisions of Sections I, L and M herein or any other provisions of the Plan, an Optionee with ten years of service shall have a two year period, and an Optionee with twenty years of service shall have a three year period, after retirement for age, death or determination of disability to exercise any option to the extent it was exercisable on the date of such event, provided that (1) for incentive stock options this two or three year period will not extend beyond the normal term of the option, and (2) for non-incentive stock options, the normal term of the option will be extended up to a maximum term of thirteen years and one day to accommodate the two or three year extension in cases where retirement, death or determination of disability occurs within the three years prior to the end of the normal term of the option.

N. ADJUSTMENTS

    1. Subject to Section N5 but notwithstanding any other term of this Plan, in the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Committee's sole discretion, affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an option or stock appreciation right, then the Committee shall, in such manner as it may deem equitable, adjust any or all of

        (a) the number and type of shares of Common Stock (or other securities or property) with respect to which options and stock appreciation rights may be granted under the plan (including, but not limited to, adjustments of the limitations in Section D or the maximum number and kind of shares which may be issued and adjustments of the Award Limit),

        (b) the number and type of shares of Common Stock (or other securities or property) subject to outstanding options and stock appreciation rights, and

        (c) the grant or exercise price with respect to any option or stock appreciation right.

    2. Subject to Section N5 but notwithstanding any other term of this Plan, in the event of any corporate transaction or other event described in Section N1 which results in shares of Common Stock being exchanged for or converted into cash, securities (including securities of another corporation) or other property, the Committee will have the right to terminate this Plan as of the date of the event or transaction, in which case all options and stock appreciation rights granted under this Plan shall become the right to receive such cash, securities or other property, net of any applicable exercise price.

    3. Subject to Section N5 but notwithstanding any other term of this Plan, in the event of any corporate transaction or other event described in Section N1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Committee in its discretion is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any option or stock appreciation right, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

        (a) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide either automatically or upon the optionee's request, for either the purchase of any such option or stock appreciation right for an amount of cash equal to the amount that could have been attained upon the exercise of such option or stock appreciation right or realization of the optionee's rights had such option or stock appreciation right been currently exercisable or payable

                                    III-A-6
    or the replacement of such option or stock appreciation right with other rights or property selected by the Committee in its sole discretion;

        (b) In its discretion, the Committee may provide, either by the terms of such option or stock appreciation right or by a resolution adopted prior to the occurrence of such transaction or event that it cannot be exercised after such event;

        (c) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of such option or stock appreciation right or by a resolution adopted prior to the occurrence of such transaction or event, that, for a specified period of time prior to such transaction or event, such option or stock appreciation right shall be exercisable as to all shares covered thereby;

        (d) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of such option or stock appreciation right or by a resolution adopted prior to the occurrence of such transaction or event, that upon such event, such option or stock appreciation right be assumed by the successor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

        (e) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding options and stock appreciaiton rights, and/or in the terms and conditions of, (including the grant or exercise price), and the criteria included in, outstanding options and stock appreciation rights and options and stock appreciation rights which may be granted in the future.

    4. Subject to Section N5 but notwithstanding any other term of this Plan, the Committee may, in its discretion, include such further provisions and limitations in any option or stock appreciation right agreement or certificate, as it may deem equitable and in the best interests of the Company.

    5. With respect to incentive stock options and options and stock appreciation rights intended to qualify as performance-based compensation under
Section 162(m), no adjustment or action described in this Section N or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code or would cause such option or stock appreciation right to fail to so qualify under Section 162(m), as the case may be, or any successor provisions thereto. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would violate Section 16 or Rule 16b-3. The number of shares of Common Stock subject to any option or stock appreciation right shall always be rounded to the next whole number.

    6. Any decision of the Committee pursuant to the terms of this Section N shall be final, binding and conclusive upon the participants, the Company and all other interested parties.

O. CLAIM TO STOCK OPTION, OWNERSHIP OR EMPLOYMENT RIGHTS

    No employee or other person shall have any claim or right to be granted options or stock appreciation rights under this Plan. No Optionee, prior to issuance of the stock, shall be entitled to voting rights, dividends or other rights of stockholders except as otherwise provided in this Plan or except as may be approved by the Committee subject to applicable law. Neither this Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company, a Subsidiary or a Parent Company, and any such employee may be terminated at any time, with or without cause.

                                    III-A-7

P. UNSECURED OBLIGATION

    Optionees under this Plan shall not have any interest in any fund or specific asset of the Company by reason of this Plan. No trust shall be created in connection with this Plan or any award thereunder, and there shall be no required funding of amounts which may become payable to any Optionee.

Q. TAX WITHHOLDING

    The Company, a Subsidiary or a Parent Company, as appropriate, shall have the right to deduct or withhold from all payments or distributions amounts sufficient to cover any federal, state or local taxes required by law to be withheld or paid with respect to such payments or distributions and, in the case of stock appreciation rights for which the Optionee receives Common Stock as payment, the participant or other person receiving such Common Stock may be required to pay to the Company, a Subsidiary or a Parent Company, as appropriate, the amount of any such taxes which the Company, Subsidiary or Parent Company is required to withhold with respect to such Common Stock. In the event the cash portion of a stock appreciation right is insufficient to cover the required withholding, the Optionee may be required to pay to the Company the amount of such taxes. In the case of non-qualified options, the Company may require that required withholding taxes be paid to the Company at the time the option is exercised. The Company may also permit any withholding tax obligations incurred by reason of the exercise of any stock option to be satisfied by withholding shares (that would otherwise be obtained upon such exercise) having a Fair Market Value equal to the aggregate amount of taxes which are to be withheld. In the case of persons subject to Section 16(b) of the Exchange Act, such withholding shall be on terms consistent with Rule 16b-3.

R. EXPENSES OF PLAN

    The expenses of administering the Plan shall be borne by the Company, its Subsidiaries and its Parent Companies.

S. RELIANCE ON REPORTS

    Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company, its Subsidiaries and its Parent Companies and upon any other information furnished in connection with the Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any report or information or for any action, including the furnishing of information taken or failure to act, in good faith.

T. INDEMNIFICATION

    Each person who is or shall have been a member of the Committee or of the Board or any other persons involved in the administration of this Plan shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any such action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of judgment in any such action, suit or proceeding against him provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's articles of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify such person or hold him harmless.

                                    III-A-8

U. AMENDMENT AND TERMINATION

    The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee. However, no action of the Committee may (except as provided in Section N) modify the Award Limit, modify the eligibility requirements of Section C, reduce the minimum option and stock appreciation rights price requirements of Section F or otherwise amend the Plan in a manner requiring stockholder approval as a matter of Section 162(m), Rule 16b-3 or Section 16 of the Exchange Act or other applicable law, regulation or rule without approval of the Company's shareholders given within 12 months before or after the action by the Committee. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of the option or stock appreciation right, impair any rights or obligations under any option or stock appreciation right theretofore granted. No option or stock appreciation right may be granted during any period of suspension nor after termination of the Plan, and in no event may any option or stock appreciation right be granted under this Plan after the expiration of ten years from the date the Plan was adopted by the Board.

V. CONSIDERATION

    The consideration for the issuance of any option or stock appreciation right under the Plan shall be the participant's past or future service with the Company or its Subsidiaries.

W. GENDER

    Any masculine terminology used in this Plan shall also include the feminine gender.

X. EFFECTIVE DATE OF THE PLAN

    This Plan was approved by the Board and the stockholders of the Company on April 5, 1995, and is to be effective as of the date of the distribution by special dividend of the Company's common stock to all holders of outstanding shares of common stock of The Promus Companies Incorporated.

                                          PROMUS HOTEL CORPORATION
                                          By
                                             ...................................

                                                       Vice President

                                    III-A-9

                                                                     ANNEX III-B

                            PROMUS HOTEL CORPORATION
                           1995 RESTRICTED STOCK PLAN

    1. Purpose. The purpose of the Promus Hotel Corporation 1995 Restricted Stock Plan (the "Plan") is to advance the interests of Promus Hotel Corporation, a Delaware corporation ("Promus"), and its subsidiaries (the "Company") by awarding restricted shares of the common stock of Promus, par value $1.50 per share ("Common Stock"), to key employees of the Company who make significant contributions to the Company. The Company intends that the Plan will closely associate the interests of key employees with those of Promus's stockholders and will facilitate securing, retaining and motivating key employees of high caliber and potential.

    2. Administration

        (a) Committee. The Plan shall be administered by the Human Resources Committee (the "Committee") of the Board of Directors (the "Board") of Promus. The Committee shall consist of not less than three members of the Board. No person shall be appointed to the Committee (i) who is (or has been during the one-year period prior to such appointment) eligible to receive an award under the Plan (except as specifically provided under Section 4(b)) or any other stock, stock option or stock appreciation right plan of the Company, other than a plan or provision of a plan specifically developed for, or made available to, members of the Board who are not employees and which otherwise complies with subsection (b)(l)(iii) of Rule 16b-3 ("Rule 16b-3") under Section 16 ("Section 16") of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor provision; or (ii) who has received an award under the Plan (except for the award specifically provided under Section 4(b)) if at the time of such appointment, any restrictions on the transferability of the shares so awarded currently remain in effect or remained in effect at any time during the twelve-month period immediately prior to such person's appointment to the Committee. In addition, each member of the Committee must be an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") ("Section 162(m)"). The Committee shall have full and final authority in its discretion to interpret conclusively the provisions of the Plan; to decide all questions of fact arising in its application; to determine the employees to whom awards shall be made under the Plan; to determine the awards to be made and the amount, size, terms and restrictions of each such award; to determine the time when awards will be granted; and to make all other determinations necessary or advisable for the administration of the Plan, other than, in each such case, determinations required in connection with awards granted pursuant to the terms of Section 4(b).

        (b) Certain Administrative Principles. Without intending to limit the discretion of the Committee in exercising its judgment in accordance with
    Section 2(a), subject to Section 4(b) the Company currently anticipates that awards of shares of Common Stock under the Plan will be made to persons selected to participate by the Chief Executive Officer of Promus and approved by the Committee in accordance with Section 4(a), based, among other things, on individual performance both currently and over time, the impact of the individual's position within the Company on the long-term performance of the Company, and the individual's potential for advancement to positions of greater responsibility.

        (c) Reduction in Awards. The Committee may provide in the terms of any award of restricted stock (other than awards under Section 4(b)) that the award will be decreased if the participant's grade level is reduced by the Company for performance, by reason of a change in job functions or responsibilities, or by reason of transfer to a different position during the term of the award. Shares that vested prior to the reduction in the grade level shall not be affected.

                                    III-B-1

        (d) Board Authority. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Section 16, Rule 16b-3 or Section 162(m) are required to be determined in the absolute discretion of the Committee.

    3. Shares Subject to Plan. The shares issued under the Plan shall not exceed in the aggregate 400,000 shares of Common Stock. Such shares may be authorized and unissued shares or treasury shares. Any shares which are awarded hereunder and subsequently forfeited shall again be available under the Plan.

    4. Participants

        (a) Subject to awards required by Section 4(b) below, persons eligible to participate in the Plan shall be limited to key employees of the Company who are selected by the Chief Executive Officer of Promus and approved by the Committee and who, in the judgment of the Committee, make significant contributions to the Company. Members of the Board who are not also officers or employees of the Company shall not be eligible for selection or awards except as specifically provided in Section 4(b).

        (b) Each non-employee member of the Board shall receive an award of 1,000 restricted shares under the following terms:


           (1) Each non-employee member of the Board who is a director on the Effective Date (as defined in Section 15) shall receive an award of 1,000 shares. Such shares shall vest in 200 share installments starting April 1, 1996 and on each April 1 thereafter until April 1, 2000, provided such person is a member of the Board on the vesting date.



           (2) Any new non-employee member of the Board who is elected or appointed after the Effective Date and during the term of the Plan shall receive an award of 1,000 shares upon the effective date of his or her election or appointment Such shares shall vest in 100 share installments on each April 1 starting the year following that person's election or appointment to the Board provided such person is a member of the Board on the vesting date.


           (3) Unvested restricted shares granted to non-employee directors shall be forfeited when the director's Board service terminates, except all restricted shares shall vest upon: (a) a Change in Control (as defined in the Plan's administrative regulations); or (b) upon such person's death or disability (as determined by the Committee in its discretion); provided, however, that the Board rather than the Committee shall exercise all discretion with respect to restricted shares awarded to each non-employee member of the Board.

           (4) Except as specifically provided above, all other provisions of the Plan shall apply to such restricted shares including but not limited to the provisions of Section 9 of the Plan concerning adjustments that would be made to all restricted shares in the event of corporate changes.

    5. Awards. The Committee shall make awards of shares of Common Stock in accordance with terms and conditions set forth in restricted stock agreements ("Agreements") or participation certificates ("Participation Certificates") containing such terms and conditions (including those set forth below) consistent with the Plan as the Committee shall determine.

        (a) Restriction Period. At the time of each award, the Committee shall determine the period during which the shares awarded shall be subject to the risks of forfeiture and other terms and conditions in the applicable Agreements or Participation Certificates. The Committee may at any time accelerate the date of lapse of restrictions with respect to all or any part of the shares awarded to a participant; provided, however, that with respect to any award of restricted shares intended to qualify as performance-based compensation under Section 162(m) or any successor provisions

                                    III-B-2
    thereto, no such acceleration shall be authorized to the extent that such acceleration would cause such restricted shares to fail to so qualify. The Committee shall have authority to approve from time to time an award or awards of shares of Common Stock, not exceeding 200 shares per individual, to persons who are selected by the Chairman of the Board for special recognition based on superior past performance, such shares to be issued without risk of forfeiture.

        (b) Certificates. Each stock certificate issued in respect of shares awarded to a participant shall be deposited with Promus, or its designee, together with a stock power executed in blank by the participant, and may bear an appropriate legend disclosing the restrictions on transferability imposed on such shares by the Plan and the Agreements or Participation Certificates.

        (c) Restrictions Upon Transfer. Shares awarded, and the right to vote such shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered during the restriction period applicable to such shares; provided that the right to vote shares awarded pursuant to the Plan may be assigned to a voting trust during the restriction period applicable to such shares so long as the Committee, in its sole and absolute discretion, approves such assignability of voting power in the grant of such shares. During the restriction period the participant shall have all other rights of a stockholder, including, but not limited to, the right to vote and to receive dividends on such shares. If as a result of a stock dividend (whether in securities of the Company or of any other company), stock split, recapitalization, other adjustment in the stated capital of Promus, or as the result of a merger, consolidation, reclassification or other reorganization, or any other corporate transaction, Common Stock is increased, reduced, or otherwise changed, and by virtue thereof the recipient shall be entitled to new or additional or different shares, such shares shall be subject to the same terms, conditions and restrictions as the original shares.

        (d) Lapse of Restrictions. Each Agreement or Participation Certificate shall specify the terms and conditions upon which any restrictions upon any shares awarded under the Plan shall lapse. Upon the lapse of such restrictions, stock certificates evidencing such shares of Common Stock without the foregoing restrictive legend shall be issued to the participant or to his or her beneficiary or his or her estate as provided in Section 5(f). Each such new certificate shall bear such alternative legend, if any, as the Committee shall specify.

        (e) Termination Prior to Lapse of Restrictions. In the event of the termination of a participant's employment or, with respect to a non-employee director, tenure as a director, as the case may be, for any reason (except as provided in Section 5(f) below and as may otherwise be provided in any Agreement or Participation Certificate) prior to the lapse of restrictions, all shares subject to unlapsed restrictions shall be forfeited by such participant to Promus without payment of any consideration by Promus or the Company, and neither the participant nor any successors, heirs, assigns or personal representatives of such participant shall thereafter have any further rights or interest in such shares or stock certificates.

        (f) Death, Disability or Retirement of Participants. The Committee shall from time to time adopt policies and procedures applicable to awards that will govern the lapse or nonlapse of restrictions and the rights of participants and beneficiaries in the event of death, disability or retirement of participants. The Committee shall have authority to define disability and retirement and other terms, and the Committee's policies and procedures may differ with respect to awards granted at different times and with respect to awards granted to different persons. A participant's rights in the event of death, disability or retirement shall be set forth in the Agreement or Participation Certificate that evidences an award to the participant.

        (g) Upon each award of restricted shares under this Plan which the Committee intends to qualify as performance-based compensation under Section 162(m), the Committee shall indicate that such award is intended to so qualify.

                                    III-B-3

    6. Rights to Terminate Employment. Nothing in the Plan or in any Agreement or Participation Certificate shall confer upon any participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate at any time, with or without cause, the employment of such participant.

    7. Withholding. Whenever Promus proposes or is required to issue or transfer shares of Common Stock under the Plan, Promus shall have the right to withhold from sums due the recipient, or to require the recipient to remit to Promus, any amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate for such shares. Whenever payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state and/or local withholding tax requirements imposed with respect to such payments.

    8. Non-Uniform Determinations. The Committee's determinations under the Plan (including, without limitation, determinations of the persons to receive awards, the form, amount and timing of such awards, and the terms and provisions of such awards and the Agreements or Participation Certificates) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, regardless of whether such persons are similarly situated.

    9. Adjustments.

        (a) Subject to Section 9(e) but notwithstanding any other term of this Plan, in the event that the Committee (or the Board in the case of restricted shares awarded to non-employee members of the Board) determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Committee's sole discretion, affects the Common Stock such that an adjustment is determined by the Committee (or the Board in the case of restricted shares to non-employee members of the Board) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an award or awards, then the Committee shall, in such manner as it may deem equitable, adjust any or all of:

           (i) the number and type of shares of Common Stock (or other securities or property) which may be granted under the Plan (including, but not limited to, adjustments of the maximum number and kind of shares which may be issued); and

           (ii) with respect to restricted shares which remain subject to restrictions imposed under this Plan, the number and type of shares of Common Stock subject to such restricted stock awards.

        (b) Subject to Section 9(e) but notwithstanding any other term of this Plan, in the event of any corporate transaction or event described in paragraph (a) which results in shares of Common Stock being exchanged for or converted into cash, securities or other property (including securities of another corporation), the Committee will have the right to terminate this Plan as of the date of the transaction or event, in which case all restricted stock awards which remain subject to restrictions imposed under the Plan shall become the right to receive such cash, securities or other property.

        (c) Subject to Section 9(e) but notwithstanding any other term of this Plan, in the event of any corporate transaction or other event described in
    Section 9(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles,, the Committee (or the Board in the case of restricted shares awarded to non-employee members of the Board), in its discretion is hereby authorized to take any one or more

                                    III-B-4
    of the following actions whenever the Committee determines that much action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an award or awards, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

           (i) In its discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board in the case of restricted shares awarded to non-employee members of the Board) may provide, either automatically or upon the participant's request, for either the purchase of some or all shares which remain subject to restrictions imposed under this Plan for an amount of cash equal to the amount that could have been attained upon the sale of such shares or realization of the participants's rights had the restrictions on such shares lapsed or the replacement of some or all of such shares with other rights or property selected by the Committee in its sole discretion;

           (ii) In its discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board in the case of restricted shares awarded to non-employee members of the Board) may provide either by the terms of the Agreement on Participation Certificate or by a resolution adopted prior to the occurrence of such transaction or event that at a specified time prior to such transaction or event the restrictions imposed under the Agreement on Participation Certificate upon some or all shares of the restricted shares may lapse and/or that some or all shares of such restricted shares may cease to be subject to forfeiture under
       Section 5(e) after such transaction or event;

           (iii) In its discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board in the case of restricted shares awarded to non-employee members of the Board) may provide either by the terms of the Agreement or Participation Certificate or by a resolution adopted prior to the occurrence of such transaction or event that upon such transaction or event, some or all shares which remain subject to restrictions imposed under this Plan shall be substituted for by similar shares of stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares; and

           (iv) In its discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board in the case of restricted shares awarded to non-employee members of the Board) may make adjustments in the terms and conditions of, and the criteria governing, to restricted shares which remain subject to restrictions imposed under this Plan and/or restricted shares which may be issued in the future.

        (d) Subject to 9(e) but notwithstanding any other term of this Plan, the Committee (or the Board in the case of restricted shares awarded to non-employee members of the Board) may, in its discretion, include such further provisions and limitations in any Agreement or Participation Certificate as it may deem equitable and in the best interests of the Company.

        (e) With respect to any award of restricted shares intended to qualify as performance-based compensation under Section 162(m), no adjustment or action described in this Section 9 or in any other provision of this Plan shall be authorized to the extent that such adjustment or action would cause such restricted shares to fail to so qualify. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would violate Section 16 or Rule 16b-3. The number of restricted shares awarded under this Plan shall always be a whole number.

        (f) Any decision of the Committee (or the Board in the case of restricted shares awarded to non-employee members of the Board) pursuant to the terms of this Section 9 shall be final, binding and conclusive upon the participants, the Company and all other interested parties.

    10. Amendment. The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee. Notwithstanding the foregoing, the provisions of the Plan relating to the award of restricted shares to non-employee members of the Board

                                    III-B-5
and the terms of such restricted share awards shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended from time to time, or the respective rules thereunder. Furthermore, no action of the Committee may modify the eligibility requirements of Section 4, or otherwise amend the Plan in a manner requiring stockholder approval as a matter of Section 16, Rule 16b-3 or
Section 162(m) or other applicable law, regulation or rule without approval of the Company's shareholders given within 12 months before or after the action by the Committee. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the participant, impair any rights or obligations under any shares theretofore granted. No shares may be granted during any period of suspension nor after termination of the Plan, and in no event may any shares be granted under this Plan after the expiration of ten years from the date the Plan is adopted by the Board.

    11. Indemnification. Each person who is or has been a member of the Committee or the Board or who otherwise participates in the administration or operation of this Plan shall be indemnified by Promus against, and held harmless from, any loss, cost, liability, or expense that may be imposed upon or incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding in which such person may be involved by reason of any action taken or failure to act under the Plan and shall be fully reimbursed by Promus for any and all amounts paid by such person in satisfaction of judgment against him or her in any such action, suit, or proceeding, provided he or she will give Promus an opportunity, by written notice to the Committee, to defend the same at Promus's own expense before he or she undertakes to defend it on his or her own behalf. This right of indemnification shall not be exclusive of any other rights of indemnification.

    The Committee and the Board may rely upon any information furnished by the Company, its public accountants and other experts. No individual will have personal liability by reason of anything done or omitted to be done by the Company, the Committee or the Board in connection with the Plan.

    12. Consideration. The consideration for the issuance of shares of restricted stock, in addition to payment of the purchase price if any, shall be the participant's past or future service with the Company or its subsidiaries.

    13. Effect on Other Plans. Participation in the Plan shall not affect an employee's eligibility to participate in any other benefit or incentive plan of the Company, and any awards made pursuant to the Plan shall not be used in determining the benefits provided under any other plan of the Company, unless specifically provided in such other plan.

    14. Duration of the Plan. The Plan shall remain in effect until all shares awarded under the Plan are free of all restrictions imposed by the Plan and by Agreements or Participation Certificates, but no award shall be made more than ten years after the date the Plan is approved by the stockholders of Promus.

    15. Effective Date. The Plan was originally adopted by Promus's Board of
Directors on       and by the stockholders of Promus on April 5, 1995, and is to be effective as of the date of the distribution by special dividend of the Company's common stock to all holders of outstanding shares of common stock of The Promus Companies Incorporated (the "Effective Date").

                                    III-B-6

                                                                      ANNEX IV-A

                                  AMENDMENT TO
                       THE PROMUS COMPANIES INCORPORATED
                             1990 STOCK OPTION PLAN

    The Promus Companies Incorporated, a Delaware corporation, hereby adopts this Amendment to the 1990 Stock Option Plan (the "Plan"), effective upon the consummation of the spin-off of the hotel business of this corporation into a new corporation.

    1. The Plan shall be amended to change the name of the Plan to The Harrah's Entertainment, Inc. 1990 Stock Option Plan, to change each reference to "Company" in the Plan to mean Harrah's Entertainment, Inc., to change each reference to "Common Stock" to mean the common stock of Harrah's Entertainment, Inc. and to delete each reference to "Replacement Options."

    2. Section B(1) shall be amended to add the following as the last sentence of such section:

        In addition, each member of the Committee must be an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") ("Section 162(m)").

    3. Section B(2) shall be amended to delete the word "and" before "(7)" and to add the following to the end of such section:

        and (8) whether an option or stock appreciation right is intended to qualify as performance-based compensation under Section 162(m).

    4. Section (B)3 of the Plan shall be amended to add the phrase "Subject to Section N(6)," to the beginning of the first and last sentences of such section.

    5. Section B of the Plan shall be amended to add the following as paragraph 6 thereto:

        6. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3, Section 16 or
    Section 162(m) are required to be determined in the absolute discretion of the Committee.

    6. Section C(2) of the Plan shall be deleted in its entirety.

    7. The Plan shall be amended to delete Section D(2) of the Plan in its entirety, to redesignate Section D(3) as Section D(2), to change each reference to such section accordingly and to amend Section D(3) (i.e. D(2) pursuant to this amendment) to read in its entirety as follows:

        3. Subject to the following paragraph, effective April 30, 1993, the number of authorized shares which may be issued pursuant to the options and stock appreciation rights granted by the Committee under the Plan is increased by an additional 1,500,000 shares.

        Effective            , 1995, the number of shares which may be issued
    upon exercise of options or stock appreciation rights granted by the Committee under this Plan is increased by an additional 4,500,000 shares.

        Effective April 29, 1994, the maximum number of shares with respect to which options or stock appreciation rights may be granted in any year to any one employee shall be 250,000 (the "Award Limit"); provided that the Award Limit shall be appropriately adjusted by the Committee in accordance with Section N hereof. To the extent required by Section 162(m), options which are canceled continue to be counted against the Award Limit and if, after grant of an option, the price of shares subject to such option is reduced, the transaction will be treated as a cancellation of the option and a grant of a new option and both the option deemed to be canceled and the option

                                     IV-A-1
    deemed to be granted will be counted against the Award Limit. To the extent required by Section 162(m), if after the grant of a stock appreciation right, the price of shares subject to the related underlying option is reduced, the transaction is treated as a cancellation of the stock appreciation right and a grant of a new stock appreciation right and both the stock appreciation right deemed to be cancelled and the stock appreciation right deemed to be granted are counted against the Award Limit.

    8. The second sentence of Section F(1) of the Plan shall be deleted in its entirety.

    9. The third sentence of Section F(1) of the Plan shall be amended to read in its entirety as follows:

        Subject to the foregoing, the price of an option or stock appreciation right intended to qualify as performance-based compensation under Section 162(m) and incentive stock options shall not be less than 100% (110% in the case of an incentive stock option granted to an individual owning (within the meaning of Section 424(d) of the Code more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or any Parent Company) of the Fair Market Value of the Common Stock on the date the option is granted.

    10. Section G of the Plan shall be amended to replace each reference to "Section 422A" with the term "Section 422."

    11. Section I of the Plan shall be amended to replace the reference to "Section 425(d)" with the term "Section 424(d)."

    12. Section N of the Plan shall be amended to read in its entirety as follows:

       N--ADJUSTMENTS

        1. Subject to Section N5. but notwithstanding any other term of this Plan, in the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Committee's sole discretion, affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an option or stock appreciation right, then the Committee shall, in such manner as it may deem equitable, adjust any or all of

           (a) the number and type of shares of Common Stock (or other securities or property) with respect to which options and stock appreciation rights may be granted under the Plan (including, but not limited to, adjustments of the limitations in Section D or the maximum number and kind of shares which may be issued and adjustments of the Award Limit),

           (b) the number and type of shares of Common Stock (or other securities or property) subject to outstanding options and stock appreciation rights, and

           (c) the grant or exercise price with respect to any option or stock appreciation right.

        2. Subject to Section N5. but notwithstanding any other term of this Plan, in the event of any corporate transaction or other event described in Section N1. which results in shares of Common Stock being exchanged for or converted into cash, securities (including securities of another corporation) or other property, the Committee will have the right to terminate this Plan as of the date of the event or transaction, in which case all options and stock appreciation rights granted under this Plan shall become the right to receive such cash, securities or other property, net of any applicable exercise price.

                                     IV-A-2

        3. Subject to Section N5. but notwithstanding any other term of this Plan, in the event of any corporate transaction or other event described in Section N1., or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicble laws, regulations, or accounting principles, the Committee in its discretion is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent diultion or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any option or stock appreciation right, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

           (a) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either automatically or upon the optionee's request, for either the purchase of any such option or stock appreciation right for an amount of cash equal to the amount that could have been attained upon the exercise of such option or stock appreciation right or realization of the optionee's rights had such option or stock appreciation right been currently exercisable or payable or the replacement of such option or stock appreciation right with other rights or property selected by the Committee in its sole discretion;

           (b) In its discretion, the Committee may provide, either by the terms of such option or stock appreciation right or by a resolution adopted prior to the occurrence of such transaction or event, that it cannot be exercised after such event;

           (c) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of such option or stock appreciation right or by a resolution adopted prior to the occurrence of such transaction or event, that, for a specified period of time prior to such transaction or event, such option or stock appreciation right shall be exercisable as to all shares covered thereby;

           (d) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of such option or stock appreciation right or by a resolution adopted prior to the occurrence of such transaction or event, that upon such event, such option or stock appreciation right be assumed by the successor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

           (e) In its discretion, and on such terms and conditions as it deems appreopriate, the Committee may make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding options and stock appreciation rights, and/or in the terms and conditions of (including the grant or exercise price), and the criteria governing, outstanding options and stock appreciation rights and options and stock appreciation rights which may be granted in the future.

        4. Subject to Section N5. but notwithstanding any other term of this Plan, the Committee may, in its discretion, include such further provisions and limitations in any option or stock appreciation right agreement or certificate, as it may deem equitable and in the best interests of the Company.

        5. With respect to incentive stock options and options and stock appreciation rights intended to qualify as performance-based compensation under Section 162(m), no adjustment or action described in this Section N or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code or would cause such option or stock appreciation right to fail to so qualify under Section 162(m), as the case may be, or any successor provisions thereto. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would violate Section 16 or Rule 16b-3.

                                     IV-A-3

    The number of shares of Common Stock subject to any option or stock appreciation right shall always be rounded to the next number.

        6. Any decision of the Committee pursuant to the terms of this Section N shall be final, binding and conclusive upon the participants, the Company and all other interested parties.

    13. Section U of the Plan shall be amended to read in its entirety as follows:

        SECTION U--AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

        The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee. However, no action of the Committee may (except as provided in Section N), modify the Award Limit modify the eligibility requirements of Section C, reduce the minimum option and stock appreciation rights price requirements of Section F or otherwise amend the Plan in a manner requiring stockholder approval as a matter of Section 162(m), Rule 16b-3 or Section 16 of the Exchange Act or other applicable law, regulation or rule without approval of the Company's shareholders given within 12 months before or after the action by the Committee. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of the option or stock appreciation right, impair any rights or obligations under any option or stock appreciation right theretofore granted. No option or stock appreciation right may be granted during any period of suspension nor after termination of the Plan, and in no event may any option or stock appreciation right be granted under this Plan after the expiration of ten years from the date the Plan was adopted by the Board.

    14. The Plan shall be amended to add Section X which should read in its entirety as follows:

       X. Consideration

           The consideration for the issuance of any option or stock appreciation right shall be the participant's past or future service with Promus or its subsidiaries.

                                    * * * *

    I hereby certify that the foregoing amendment to the Plan was duly adopted by the Board of Directors of The Promus Companies Incorporated as of April 5, 1995.

    Executed on this       day of          , 1995.

                                           .....................................

                                                        Secretary

                                     IV-A-4

                                                                      ANNEX IV-B

                                  AMENDMENT TO
                       THE PROMUS COMPANIES INCORPORATED
                           1990 RESTRICTED STOCK PLAN

    The Promus Companies Incorporated, a Delaware corporation, hereby adopts this Amendment to the 1990 Restricted Stock Plan (the "Plan"), effective upon the consummation of the spin-off of the hotel business of this corporation into a new corporation.

    1. The Plan shall be amended to change the name of the Plan to The Harrah's Entertainment, Inc. 1990 Restricted Stock Plan, to change each reference to "Company" in the Plan to mean Harrah's Entertainment, Inc., to change each reference to "Common Stock" to mean the common stock of Harrah's Entertainment, Inc. and to delete each reference to "Replacement Shares."

    2. Section 2(a) shall be amended to add the following as the last sentence of such section:

        The Committee shall consist of not less than three members of the Board. In addition, each member of the Committee must be an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") ("Section 162(m)").

    3. Section 2 of the Plan shall be amended to add the following as paragraph 2(d) thereto:

        (d) Board Authority. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Section 16, Rule 16b-3 or Section 162(m) are required to be determined in the absolute discretion of the Committee.

    4. Section 3 of the Plan shall be amended to add the phrase "Subject to the last sentence of this section," to the beginning of the first sentence and to add the following after the last sentence of such section:

        Effective as of             , 1995, the number of shares which may be
    issued under the Plan is increased by an additional 500,000 shares of Common Stock.

    5. The Plan shall be amended to delete Section 4(b) of the Plan in its entirety, to redesignate Section 4(c) as Section 4(b) and to change each reference to Section 4(c) to mean Section 4(b).

    6. The Plan shall be amended to delete Section 4(c)(1) of the Plan in its entirety, to redesignate 4(c)(2) as Section 4(b)(1), to redesignate Section 4(c)(3) as Section 4(b)(2) and to redesignate Section4(c)(4) as Section 4(b)(3) and to change each reference to such sections accordingly.

    7. Section 4(c)(3) (i.e. Section 4(b)(2) pursuant to this amendment) of the Plan shall be amended to add the following to the end of such section:

        ; provided, however, that the Board rather than the Committee shall exercise all discretion with respect to restricted shares awarded to each non-employee member of the Board.

    8. Section 5(a) of the Plan shall be amended to add the following to the end of the second sentence thereof:

        ; provided, however, that with respect to any award of restricted shares intended to qualify as performance-based compensation under Section 162(m) or any successor provisions thereto, no such acceleration shall be authorized to the extent that such acceleration would cause such restricted shares to fail to so qualify.

    9. Section 5 shall be amended by adding the following as Section 5(g).

                                     IV-B-1

        (g) Upon each award of restricted shares under this Plan which the Committee intends to qualify as performance-based compensation under Section 162(m), the Committee shall indicate that such award is intended to so qualify.

    10. Section 9 of the Plan shall be amended to read in its entirety as follows:

       9. Adjustments

        (a) Subject to Section 9(e) but notwithstanding any other term of this Plan, in the event that the Committee (or the Board in the case of restricted shares awarded to non-employee members of the Board) determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Committee's sole discretion, affects the Common Stock such that an adjustment is determined by the Committee (or the Board in the case of restricted shares to non-employee members of the Board) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an award or awards, then the Committee shall, in such manner as it may deem equitable, adjust any or all of:

           (i) the number and type of shares of Common Stock (or other securities or property) which may be granted under the Plan (including, but not limited to, adjustments of the maximum number and kind of shares which may be issued); and

           (ii) with respect to restricted shares which remain subject to restrictions imposed under this Plan, the number and type of shares of Common Stock subject to such restricted stock awards.

        (b) Subject to Section 9(e) but notwithstanding any other term of this Plan, in the event of any corporate transaction or event described in paragraph (a) which results in shares of Common Stock being exchanged for or converted into cash, securities or other property (including securities of another corporation), the Committee will have the right to terminate this Plan as of the date of the transaction or event, in which case all restricted stock awards which remain subject to restrictions imposed under the Plan shall become the right to receive such cash, securities or other property.

        (c) Subject to Section 9(e) but notwithstanding any other term of this Plan, in the event of any corporate transaction or other event described in
    Section 9(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Committee (or the Board in the case of restricted shares awarded to non-employee members of the Board) in its discretion is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an award or awards, to facilitate such transactions or events or to give effect to such changes in laws, regulating or principles:

           (i) In its discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board in the case of restricted shares awarded to non-employee members of the Board) may provide, either automatically or upon the participant's request, for either the purchase of some or all shares which remain subject to restrictions imposed under this Plan, for an amount of cash equal to the amount that could have been attained upon the sale of such shares or realization of the participants's rights had the restrictions on such shares lapsed or

                                     IV-B-2
       the replacement of some or all of such shares with other rights or property selected by the Committee in its sole discretion;

           (ii) In its discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board in the case of restricted shares awarded to non-employee members of the Board) may provide either by the terms of the Agreement on Participation Certificate or by a resolution adopted prior to the occurrence of such transaction or event that at a specified time prior to such transaction or event the restrictions imposed under the Agreement on Participation Certificate upon some or all shares of the restricted shares may lapse and/or that some or all shares of such restricted shares may cease to be subject to forfeiture under
       Section 5(e) after such transaction or event;

           (iii) In its discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board in the case of restricted shares awarded to non-employee members of the Board) may provide, either by the terms of the Agreement or Participation Certificate or by a resolution adopted prior to the occurrence of such transaction or event, that upon such transaction or event, some or all shares which remain subject to restrictions imposed under this Plan shall be substituted for by similar shares of stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares; and

           (iv) In its discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board in the case of restricted shares awarded to non-employee members of the Board) may make adjustments in the terms and conditions of, and the criteria governing, restricted shares which remain subject to restrictions imposed under this Plan and/or restricted shares which may be issued in the future.

        (d) Subject to 9(e) but notwithstanding any other term of this Plan, the Committee (or the Board in the case of restricted shares awarded to non-employee members of the Board) may, in its discretion, include such further provisions and limitations in any Agreement or Participation Certificate as it may deem equitable and in the best interests of the Company.

        (e) With respect to any award of restricted shares intended to qualify as performance-based compensation under Section 162(m), no adjustment or action described in this Section 9 or in any other provision of this Plan shall be authorized to the extent that such adjustment or action would cause such restricted shares to fail to so qualify. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would violate Section 16 or Rule 16b-3. The number of restricted shares awarded under this Plan shall always rounded to the next whole number.

        (f) Any decision of the Committee (or the Board in the case of restricted shares awarded to non-employee members of the Board) pursuant to the terms of this Section 9 shall be final, binding and conclusive upon the participants, the Company and all other interested parties.

    11. Section 10 of the Plan shall be amended to read in its entirety as follows:

       10. Amendment

        The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee. Notwithstanding the foregoing, the provisions of the Plan relating to the award of restricted shares to non-employee members of the Board and the terms of such restricted share awards shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended from time to time, or the respective rules thereunder. Furthermore, no action of the Committee may modify the eligibility requirements of Section 4, or otherwise amend the Plan in a manner requiring stockholder approval as a matter of
    Section 16, Rule 16b-3 or Section 162(m) or other applicable law, regulation or rule without approval of the Company's

                                     IV-B-3
    shareholders given within 12 months before or after the action by the Committee. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the participant, impair any rights or obligations under any shares theretofore granted. No shares may be granted during any period of suspension nor after termination of the Plan, and in no event may any shares be granted under this Plan after the expiration of ten years from the date the Plan is adopted by the Board.

    12. The Plan shall be amended to add Section 15 which shall read in its entirety as follows:

       15. Consideration

        The consideration for the issuance of shares of restricted stock, in addition to payment of the purchase price if any, shall be the participant's past or future service with Promus or its subsidiaries.

                                   *  *  *  *

    I hereby certify that the foregoing amendment to the Plan was duly adopted by the Board of Directors of The Promus Companies Incorporated as of April 5, 1995.

    Executed on this   day of           , 1995.

                                          ......................................

                                                        Secretary

                                     IV-B-4

                                                                         ANNEX V

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

    The Promus Companies Incorporated, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

    DOES HEREBY CERTIFY:

    "FIRST: That at a meeting of the Board of Directors of The Promus Companies Incorporated, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and in the best interest of the corporation and its stockholders, and directing that the proposed amendment be considered at the next annual meeting of the stockholders of said corporation. The resolutions setting forth the proposed amendment are as follows:

    RESOLVED, that the Board of Directors of the Company hereby approves and sets forth the following proposed amendment (the "Proposed Amendment") to Article FIRST of the Company's Certificate of Incorporation:

        That Article FIRST of the Certificate of Incorporation of the Company be amended to read in its entirety as follows:

    "FIRST: The name of the Corporation is Harrah's Entertainment, Inc."

    SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

    THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by E. O. Robinson, Jr., its Senior Vice President and attested by Stephen
H. Brammell, its Assistant Secretary, the     day of            , 1995.

                                          By:
                                              ..................................

                                                     E. O. Robinson, Jr.
                                                    Senior Vice President

ATTEST:

 .....................................

         Stephen H. Brammell
         Assistant Secretary

                                                                        ANNEX VI

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

    The Promus Companies Incorporated, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

    DOES HEREBY CERTIFY:

    FIRST: That at a meeting of the Board of Directors of The Promus Companies Incorporated, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and in the best interest of the corporation and its stockholders, and directing that the proposed amendment be considered at the next annual meeting of the stockholders of said corporation. The resolutions setting forth the proposed amendment are as follows:

    RESOLVED, that the Board of Directors of the Company hereby approves and sets forth the following proposed amendment (the "Proposed Amendment") to Section E of Article FOURTH of the Company's Certificate of Incorporation:

        That Section E of Article FOURTH of the Certificate of Incorporation of the Company be amended to read in its entirety as follows:

    Notwithstanding any other provision of this Certificate of Incorporation to the contrary, but subject to the provisions of any resolutions of the Board of Directors adopted pursuant to this Article FOURTH creating any series of Preferred Stock, Special Stock or any other class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, outstanding shares of Common Stock, Preferred Stock, Special Stock or any other class or series of stock of the Corporation shall always be subject to redemption by the Corporation, by action of the Board of Directors, if, in the judgment of the Board of Directors, any holder of such stock is determined by any gaming regulatory agency to be unsuitable, has an application for a license or permit rejected, or has a previously issued license or permit rescinded, suspended, revoked or not renewed, as the case may be, whether or not any of the foregoing is final and nonappealable, or if such action otherwise should be taken, pursuant to Section 151(b) of the GCL or any other applicable provision of law, to the extent necessary to avoid any regulatory sanctions against, or to prevent the loss of or secure the reinstatement of any license, franchise or entitlement from any governmental agency held by, the Corporation, any Affiliate of the Corporation or any entity in which the Corporation or such Affiliate is an owner, which license, franchise or entitlement is (i) conditioned upon some or all of the holders of the Corporation's stock of any class or series possessing prescribed qualifications, or (ii) needed to allow the conduct of any portion of the business of the Corporation or any such Affiliate or other entity. The terms and conditions of such redemption shall be as follows:

        (a) the redemption price of the shares to be redeemed pursuant to this Section E of Article FOURTH shall be equal to the Fair Market Value of such shares (excluding any dividends thereon not entitled to be received pursuant to paragraph (e) of this Section E of Article FOURTH) or such other redemption price as required by any applicable law, regulation or rule;

        (b) the redemption price of such shares may be paid in cash, Redemption Securities or any combination thereof;

        (c) if less than all the shares held by Disqualified Holders are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board of Directors;

        (d) at least 30 days' written notice of the Redemption Date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder), provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

        (e) from and after the Redemption Date or such earlier date as mandated by any applicable law, regulation or rule, any and all rights of whatever nature, which may be held by the owners of shares selected for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares), shall cease and terminate and they shall thenceforth be entitled only to receive the cash or Redemption Securities payable upon redemption; and

        (f) such other terms and conditions as the Board of Directors shall determine.

    For purposes of this Section E of Article FOURTH:

        (i) "Disqualified Holder" shall mean any holder of shares of stock of the Corporation of any class (or classes) or series who, either individually or when taken together with any other holders of shares of stock of the Corporation of any class (or classes) or series, in the judgment of the Board of Directors, is determined by any gaming regulatory agency to be unsuitable, or has an application for a license or permit rejected, or has a previously issued license or permit rescinded, suspended, revoked or not renewed, as the case may be, whether or not any of the foregoing is final and nonappealable, or whose holding of such stock, either individually or when taken together with the holding of shares of stock of the Corporation of any class (or classes) or series by any other holders, may result, in the judgment of the Board of Directors, in any regulatory sanctions against, or the loss of or the failure to secure the reinstatement of any license, franchise or entitlement from any governmental agency held by, the Corporation, any Affiliate of the Corporation or any entity in which the Corporation or such Affiliate is an owner.

        (ii) "Fair Market Value" of a share of the Corporation's stock of any class or series shall mean the average Closing Price for such share for each of the 45 most recent days of which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall be given pursuant to paragraph (d) of this Section E of Article FOURTH; provided, however, that if shares of stock of such class or series are not traded on any securities exchange or in the over-the-counter market, "Fair Market Value" shall be determined by the Board of Directors in good faith; and provided further, however, that "Fair Market Value" as to any stockholder who purchased any stock of the class (or classes) or series subject to redemption within 120 days of a Redemption Date need not (unless otherwise determined by the Board of Directors) exceed the purchase price paid by him for any stock of such class (or classes) or series of the Corporation. "Closing Price" on any day means the reported closing sales price or, in case no such sale takes place, the average of the reported closing bid and asked prices on the Composite Tape for the New York Stock Exchange-Listed Stocks, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation for such stock on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such prices or quotations are available, the fair market value on the day in question as determined by the Board of Directors in good faith.

        (iii) "Redemption Date" shall mean the date fixed by the Board of Directors for the redemption of any shares of stock of the Corporation pursuant to this Section E of Article FOURTH.

        (iv) "Redemption Securities" shall mean any debt or equity securities of the Corporation, any Subsidiary or any other corporation, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to paragraph (d) of this Section E of Article FOURTH, at least equal to the Fair Market Value of the shares to be redeemed pursuant to this Section E of Article FOURTH (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

        (v) "Subsidiary" shall mean any corporation more than 50% of whose outstanding stock entitled to vote generally in the election of directors is owned by the Corporation, by one or more Subsidiaries or by the Corporation and one or more Subsidiaries.

        (vi) "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 under the Act as in effect on the date that Article FOURTH is approved by the Board (the term "registrant" in said Rule 12b-2 meaning in this case the Corporation).

    SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

    THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by E.O. Robinson, Jr., its Senior Vice President and attested by Stephen
H. Brammell, its Assistant Secretary, the     day of            , 1995.

                                          By:
                                              ..................................

                                                     E.O. Robinson, Jr.
                                                    Senior Vice President

ATTEST:

 .....................................

         Stephen H. Brammell
         Assistant Secretary

                                                                       ANNEX VII

                            PROMUS HOTEL CORPORATION
                             KEY EXECUTIVE OFFICER
                             ANNUAL INCENTIVE PLAN
                            INTRODUCTION AND PURPOSE

    . Key executive officers can have a major impact on the overall performance of Promus Hotel Corporation (the "Company"). The Key Executive Officer Annual Incentive Plan (the "Plan") is designed to reward these officers for achieving corporate performance objectives. The Plan provides for uniform calculation procedures based on achieving specific objectives.

    . The Plan is intended to provide an incentive for superior work and motivate participating officers toward even higher achievement and business results, to tie their goals and interests into those of the Company and its stockholders, and to attract and retain key executive officers.

    . An important purpose of the Plan is to insure the full deductibility of compensation payable to the Company's Chief Executive Officer and the four highest compensated executive officers whose compensation is required to be reported in the Company's proxy statement.

    . This document describes eligibility, performance objectives, the evaluation process, the payment of bonus awards, and administrative matters.

                                   ARTICLE I

                         ELIGIBILITY AND PARTICIPATION

    1.1 Only those executive officers who are at the corporate senior vice president level or above may be eligible for the Plan. Prior to, or at the time of, establishment of performance objectives (as provided in Article II below) for a Plan year (which will be the calendar year), the Human Resources Committee of the Board of Directors (the "Committee") will approve the specific executive officers who will participate in the Plan for that year.

                                   ARTICLE II

                             PERFORMANCE OBJECTIVES

    2.1 Prior to March 30 of each Plan year, the Committee will establish in writing a performance goal including the specific target objective or objectives.

    2.2 Performance goals will be based on one or more of the following corporate business criteria: Pre-tax income, operating income, cash flow, earnings per share, return on equity, return on average invested capital, construction starts, guest satisfaction ratings, or a division's operating income or opened units. These measurements will be determined according to generally accepted accounting principles ("GAAP") in existence on the date that the performance goal is established and without regard to any changes in such principles after such date and as may be determined by the Committee pursuant to
Article IV below.

                                     VII-1

                                  ARTICLE III

                             INDIVIDUAL OBJECTIVES

    3.1 A participant may also be assigned personal performance goals or his or her personal performance may be otherwise reviewed by the Committee. An evaluation of personal performance may result in the decrease or elimination of an award that is calculated pursuant to Article IV of the Plan (if such decrease or elimination is approved by the Committee) but it will not increase the award.

                                   ARTICLE IV

                            DETERMINATION OF AWARDS

    4.1 At or after the end of a Plan year, the Committee will certify the achievement of the performance goal or goals including the specific target objective or objectives and the satisfaction of any other material terms of the award.

    4.2 To assure that the incentive features of the Plan are maintained and to avoid distortion in Plan operation, the Committee will not include (except as provided in 4.3 below) minority interests and extraordinary events or circumstances, determined in accordance with GAAP, that may occur during the plan year in deciding performance goals and specific objectives or calculating the achievement of the performance goals and the objectives. Extraordinary events or circumstances will comprise the following: extraordinary items, property transactions, changes in accounting standards, and losses or gains arising from discontinued operations.

    4.3 The Committee may for any plan year include property transactions and/or discontinued operations (either specifically or generally or both) and may further include or exclude any specified interest expense items, corporate expense items, and/or development expense items when establishing the pre-established performance goals and specific objectives. The actual results or non-results of those property transactions and/or discontinued operations that are included in the pre-established goals and specific objectives will then be included, in accordance with the principles of GAAP, in the calculation of the achievement of the goals and specific objectives, provided that if the objective(s) approved by the Committee include operations or businesses (including those being accounted for as discontinued operations) that are subsequently disposed of or spun off during the Plan year, the objective(s) and the results will be appropriately adjusted in accordance with GAAP to exclude such operations or businesses. Any items of interest expense, corporate expense and/or development expense included or excluded in the pre-established goals and specific objectives will also be included or excluded, as the case may be, in the calculation of the achievement of the goals and specific objectives.

    4.4 The actual award for a participant will be determined by multiplying the participant's eligible earnings by the specific percentage adjacent to a points column on tables or matrices approved by the Committee prior to March 30 of the plan year. No award will exceed 200% of an individual's eligible earnings. In addition, no award will exceed $1,000,000. The Committee will have the discretion to pay an award that is lower than the award calculated as provided herein.

    4.5 Eligible earnings means a participant's annual base salary in effect on the date the performance objectives are established by the Committee.

                                     VII-2

                                   ARTICLE V

                               PAYMENT OF AWARDS

    5.1 Except as provided in Section 5.2(5), approved awards will be payable by March 15 after the end of the Plan year; provided, however, that no amounts shall be paid until the Committee has certified in writing pursuant to Section
4.1 that the relevant performance goals were satisfied.

    5.2 An award that would otherwise be payable to an employee who is not employed on the award payment date will be prorated, or the individual will be ineligible for an award, as follows:

 (1)  Terminated due to disability under  Prorated based on active service
      long term disability plan           during plan year
 (2)  Retirement (at age 55 or older      Prorated based on active service
      with ten years or more of service)  during plan year
 (3)  Voluntary or involuntary            No award
      resignation or termination prior
      to retirement without mutual
      written agreement
 (4)  Resignation pursuant to mutual      Prorated based on active service
      written agreement                   during plan year if agreed to by
                                          the Company.
 (5)  Leave of absence                    Prorated based on active service
                                          during plan year.
 (6)  Death of participant                Prorated based on active service
                                          during plan year; award paid to
                                          participant's estate.

                                   ARTICLE VI

                                OTHER CONDITIONS

    6.1 Payment of awards under the Plan will not be made unless and until the material terms (within the meaning of Section 162(m)(4)(c) of the Code) of the Plan, including the business criteria described in Section 2.2 of the Plan, are disclosed to the Company's stockholders and are approved by the stockholders by a majority of votes cast in person or by proxy (including abstentions to the extent abstentions are counted as voting under applicable state law).

    6.2 No person shall have any legal claim to be granted an award under the Plan and there is no obligation for uniformity of treatment of eligible participants. Awards may not be assigned, pledged, encumbered, or transferred.

    6.3 Neither the Plan nor any action taken under the Plan shall be construed as giving any employee the right to be retained in the employ of the Company or any subsidiary.

    6.4 The Company or any of its subsidiaries may deduct from any award any applicable withholding taxes or any amounts owed by the employee to the Company or a subsidiary thereof.

                                  ARTICLE VII

                                 ADMINISTRATION

    7.1 The Committee shall have full power to administer and interpret the provisions of the Plan and to establish substantive rules for its administration, including taking action, as the Committee deems appropriate, to insure the tax deductibility of payments under the Plan.

                                     VII-3

    7.2 Except with respect to matters which under Section 162(m) of the Code are required to be determined in the sole and absolute discretion of the Committee, the Corporate Compensation Department of the Company will have full power to administer and interpret the procedural aspects of the Plan, subject to the Plan's terms, including adopting and enforcing rules to decide procedural and administrative issues.

    7.3 Except with respect to matters which under Section 162(m)(4)(c) of the Code are required to be determined in the sole and absolute discretion of the Committee, the Committee and the Corporate Compensation Department may rely on opinions, reports or statements of officers or employees of the Company or any subsidiary thereof and of Company counsel (inside or retained counsel), public accountants and other professional or expert persons.

    7.4 The Committee may terminate the Plan to be effective at such date as the Committee may determine, and is further authorized to make changes to the Plan that are not inconsistent with its purposes or that are necessary or appropriate in light of governmental regulations or applicable laws.; provided however, to the extent required by Section 162(m), such changes shall be approved by a majority of the shareholders of the Company.

    7.5 No member of the Committee and no employee of the Company or its subsidiaries involved in administering the Plan or making decisions under the Plan will have any personal liability to any person.

    The undersigned certifies that this Plan was approved by the Company's Board of Directors on April 5, 1995.

                                         /s/
                                         .......................................

                                                        Signature

                                         /s/ VICE PRESIDENT, HUMAN RESOURCES
                                         .......................................
                                                          Title

                                     VII-4

                                                                      ANNEX VIII

                            PROMUS HOTEL CORPORATION
               1996 NON-MANAGEMENT DIRECTORS STOCK INCENTIVE PLAN

    1. Purpose. The purpose of the Promus Hotel Corporation 1996 Non-Management Directors Stock Incentive Plan (the "Plan") is to attract, retain and compensate highly-qualified individuals who are not employees of Promus Hotel Corporation, a Delaware corporation (the "Company") or any of its subsidiaries or affiliates for service as members of the Board of Directors ("Non-Management Directors") by providing them with an ownership interest in the common stock of the Company ("Common Stock"). The Company intends that the Plan will benefit the Company and its stockholders by allowing Non-Management Directors to have a personal financial stake in the Company through an ownership interest in the Common Stock and will closely associate the interest of Non-Management Directors with that of the Company's stockholders.

    2. Administration. The Plan shall be administered by a committee appointed by the Board of Directors of the Company and consisting of Directors who are not eligible to participate in the Plan (the "Committee"). Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that the Committee shall have no discretion with respect to the eligibility or selection of Non-Management Directors to receive awards under the Plan, the number of shares of stock subject to any such awards or the time at which any such awards are to be granted; and provided further, that the Committee shall not have the authority to take any action or make any determination that would materially increase the benefits accruing to participants under the Plan. The Committee's interpretation of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding upon all parties concerned including the Company, its stockholders and persons granted awards under the Plan.

    3. Shares Subject to Plan. The shares issued under the Plan shall not exceed in the aggregate 150,000 shares of Common Stock. Such shares may be authorized and unissued shares or treasury shares.

    4. Participants. All active members of the Company's Board of Directors who are not as of the date of any award employees of the Company or any of its subsidiaries or affiliates shall be eligible to participate in the Plan.

    5. Awards.

        (a) Grant Dates and Formula for Automatic Grants. Shares of Common Stock shall be automatically granted on May 1, August 1, November 1 and February 1 of each plan year (each such date is hereinafter referred to as a "Grant Date") to each eligible Non-Management Director commencing with the August 1, 1996 Grant Date. The total number of shares included in each grant under this Section 5(a) shall be determined by dividing Fifty Percent (50%) of the amount of meeting and retainer fees (the "50% of Fees") earned by the Non-Management Director during the three-month period immediately preceding the Grant Date (the "Grant Period") by the fair market value per share of the Common Stock on the Grant Date (or the immediately preceding trading day if the Grant Date is not a trading day). The fair market value per share shall be the average of the high and low price of the Common Stock based upon its consolidated trading as generally reported for the principal securities exchange on which the Common Stock is listed. Fractions will be rounded to the next highest share. The shares or rights to which a participant is entitled under this Section 5(a) shall be in lieu of the payment in cash of the 50% of Fees.

                                     VIII-1

        (b) Grant Dates and Requirements for Elective Grants. Commencing with the August 1, 1996 Grant Date, shares of Common Stock shall be automatically granted on each Grant Date to each eligible Non-Management Director who elects to receive shares under this Plan in lieu of the portion of the amount of meeting and retainer fees earned by the Non-Management for any period which is in excess of the 50% of Fees (the "Additional 50% of Fees"). Such election must be made prior to the commencement of the first Grant Period to which such election applies and such election shall be irrevocable with respect to all future Grant Periods. Individuals who are nominated to become Non-Management Directors may make such election after such nomination but prior to the time they are elected to the Board. The total number of shares included in each grant under this Section 5(b) shall be determined by dividing the Additional 50% of Fees earned by the Non-Management Director during the Grant Period by the fair market value per share of the Common Stock on the Grant Date (or the immediately preceding trading day if the Grant Date is not a trading day). The fair market value per share shall be the average of the high and low price of the Common Stock based upon its consolidated trading as generally reported for the principal securities exchange on which the Common Stock is listed. Fractions will be rounded to the next highest share. The shares or rights to which a participant is entitled under this Section 5(b) shall be in lieu of the payment in cash of the Additional 50% of Fees.

        (c) Restrictions Upon Transfer. Shares awarded, and the right to vote such shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered until at least six months after the date of the grant (the "Restriction Period"). During the Restriction Period the participant shall have all other rights of a stockholder, including, but not limited to, the right to vote and to receive dividends on such shares. If as a result of a stock dividend (whether in securities of the Company or of any other company), stock split, spin-off, recapitalization, other adjustment in the stated capital of the Company, or as the result of a merger, consolidation, reclassification or other reorganization, or any other corporate transaction, Common Stock is increased, reduced, or otherwise changed, and by virtue thereof the participant shall be entitled to new or additional or different shares or if the participant receives new or additional or different shares pursuant to any action by the Committee pursuant to Section 10, such shares shall be subject to the same terms, conditions and restrictions as the original shares.

        (d) Certificates. Each stock certificate issued in respect of shares awarded to a participant may bear an appropriate legend disclosing the restrictions on transferability imposed on such shares by the Plan or by law.

        (e) Termination of Service During Grant Period. In the event of termination of service on the Board by any participant during a Grant Period, such participant's award for the Grant Period shall be determined in accordance with Sections 5(a) and 5(b) of the Plan based upon the amount of meeting and retainer fees earned during such Grant Period as of the date of termination of service, provided, that the grant date shall be the date of termination of service unless the grant has been deferred.

    6. Withholding. Whenever the Company issues shares of Common Stock under the Plan, the Company shall have the right to withhold from sums due the recipient, or to require the recipient to remit to the Company, any amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate for such shares.

    7. Deferral. Each participant will have the right to elect, pursuant to a written election form delivered to the Company prior to the commencement of each plan year (i.e., each May 1 through April 30), to defer until after the participant's termination of service the grant of the shares that would otherwise be granted to the participant during the next ensuing plan year. Pursuant to this election form, the participant will elect whether all of the deferred grant will be (a) granted within 30 days after termination of service or (b) granted in approximately equal annual installments of shares over a period of two to ten years (as the participant may elect) after the termination of service, each such annual

                                     VIII-2
grant to be made within 30 days after the anniversary of the termination of service. The deferral election form signed by the executive prior to the plan year will be irrevocable except in case of hardship (as defined in Section 8) as determined in good faith by the Committee pursuant to Section 8. No shares of stock will be issued until the grant date as so deferred (the "Deferred Grant Date") at which time the Company agrees to issue the shares to the participant. The participant will have no rights as a stockholder with respect to the deferred rights to shares and the rights to such shares will be unsecured.

    If any dividends or other rights or distributions of any kind ("Distributions") are distributed to holders of Common Stock during the period from the applicable Grant Date until the applicable Deferred Grant Date (the "Deferral Period") but prior to the participant's termination of service, an amount equal to the cash value of such Distributions on their distribution date, as such value is determined by the Committee, will be credited to a deferred dividend account for the participant as follows: the account will be credited with the right to shares of Common Stock equal in value to the cash value of the Distribution with such values determined by the Committee as of the date of the Distribution. The Company will issue shares of stock equal to the cumulative total of rights to the shares in such account within 30 days after the participant's termination of service. If a Distribution is distributed to holders of Common Stock after the participant's termination of service but during the Deferral Period, an amount equal to the cash value of such dividends or other rights or distributions pertaining to any share rights still deferred shall be converted into shares of Common Stock equivalent in value to the Distribution (with such values measured as of the date of Distribution) and such shares will be issued to the participant as soon as practical after the date of the Distribution. No right or interest in the deferred dividend account shall be subject to liability for the debts, contracts or engagements of the participant or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 7 shall prevent transfers by will or by the applicable laws of descent and distribution. The Committee will have the right to adopt other regulations and procedures to govern deferral of grants.

    8. Hardship. The Committee may accelerate the distribution of all or a portion of a participant's deferred grants on account of his Hardship, subject to the following requirements: (i) the value of such accelerated distribution shall not exceed the amount which is necessary to satisfy the Hardship, less the amount which can be satisfied from other resources which are reasonably available to the participant, (ii) the denial of the participant's request for a Hardship acceleration would result in severe financial hardship to the participant, and (iii) the participant has not received an accelerated distribution on account of Hardship within the 12-month period preceding the acceleration.

    For purposes of this Plan, "Hardship" of a participant, as determined by the Committee in its discretion on the basis of all relevant facts and circumstances and in accordance with the following nondiscriminatory and objective standards uniformly interpreted and consistently applied, shall mean a severe financial hardship to the participant resulting from a sudden and unexpected illness or accident of the participant or of his dependent, loss of the participant's property due to casualty, or other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the participant. A financial need shall not constitute a Hardship unless it is for at least $1,000.00 or the entire value of the principal amount of the participant's deferred grants.

    9. Section 83(b) Election. Participants shall have the right to make an election under Section 83(b) of the Internal Revenue Code, if applicable, with regard to taxation of grants under the Plan.

    10. Adjustments.

        (a) Subject to Section 10(c) but notwithstanding any other term of this Plan, in the event that the Committee determines that any dividend or other distribution (whether in the form of cash,

                                     VIII-3

    Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Committee's sole discretion, affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an award or awards, then the Committee shall, in such manner as it may deem equitable, adjust the number and type of shares of Common Stock (or other securities or property) which may be granted under the Plan (including, but not limited to, adjustments of the maximum number and kind of shares which may be issued).

        (b) Subject to Section 10(c) but notwithstanding any other term of this Plan, in the event of any corporate transaction or event described in paragraph (a) which results in shares of Common Stock being exchanged for or converted into cash, securities or other property (including securities of another corporation), the Committee will have the right to terminate this Plan as of the date of the transaction or event, in which case all stock grants deferred under Section 7 shall become the right to receive such cash, securities or other property.

        (c) No adjustment or action under this Section 10 or any other provision of this Plan shall be authorized to the extent such adjustment or action would violate Section 16 or Rule 16b-3. The number of shares finally granted under this Plan shall always be rounded to the next whole number.

        (d) Any decision of the Committee pursuant to the terms of this Section 10 shall be final, binding and conclusive upon the participants, the Company and all other interested parties.

    11. Amendment. The Committee may terminate, modify or amend the Plan in such respect as it shall deem advisable, without obtaining approval from the Company's stockholders except as such approval may be required pursuant to Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or Section 16 of such act, provided that the provisions of Sections 4 and 5 of the Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, as amended from time to time, or rules thereunder. No termination, modification or amendment of the Plan may, without the consent of a participant, adversely affect a participant's rights under an award granted prior thereto.

    12. Indemnification. Each person who is or has been a member of the Committee or who otherwise participates in the administration or operation of this Plan shall be indemnified by the Company against, and held harmless from, any loss, cost, liability, or expense that may be imposed upon or incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding in which such person may be involved by reason of any action taken or failure to act under the Plan and shall be fully reimbursed by the Company for any and all amounts paid by such person in satisfaction of judgment against him or her in any such action, suit, or proceeding, provided he or she will give the Company an opportunity, by written notice to the Committee, to defend the same at the Company's own expense before he or she undertakes to defend it on his or her own behalf. This right of indemnification shall not be exclusive of any other rights of indemnification.

    The Committee and the Board may rely upon any information furnished by the Company, its public accountants and other experts. No individual will have personal liability by reason of anything done or omitted to be done by the Company, the Committee or the Board in connection with the Plan.

    13. Duration of the Plan. The Plan shall remain in effect for a period of five (5) years from the Effective Date.

    14. Expenses of the Plan. The expenses of administering the Plan shall be borne by the Company.

                                     VIII-4

    15. Effective Date. The Plan was originally adopted by Promus Hotel Corporation's Board of Directors on April 5, 1995, and by the stockholders of
the Company on          . The Plan will become effective as of the date of the
1996 annual stockholders meeting (the "Effective Date").

                                     PROMUS HOTEL CORPORATION

                                     By: .......................................

.                                    Its: Vice President, Human Resources

                                     VIII-5

                                                                        ANNEX IX

                       THE PROMUS COMPANIES INCORPORATED
                             KEY EXECUTIVE OFFICER
                             ANNUAL INCENTIVE PLAN
                            INTRODUCTION AND PURPOSE

    . Key executive officers can have a major impact on the overall performance of The Promus Companies Incorporated (the "Company"). The Key Executive Officer Annual Incentive Plan (the "Plan") is designed to reward these officers for achieving corporate performance objectives. The Plan provides for uniform calculation procedures based on achieving specific objectives.

    . The Plan is intended to provide an incentive for superior work and motivate participating officers toward even higher achievement and business results, to tie their goals and interests into those of the Company and its stockholders, and to attract and retain key executive officers.

    . An important purpose of the Plan is to insure the full deductibility of compensation payable to the Company's Chief Executive Officer and the four highest compensated executive officers whose compensation is required to be reported in the Company's proxy statement.

    . This document describes eligibility, performance objectives, the evaluation process, the payment of bonus awards, and administrative matters.

                                   ARTICLE I

                         ELIGIBILITY AND PARTICIPATION

    1.1 Only those executive officers who are at the corporate senior vice president level or above may be eligible for the Plan. Prior to, or at the time of, establishment of performance objectives (as provided in Article II below) for a Plan year (which will be the calendar year), the Human Resources Committee of the Board of Directors (the "Committee") will approve the specific executive officers who will participate in the Plan for that year.

                                   ARTICLE II

                             PERFORMANCE OBJECTIVES

    2.1 Prior to March 30 of each Plan year, the Committee will establish in writing a performance goal including the specific target objective or objectives.

    2.2 Performance goals will be based on one or more of the following corporate business criteria: Pre-tax income, operating income, cash flow, earnings per share, return on equity, return on average invested capital, or a division's operating income or opened units. These measurements will be determined according to generally accepted accounting principles ("GAAP") in existence on the date that the performance goal is established and without regard to any changes in such principles after such date and as may be determined by the Committee pursuant to Article IV below.

                                  ARTICLE III

                             INDIVIDUAL OBJECTIVES

    3.1 A participant may also be assigned personal performance goals or his or her personal performance may be otherwise reviewed by the Committee. An evaluation of personal performance may result in the decrease or elimination of an award that is calculated pursuant to Article IV of the Plan (if such decrease or elimination is approved by the Committee) but it will not increase the award.

                                   ARTICLE IV

                            DETERMINATION OF AWARDS

    4.1 At or after the end of a Plan year, the Committee will certify the achievement of the performance goal or goals including the specific target objective or objectives and the satisfaction of any other material terms of the award.

    4.2 To assure that the incentive features of the Plan are maintained and to avoid distortion in Plan operation, the Committee will not include (except as provided in 4.3 below) minority interests and extraordinary events or circumstances, determined in accordance with GAAP, that may occur during the plan year in deciding performance goals and specific objectives or calculating the achievement of the performance goals and the objectives. Extraordinary events or circumstances will comprise the following: extraordinary items, property transactions, changes in accounting standards, and losses or gains arising from discontinued operations.

    4.3 The Committee may for any plan year include property transactions and/or discontinued operations (either specifically or generally or both) and may further include or exclude any specified interest expense items, corporate expense items, and/or development expense items when establishing the pre-established performance goals and specific objectives. The actual results or non-results of those property transactions and/or discontinued operations that are included in the pre-established goals and specific objectives will then be included, in accordance with the principles of GAAP, in the calculation of the achievement of the goals and specific objectives, provided that if the objective(s) approved by the Committee include operations or businesses (including those being accounted for as discontinued operations) that are subsequently disposed of or spun off during the Plan year, the objective(s) and the results will be appropriately adjusted in accordance with GAAP to exclude such operations or businesses. Any items of interest expense, corporate expense and/or development expense included or excluded in the pre-established goals and specific objectives will also be included or excluded, as the case may be, in the calculation of the achievement of the goals and specific objectives.

    4.4 The actual award for a participant will be determined by multiplying the participant's eligible earnings by the specific percentage adjacent to a points column on tables or matrices approved by the Committee prior to March 30 of the plan year. No award will exceed 200% of an individual's eligible earnings. In addition, no award will exceed $1,000,000. The Committee will have the discretion to pay an award that is lower than the award calculated as provided herein.

    4.5 Eligible earnings means a participant's annual base salary in effect on the date the performance objectives are established by the Committee.

                                   ARTICLE V

                               PAYMENT OF AWARDS

    5.1 Except as provided in Section 5.2(5), approved awards will be payable by March 15 after the end of the Plan year; provided, however, that no amounts shall be paid until the Committee has certified in writing pursuant to Section
4.1 that the relevant performance goals were satisfied.

    5.2 An award that would otherwise be payable to an employee who is not employed on the award payment date will be prorated, or the individual will be ineligible for an award, as follows:

 (1)  Terminated due to disability under  Prorated based on active service
      long term disability plan           during plan year
 (2)  Retirement (at age 55 or older      Prorated based on active service
      with ten years or more of service)  during plan year
 (3)  Voluntary or involuntary            No award
      resignation or termination prior
      to retirement without mutual
      written agreement
 (4)  Resignation pursuant to mutual      Prorated based on active service
      written agreement                   during plan year if agreed to by
                                          the Company.
 (5)  Leave of absence                    Prorated based on active service
                                          during plan year.
 (6)  Death of participant                Prorated based on active service
                                          during plan year; award paid to
                                          participant's estate.

                                   ARTICLE VI

                                OTHER CONDITIONS

    6.1 Payment of awards under the Plan will not be made unless and until the material terms (within the meaning of Section 162(m)(4)(c) of the Code) of the Plan, including the business criteria described in Section 2.2 of the Plan, are disclosed to the Company's stockholders and are approved by the stockholders by a majority of votes cast in person or by proxy (including abstentions to the extent abstentions are counted as voting under applicable state law).

    6.2 No person shall have any legal claim to be granted an award under the Plan and there is no obligation for uniformity of treatment of eligible participants. Awards may not be assigned, pledged, encumbered, or transferred.

    6.3 Neither the Plan nor any action taken under the Plan shall be construed as giving any employee the right to be retained in the employ of the Company or any subsidiary.

    6.4 The Company or any of its subsidiaries may deduct from any award any applicable withholding taxes or any amounts owed by the employee to the Company or a subsidiary thereof.

                                  ARTICLE VII

                                 ADMINISTRATION

    7.1 The Committee shall have full power to administer and interpret the provisions of the Plan and to establish substantive rules for its administration, including taking action, as the Committee deems appropriate, to insure the tax deductibility of payments under the Plan.

    7.2 Except with respect to matters which under Section 162(m) of the Code are required to be determined in the sole and absolute discretion of the Committee, the Corporate Compensation Department of the Company will have full power to administer and interpret the procedural aspects of the Plan, subject to the Plan's terms, including adopting and enforcing rules to decide procedural and administrative issues.

    7.3 Except with respect to matters which under Section 162(m)(4)(c) of the Code are required to be determined in the sole and absolute discretion of the Committee, the Committee and the Corporate Compensation Department may rely on opinions, reports or statements of officers or employees of the Company or any subsidiary thereof and of Company counsel (inside or retained counsel), public accountants and other professional or expert persons.

    7.4 The Committee may terminate the Plan to be effective at such date as the Committee may determine, and is further authorized to make changes to the Plan that are not inconsistent with its purposes or that are necessary or appropriate in light of governmental regulations or applicable laws.; provided however, to the extent required by Section 162(m), such changes shall be approved by a majority of the shareholders of the Company.

    7.5 No member of the Committee and no employee of the Company or its subsidiaries involved in administering the Plan or making decisions under the Plan will have any personal liability to any person.

    The undersigned certifies that this Plan was approved by the Human Resources Committee of the Company's Board of Directors on April 5, 1995..

                                         .......................................

                                                        Signature
                                                     Neil F. Barnhart
                                                      Vice President

                                                                         ANNEX X

                       THE PROMUS COMPANIES INCORPORATED
               1996 NON-MANAGEMENT DIRECTORS STOCK INCENTIVE PLAN

    1. Purpose. The purpose of The Promus Companies Incorporated 1996 Non-Management Directors Stock Incentive Plan (the "Plan") is to attract, retain and compensate highly-qualified individuals who are not employees of The Promus Companies Incorporated, a Delaware corporation (the "Company") or any of its subsidiaries or affiliates for service as members of the Board of Directors ("Non-Management Directors") by providing them with an ownership interest in the common stock of the Company ("Common Stock"). The Company intends that the Plan will benefit the Company and its stockholders by allowing Non-Management Directors to have a personal financial stake in the Company through an ownership interest in the Common Stock and will closely associate the interest of Non-Management Directors with that of Promus's stockholders.

    2. Administration. The Plan shall be administered by a committee appointed by the Board of Directors of the Company and consisting of Directors who are not eligible to participate in the Plan (the "Committee"). Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that the Committee shall have no discretion with respect to the eligibility or selection of Non-Management Directors to receive awards under the Plan, the number of shares of stock subject to any such awards or the time at which any such awards are to be granted; and provided further, that the Committee shall not have the authority to take any action or make any determination that would materially increase the benefits accruing to participants under the Plan. The Committee's interpretation of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding upon all parties concerned including the Company, its stockholders and persons granted awards under the Plan.

    3. Shares Subject to Plan. The shares issued under the Plan shall not exceed in the aggregate 150,000 shares of Common Stock. Such shares may be authorized and unissued shares or treasury shares.

    4. Participants. All active members of the Company's Board of Directors who are not as of the date of any award employees of the Company or any of its subsidiaries or affiliates shall be eligible to participate in the Plan.

    5. Awards.

        (a) Grant Dates and Formula for Automatic Grants. Shares of Common Stock shall be automatically granted on May 1, August 1, November 1 and February 1 of each plan year (each such date is hereinafter referred to as a "Grant Date") to each eligible Non-Management Director commencing with the August 1, 1996 Grant Date. The total number of shares included in each grant under this Section 5(a) shall be determined by dividing Fifty Percent (50%) of the amount of meeting and retainer fees (the "50% of Fees") earned by the Non-Management Director during the three-month period immediately preceding the Grant Date (the "Grant Period") by the fair market value per share of the Common Stock on the Grant Date (or the immediately preceding trading day if the Grant Date is not a trading day). The fair market value per share shall be the average of the high and low price of the Common Stock based upon its consolidated trading as generally reported for the principal securities exchange on which the Common Stock is listed. Fractions will be rounded to the next highest share. The shares or rights to which a participant is entitled under this Section 5(a) shall be in lieu of the payment in cash of the 50% of Fees.

        (b) Grant Dates and Requirements for Elective Grants. Commencing with the August 1, 1996 Grant Date, shares of Common Stock shall be automatically granted on each Grant Date to each eligible Non-Management Director who elects to receive shares under this Plan in lieu of the portion of the amount of meeting and retainer fees earned by the Non-Management for any period which is in excess of the 50% of Fees (the "Additional 50% of Fees"). Such election must be made prior to the commencement of the first Grant Period to which such election applies and such election shall be irrevocable with respect to all future Grant Periods. Individuals who are nominated to become Non-Management Directors may make such election after such nomination but prior to the time that they are elected to the Board. The total number of shares included in each grant under this Section 5(b) shall be determined by dividing the Additional 50% of Fees earned by the Non-Management Director during the Grant Period by the fair market value per share of the Common Stock on the Grant Date (or the immediately preceding trading day if the Grant Date is not a trading day). The fair market value per share shall be the average of the high and low price of the Common Stock based upon its consolidated trading as generally reported for the principal securities exchange on which the Common Stock is listed. Fractions will be rounded to the next highest share. The shares or rights to which a participant is entitled under this Section 5(b) shall be in lieu of the payment in cash of the Additional 50% of Fees.

        (c) Restrictions Upon Transfer. Shares awarded, and the right to vote such shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered until at least six months after the date of the grant (the "Restriction Period"). During the Restriction Period the participant shall have all other rights of a stockholder, including, but not limited to, the right to vote and to receive dividends on such shares. If as a result of a stock dividend (whether in securities of the Company or of any other company), stock split, spin-off, recapitalization, other adjustment in the stated capital of the Company, or as the result of a merger, consolidation, reclassification or other reorganization, or any other corporate transaction, Common Stock is increased, reduced, or otherwise changed, and by virtue thereof the participant shall be entitled to new or additional or different shares or if the participant receives new or additional or different shares pursuant to any action by the Committee pursuant to Section 10, such shares shall be subject to the same terms, conditions and restrictions as the original shares.

        (d) Certificates. Each stock certificate issued in respect of shares awarded to a participant may bear an appropriate legend disclosing the restrictions on transferability imposed on such shares by the Plan or by law.

        (e) Termination of Service During Grant Period. In the event of termination of service on the Board by any participant during a Grant Period, such participant's award for the Grant Period shall be determined in accordance with Sections 5(a) and 5(b) of the Plan based upon the amount of meeting and retainer fees earned during such Grant Period as of the date of termination of service, provided, that the grant date shall be the date of termination of service unless the grant has been deferred.

    6. Withholding. Whenever the Company issues shares of Common Stock under the Plan, the Company shall have the right to withhold from sums due the recipient, or to require the recipient to remit to the Company, any amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate for such shares.

    7. Deferral. Each participant will have the right to elect, pursuant to a written election form delivered to the Company prior to the commencement of each plan year (i.e., each May 1 through April 30), to defer until after the participant's termination of service the grant of the shares that would otherwise be granted to the participant during the next ensuing plan year. Pursuant to this election form, the participant will elect whether all of the deferred grant will be (a) granted within 30 days after termination of service or (b) granted in approximately equal annual installments of shares over a period of two to ten years (as the participant may elect) after the termination of service, each such annual grant to be made within 30 days after the anniversary of the termination of service. The deferral election form signed by the executive prior to the plan year will be irrevocable except in case of hardship (as defined in Section 8) as determined in good faith by the Committee pursuant to Section 8. No shares of stock will be issued until the grant date as so deferred (the "Deferred Grant Date") at which time the Company agrees to issue the shares to the participant. The participant will have no rights as a stockholder with respect to the deferred rights to shares and the rights to such shares will be unsecured.

    If any dividends or other rights or distributions of any kind ("Distributions") are distributed to holders of Common Stock during the period from the applicable Grant Date until the applicable Deferred Grant Date (the "Deferral Period") but prior to the participant's termination of service, an amount equal to the cash value of such Distributions on their distribution date, as such value is determined by the Committee, will be credited to a deferred dividend account for the participant as follows: the account will be credited with the right to shares of Common Stock equal in value to the cash value of the Distribution with such values determined by the Committee as of the date of the Distribution. The Company will issue shares of stock equal to the cumulative total of rights to the shares in such account within 30 days after the participant's termination of service. If a Distribution is distributed to holders of Common Stock after the participant's termination of service but during the Deferral Period, an amount equal to the cash value of such dividends or other rights or distributions pertaining to any share rights still deferred shall be converted into shares of Common Stock equivalent in value to the Distribution (with such values measured as of the date of Distribution) and such shares will be issued to the participant as soon as practical after the date of the Distribution. No right or interest in the deferred dividend account shall be subject to liability for the debts, contracts or engagements of the participant or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 7 shall prevent transfers by will or by the applicable laws of descent and distribution. The Committee will have the right to adopt other regulations and procedures to govern deferral of grants.

    8. Hardship. The Committee may accelerate the distribution of all or a portion of a participant's deferred grants on account of his Hardship, subject to the following requirements: (i) the value of such accelerated distribution shall not exceed the amount which is necessary to satisfy the Hardship, less the amount which can be satisfied from other resources which are reasonably available to the participant, (ii) the denial of the participant's request for a Hardship acceleration would result in severe financial hardship to the participant, and (iii) the participant has not received an accelerated distribution on account of Hardship within the 12-month period preceding the acceleration.

    For purposes of this Plan, "Hardship" of a participant, as determined by the Committee in its discretion on the basis of all relevant facts and circumstances and in accordance with the following nondiscriminatory and objective standards uniformly interpreted and consistently applied, shall mean a severe financial hardship to the participant resulting from a sudden and unexpected illness or accident of the participant or of his dependent, loss of the participant's property due to casualty, or other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the participant. A financial need shall not constitute a Hardship unless it is for at least $1,000.00 or the entire value of the principal amount of the participant's deferred grants.

    9. Section 83(b) Election. Participants shall have the right to make an election under Section 83(b) of the Internal Revenue Code, if applicable, with regard to taxation of grants under the Plan.

    10. Adjustments.

        (a) Subject to Section 10(c) but notwithstanding any other term of this Plan, in the event that the Committee determines that any dividend or other distribution (whether in the form of cash,

    Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Committee's sole discretion, affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an award or awards, then the Committee shall, in such manner as it may deem equitable, adjust the number and type of shares of Common Stock (or other securities or property) which may be granted under the Plan (including, but not limited to, adjustments of the maximum number and kind of shares which may be issued).

        (b) Subject to Section 10(c) but notwithstanding any other term of this Plan, in the event of any corporate transaction or event described in paragraph (a) which results in shares of Common Stock being exchanged for or converted into cash, securities or other property (including securities of another corporation), the Committee will have the right to terminate this Plan as of the date of the transaction or event, in which case all stock grants deferred under Section 7 shall become the right to receive such cash, securities or other property.

        (c) No adjustment or action under this Section 10 or any other provision of this Plan shall be authorized to the extent such adjustment or action would violate Section 16 or Rule 16b-3. The number of shares finally granted under this Plan shall always be rounded to the next whole number.

        (d) Any decision of the Committee pursuant to the terms of this Section 10 shall be final, binding and conclusive upon the participants, the Company and all other interested parties.

    11. Amendment. The Committee may terminate, modify or amend the Plan in such respect as it shall deem advisable, without obtaining approval from the Company's stockholders except as such approval may be required pursuant to Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or Section 16 of such act, provided that the provisions of Sections 4 and 5 of the Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, as amended from time to time, or rules thereunder. No termination, modification or amendment of the Plan may, without the consent of a participant, adversely affect a participant's rights under an award granted prior thereto.

    12. Indemnification. Each person who is or has been a member of the Committee or who otherwise participates in the administration or operation of this Plan shall be indemnified by the Company against, and held harmless from, any loss, cost, liability, or expense that may be imposed upon or incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding in which such person may be involved by reason of any action taken or failure to act under the Plan and shall be fully reimbursed by the Company for any and all amounts paid by such person in satisfaction of judgment against him or her in any such action, suit, or proceeding, provided he or she will give the Company an opportunity, by written notice to the Committee, to defend the same at the Company's own expense before he or she undertakes to defend it on his or her own behalf. This right of indemnification shall not be exclusive of any other rights of indemnification.

    The Committee and the Board may rely upon any information furnished by the Company, its public accountants and other experts. No individual will have personal liability by reason of anything done or omitted to be done by the Company, the Committee or the Board in connection with the Plan.

    13. Duration of the Plan. The Plan shall remain in effect for a period of five (5) years from the Effective Date.

    14. Expenses of the Plan. The expenses of administering the Plan shall be borne by the Company.

    15. Effective Date. The Plan was originally adopted by Promus's Board of
Directors on April 5, 1995 and by the stockholders of Promus on        , 1995.
The Plan will become effective as of the date of the 1996 annual stockholders meeting (the "Effective Date").

                                          THE PROMUS COMPANIES INCORPORATED

                                          By: ..................................

                                                      Neil F. Barnhart
                                                       Vice President

THE FOLLOWING TRADEMARKS USED IN THIS DOCUMENT ARE OWNED BY THE PROMUS COMPANIES INCORPORATED, ITS DIRECT OR INDIRECT SUBSIDIARIES, OR AFFILIATES: PROMUS TM, EMBASSY SUITES TM, HARRAH'S TM, HAMPTON INN TM, HAMPTON INN & SUITESSM AND HOMEWOOD SUITES TM.

                          ["PROMUS COMPANIES(R)" logo]




                                 Notice of 1995
                               Annual Meeting and
                                 Proxy Statement






["Harrah's(R)" logo]
             ["EMBASSY SUITES(R)" logo]
                          ["Hampton Inn(R)" logo]
                                       ["HOMEWOOD SUITES(R)" logo]
                                                   ["Hampton Inn & Suites" logo]

                       THE PROMUS COMPANIES INCORPORATED
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 26, 1995

   The undersigned hereby appoints Charles A. Ledsinger, Jr., Ben C. Peternell, E.O. Robinson, Jr., and Philip G. Satre, and each of them, his or her attorneys and agents, with full power of substitution to vote as proxy for the undersigned, as herein stated, at the Annual Meeting of Stockholders of The Promus Companies Incorporated ("Promus") to be held on May 26, 1995 at 11:00 a.m. at the Winegardner Auditorium--Dixon Gallery and Gardens, 4339 Park Avenue, Memphis, Tennessee and at any adjournment thereof, according to the number of votes the undersigned would be entitled to vote if personally present on the proposals set forth below (and as more particularly set forth in the Notice of Meeting enclosed herewith) and in accordance with their discretion on any other matters that may properly come before the meeting or any adjournment thereof. This proxy also constitutes confidential voting instructions for the use of participants in Promus's Employee Stock Ownership Plan.

DISTRIBUTION PROPOSALS:

   PROPOSALS ONE THROUGH NINE LISTED BELOW CONSTITUTE THE "DISTRIBUTION PROPOSALS." THE DISTRIBUTION PROPOSALS ARE PROPOSED BY THE PROMUS BOARD OF DIRECTORS. THE EFFECTIVENESS OF EACH OF THE DISTRIBUTION PROPOSALS IS CONDITIONED UPON THE APPROVAL OF ALL OF THE DISTRIBUTION PROPOSALS. ACCORDINGLY, FAILURE OF THE STOCKHOLDERS TO APPROVE ANY ONE OR MORE OF THE DISTRIBUTION PROPOSALS WILL RESULT IN THE INEFFECTIVENESS OF ALL OF THE DISTRIBUTION PROPOSALS.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ALL OF THE DISTRIBUTION PROPOSALS.

   A. (INSTRUCTION: Stockholders may vote on the Distribution Proposals either as a group or for each Distribution Proposal separately. To vote on the Distribution Proposals as a group, mark the appropriate box set forth immediately below. To vote on the Distribution Proposals separately, see Box B, below.)

        FOR all Distribution Proposals / /        AGAINST all Distribution Proposals / /        ABSTAIN / /

   B. (INSTRUCTION: To vote on the Distribution Proposals separately, mark the appropriate box set forth under each numbered Distribution Proposal One through Nine. If you have elected to vote on the Distribution Proposals as a group by checking the appropriate box set forth in Box A, above, you need not (and should not) vote on the Distribution Proposals separately, and may proceed directly to the section of the Proxy Card captioned "Additional Proposals." All proxies in which a stockholder has elected to vote on the Distribution Proposals as a group will be voted in accordance with such vote, whether or not votes are registered for each Distribution Proposal separately.)

   1. PROPOSAL ONE: Ratification of a special dividend, consisting of the distribution (the "Distribution") to all holders of Promus's outstanding common stock, on a one-for-two basis, of all outstanding shares of common stock of Promus Hotel Corporation ("PHC").

FOR / /                  AGAINST / /                  ABSTAIN / /

   2. PROPOSAL TWO: Approval of an amendment of the Certificate of Incorporation of Promus, which will change the name of Promus to Harrah's Entertainment, Inc.

FOR / /                  AGAINST / /                  ABSTAIN / /

   3. PROPOSAL THREE: Approval of certain amendments to the Promus 1990 Stock Option Plan to increase by 4,500,000 the number of shares available under such plan and to expand the rights of the Human Resources Committee of Promus's Board of Directors (the "Promus HR Committee") to make certain adjustments in connection with such plan upon the occurence of certain events.

FOR / /                  AGAINST / /                  ABSTAIN / /

   4. PROPOSAL FOUR: Approval of certain amendments to the Promus 1990 Restricted Stock Plan to increase by 500,000 the number of shares available under such plan and to expand the rights of the Promus HR Committee to make certain adjustments in connection with such plan upon the occurrence of certain events.

FOR / /                  AGAINST / /                  ABSTAIN / /

   5. PROPOSAL FIVE: Approval and ratification of the adoption by PHC of the PHC 1995 Stock Option Plan.
FOR / /                  AGAINST / /                  ABSTAIN / /

                       PLEASE SIGN AND DATE ON NEXT PAGE

   6. PROPOSAL SIX: Approval and ratification of the adoption by PHC of the PHC 1995 Restricted Stock Plan.

FOR / /                  AGAINST / /                  ABSTAIN / /

   7. PROPOSAL SEVEN: Approval and ratification of the adoption by PHC of the PHC Key Executive Officer Annual Incentive Plan.

FOR / /                  AGAINST / /                  ABSTAIN / /

   8. PROPOSAL EIGHT: Approval and ratification of the adoption by PHC of the PHC Nonmanagement Directors Stock Incentive Plan.

FOR / /                  AGAINST / /                  ABSTAIN / /

   9. PROPOSAL NINE: Ratification of the election of the eleven directors of PHC specified herein, who will be divided into three classes, the initial terms of which will expire in 1996, 1997, and 1998.

FOR / /                  AGAINST / /                  ABSTAIN / /

ADDITIONAL PROPOSALS:

    PROPOSALS TEN THROUGH FOURTEEN LISTED BELOW CONSTITUTE THE "ADDITIONAL PROPOSALS." THE ADDITIONAL PROPOSALS ARE PROPOSED BY THE PROMUS BOARD OF DIRECTORS. THE EFFECTIVENESS OF ANY ONE ADDITIONAL PROPOSAL IS NOT CONDITIONED ON THE APPROVAL OF ANY OTHER ADDITIONAL PROPOSAL OR OF THE DISTRIBUTION PROPOSALS.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSALS TEN, ELEVEN, TWELVE, THIRTEEN AND FOURTEEN.

   10. PROPOSAL TEN: The election of Philip G. Satre, Boake A. Sells and Shirley Young to Promus's Board of Directors as Class II directors for three-year terms expiring at the 1998 Annual Meeting.

FOR all nominees listed below               WITHHOLD AUTHORITY
(except as marked to the contrary)   / /    to vote for all nominees listed below   / /

   Nominees: Philip G. Satre, Boake A. Sells and Shirley Young

   (INSTRUCTION: To withhold your vote for any individual nominee, write that nominee's name in the space provided below.

- --------------------------------------------------------------------------------

   11. PROPOSAL ELEVEN: Approval of an amendment to Promus's Certificate of Incorporation permitting the redemption of Promus Common Stock in certain circumstances.

FOR / /                  AGAINST / /                  ABSTAIN / /

   12. PROPOSAL TWELVE: Approval of a Promus Key Executive Officer Annual Incentive Plan.

FOR / /                  AGAINST / /                  ABSTAIN / /

   13. PROPOSAL THIRTEEN: Approval of a Promus Nonmanagement Directors Stock Incentive Plan.

FOR / /                  AGAINST / /                  ABSTAIN / /

   14. PROPOSAL FOURTEEN: Ratification of the appointment of Arthur Andersen LLP as independent auditors for Promus.

FOR / /                  AGAINST / /                  ABSTAIN / /

   All shares of Promus Common Stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated herein. IF NO INSTRUCTIONS FOR A PROPOSAL ARE INDICATED ON AN EXECUTED PROXY CARD, SUCH PROXIES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS THAT ARE SET FORTH HEREIN WITH RESPECT TO SUCH PROPOSAL(S). ANY PROXY CARD THAT DOES NOT WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY NOMINEE FOR PROMUS'S BOARD OF DIRECTORS SHALL BE DEEMED TO GRANT SUCH AUTHORITY.

   If you plan to attend the Annual Meeting of Shareholders, please mark the following box and promptly return this Proxy Card. / /
                                               PLEASE FILL IN DATE, SIGN AND
                                               RETURN THIS PROXY IN THE
                                               ACCOMPANYING ENVELOPE.

                                               Dated:          ,1995
                                  Signature ____________________________________
                                  Signature ____________________________________

                                               Signatures of stockholders should
                                               correspond exactly with the names
                                               shown on the Proxy Card.
                                               Attorneys, trustees, executors,
                                               administrators, guardians and
                                               others signing in a
                                               representative capacity should
                                               designate their full titles. All
                                               joint owners should sign. If a
                                               corporation, please sign in full
                                               corporate name by President or
                                               other authorized officer. If a
                                               partnership, please sign in
                                               partnership name by authorized
                                               person.